EXHIBIT 4

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                 Master Servicer

                                       and

                               LNR PARTNERS, INC.
                                Special Servicer

                                       and

                             WELLS FARGO BANK, N.A.
                                     Trustee

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                          as Certificate Administrator

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2005

                          ----------------------------

                          $1,546,255,942 (approximate)

                  Commercial Mortgage Pass-Through Certificates

                                 Series 2005-LC1

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

   SECTION 1.01.  Defined Terms............................................
   SECTION 1.02.  Certain Adjustments to the Principal Distributions on
                    the Certificates.......................................
   SECTION 1.03.  Calculation of LIBOR.....................................
   SECTION 1.04.  Calculation of CPI Index Rate............................

                                   ARTICLE II
       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

   SECTION 2.01.  Conveyance of Trust Mortgage Loans.......................
   SECTION 2.02.  Acceptance of the Trust Fund by Trustee..................
   SECTION 2.03.  Mortgage Loan Seller's Repurchase or Substitution of
                    Trust Mortgage Loans for Document Defects and
                    Breaches of Representations and Warranties.............
   SECTION 2.04.  Representations and Warranties of Depositor..............
   SECTION 2.05.  Acceptance of REMIC I by Trustee.........................
   SECTION 2.06.  Execution, Authentication and Delivery of Class R-I
                    Certificates...........................................
   SECTION 2.07.  Conveyance of REMIC I Regular Interests; Acceptance
                    of REMIC II by Trustee.................................
   SECTION 2.08.  Execution, Authentication and Delivery of REMIC II
                    Certificates...........................................
   SECTION 2.09.  Conveyance of Class A-3FL REMIC II Regular Interest
                    and Class A-4FC REMIC II Regular Interest;
                    Acceptance of Grantor Trust A-3FL and Grantor Trust
                    A-4FC by Trustee.......................................
   SECTION 2.10.  Execution, Authentication and Delivery of Class Z,
                    Class A-3FL and Class 4-FC Certificates................

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

   SECTION 3.01.  Administration of the Mortgage Loans.....................
   SECTION 3.02.  Collection of Mortgage Loan Payments.....................
   SECTION 3.03.  Collection of Taxes, Assessments and Similar Items;
                    Servicing Accounts; Reserve Accounts...................
   SECTION 3.04.  Collection Account, Interest Reserve Account,
                    Additional Interest Account, Distribution Account, Gain-on-Sale Reserve Account, Floating Rate Account
                    and Loan Combination Custodial Accounts................
   SECTION 3.05.  Permitted Withdrawals from the Collection Account, the Interest Reserve Account, the Additional
                    Interest Account, the Distribution Account, the Floating Rate Account and the Loan Combination
                    Custodial Accounts.....................................
   SECTION 3.06.  Investment of Funds in the Servicing Accounts, the
                    Reserve Accounts, the Collection Account, the Distribution Account, the Floating Rate Account,
                    the Loan Combination Custodial Accounts, the
                    Additional Interest Account, the Gain-on-Sale
                    Reserve Account and the REO Accounts...................
   SECTION 3.07.  Maintenance of Insurance Policies; Errors and
                    Omissions and Fidelity Coverage........................
   SECTION 3.08.  Enforcement of Alienation Clauses........................
   SECTION 3.09.  Realization upon Defaulted Mortgage Loans; Required
                    Appraisals.............................................
   SECTION 3.10.  Trustee and Custodian to Cooperate; Release of
                    Mortgage Files.........................................
   SECTION 3.11.  Servicing Compensation...................................
   SECTION 3.12.  Property Inspections; Collection of Financial
                    Statements; Delivery of Certain Reports................
   SECTION 3.13.  Annual Statement as to Compliance........................
   SECTION 3.14.  Reports by Independent Public Accountants................
   SECTION 3.15.  Access to Certain Information............................
   SECTION 3.16.  Title to REO Property; REO Accounts......................
   SECTION 3.17.  Management of REO Property...............................
   SECTION 3.18.  Resolution of Defaulted Mortgage Loans and REO
                    Properties.............................................
   SECTION 3.19.  Additional Obligations of Master Servicer................
   SECTION 3.20.  Modifications, Waivers, Amendments and Consents..........
   SECTION 3.21.  Transfer of Servicing between Master Servicer and
                    Special Servicer; Recordkeeping........................
   SECTION 3.22.  Sub-Servicing Agreements.................................
   SECTION 3.23.  Representations and Warranties of Master Servicer and
                    Special Servicer.......................................
   SECTION 3.24.  Sub-Servicing Agreement Representation and Warranty......
   SECTION 3.25.  Designation of Controlling Class Representative..........
   SECTION 3.26.  Application of Default Charges...........................
   SECTION 3.27.  Controlling Class Representative Contact with
                    Servicer...............................................
   SECTION 3.28.  Certain Matters Regarding the Loan Combinations..........
   SECTION 3.29.  Litigation Control.......................................

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

   SECTION 4.01.  Distributions............................................
   SECTION 4.02.  Statements to Certificateholders.........................
   SECTION 4.03.  P&I Advances; Reimbursement of P&I Advances and
                    Servicing Advances.....................................
   SECTION 4.04.  Allocation of Realized Losses and Additional Trust
                    Fund Expenses..........................................
   SECTION 4.05.  Calculations.............................................
   SECTION 4.06.  Use of Agents............................................
   SECTION 4.07.  The Swap Agreements......................................

                                    ARTICLE V

                                THE CERTIFICATES

   SECTION 5.01.  The Certificates.........................................
   SECTION 5.02.  Registration of Transfer and Exchange of Certificates....
   SECTION 5.03.  Book-Entry Certificates..................................
   SECTION 5.04.  Mutilated, Destroyed, Lost or Stolen Certificates........
   SECTION 5.05.  Persons Deemed Owners....................................

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

   SECTION 6.01.  Liability of Depositor, Master Servicer and Special
                    Servicer...............................................
   SECTION 6.02.  Merger, Consolidation or Conversion of Depositor or
                    Master Servicer or Special Servicer....................
   SECTION 6.03.  Limitation on Liability of the Depositor, the Master
                    Servicer, the Special Servicer and Others..............
   SECTION 6.04.  Resignation of Master Servicer and the Special
                    Servicer...............................................
   SECTION 6.05.  Rights of Depositor, Certificate Administrator and
                    Trustee in Respect of Master Servicer and the
                    Special Servicer.......................................
   SECTION 6.06.  Depositor, Master Servicer and Special Servicer to
                    Cooperate with Trustee and Certificate
                    Administrator..........................................
   SECTION 6.07.  Depositor, Special Servicer, Certificate
                    Administrator and Trustee to Cooperate with Master
                    Servicer...............................................
   SECTION 6.08.  Depositor, Master Servicer, Certificate Administrator
                    and Trustee to Cooperate with Special Servicer.........
   SECTION 6.09.  Designation of Special Servicer by the Controlling
                    Class..................................................
   SECTION 6.10.  Master Servicer or Special Servicer as Owner of a
                    Certificate............................................
   SECTION 6.11.  The Controlling Class Representative.....................
   SECTION 6.12.  Certain Matters with Respect to the Glendale Galleria
                    Loan Combination.......................................

                                   ARTICLE VII

                                     DEFAULT

   SECTION 7.01.  Events of Default........................................
   SECTION 7.02.  Trustee to Act; Appointment of Successor.................
   SECTION 7.03.  Notification to Certificateholders.......................
   SECTION 7.04.  Waiver of Events of Default..............................
   SECTION 7.05.  Additional Remedies of Trustee upon Event of Default.....

                                  ARTICLE VIII

            CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

   SECTION 8.01.  Duties of Trustee and the Certificate Administrator......
   SECTION 8.02.  Certain Matters Affecting Trustee and the Certificate
                    Administrator..........................................
   SECTION 8.03.  Trustee and Certificate Administrator Not Liable for
                    Validity or Sufficiency of Certificates or Mortgage
                    Loans..................................................
   SECTION 8.04.  Trustee and Certificate Administrator May Own
                    Certificates...........................................
   SECTION 8.05.  Fees and Expenses of Trustee and Certificate
                    Administrator; Indemnification of and by Trustee
                    and Certificate Administrator..........................
   SECTION 8.06.  Eligibility Requirements for Trustee and Certificate
                    Administrator..........................................
   SECTION 8.07.  Resignation and Removal of Trustee or Certificate
                    Administrator..........................................
   SECTION 8.08.  Successor Trustee or Successor Certificate
                    Administrator..........................................
   SECTION 8.09.  Merger or Consolidation of Trustee or Certificate
                    Administrator..........................................
   SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee............
   SECTION 8.11.  Appointment of Custodians................................
   SECTION 8.12.  Appointment of Authenticating Agents.....................
   SECTION 8.13.  Access to Certain Information............................
   SECTION 8.14.  Appointment of REMIC Administrators......................
   SECTION 8.15.  Representations, Warranties and Covenants of Trustee.....
   SECTION 8.16.  Representations, Warranties and Covenants of
                    Certificate Administrator..............................
   SECTION 8.17.  Reports to the Securities and Exchange Commission........
   SECTION 8.18.  Maintenance of Mortgage File.............................

                                   ARTICLE IX

                                   TERMINATION

   SECTION 9.01.  Termination upon Repurchase or Liquidation of All
                    Trust Mortgage Loans...................................
   SECTION 9.02.  Additional Termination Requirements......................
   SECTION 9.03.  Non-Serviced Trust Mortgage Loans........................

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

   SECTION 10.01. REMIC Administration.....................................
   SECTION 10.02. Grantor Trust Administration.............................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

   SECTION 11.01. Amendment................................................
   SECTION 11.02. Recordation of Agreement; Counterparts...................
   SECTION 11.03. Limitation on Rights of Certificateholders...............
   SECTION 11.04. Governing Law............................................
   SECTION 11.05. Notices..................................................
   SECTION 11.06. Severability of Provisions...............................
   SECTION 11.07. Grant of a Security Interest.............................
   SECTION 11.08. Streit Act...............................................
   SECTION 11.09. Successors and Assigns; Beneficiaries....................
   SECTION 11.10. Article and Section Headings.............................
   SECTION 11.11. Notices to Rating Agencies...............................
   SECTION 11.12. Complete Agreement.......................................
   SECTION 11.13. WAIVER OF TRIAL BY JURY..................................

                                    EXHIBITS

Exhibit No.  Exhibit Description
-----------  -------------------

A-1          Form of Class A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4 and A-4FC
                Certificates
A-2          [RESERVED]
A-3          Form of Class X Certificate
A-4          Form of Class AM, AJ, B, C and D Certificates
A-5          Form of Class E, F, G and H Certificates
A-6          Form of Class J, K, L, M, N, P and Q Certificates
A-7          Form of Class R-I and R-II Certificates
A-8          Form of Class Z Certificate
B            Mortgage Loan Schedule
C            Form of Custodial Certification
D-1          Form of Master Servicer Request for Release
D-2          Form of Special Servicer Request for Release
E-1          Form of Transferor Certificate for Transfers of Definitive
                Non-Registered Certificates (Pursuant to Section 5.02(c))
E-2A         Form I of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates (Pursuant to Section 5.02(c))
E-2B         Form II of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates (Pursuant to Section 5.02(c))
E-2C         Form of Transferee Certificate for Transfers of Interests in Rule
                144A Global Certificates (Pursuant to Section 5.02(c))
E-2D         Form of Transferee Certificate for Transfers of Interests in
                Regulation S Global Certificates (Pursuant to Section 5.02(c))
F-1          Form I of Transferee Certificate Regarding ERISA Matters
                (Definitive Non-Registered Certificates) (Pursuant to Section 5.02(c))
F-2          Form II of Transferee Certificate Regarding ERISA Matters
                (Book-Entry Non-Registered Certificates) (Pursuant to Section 5.02(c))
G-1          Form of Transfer Affidavit and Agreement Regarding Residual
                Certificates (Pursuant to Section 5.02(d)(i)(4))
G-2          Form of Transferor Certificate for Transfers of Residual
                Certificates (Pursuant to Section 5.02(d)(i)(4))
H-1          Form of Notice and Acknowledgment (Regarding Proposed Special
                Servicer)
H-2          Form of Acknowledgment of Proposed Special Servicer
I-1          Form of Information Request from Certificateholder or Certificate
                Owner
I-2          Form of Information Request from Prospective Investor
J            List of Mortgage Loans with Secured Creditor Impaired Property
                Environmental Insurance Policies
K            [RESERVED]
L            Class X Reference Rate Schedule
M-1          Form of Purchase Option Notice
M-2          Form of Purchase Option Assignment by the Special Servicer
M-3          Form of Purchase Option Assignment by [Plurality Subordinate
                Certificateholder or] Controlling Class Representative
N            Form of Distribution Date Statement
O            Form of Sarbanes-Oxley Certification by the Depositor
P-1          Form of Certification To Be Provided by the Master Servicer to the
                Depositor
P-2          Form of Certification To Be Provided by the Trustee to the
                Depositor
P-3          Form of Certification To Be Provided by the Special Servicer to the
                Depositor
P-4          Form of Certification To Be Provided by the Certificate
                Administrator to the Depositor
Q            [RESERVED]
R            List of Sub-Servicing Agreements in Effect on the Closing Date
S            Class A-SB Planned Principal Balance
T            List of Serviced Mortgage Loans Requiring Operations and
                Maintenance Plans
U            Form of MLMT Series 2005-CKI1 Master Servicer Notice
V            List of Merrill Trust Mortgage Loans With Late Payment Charges Due
                Prior to Expiration of Their Payment Date Grace Periods

                         POOLING AND SERVICING AGREEMENT

            This Pooling and Servicing Agreement is dated and effective as of December 1, 2005, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer, LNR PARTNERS, INC., as Special Servicer, WELLS FARGO BANK, N.A., as Trustee, and LASALLE BANK NATIONAL ASSOCIATION, as Certificate Administrator.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Trust Mortgage Loans.

            As provided herein, the Certificate Administrator will elect or cause an election to be made to treat the segregated pool of assets consisting of all of the Trust Mortgage Loans (exclusive that portion of the interest payments on the Trust Mortgage Loans that constitutes Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each REMIC I Regular Interest will be designated as a separate "regular interest" in REMIC I for purposes of the REMIC Provisions under federal income tax law. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the Certificate Administrator will elect or cause an election to be made to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth: (i) the class designation of each Class of Sequential Pay Certificates; (ii) the Original Class Principal Balance for each Class of Sequential Pay Certificates (in the case of the Class A-3FL and Class A-4FC Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, respectively); (iii) the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest") for each such Class of Sequential Pay Certificates or the Class A-3FL REMIC II Regular Interest or Class A-4FC REMIC II Regular Interest; and (iv) the initial REMIC I Principal Balance of each such Corresponding REMIC I Regular Interest.

    Class of       Original Class      Corresponding
 Sequential Pay      Principal            REMIC I              Initial REMIC I
  Certificates        Balance       Regular Interest(s)       Principal Balance
  ------------        -------       -------------------       -----------------
Class A-1            $51,000,000           LA-1                  $51,000,000

Class A-2           $104,847,000           LA-2                 $104,847,000

Class A-3            $43,000,000           LA-3                  $43,000,000

Class A-3FL(1)      $119,667,000          LA-3FL                $119,667,000

Class A-1A          $225,100,000           LA-1A                $225,100,000

Class A-SB           $88,067,000           LA-SB                 $88,067,000

Class A-4           $425,698,000           LA-4                 $425,698,000

Class A-4FC(2)       $25,000,000          LA-4FC                 $25,000,000

Class AM            $154,625,000            LAM                 $154,625,000

Class AJ             $94,708,000            LAJ                  $94,708,000

Class B              $32,858,000            LB                   $32,858,000

Class C              $15,463,000            LC                   $15,463,000

Class D              $28,992,000            LD                   $28,992,000

Class E              $15,463,000            LE                   $15,463,000

Class F              $25,126,000            LF                   $25,126,000

Class G              $19,329,000            LG                   $19,329,000

Class H              $21,261,000            LH                   $21,261,000

Class J               $7,731,000            LJ                    $7,731,000

Class K               $5,798,000            LK                    $5,798,000

Class L               $5,799,000            LL                    $5,799,000

Class M               $5,798,000            LM                    $5,798,000

Class N               $5,799,000            LN                    $5,799,000

Class P               $3,865,000            LP                    $3,865,000

Class Q              $21,261,942            LQ                   $21,261,942

----------
(1) The Class A-3FL Certificates will have the same designation, Original Class Principal Balance and Corresponding REMIC I Regular Interest as the Class A-3FL REMIC II Regular Interest.

(2) The Class A-4FC Certificates will have the same designation, Original Class Principal Balance and Corresponding REMIC I Regular Interest as the Class A-4FC REMIC II Regular Interest.

            There exists one Trust Mortgage Loan, the Glendale Galleria Trust Mortgage Loan, which has a Cut-off Date Balance of $125,702,137 and is evidenced by a Mortgage Note designated as "Replacement Note A-2." The Glendale Galleria Trust Mortgage Loan is part of a loan group comprised of that Trust Mortgage Loan and several other mortgage loans, namely the Glendale Galleria Pari Passu Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loans, that are all secured by the same Mortgage encumbering the Glendale Galleria Mortgaged Property. The Glendale Galleria Pari Passu Non-Trust Loans which is pari passu in right of payment and in other respects with the Glendale Galleria Trust Mortgage Loan, has a Cut-off Date Balance of $153,645,946 and is evidenced by a Mortgage Note designated as "Replacement Note A-1." The Glendale Galleria Pari Passu Non-Trust Mortgage Loan, which will not be included in the Trust Fund, is, as of the Closing Date, included in a commercial mortgage securitization (the "MLMT Series 2005-CKI1 Securitization") involving the issuance of the Merrill Lynch Mortgage Trust 2005-CKI1, Commercial Mortgage Pass-Through Certificates, Series 2005-CKI1. The Glendale Galleria Trust Mortgage Loan, the Glendale Galleria Pari Passu Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loans collectively constitute the Glendale Galleria Loan Combination. The relative rights of the holder of the Glendale Galleria Trust Mortgage Loan and the respective holders of the Glendale Galleria Non-Trust Loans are set forth in the Glendale Galleria Intercreditor Agreement. As of the Closing Date, the entire Glendale Galleria Loan Combination is being, and will continue to be, serviced and administered in accordance with the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "MLMT Series 2005-CKI1 Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, the "MLMT Series 2005-CKI1 Master Servicer"), J.E. Robert Company, Inc., as special servicer (in such capacity, the "MLMT Series 2005-CKI1 Special Servicer"), LaSalle Bank National Association, as trustee (in such capacity, the "MLMT Series 2005-CKI1 Trustee") and ABN AMRO Bank N.V., as fiscal agent.

            Accordingly, the Glendale Galleria Trust Mortgage Loan, although part of the Trust Fund, will be serviced and administered in accordance with the MLMT Series 2005-CKI1 Pooling and Servicing Agreement by the MLMT Series 2005-CKI1 Master Servicer and the MLMT Series 2005-CKI1 Special Servicer for so long as the Glendale Galleria Pari Passu Non-Trust Loan is part of the trust fund created in connection with the MLMT Series 2005-CKI1 Securitization.

            The Non-Trust Loans (which term includes each B-Note Non-Trust Loan, each Glendale Galleria Subordinate Non-Trust Loan and the Glendale Galleria Pari Passu Non-Trust Loan) are not part of the Trust Fund, but each is secured by the same Mortgage on the same Mortgaged Property that also secures the related Trust Mortgage Loan (which is either an A-Note Trust Mortgage Loan (in the case of a B-Note Non-Trust Loan) or the Glendale Galleria Trust Mortgage Loan (in the case of a Glendale Galleria Subordinate Non-Trust Loan or the Glendale Galleria Pari Passu Non-Trust Loan) and is part of the Trust Fund). As and to the extent provided in the related Loan Combination Intercreditor Agreement, each B-Note Non-Trust Loan is generally subordinate to the related A-Note Trust Mortgage Loan. As and to the extent provided in the related Loan Combination Intercreditor Agreement, the Glendale Galleria Subordinate Non-Trust Loans are subordinate in right of payment and in other respects to, and the Glendale Galleria Pari Passu Non-Trust Loan is pari passu in right of payment and in other respects with, the Glendale Galleria Trust Mortgage Loan. As and to the extent provided herein and in the related Loan Combination Intercreditor Agreement, the Non-Trust Loans (other than the Glendale Galleria Pari Passu Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loan) will be serviced and administered in accordance with this Agreement. Amounts attributable to the Non-Trust Loans shall not be assets of the Trust Fund, and shall be owned by the related Non-Trust Noteholders.

            The portion of the Trust Fund consisting of (i) the Class A-3FL REMIC II Regular Interest (and distributions thereon), the Class A-3FL Swap Agreement (and payments by the Class A-3FL Swap Counterparty thereunder) and the applicable sub-account of the Floating Rate Account and (ii) amounts held from time to time in the applicable sub-account of the Floating Rate Account that represent distributions on the Class A-3FL REMIC II Regular Interest and payments by the Class A-3FL Swap Counterparty under the Class A-3FL Swap Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-3FL"; provided that the initial up-front payment by the Class A-3FL Swap Counterparty to the Depositor (or its affiliate) under the Class A-3FL Swap Agreement shall belong to the Depositor (or its affiliate) and shall not be part of the Trust Fund or Grantor Trust A-3FL. As provided herein, the Certificate Administrator shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-3FL maintains its status as a grantor trust under federal income tax law and not be treated as part of REMIC I or REMIC II. The Class A-3FL Certificates shall represent undivided beneficial interests in Grantor Trust A-3FL as described herein.

            The portion of the Trust Fund consisting of (i) the Class A-4FC REMIC II Regular Interest (and distributions thereon), the Class A-4FC Swap Agreement (and payments by the Class A-4FC Swap Counterparty thereunder) and the applicable sub-account of the Floating Rate Account and (ii) amounts held from time to time in the applicable sub-account of the Floating Rate Account that represent distributions on the Class A-4FC REMIC II Regular Interest and payments by the Class A-4FC Swap Counterparty under the Class A-4FC Swap Agreement, shall be treated as a grantor trust for federal income tax purposes and shall be designated as "Grantor Trust A-4FC"; provided that the initial up-front payment by the Class A-4FC Swap Counterparty to the Depositor (or its affiliate) under the Class A-4FC Swap Agreement shall belong to the Depositor (or its affiliate) and shall not be part of the Trust Fund or Grantor Trust A-4FC. As provided herein, the Certificate Administrator shall take all actions required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust A-4FC maintains its status as a grantor trust under federal income tax law and not be treated as part of REMIC I or REMIC II. The Class A-4FC Certificates shall represent undivided beneficial interests in Grantor Trust A-4FC as described herein.

            The portion of the Trust Fund consisting of (i) the Additional Interest and the Additional Interest Account and (ii) amounts held from time to time in the Collection Account and/or the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust Z." As provided herein, the Certificate Administrator shall take all actions reasonably necessary to ensure that the respective portion of the Trust Fund consisting of Grantor Trust Z maintains its status as a "grantor trust" under federal income tax law and is not treated as part of REMIC I or REMIC II.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "A-Note Trust Mortgage Loan": Each of the Trust Mortgage Loans as to which the related Mortgage, which encumbers the related Mortgaged Property, also secures a B-Note Non-Trust Loan, which B-Note Non-Trust Loan will not be included in the Trust Fund. The A-Note Trust Mortgage Loans in the Trust are the East Empire Industrial Portfolio A Note Trust Mortgage Loan and the Surfside Garden Apartments A Note Trust Mortgage Loan.

            "A/B Loan Combination": Collectively, each A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan.

            "Acceptable Insurance Default": With respect to any Serviced Mortgage Loan, any default under the related Mortgage Loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related Mortgaged Property and (ii) the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. Subject to the Servicing Standard, in making any of the determinations required in subclause (a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

            "Accrued Certificate Interest": With respect to any Class of Sequential Pay Certificates (other than the Class A-3FL Certificates and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date and, with respect to the Class X Certificates for any Distribution Date, the aggregate of all Accrued Component Interest with respect to the Class X Components for such Distribution Date. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Accrued Component Interest": With respect to any Class X Component for any Distribution Date, one month's interest at the Class X Strip Rate with respect to such Class X Component for such Distribution Date, accrued on the Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Class X Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Additional Exclusions": Exclusions in addition to those in the insurance policies for the Mortgaged Properties on September 11, 2001.

            "Additional Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related Additional Interest Rate on such deferred interest. For purposes of this Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            "Additional Interest Account": The segregated account or accounts (which may be a sub-account of the Distribution Account) created and maintained by the Certificate Administrator pursuant to Section 3.04(d) which shall be entitled "LaSalle Bank National Association, as Certificate Administrator on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Additional Interest Account." The Additional Interest Account shall not be an asset of either REMIC I or REMIC II.

            "Additional Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date (in the absence of defaults) as calculated and as set forth in the related Mortgage Loan documents.

            "Additional Trust Fund Expense": Any Special Servicing Fees, Workout Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Special Servicer, and the Trustee on Advances (to the extent not offset by Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of Section 3.12(a) (and not otherwise paid from Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (vii)(B), (ix), (xi), (xii), (xiii), (xv), (xviii) and (xix) of Section 3.05(a) out of collections on the related Trust Mortgage Loans or REO Properties or out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Collection Account as indicated in such clauses of Section 3.05(a), (y) pursuant to any of clauses (ix), (xi),
(xii), (xiii) and (xvi) of Section 3.05(e) out of collections on any Loan Combination or any related Loan Combination REO Property on deposit in the related Loan Combination Custodial Account as indicated in such clauses of
Section 3.05(e) (but only to the extent that such collections would have otherwise been transferred to the Collection Account with respect to the related Trust Mortgage Loan or any successor Trust REO Loan with respect thereto), or
(z) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Collection Account, the related Loan Combination Custodial Account or the Distribution Account, as the case may be.

            "Additional Yield and Prepayment Amount": With respect to any Class of Sequential Pay Certificates (other than any Excluded Class), the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, for any date on which distributions of principal are being made with respect to that Class of Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, pursuant to Section 4.01(a), provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected during the related Collection Period on a Trust Mortgage Loan or a Trust REO Loan (for purposes of this definition, the "Prepaid Loan") in the Loan Group as to which the holders of such Class of Certificate, Grantor Trust A-3FL with respect to the Class A-3FL REMIC II Regular Interest or Grantor Trust A-4FC with respect to the Class A-4FC REMIC II Regular Interest are/is receiving payments of principal on such Distribution Date, the product of (a) such Yield Maintenance Charge and/or Prepayment Premium, net of Workout Fees and Principal Recovery Fees payable therefrom and net of any portion of such Yield Maintenance Charges and/or Prepayment Premiums applied pursuant to Section 4.01(k) to reimburse one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Class(es), multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for the subject Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for the Prepaid Loan over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, on such Distribution Date (or, for so long as the Class A-4 and Class A-1A Certificates and Class A-4FC REMIC II Regular Interest are outstanding, principal distributable on the subject Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, on that Distribution Date from collections on the applicable Loan Group that includes the Prepaid Loan), pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount (or, so long as the Class A-4 and Class A-1A Certificates and Class A-4FC REMIC II Regular Interest are outstanding, the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Principal Distribution Amount, as applicable, based on which Loan Group includes the Prepaid Loan) for such Distribution Date.

            "Administered REO Property": Any REO Property other than any Glendale Galleria REO Property.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event": As defined in Section 10.02(e).

            "Adverse Rating Event": With respect to each Rating Agency that has assigned a rating to any Class of rated Certificates, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such Class of rated Certificates by such Rating Agency (or the placing of any such Class of rated Certificates on "negative credit watch" status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": As defined in Section 10.01(h).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note (other than as a result of a default thereunder).

            "Appraisal": With respect to any Serviced Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer, as applicable, prepared in accordance with 12 C.F.R. ss. 225.64 and conducted in accordance with the standards of the Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator may conclusively rely on any Appraisal obtained in accordance with this Agreement and, in the case of the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, any appraisal obtained in accordance with the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            "Appraisal Reduction Amount": With respect to any Required Appraisal Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the Special Servicer in consultation with the Controlling Class Representative as of the first Determination Date immediately succeeding the date on which the Special Servicer obtains knowledge of the subject Mortgage Loan becoming a Required Appraisal Mortgage Loan, if no new Required Appraisal (or letter update or internal valuation) is required, or otherwise the date on which a Required Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such Determination Date thereafter so long as the subject Mortgage Loan remains a Required Appraisal Mortgage Loan, equal to the sum (without duplication) of (i) the Stated Principal Balance of such Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Special Servicer or the Trustee, all unpaid interest accrued on such Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest),
(iii) all accrued but unpaid (from related collections) Master Servicing Fees and Special Servicing Fees with respect to such Required Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional Trust Fund Expenses with respect to such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan, together with (A) interest on those Advances and (B) any related Unliquidated Advances, and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged Property; over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related Required Appraisal Mortgage Loan will equal 25% of the Stated Principal Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a Required Appraisal or letter update or internal valuation, if applicable.

            Notwithstanding the foregoing, any "Appraisal Reduction Amount" (as defined under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement) with respect to any Glendale Galleria Loan Combination shall be calculated, and allocated among the respective Mortgage Loans comprising such Loan Combination, by the MLMT Series 2005-CKI1 Applicable Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement; and the parties hereto shall be entitled to rely on such calculations and the allocations to the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, as reported to them by the MLMT Series 2005-CKI1 Applicable Servicer.

            "Appraised Value": With respect to each Serviced Mortgaged Property and Administered REO Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator may conclusively rely; provided, that the term "Appraised Value" shall include any value determined by the MLMT Series 2005-CKI1 Applicable Servicer with respect to the Glendale Galleria Trust Mortgage Loan (upon which the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator may conclusively rely).

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Asset Status Report": As defined in Section 3.21(c).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Periodic Payment": With respect to any Balloon Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any related Due Date thereafter as of which such Mortgage Loan remains outstanding and part of the Trust Fund (or, in the case of a Non-Trust Loan for any Due Date, as of which such Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund), the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated Maturity Date. With respect to any REO Loan, for any related Due Date as of which the related REO Property (or, in the case of any Trust REO Loan that is a successor to the Glendale Galleria Trust Mortgage Loan, any interest in the related REO Property) remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, equal to the Assumed Periodic Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Certificate Administrator).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Collection Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Collection Account, which amounts shall include, with respect to the Collection Account, the amounts remitted by the MLMT Series 2005-CKI1 Master Servicer with respect to the Glendale Galleria Trust Mortgage Loan and, with respect to the Distribution Account, in the case of the initial Distribution Date, the Closing Date Deposit,
(ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the Pool REO Account (if established) and/or any Loan Combination Custodial Account to the Collection Account after the Determination Date in the month of such Distribution Date, but on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c) and/or Section 3.05(e), as applicable, (iv) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation Interest Shortfalls, and (v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person other than the Certificateholders from (A) the Collection Account pursuant to clauses (ii)-(xvi), (xviii), (xix) and (xxi) of
Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii)-(vi) and (ix) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year or in January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Distribution Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (vi) any amounts deposited in the Collection Account or the Distribution Account in error.

            "B-Note Non-Trust Loan": With respect to each A-Note Trust Mortgage Loan, the other Mortgage Loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A-Note Trust Mortgage Loan to the extent set forth in the related Loan Combination Intercreditor Agreement and
(iii) is secured by the same Mortgage on the same Mortgaged Property as such A-Note Trust Mortgage Loan.

            "B-Noteholder": Each holder of (i) the Mortgage Note for a B-Note Non-Trust Loan and (ii) the corresponding rights under the related Loan Combination Intercreditor Agreement.

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate that is a Non-Registered Certificate.

            "Breach": As defined in Section 2.03(a).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Columbia, Maryland), the Corporate Trust Office of the Certificate Administrator (which as of the Closing Date is Chicago, Illinois), or the offices of the Master Servicer (which as of the Closing Date is Horsham, Pennsylvania), or the offices of the Special Servicer (which as of the Closing Date is Miami Beach, Florida), are located, are authorized or obligated by law or executive order to remain closed.

            "Casualty/Condemnation Interest Shortfall": With respect to any Serviced Trust Mortgage Loan as to which a Casualty/Condemnation Principal Prepayment was received during any Collection Period and was applied to such Mortgage Loan as an unscheduled payment of principal prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor, that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate) on the amount of such Casualty/Condemnation Principal Prepayment during the period commencing on the date as of which such Casualty/Condemnation Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion thereof that would have constituted Penalty Interest and Additional Interest, if applicable).

            "Casualty/Condemnation Principal Prepayment": With respect to any Serviced Trust Mortgage Loan, any amounts constituting Insurance Proceeds or amounts received in connection with the taking of all or a part of a Mortgaged Property by the exercise of the power of eminent domain or condemnation, that are applied as an unscheduled principal prepayment in accordance with the provisions of this Pooling and Servicing Agreement, in reduction of the principal balance of such Mortgage Loan.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Administrator": LaSalle Bank National Association, and its successor in interest.

            "Certificate Administrator Fee": The portion of the Trustee Fee calculated at the Certificate Administrator Fee Rate payable to the Certificate Administrator pursuant to the terms hereof.

            "Certificate Administrator Fee Rate": 0.00051% per annum.

            "Certificate Administrator Investment Period": With respect to any Distribution Date, the period commencing on the day immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing on the Closing Date) and ending on and including the subject Distribution Date.

            "Certificate Administrator Report": As defined in Section 4.02(a).

            "Certificate Factor": With respect to any Class of Sequential Pay Certificates, the Class X Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current Class Principal Balance or Class X Notional Amount, as applicable, of such Class of Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of such Class of Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be.

            "Certificate Notional Amount": With respect to any Class X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Plurality Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 8.17(b).

            "Certifying Person": As defined in Section 8.17(b).

            "Class": Collectively, all of the Certificates bearing the same alphabetic or, if applicable, alphanumeric, class designation.

            "Class A Senior Certificates": The Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-1A, Class A-SB, Class A-4 and Class A-4FC Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3FL Additional Fixed Swap Payment": With respect to any Distribution Date and the Class A-3FL Swap Payment Date to which it relates based on the confirmation under the Class A-3FL Swap Agreement, the applicable "Additional Fixed Amount" within the meaning of the confirmation under the Class A-3FL Swap Agreement.

            "Class A-3FL Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges and Prepayment Premiums, properly made on or in respect of the Class A-3FL REMIC II Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Class A-3FL Swap Counterparty pursuant to the Class A-3FL Swap Agreement for such Distribution Date, less (b) any Class A-3FL Net Fixed Swap Payment, Class A-3FL Additional Fixed Swap Payment and Class A-3FL Fixed Payer Shortfall Reimbursement Payment required to be paid to the Class A-3FL Swap Counterparty pursuant to the Class A-3FL Swap Agreement, consistent with Section 4.07, for such Distribution Date.

            "Class A-3FL Certificate": Any one of the Certificates with a "Class A-3FL" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing a proportionate interest in Grantor Trust A-3FL.

            "Class A-3FL Depositor's Retained Amount": The initial up-front payment from the Class A-3FL Swap Counterparty to the Depositor (or its affiliate) pursuant to the Class A-3FL Swap Agreement.

            "Class A-3FL Distribution Conversion": With respect to any Distribution Date (i) immediately upon and during the continuation of a Swap Payment Default under the Class A-3FL Swap Agreement while the Certificate Administrator is pursuing remedies under the Class A-3FL Swap Agreement pursuant to Section 4.07, or (ii) immediately upon and following the termination of the Class A-3FL Swap Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class A-3FL Certificates from distributions based, in part, on floating interest payments from the Class A-3FL Swap Counterparty under the Class A-3FL Swap Agreement to distributions based solely on distributions in respect of the Class A-3FL REMIC II Regular Interest, as specified in Section 4.01(c).

            "Class A-3FL Fixed Payer Shortfall Reimbursement Payment": With respect to any Distribution Date and the Class A-3FL Swap Payment Date to which it relates based on the confirmation under the Class A-3FL Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Class A-3FL Swap Agreement.

            "Class A-3FL Fixed Swap Payment": With respect to any Distribution Date and the Class A-3FL Swap Payment Date to which it relates based on the confirmation under the Class A-3FL Swap Agreement, the applicable "Fixed Amount" within the meaning of the confirmation under the Class A-3FL Swap Agreement.

            "Class A-3FL Floating Swap Payment": With respect to any Distribution Date and the Class A-3FL Swap Payment Date to which it relates based on the confirmation under the Class A-3FL Swap Agreement, the applicable "Floating Amount" within the meaning of the confirmation under the Class A-3FL Swap Agreement.

            "Class A-3FL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the Distributable Certificate Interest with respect to the Class A-3FL REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) any Class A-3FL Net Floating Swap Payment received from the Class A-3FL Swap Counterparty for distribution on such Distribution Date and
(iii) if the Class A-3FL Swap Agreement is terminated and a replacement Class A-3FL Swap Agreement is not obtained, any related Swap Termination Payment collected during the related Collection Period, less (b) any Class A-3FL Net Fixed Swap Payment and/or Class A-3FL Fixed Payer Shortfall Reimbursement Payment made to the Class A-3FL Swap Counterparty with respect to such Distribution Date.

            "Class A-3FL Net Fixed Swap Payment": With respect to any Distribution Date, the excess, if any of (i) the Class A-3FL Fixed Swap Payment for that Distribution Date over (ii) the Class A-3FL Floating Swap Payment for that Distribution Date.

            "Class A-3FL Net Floating Swap Payment": With respect to any Distribution Date, the excess, if any of (i) the Class A-3FL Floating Swap Payment for that Distribution Date over (ii) the Class A-3FL Fixed Swap Payment for that Distribution Date.

            "Class A-3FL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-3FL REMIC II Regular Interest on such Distribution Date.

            "Class A-3FL REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-3FL," constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-3FL Swap Agreement": With respect to the Class A-3FL Certificates and the Class A-3FL REMIC II Regular Interest, the applicable interest rate swap agreement consisting of the ISDA 2002 Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 28, 2005, by and among the Class A-3FL Swap Counterparty and the Certificate Administrator, solely in its capacity as Certificate Administrator, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Certificate Administrator in accordance with the terms of Section 4.07.

            "Class A-3FL Swap Counterparty": Merrill Lynch Capital Services, Inc. or its successor in interest or any swap counterparty under a replacement Class A-3FL Swap Agreement.

            "Class A-3FL Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Class A-3FL Swap Agreement.

            "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-4FC Additional Fixed Swap Payment": With respect to any Distribution Date and the Class A-4FC Swap Payment Date to which it relates based on the confirmation under the Class A-4FC Swap Agreement, the applicable "Additional Fixed Amount" within the meaning of the confirmation under the Class A-4FC Swap Agreement.

            "Class A-4FC Available Funds": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the total amount of all principal and/or interest distributions, as well as all distributions of Yield Maintenance Charges and Prepayment Premiums, properly made on or in respect of the Class A-4FC REMIC II Regular Interest with respect to such Distribution Date and (ii) the amounts, if any, received from the Class A-4FC Swap Counterparty pursuant to the Class A-4FC Swap Agreement for such Distribution Date, less (b) any Class A-4FC Net Fixed Swap Payment, Class A-4FC Additional Fixed Swap Payment and Class A-4FC Fixed Payer Shortfall Reimbursement Payment required to be paid to the Class A-4FC Swap Counterparty pursuant to the Class A-4FC Swap Agreement, consistent with Section 4.07, for such Distribution Date.

            "Class A-4FC Certificate": Any one of the Certificates with a "Class A-4FC" designation on the face thereof, substantially in the form of Exhibit A-1 hereto, and evidencing a proportionate interest in Grantor Trust A-4FC.

            "Class A-4FC Depositor's Retained Amount": The initial up-front payment from the Class A-4FC Swap Counterparty to the Depositor (or its affiliate) pursuant to the Class A-4FC Swap Agreement.

            "Class A-4FC Distribution Conversion": With respect to any Distribution Date (i) immediately upon and during the continuation of a Swap Payment Default under the Class A-4FC Swap Agreement while the Certificate Administrator is pursuing remedies under the Class A-4FC Swap Agreement pursuant to Section 4.07, or (ii) immediately upon and following the termination of the Class A-4FC Swap Agreement until any replacement agreement is entered into, the conversion of distributions with respect to the Class A-4FC Certificates from distributions based, in part, on floating interest payments from the Class A-4FC Swap Counterparty under the Class A-4FC Swap Agreement to distributions based solely on distributions in respect of the Class A-4FC REMIC II Regular Interest, as specified in Section 4.01(c).

            "Class A-4FC Fixed Payer Shortfall Reimbursement Payment": With respect to any Distribution Date and the Class A-4FC Swap Payment Date to which it relates based on the confirmation under the Class A-4FC Swap Agreement, the applicable "Fixed Payer Shortfall Reimbursement Amount" within the meaning of the confirmation under the Class A-4FC Swap Agreement.

            "Class A-4FC Fixed Swap Payment": With respect to any Distribution Date and the Class A-4FC Swap Payment Date to which it relates based on the confirmation under the Class A-4FC Swap Agreement, the applicable "Fixed Amount" within the meaning of the confirmation under the Class A-4FC Swap Agreement.

            "Class A-4FC Floating Swap Payment": With respect to any Distribution Date and the Class A-4FC Swap Payment Date to which it relates based on the confirmation under the Class A-4FC Swap Agreement, the applicable "Floating Amount" within the meaning of the confirmation under the Class A-4FC Swap Agreement.

            "Class A-4FC Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the Distributable Certificate Interest with respect to the Class A-4FC REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, (ii) any Class A-4FC Net Floating Swap Payment received from the Class A-4FC Swap Counterparty for distribution on such Distribution Date and
(iii) if the Class A-4FC Swap Agreement is terminated and a replacement Class A-4FC Swap Agreement is not obtained, any related Swap Termination Payment collected during the related Collection Period, less (b) any Class A-4FC Net Fixed Swap Payment and/or Class A-4FC Fixed Payer Shortfall Reimbursement Payment made to the Class A-4FC Swap Counterparty with respect to such Distribution Date.

            "Class A-4FC Net Fixed Swap Payment": With respect to any Distribution Date, the excess, if any of (i) the Class A-4FC Fixed Swap Payment for that Distribution Date over (ii) the Class A-4FC Floating Swap Payment for that Distribution Date.

            "Class A-4FC Net Floating Swap Payment": With respect to any Distribution Date, the excess, if any of (i) the Class A-4FC Floating Swap Payment for that Distribution Date over (ii) the Class A-4FC Fixed Swap Payment for that Distribution Date.

            "Class A-4FC Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-4FC REMIC II Regular Interest on such Distribution Date.

            "Class A-4FC REMIC II Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-4FC," constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-4FC Swap Agreement": With respect to the Class A-4FC Certificates and the Class A-4FC REMIC II Regular Interest, the applicable interest rate swap agreement consisting of the ISDA 2002 Master Agreement, together with the related schedule, confirmation and any annexes thereto, dated as of December 28, 2005, by and among the Class A-4FC Swap Counterparty and the Certificate Administrator, solely in its capacity as Certificate Administrator, on behalf of the Trust, or any replacement interest rate swap agreement entered into by the Certificate Administrator in accordance with the terms of Section 4.07.

            "Class A-4FC Swap Counterparty": Merrill Lynch Capital Services, Inc. or its successor in interest or any swap counterparty under a replacement Class A-4FC Swap Agreement.

            "Class A-4FC Swap Payment Date": The "Payment Date" within the meaning of the confirmation under the Class A-4FC Swap Agreement.

            "Class A-SB Certificate": Any one of the Certificates with a "Class A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Planned Principal Balance": With respect to any Distribution Date, the targeted Class Principal Balance of the Class A-SB Certificates for such Distribution Date set forth on Exhibit S attached hereto.

            "Class AJ Certificate": Any one of the Certificates with a "Class AJ" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class AM Certificate": Any one of the Certificates with a "Class AM" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(a). The respective Class Principal Balances of the various classes of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest shall be increased, as and to the extent and in the order provided in the second paragraph of Section 4.04(a) in connection with any recoveries of Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the Principal Distribution Amount for the current Distribution Date; provided that the Class Principal Balance of any such Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund Expenses previously allocated thereto (which unreimbursed Realized Losses and Additional Trust Fund Expenses shall be reduced by the amount of the increase in such Class Principal Balance); and provided, further, that the aggregate increase in the Class Principal Balances of the respective Classes of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest on any Distribution Date shall not exceed the excess, if any, of (i) the aggregate Stated Principal Balance of, and all Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (ii) the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, as the case may be, shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance. The Class Principal Balance of the Class A-3FL Certificates shall at all times equal the Class Principal Balance of the Class A-3FL REMIC II Regular Interest. The Class Principal Balance of the Class A-4FC Certificates shall at all times equal the Class Principal Balance of the Class A-4FC REMIC II Regular Interest.

            "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class X Component": Any of the 24 components of the Class X Certificates listed in the following table:

                                           Class
                                       Designation of
                         Class X       Corresponding
                        Component      Certificates
                        ---------      ------------

                       X-A-1           A-1
                       X-A-2           A-2
                       X-A-3           A-3
                       X-A-3FL         A-3FL
                       X-A-1A          A-1A
                       X-A-SB          A-SB
                       X-A-4           A-4
                       X-A-4FC         A-4FC
                       X-AM            AM
                       X-AJ            AJ
                       X-B             B
                       X-C             C
                       X-D             D
                       X-E             E
                       X-F             F
                       X-G             G
                       X-H             H
                       X-J             J
                       X-K             K
                       X-L             L
                       X-M             M
                       X-N             N
                       X-P             P
                       X-Q             Q

            "Class X Notional Amount": With respect to the Class X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Class X Components.

            "Class X Strip Rate": With respect to any Class X Component for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates (or, in the case of the Class A-3FL Certificates, for the Class A-3FL REMIC II Regular Interest and, in the case of the Class A-4FC Certificates, for the Class A-4FC REMIC II Regular Interest) for such Distribution Date. In no event, however, shall any Class X Strip Rate be less than zero.

            "Class Z Certificate": Any one of the Certificates with a "Class Z" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a proportionate interest in Grantor Trust Z.

            "Closing Date": December 28, 2005.

            "Closing Date Deposit": With respect to LaSalle Bank National Association, a cash amount to be deposited by such Mortgage Loan Seller (or on its behalf), pursuant to the LaSalle Mortgage Loan Purchase Agreement, in respect of each Trust Mortgage Loan (that is one of the Trust Mortgage Loans identified as loan numbers 19, 20, 24 and 86 on the Mortgage Loan Schedule) sold by such Mortgage Loan Seller to the Depositor that does not have its first Scheduled Payment due until February 1, 2006, which cash amount represents the aggregate amount of interest that would have accrued during the entire month of December 2005 at the related Net Mortgage Rate on the Cut-off Date Balance of that Trust Mortgage Loan. The Closing Date Deposit for each of the Trust Mortgage Loans identified in the preceding sentence is $86,682.73, $85,689.23, $90,088.76 and $22,522.19, respectively.

            "Closing Date Deposit Mortgage Loan": Any Trust Mortgage Loan in respect of which a Closing Date Deposit is required to be made by the related Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Certificate Administrator, the Special Servicer and the Controlling Class Representative.

            "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Certificate Administrator.

            "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Certificate Administrator.

            "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this Agreement and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Website": The CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

            "Collection Account": One or more segregated accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled: "GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank, N.A., as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1."

            "Collection Period": Individually and collectively, as the context may require: with respect to any Distribution Date and each Mortgage Loan and any successor REO Loan, the period commencing on the day immediately following the related Determination Date for such Mortgage Loan for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date for such Mortgage Loan for the subject Distribution Date. For the purposes of this Agreement, with respect to any Distribution Date, the Collection Period that corresponds to that Distribution Date (including, for example, but without limitation, references to "the related Collection Period") shall mean the Collection Periods (determined in accordance with the preceding sentence) ending in the month in which such Distribution Date occurs that are applicable to the Merrill Trust Mortgage Loans, the Countrywide Trust Mortgage Loans and/or the LaSalle Trust Mortgage Loans, as applicable.

            "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reduction Amounts); provided, however, that if no Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate outstanding Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) with a Class Principal Balance greater than zero. With respect to determining and exercising the rights of the Controlling Class, the Class A Senior Certificates shall collectively be deemed a single Class of Certificates. The initial Controlling Class will be the Class Q Certificates.

            "Controlling Class Representative": As defined in Section 3.25.

            "Corporate Trust Office": The principal corporate trust office of the Trustee or the Certificate Administrator, as applicable, at which at any particular time the Trustee's or the Certificate Administrator's respective corporate trust businesses with respect to this Agreement shall be administered. With respect to the Trustee, the Corporate Trust Office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Corporate Trust Services--Merrill Lynch Mortgage Investors, Inc. 2005-LC1. With respect to the Certificate Administrator, the Corporate Trust Office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention:
Global Securities and Trust Services Group--Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1.

            "Corrected Mortgage Loan": Any Serviced Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage Loan."

            "Corresponding Certificates": With respect to any REMIC I Regular Interest, the Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest for which such REMIC I Regular Interest is the Corresponding REMIC I Regular Interest.

            "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Class of Sequential Pay Certificates. With respect to the Class A-3FL REMIC II Regular Interest, REMIC I Regular Interest LA-3FL. With respect to the Class A-4FC REMIC II Regular Interest, REMIC I Regular Interest LA-4FC. With respect to any Class X Component, the REMIC I Regular Interest that, with the replacement of "L" with "X" at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Class X Component.

            "Countrywide": Countrywide Commercial Real Estate Finance, Inc., a California corporation, or its successor in interest.

            "Countrywide Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 16, 2005, between the Depositor and Countrywide and relating to the transfer of the Countrywide Trust Mortgage Loans to the Depositor.

            "Countrywide Securities": Countrywide Securities Corporation, a California corporation, or its successor in interest.

            "Countrywide Trust Mortgage Loans": Each of the Mortgage Loans transferred and assigned to the Depositor pursuant to the Countrywide Mortgage Loan Purchase Agreement.

            "CPI Index Rate": The rate specified in Section 1.04(a) or the rate calculated by the Certificate Administrator in accordance with Section 1.04(b), as applicable under the circumstances.

            "CPI Index Reset Date": For purposes of calculating the CPI Index Rate in any particular calendar month, the second Business Day prior to the commencement of the Interest Accrual Period in such calendar month

            "Crossed Loan": As defined in Section 2.03(a). The Mortgage Loans comprising a Loan Combination shall not be deemed to be Crossed Loans for purposes of this Agreement.

            "Crossed Loan Group": As defined in Section 2.03(a).

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

            "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan with a Due Date in December 2005, the related Due Date of such Mortgage Loan in December 2005; or, with respect to any Mortgage Loan that was originated in November 2005 and has the Due Date of its first Scheduled Payment in January 2006, December 1, 2005; or, with respect to any Mortgage Loan that was originated in December 2005 and has the Due Date of its first Scheduled Payment in February 2006, the date of origination.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date or, in the case of a Qualified Substitute Mortgage Loan, prior to the relevant date of determination) or the Master Servicer or the Special Servicer or, in the case of the Glendale Galleria Trust Mortgage Loan, the MLMT Series 2005-CKI1 Applicable Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination or, in the case of the Glendale Galleria Trust Mortgage Loan, twelve times the amount of the aggregate Periodic Payment in effect for the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan as of such date of determination.

            "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

            "Defaulted Mortgage Loan": A Serviced Mortgage Loan: (i) that is (A) delinquent 60 days or more in respect of a Periodic Payment (not including the Balloon Payment) or (B) delinquent one day in respect of its Balloon Payment or, if the Master Servicer receives, prior to the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan, for such longer period beyond the Due Date ending on the earlier of (1) 60 days after the Due Date of such Balloon Payment and (2) the expiration of the refinancing commitment, in either case such delinquency to be determined (except as otherwise provided above) without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or (ii) as to which the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": With respect to any Defeasance Loan, the United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than (i) in the case of a Trust Mortgage Loan other than the Glendale Galleria Trust Mortgage Loan, the then outstanding principal balance of such Mortgage Loan, and (ii) in the case of the Glendale Galleria Trust Mortgage Loan, the then-aggregate outstanding principal balance of such Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificates": As defined in Section 5.03(a).

            "Definitive Non-Registered Certificate": Any Definitive Certificate that is a Non-Registered Certificate.

            "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": For any Distribution Date, (i) with respect to each Mortgage Loan that has a Due Date on or prior to the fourth Business Day prior to such Distribution Date, the fourth Business Day prior to such Distribution Date, (ii) with respect to the Glendale Galleria Trust Mortgage Loan, the Glendale Galleria Early Remittance Date and (iii) with respect to each other Mortgage Loan, the Due Date for such Mortgage Loan in the month in which such Distribution Date occurs. For the purposes of this Agreement, with respect to any Distribution Date, the "Determination Date" that corresponds to that Distribution Date (including, for example, but without limitation, references to "the related Determination Date") shall mean the Determination Dates (determined in accordance with the preceding sentence) occurring in the same month as such Distribution Date that are applicable to the Mortgage Pool.

            "Determination Information": As defined in Section 3.18(b).

            "Directly Operate": With respect to any Administered REO Property, the furnishing or rendering of services to the tenants thereof, the management of such Administered REO Property, the holding of such Administered REO Property primarily for sale to customers or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an Administered REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such Administered REO Property.

            "Discount Rate": With respect to any prepaid Trust Mortgage Loan or Trust REO Loan for purposes of allocating any Prepayment Premium or Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, an amount equal to the discount rate stated in the Mortgage Loan documents related to such Trust Mortgage Loan or Trust REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided that, if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Trust Mortgage Loan or Trust REO Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Trust Mortgage Loan or Trust REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person": With respect to any Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Certificate and, for purposes of Treasury Regulations Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations Section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such Residual Certificate, and (c) has furnished the Transferor and the Certificate Administrator with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or
(2) a Non-United States Tax Person that has delivered to the Transferor and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization": (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Certificate Administrator or the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United States Tax Persons.

            "Distributable Certificate Interest": With respect to any Class of Regular Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, for such Distribution Date, reduced (other than with respect to the Class X Certificates) (to not less than zero) by the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of the subject Class of Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, as the case may be, for such Distribution Date; provided that, if the aggregate Class Principal Balance of the Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest is reduced as a result of a Realized Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse Nonrecoverable Advances and/or pay interest thereon as contemplated by Section 1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the Class Principal Balance of any one or more Classes of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest as provided in the definition of "Class Principal Balance," then the amount of Distributable Certificate Interest with respect to each such Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest for the next succeeding Distribution Date shall be increased by the amount of any and all additional Distributable Certificate Interest that would have been payable with respect to the subject Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated balances) had not occurred.

            "Distribution Account": The segregated account or accounts created and maintained by the Certificate Administrator pursuant to Section 3.04(b) which shall be entitled "LaSalle Bank National Association, as Certificate Administrator on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1."

            "Distribution Date": During any given month, the 12th day of such month, or if the 12th day is not a Business Day, the next succeeding Business Day, commencing in January 2006.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

            "East Empire Industrial Portfolio A-Note Trust Mortgage Loan": The A-Note Trust Mortgage Loan identified as loan number 36 on the Mortgage Loan Schedule and as being secured by the East Empire Industrial Portfolio.

            "East Empire Industrial Portfolio B-Note Non-Trust Loan": The B-Note Non-Trust Loan that relates to the East Empire Industrial Portfolio A-Note Trust Mortgage Loan.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "AA-" by S&P (or "A-", provided the short-term unsecured debt obligations are rated at least "A-1" by S&P)and "Aa3" by Moody's (if then rated by Moody's) (or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "A-1" by S&P and "P-1" by Moody's (if then rated by Moody's) (or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating Event) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b), and the long-term deposits or unsecured obligations of which federal or state chartered depository institution or trust company (or its parent entity) are rated at least "Baa3" by Moody's, or (iii) any other account the use of which would not, in and of itself, cause an Adverse Rating Event, as confirmed in writing by each Rating Agency.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter in the case of a Specially Serviced Mortgage Loan as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loan as to which the related Mortgaged Property is not multifamily property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": Securities Exchange Act of 1934, as amended.

            "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-SB, Class A-4, Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

            "Exemption": Either of Department of Labor Prohibited Transaction Exemption ("PTE") 90-29 (as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) or PTE 2000-55 (as amended by PTE 2000-58 and PTE 2002-41), as each may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

            "Exemption-Favored Party": Any of (i) MLPF&S or Countrywide Securities, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with MLPF&S or Countrywide Securities, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) or (ii) is a manager or co-manager with respect to a Class of Investment Grade Certificates.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Specially Serviced Mortgage Loan, Corrected Mortgage Loan or Administered REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement, or that was purchased by the Plurality Subordinate Certificateholder or the Special Servicer or any assignee of the foregoing pursuant to Section 3.18, by the related B-Noteholder (in the case of an A-Note Trust Mortgage Loan) or by a Glendale Galleria Subordinate Noteholder (in the case of the Glendale Galleria Trust Mortgage Loan) pursuant to the Glendale Galleria Intercreditor Agreement or by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds, REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable; provided that the term "Final Recovery Determination" shall include any comparable determination made by the MLMT Series 2005-CKI1 Special Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement with respect to the Glendale Galleria Trust Mortgage Loan or any related Glendale Galleria REO Property.

            "Floating Rate Account": The segregated accounts or sub-accounts (which may be sub-accounts of the Distribution Account) created and maintained by the Certificate Administrator pursuant to Section 3.04(f), in trust for: (i) in the case of the Class A-3FL Certificates and the Class A-3FL REMIC II Regular Interest, the holders of Class A-3FL Certificates and the Class A-3FL Swap Counterparty, as their interests may appear, which shall be entitled "LaSalle Bank National Association, as Certificate Administrator, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Class A-3FL, and Merrill Lynch Capital Services, Inc., as their interests may appear, Floating Rate Account"; and (ii) in the case of the Class A-4FC Certificates and the Class A-4FC REMIC II Regular Interest, the holders of the Class A-4FC Certificates and the Class A-4FC Swap Counterparty, as their interests may appear, which shall be entitled "LaSalle Bank National Association, as Certificate Administrator, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Class A-4FC, and Merrill Lynch Capital Services, Inc., as their interests may appear, Floating Rate Account."

            "FNMA": Federal National Mortgage Association, or any successor thereof.

            "Form 8-K": Form 8-K under the Exchange Act and/or any successor or equivalent form(s) adopted by the Securities and Exchange Commission.

            "Form 8-K Current Report": A current report on Form 8-K.

            "Form 10-K": Form 10-K under the Exchange Act and/or any successor or equivalent form(s) adopted by the Securities and Exchange Commission.

            "Form 10-K Annual Report": An annual report on Form 10-K.

            "Gain-on-Sale Proceeds": With respect to any Trust Mortgage Loan or Trust REO Loan, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or the related REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing Advances, Principal Recovery Fees, interest on Advances, Master Servicing Fees, Special Servicing Fees and Additional Trust Fund Expenses, and if applicable, further net of any portion of such Liquidation Proceeds payable to the related Non-Trust Noteholder(s) (if any) and, in the case of the Glendale Galleria Trust Mortgage Loan or any related Glendale Galleria REO Property, to the MLMT Series 2005-CKI1 Applicable Servicer, over (ii) the Purchase Price for such Trust Mortgage Loan or Trust REO Loan, as the case may be, on the date on which such Liquidation Proceeds were received.

            "Gain-on-Sale Reserve Account": A segregated custodial account (which may be a sub-account of the Distribution Account) created and maintained by the Certificate Administrator pursuant to Section 3.04(f) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National Association, as Certificate Administrator on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Gain-on-Sale Reserve Account."

            "General Special Servicer": As defined in Section 6.09.

            "Glendale Galleria A/B/C Co-Lender Agreement": The Amended and Restated Co-Lender Agreement, dated as of November 16, 2005, executed between the holder of the Glendale Galleria Trust Mortgage Loan and the holder of the Glendale Galleria Pari Passu Non-Trust Loan, collectively, as the lead lenders under that agreement and the holders of the Glendale Galleria Subordinate Non-Trust Loans.

            "Glendale Galleria Borrower": The entity which is the borrower under the Glendale Galleria Trust Mortgage Loan.

            "Glendale Galleria Control Appraisal Period": A "Note B Appraisal Reduction Period" or "Note C Appraisal Reduction Period," as applicable, within the meaning of the Glendale Galleria Intercreditor Agreement.

            "Glendale Galleria Controlling Party": The "Directing Co-Lender" within the meaning of the Glendale Galleria Intercreditor Agreement, which prior to the commencement of a Glendale Galleria Control Appraisal Period with respect to each Glendale Galleria Subordinate Non-Trust Loan, shall be the Glendale Galleria Controlling Subordinate Noteholder, and, following the commencement of a Glendale Galleria Control Appraisal Period with respect to each Glendale Galleria Subordinate Non-Trust Loan, shall be the holder of the Glendale Galleria Pari Passu Non-Trust Mortgage Loan.

            "Glendale Galleria Controlling Subordinate Noteholder": As of any date of determination, the holder of the most junior Glendale Galleria Subordinate Non-Trust Loan, if any, as to which a Glendale Galleria Control Appraisal Period has not occurred and is continuing.

            "Glendale Galleria Early Remittance Date": One Business Day preceding each P&I Advance Date commencing in January 2006.

            "Glendale Galleria Intercreditor Agreement": Collectively, the Glendale Galleria Note A Intercreditor Agreement and the Glendale Galleria A/B/C Co-Lender Agreement.

            "Glendale Galleria Loan Combination": Collectively, the Glendale Galleria Trust Mortgage Loan, the Glendale Galleria Pari Passu Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loans. The term "Glendale Galleria Loan Combination" shall include any successor REO Loans with respect to the Glendale Galleria Trust Mortgage Loan, the Glendale Galleria Pari Passu Non-Trust Loan and the Glendale Galleria Subordinate Non-Trust Loans.

            "Glendale Galleria Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as Glendale Galleria.

            "Glendale Galleria Non-Trust Loan" Any Glendale Galleria Subordinate Non-Trust Loan or the Glendale Galleria Pari Passu Non-Trust Loan, as the case may be.

            "Glendale Galleria Note A Intercreditor Agreement": The Note A Intercreditor Agreement, dated as of November 16, 2005, executed between the Trust, as holder of the Glendale Galleria Trust Mortgage Loan and the holder of Glendale Galleria Pari Passu Non-Trust Loan.

            "Glendale Galleria Pari Passu Non-Trust Loan": The loan that has an unpaid principal balance of $153,635,946 as of the cut-off date and is secured by the same Mortgage encumbering the Glendale Galleria Mortgaged Property as the Glendale Galleria Trust Mortgage Loan and pari passu in right of payment and other respects to the Glendale Galleria Trust Mortgage Loan. The Glendale Galleria Pari Passu Non-Trust Loans shall not be part of the Mortgage Pool and will not be considered a Trust Mortgage Loan.

            "Glendale Galleria Pari Passu Non-Trust Loan Related MBS": Any securities evidencing an interest in, or secured by, the Glendale Galleria Pari Passu Non-Trust Loan or any successor REO Loan with respect thereto.

            "Glendale Galleria Pari Passu Noteholder": The holder of the Glendale Galleria Pari Passu Non-Trust Loan.

            "Glendale Galleria Pari Passu Non-Trust Loan Securitization Agreement": Any agreement governing the securitization of the Glendale Galleria Pari Passu Non-Trust Loan or any successor REO Loan with respect thereto. The MLMT Series 2005-CKI1 Pooling and Servicing Agreement is the initial Glendale Galleria Pari Passu Non-Trust Loan Securitization Agreement.

            "Glendale Galleria REO Property": With respect to the Glendale Galleria Loan Combination, the related Loan Combination REO Property.

            "Glendale Galleria Subordinate Non-Trust Loan": Each of the Mortgage Loans, other than the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, that are secured by the same Mortgage encumbering the Glendale Galleria Mortgaged Property as the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, and that are subordinate in right of payment to the Glendale Galleria Trust Mortgage Loan. The Glendale Galleria Subordinate Non-Trust Loans shall not be part of the Mortgage Pool and will not be considered Trust Mortgage Loans.

            "Glendale Galleria Subordinate Noteholder": Any holder of any Glendale Galleria Subordinate Non-Trust Loan.

            "Glendale Galleria Trust Mortgage Loan": The Mortgage Loan that has a cut-off date principal balance of $125,702,137 and is secured by a mortgage encumbering the Glendale Galleria Mortgaged Property and included in the Trust Fund.

            "Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, the related Rule 144A Global Certificate.

            "Grantor Trust A-3FL": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the Class A-3FL REMIC II Regular Interest and distributions thereon, (ii) the Class A-3FL Swap Agreement and, except for the Class A-3FL Depositor's Retained Amount, payments by the Class A-3FL Swap Counterparty thereunder and (iii) the applicable sub-account of the Floating Rate Account, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust Provisions.

            "Grantor Trust A-3FL Assets": The segregated pool of assets comprising Grantor Trust A-3FL.

            "Grantor Trust A-4FC": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of (i) the Class A-4FC REMIC II Regular Interest and distributions thereon, (ii) the Class A-4FC Swap Agreement and, except for the Class A-4FC Depositor's Retained Amount, payments by the Class A-4FC Swap Counterparty thereunder and (iii) the applicable sub-account of the Floating Rate Account, intended to be treated as a "grantor trust" within the meaning of the Grantor Trust Provisions.

            "Grantor Trust A-4FC Assets": The segregated pool of assets comprising Grantor Trust A-4FC.

            "Grantor Trust Provisions": Subpart E of Part I of subchapter J of the Code.

            "Grantor Trust Z": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of any Additional Interest with respect to the Trust ARD Loans and any successor Trust REO Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Collection Account and/or the Additional Interest Account that represent Additional Interest.

            "Grantor Trust Z Assets": The segregated pool of assets comprising Grantor Trust Z.

            "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Trust Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Holder": A Certificateholder.

            "Impound Reserve": As defined in Section 3.16(c).

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Certificate Administrator and any and all Affiliates thereof (and, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) and any and all Affiliates thereof), (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Certificate Administrator or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), and (iii) is not connected with the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, the Certificate Administrator or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, the Certificate Administrator or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof) merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Certificate Administrator or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), as the case may be.

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": (a) Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Trust Fund, delivered to the Trustee (and, if a Loan Combination is involved, to the related Non-Trust Noteholder(s)), provided that (i) such REMIC does not receive or derive any income from such Person and (ii) the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (b) any other Person upon receipt by the Trustee, the Certificate Administrator and the Master Servicer (and, if a Loan Combination is involved, by the related Non-Trust Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Trust Fund, to the effect that the taking of any action in respect of any Administered REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Purchaser": Each of MLPF&S, LaSalle Financial Services and Countrywide Securities.

            "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event": As defined in Section 3.07(d).

            "Interest Accrual Period": With respect to any Distribution Date and each Class of Certificates (other than the Class A-3FL Certificates prior to a Class A-3FL Distribution Conversion) and the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, the calendar month immediately preceding the calendar month in which such Distribution Date occurs. For purposes of determining Class A-3FL Interest Distribution Amounts and Class A-3FL Floating Swap Payments for any Distribution Date and any Class A-3FL Swap Payment Date related thereto based upon the confirmation under the related Swap Agreement, the Interest Accrual Period will begin on and include the 12th day of the month preceding the month in which the subject Distribution Date occurs (or, in the case of the first Distribution Date, will begin on and include the Closing Date) and will end on and include the 11th day of the month in which the subject Distribution Date occurs; provided that, if a Class A-3FL Distribution Conversion is in effect with respect to the subject Distribution Date, then the Interest Accrual Period applicable to the Class A-3FL Interest Distribution Amount for such Distribution Date will be the same as the Interest Accrual Period with respect to the Class A-3FL REMIC II Regular Interest for such Distribution Date. For purposes of determining Class A-4FC Interest Distribution Amounts and Class A-4FC Floating Swap Payments for any Distribution Date and any Class A-4FC Swap Payment Date related thereto based upon the confirmation under the related Swap Agreement, the Interest Accrual Period will at all times be the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

            "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the Certificate Administrator pursuant to Section 3.04(c) in trust for Certificateholders, which shall be entitled "LaSalle Bank National Association, as Certificate Administrator on behalf of Wells Fargo Bank, N.A., as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1--Interest Reserve Account."

            "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs in January of each year subsequent to 2005, or if a leap year, in February, an amount equal to one day's interest at the related Net Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date, in the case of a Periodic Payment, or as of the related Distribution Date, in the case of a P&I Advance.

            "Interest Reserve Loan": Each Trust Mortgage Loan that is an Actual/360 Mortgage Loan and each Trust REO Loan that relates to an Actual/360 Mortgage Loan.

            "Interested Person": The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Independent Contractor hired by the Special Servicer, any related Non-Trust Noteholder, any Holder of a Certificate or any Affiliate of any such Person.

            "Internet Website": Either the Internet website maintained by the Certificate Administrator (located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by the Master Servicer, as the case may be.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Grade Certificate": As of any date of determination, a Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "Investment Period": With respect to any Distribution Date and (i) each of the Collection Account, any Servicing Account, any Reserve Account, any REO Account and any Loan Combination Custodial Account, the related Collection Period and (ii) each of the Distribution Account, the Interest Reserve Account, the Floating Rate Account, the Additional Interest Account and the Gain-on-Sale Reserve Account, the related Certificate Administrator Investment Period.

            "Investor Based Exemption": Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

            "LaSalle Bank": LaSalle Bank National Association, a national banking association or its successor in interest.

            "LaSalle Financial Services": LaSalle Financial Services, Inc., a Delaware corporation, or its successor in interest.

            "LaSalle Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 16, 2005, between the Depositor and LaSalle Bank and relating to the transfer of the LaSalle Trust Mortgage Loans to the Depositor.

            "LaSalle Trust Mortgage Loans": Each of the Trust Mortgage Loans transferred and assigned to the Depositor pursuant to the LaSalle Mortgage Loan Purchase Agreement.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, other than Penalty Interest, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "LIBOR": The rate specified in Section 1.03(a) or the rate calculated by the Certificate Administrator in accordance with Section 1.03(b), as applicable under the circumstances.

            "LIBOR Business Day": Any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

            "LIBOR Determination Date": For purposes of calculating LIBOR in any particular calendar month, the second LIBOR Business Day prior to the commencement of the Interest Accrual Period in such calendar month; provided that, to the extent that the calculation of LIBOR in accordance with Section 1.03(b) requires a determination made as of New York City time, the subject LIBOR Determination Date must be a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and New York, New York.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Plurality Subordinate Certificateholder, the Special Servicer or any assignee thereof pursuant to Section 3.18 or by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to
Section 9.01; (v) in the case of an A-Note Trust Mortgage Loan or the Glendale Galleria Trust Mortgage Loan, such Mortgage Loan is purchased by the related B-Noteholder (in the case of an A-Note Trust Mortgage Loan) or by a Glendale Galleria Subordinate Noteholder (in the case of the Glendale Galleria Trust Mortgage Loan) pursuant to the related Loan Combination Intercreditor Agreement;
(vi) such Mortgage Loan is purchased by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (vii) such Mortgage Loan is removed from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iii) such REO Property is purchased by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to Section 9.01; or (iv) such REO Property is removed from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Serviced Trust Defaulted Mortgage Loan by the Plurality Subordinate Certificateholder, the Special Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or substitution of a Trust Mortgage Loan or REO Property by a Mortgage Loan Seller, pursuant to the applicable Mortgage Loan Purchase Agreement; (vi) the purchase of a Trust Mortgage Loan or REO Property by the Master Servicer, the Special Servicer, or the Plurality Subordinate Certificateholder pursuant to Section 9.01; (vii) the purchase of an A-Note Trust Mortgage Loan by the related B-Noteholder or the purchase of the Glendale Galleria Trust Mortgage Loan by a Glendale Galleria Subordinate Noteholder, in each case pursuant to the related Loan Combination Intercreditor Agreement; (viii) the purchase of a Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; (ix) the removal of a Mortgage Loan or REO Property from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

            "Loan Combination": Any of the A/B Loan Combinations or the Glendale Galleria Loan Combination, as the case may be. The term "Loan Combination" shall include any successor REO Loans with respect to the applicable Mortgage Loans comprising such Loan Combination.

            "Loan Combination Custodial Account": With respect to any Loan Combination, the separate account (which may be a sub-account of the Collection Account) created and maintained by the Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the related Non-Trust Noteholder. Any such account shall be an Eligible Account.

            "Loan Combination Intercreditor Agreement": With respect to each Loan Combination, each intercreditor agreement (including the Glendale Galleria Intercreditor Agreement) in effect between (i) the Trust Fund as holder of the related Trust Mortgage Loan and (ii) the Non-Trust Noteholder(s).

            "Loan Combination Mortgaged Property": The Mortgaged Property securing a Loan Combination.

            "Loan Combination REO Account": With respect to each Loan Combination (other than the Glendale Galleria Loan Combination), a segregated account or accounts created and maintained by the Special Servicer pursuant to
Section 3.16 on behalf of the Trustee, in trust for the Certificateholders, and the related Non-Trust Noteholder, which shall be entitled "LNR Partners, Inc., as Special Servicer for Wells Fargo Bank, N.A., as Trustee in trust for registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, and [name of the related Non-Trust Noteholder(s)], as their interests may appear."

            "Loan Combination REO Property": With respect to each Loan Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the Certificateholders, and the related Non-Trust Noteholder, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such Loan Combination.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan Group 1, taking into account adjustments in accordance with Section 1.02.

            "Loan Group 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan Group 2, taking into account adjustments in accordance with Section 1.02.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is (i) the then current principal amount of such Mortgage Loan, or (ii) in the case of the Glendale Galleria Trust Mortgage Loan, the then aggregate current principal amount of the Glendale Galleria Trust Mortgage Loan and the Glendale Galleria Pari Passu Non-Trust Loan, in each case as adjusted in accordance with the considerations specified in Section 3.08(a)(i), and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Master Servicer": GMAC Commercial Mortgage Corporation, its successor in interest, or any successor master servicer appointed as herein provided.

            "Master Servicing Fee": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the fee payable to the Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Trust Mortgage Loan, the per annum rate equal to the sum of the rates set forth under the columns "Master Servicing Fee Rate," "Primary Servicing Fee Rate" and "Sub-Servicer Fee Rate" on the Mortgage Loan Schedule, and with respect to each Non-Trust Loan, or any successor REO Loan with respect thereto, the per annum rate at which any related Master Servicing Fee is permitted to be calculated under the related Loan Combination Intercreditor Agreement. Notwithstanding the foregoing, for purposes of determining the amount of servicing compensation actually payable to the Master Servicer in respect of the Glendale Galleria Trust Mortgage Loan pursuant to Section 3.11(a), only the rate (0.01%) set forth under the column "Master Servicing Fee Rate" shall be taken into account.

            "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of December 16, 2005, between the Depositor and MLMLI and relating to the transfer of the Merrill Trust Mortgage Loans to the Depositor.

            "Merrill Trust Mortgage Loans": Each of the Trust Mortgage Loans transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan Purchase Agreement.

            "MLMLI": Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successor in interest.

            "MLMT Series 2005-CKI1 Applicable Servicer": The MLMT Series 2005-CKI1 Master Servicer or the MLMT Series 2005-CKI1 Special Servicer, as applicable.

            "MLMT Series 2005-CKI1 Master Servicer": As defined in the Preliminary Statement. The term "MLMT Series 2005-CKI1 Master Servicer" shall include any successor master servicer appointed pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            "MLMT Series 2005-CKI1 Pooling and Servicing Agreement": As defined in the Preliminary Statement.

            "MLMT Series 2005-CKI1 Securitization": As defined in the Preliminary Statement.

            "MLMT Series 2005-CKI1 Servicing Fee": With respect to the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the "Master Servicing Fee" payable to the MLMT Series 2005-CKI1 Master Servicer with respect to such Mortgage Loan or Trust REO Loan, as the case may be, pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            "MLMT Series 2005-CKI1 Servicing Fee Rate": With respect to the Glendale Galleria Trust Mortgage Loan or any related Trust REO Loan, the "Master Servicing Fee Rate" (as defined in the MLMT Series 2005-CKI1 Pooling and Servicing Agreement) for such Mortgage Loan or REO Loan, as the case may be. The MLMT Series 2005-CKI1 Servicing Fee Rate includes the rate (0.02%) set forth in the Mortgage Loan Schedule under the column "Sub-Servicer Fee" with respect to the Glendale Galleria Trust Mortgage Loan.

            "MLMT Series 2005-CKI1 Special Servicer": As defined in the Preliminary Statement. The term "MLMT Series 2005-CKI1 Special Servicer" shall include any successor special servicer appointed pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            "MLMT Series 2005-CKI1 Trustee": As defined in the Preliminary Statement. The term "MLMT Series 2005-CKI1 Trustee" shall include any successor trustee appointed pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            "MLPF&S": Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation, or its successor in interest.

            "Moody's": Moody's Investors Service, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged Property.

            "Mortgage File":

            (a) With respect to any Serviced Trust Mortgage Loan and, in the case of any Serviced Trust Mortgage Loan that is part of a Loan Combination, also with respect to the related Non-Trust Loan(s), collectively the following documents (which, in the case of a Loan Combination, except for the Mortgage Notes referred to in clause (i) of this definition and any modifications thereof referred to in clause (vi) of this definition, relate to the entire Loan Combination):

            (i) (A) the original executed Mortgage Note for such Serviced Trust Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, or in blank, and (B) in the case of a Loan Combination, a copy of the executed Mortgage Note for each related Non-Trust Loan;

            (ii) an original or a copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

            (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

            (iv) an original executed assignment, in recordable form (except for completion of the assignee's name and address, if the assignment is delivered in blank, and any missing recording information) or a certified copy of that assignment as sent for recording, of (A) the Mortgage, (B) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (C) any other recorded document relating to such Serviced Trust Mortgage Loan otherwise included in the Mortgage File, in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (or, in the case of a Loan Combination, in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

            (v) an original assignment of all unrecorded documents relating to the subject Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (or, in the case of a Loan Combination, in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

            (vi) originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Trust Mortgage Loan has been assumed;

            (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (viii) any filed copies or other evidence of filing of any prior UCC Financing Statements in favor of the originator of such Serviced Trust Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing Statement assignment, in form suitable for filing in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, as assignee (or, in the case of a Loan Combination, in favor of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

            (ix) an original or a copy of any Ground Lease, guaranty or ground lessor estoppel;

            (x) any intercreditor agreement relating to permitted debt of the Mortgagor (including, in the case of a Trust Mortgage Loan that is part of a Loan Combination, any related Loan Combination Intercreditor Agreement) and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

            (xi) an original or a copy of any loan agreement, any escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit (which letter of credit shall not be delivered in original form to the Trustee but rather to the Master Servicer), in each case relating to such Serviced Trust Mortgage Loan; and

            (xii) with respect to a Serviced Trust Mortgage Loan secured by a hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter;

(b) with respect to the Glendale Galleria Trust Mortgage Loan, the following documents collectively:

                  (i) the original executed Mortgage Note for such Trust
            Mortgage Loan including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of Wells Fargo Bank, N.A., as trustee for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, or in blank;

                  (ii) an executed copy of the Glendale Galleria Intercreditor
            Agreement; and

                  (iii) an executed copy of the MLMT Series 2005-CKI1 Pooling and Servicing Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(a)(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Any Trust Mortgage Loan or any Non-Trust Loan. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any Non-Trust Noteholder, as applicable.

            "Mortgage  Loan  Purchase  Agreement":   Any  of  the  Countrywide
Mortgage  Loan  Purchase   Agreement,   the  LaSalle  Mortgage  Loan  Purchase
Agreement and the Merrill Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

                  (i) the loan identification number (as specified in Annex A-1 to the Prospectus);

                  (ii) the street address (including city, county, state and zip code) and name of the related Mortgaged Property;

                  (iii)    the Cut-off Date Balance;

                  (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

                  (v) the Net Mortgage Rate as of the Cut-off Date and the original Mortgage Rate;

                  (vi) the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Stated Maturity Date;

                  (vii)    the original and remaining amortization term;

                  (viii) whether the Trust Mortgage Loan is secured by a Ground Lease;

                  (ix)     the Master Servicing Fee Rate;

                  (x) whether such Trust Mortgage Loan is an ARD Loan and if so the Anticipated Repayment Date and Additional Interest Rate for such ARD Loan;

                  (xi) the related Mortgage Loan Seller and, if different, the related originator;

                  (xii) whether such Trust Mortgage Loan is insured by an environmental policy;

                  (xiii) whether such Trust Mortgage Loan is cross-defaulted or cross-collateralized with any other Trust Mortgage Loan;

                  (xiv)    whether such Trust Mortgage Loan is a Defeasance
                           Loan;

                  (xv) whether the Trust Mortgage Loan is secured by a letter of credit;

                  (xvi) whether payments on such Trust Mortgage Loan are made to a lock-box;

                  (xvii) the amount of any Reserve Funds escrowed in respect of each Trust Mortgage Loan;

                  (xviii) the number of days of any grace period permitted in respect of any Periodic Payment due under such Trust Mortgage Loan;

                  (xix) the property type of the related Mortgaged Property as reported in the rent roll;

                  (xx)     the original principal balance of such Trust Mortgage
                           Loan;

                  (xxi)    the interest accrual basis of such Trust Mortgage
                           Loan;

                  (xxii) the primary servicing fee rate, if any, for such Trust Mortgage Loan;

                  (xxiii) the applicable Loan Group to which the Trust Mortgage Loan belongs; and

                  (xxiv) whether such Trust Mortgage Loan has an operations and maintenance plan in place.

            "Mortgage Loan Seller": MLMLI, LaSalle Bank or Countrywide.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and any successor Trust REO Loans. The Non-Trust Loans shall not constitute part of the Mortgage Pool.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20 or, in the case of the Glendale Galleria Trust Mortgage Loan, any modification thereof pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors that do not own the related Mortgaged Property.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Trust Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Collection Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the Trust Mortgage Loans.

            "Net Investment Earnings": With respect to each of the Collection Account, the Interest Reserve Account, any Servicing Account, any Reserve Account, any REO Account, the Distribution Account, any Loan Combination Custodial Account, the Additional Interest Account, the Floating Rate Account and the Gain-on-Sale Reserve Account, for any Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

            "Net Investment Loss": With respect to each of the Collection Account, any Servicing Account, any Reserve Account, any REO Account, the Distribution Account, any Loan Combination Custodial Account, the Interest Reserve Account, the Additional Interest Account, the Floating Rate Account and the Gain-on-Sale Reserve Account, for any Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such account in accordance with
Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

            "Net Mortgage Pass-Through Rate":

            (A) With respect to any Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto) that accrues (or is deemed to accrue) interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust Mortgage Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date); and

            (B) With respect to any Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

                  (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the Interest Accrual Period for such Distribution Date, multiplied by (b) the Stated Principal Balance of such Trust Mortgage Loan (or such Trust REO Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Net Mortgage Rate for such Trust Mortgage Loan as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date); and

                  (2) the denominator of which fraction is the Stated Principal Balance of such Trust Mortgage Loan (or such Trust REO Loan) immediately preceding that Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or Trust REO Loan) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2005, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or Trust REO Loan) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

            "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any Trust REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate, the applicable Master Servicing Fee Rate and, in the case of the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the MLMT Series 2005-CKI1 Servicing Fee Rate; and with respect to any Non-Trust Loan or any successor REO Loan with respect thereto, the related Mortgage Rate minus the applicable Master Servicing Fee Rate.

            "Net Operating Income" or "NOI": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee for the benefit of the Certificateholders and, in the case of a Loan Combination, the related Non-Trust Noteholder(s).

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable Servicing Advance).

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of any Trust Mortgage Loan or Trust REO Loan by the Master Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with the Servicing Standard (in the case of the Master Servicer and the Special Servicer) or its good faith judgment (in the case of the Trustee) with respect to such P&I Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO Revenues, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or with respect to such Trust Mortgage Loan or Trust REO Loan (or, in the case of a Trust Mortgage Loan that is a part of a Loan Combination, on or with respect to the related Loan Combination); provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer and the Trustee) in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the Master Servicer or the Trustee is a Nonrecoverable P&I Advance and shall deliver notice of such determination to the Master Servicer, the Trustee and the Certificate Administrator; provided that the Special Servicer shall have no right to determine that any such Advance determined by the Master Servicer or Trustee to be a Nonrecoverable Advance is recoverable. In making a recoverability determination, the applicable Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such Person's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses, to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any Unliquidated Advances. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse another party's determination that a P&I Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the Master Servicer's, the Special Servicer's or the Trustee's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders. The Trustee shall be entitled to conclusively rely on any determination made by the Master Servicer that an Advance is a Nonrecoverable Advance, and the Master Servicer and the Trustee shall conclusively rely on any determination made by the Special Servicer that an Advance is a Nonrecoverable Advance and shall be required to act in accordance with such determination upon receipt of written notice thereof.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a Serviced Mortgage Loan or Serviced REO Loan by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with the Servicing Standard (in the case of the Master Servicer and the Special Servicer) or its good faith judgment (in the case of the Trustee) with respect to such Servicing Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO Revenues, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or the related REO Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the Master Servicer and the Trustee) in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the Master Servicer or the Trustee is a Nonrecoverable Servicing Advance and shall deliver notice of such determination to the Master Servicer, the Certificate Administrator and the Trustee; provided, further, that the Special Servicer shall have no right to determine that any such Advance determined by the Master Servicer or Trustee to be a Nonrecoverable Advance is recoverable. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions (consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to
Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any Unliquidated Advances. In addition, any such Person may update or change its recoverability determinations at any time (but not reverse another party's determination that a P&I Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the Master Servicer's, the Special Servicer's or the Trustee's determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The Trustee shall be entitled to conclusively rely on any determination made by the Master Servicer that an Advance is a Nonrecoverable Advance, and the Master Servicer and the Trustee shall conclusively rely on any determination made by the Special Servicer that an Advance is a Nonrecoverable Advance and shall be required to act in accordance with such determination upon receipt of written notice thereof.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class Z, Class R-I or Class R-II Certificate.

            "Non-Trust Loan" Any B-Note Non-Trust Loan, a Glendale Galleria Subordinate Non-Trust Loan or the Glendale Galleria Pari Passu Non-Trust Loan, as the case may be.

            "Non-Trust Noteholder": The holder of a Non-Trust Loan.

            "Non-United States Tax Person": Any Person other than a United States Tax Person.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be.

            "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee and the Certificate Administrator or the Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of either of Grantor Trust Z or Grantor Trust A-3FL or Grantor Trust A-4FC as a grantor trust; (c) compliance with REMIC Provisions; or (d) the resignation of the Master Servicer or Special Servicer pursuant to
Section 6.04 must be an opinion of counsel who is in fact Independent of the Master Servicer, the Special Servicer or the Depositor, as applicable.

            "Option Holder": As defined in Section 3.18(c).

            "Option Price": As defined in Section 3.18(c).

            "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement. The Class A-3FL Certificates and the Class A-3FL REMIC II Regular Interest will have the same Original Class Principal Balance, and the Class A-4FC Certificates and the Class A-4FC REMIC II Regular Interest will have the same Original Class Principal Balance.

            "Original Notional Amount": The Original Class X Notional Amount.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to:

                  (i) the Class A-1 Certificates for any Distribution Date, 5.0170% per annum;

                  (ii) the Class A-2 Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2020% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (iii) the Class A-3 Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2890% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (iv) the Class A-3FL REMIC II Regular Interest, a per annum rate equal to the lesser of (a) 5.2890% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (v) with respect to the Class A-3FL Certificates, (A) for any Distribution Date with respect to which a Class A-3FL Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of LIBOR specified in or calculated in accordance with Section 1.03, plus 0.23000% per annum, and (B) for any Distribution Date with respect to which a Class A-3FL Distribution Conversion does exist, the Pass-Through Rate for the Class A-3FL REMIC II Regular Interest for that Distribution Date;

                  (vi) the Class A-1A Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2830% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (vii) the Class A-SB Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2820% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (viii) the Class A-4 Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 5.2910% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (ix) the Class A-4FC REMIC II Regular Interest, a per annum rate equal to the lesser of (a) 5.2910% and (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (x) with respect to the Class A-4FC Certificates, (A) for any Distribution Date with respect to which a Class A-4FC Distribution Conversion does not exist, the per annum rate, expressed as a percentage, equal to the applicable value of the CPI Index Rate specified in or calculated in accordance with Section 1.04, plus 2.1400% per annum, and (B) for any Distribution Date with respect to which a Class A-4FC Distribution Conversion does exist, the Pass-Through Rate for the Class A-4FC REMIC II Regular Interest for that Distribution Date;

                  (xi) the Class AM Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date minus 0.113%;

                  (xii) the Class AJ Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date minus 0.054%;

                  (xiii) the Class B Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xiv) the Class C Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xv) the Class D Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xvi) the Class E Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xvii) the Class F Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xviii) the Class G Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xix) the Class H Certificates for any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xx) the Class J Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9270% and
                           (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xxii) the Class K Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9270% and
                           (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xxiii) the Class L Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9270% and
                           (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xxiv) the Class M Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9270% and
                           (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xxv) the Class N Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9270% and
                           (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xxvi) the Class P Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9270% and
                           (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date;

                  (xxvii) the Class Q Certificates for any Distribution Date, a per annum rate equal to the lesser of (a) 4.9270% and
                           (b) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date; and

                  (xxviii) the Class X Certificates, for any Distribution Date, a rate equal to the weighted average of the Class X Strip Rates for the Class X Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Class X Components outstanding immediately prior to such Distribution Date).

            "P&I Advance": As to any Trust Mortgage Loan or Trust REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

            "Penalty Interest": With respect to any Mortgage Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on such Mortgage Loan (or such successor REO Loan) accrued at the related Mortgage Rate.

            "Percentage Interest": With respect to any Regular Certificate, Class A-3FL Certificates or Class A-4FC Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate or Class Z Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification": As defined in Section 8.17(b).

            "Performing Party": As defined in Section 8.17(b).

            "Periodic Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan (exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20) or, in the case of the Glendale Galleria Trust Mortgage Loan, by the MLMT Series 2005-CKI1 Applicable Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee, the Certificate Administrator or one of their respective Affiliates if otherwise qualifying hereunder):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. In addition, such obligations may not have a rating from S&P with an "r" highlighter;

            (ii) repurchase agreements or obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iii) federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies. In addition, it may not have a rating from S&P with an "r" highlighter and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iv) commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of S&P and Moody's or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies. The commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. In addition, it may not have a rating from S&P with an "r" highlighter. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (v) money market funds which are rated in the highest applicable rating category of each of S&P and Moody's (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies). In addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

            (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of any Residual Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

            "Plurality Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates of the Controlling Class (or, if the Controlling Class consists of Book-Entry Certificates, any single Certificate Owner) (other than any Holder (or Certificate Owner, as the case may be) which is an Affiliate of the Depositor or a Mortgage Loan Seller) with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Plurality Subordinate Certificateholder, the Class A Senior Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates (or Certificate Owners) of such Classes of Class A Senior Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LNR Partners, Inc., as Special Servicer, for Wells Fargo Bank, N.A., as Trustee in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1."

            "Preliminary Prospectus Supplement": The preliminary prospectus supplement dated December 6, 2005 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, (i) each Trust ARD Loan is repaid on its Anticipated Repayment Date, (ii) no Trust Mortgage Loan will otherwise be paid prior to maturity and (iii) there will be no extension of maturity for any Trust Mortgage Loan.

            "Prepayment Interest Excess": With respect to (a) any Serviced Trust Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any Additional Interest and Penalty Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date and to but not including the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected (without regard to any related Prepayment Premium or Yield Maintenance Charge actually collected); and (b) the Glendale Galleria Trust Mortgage Loan, if it was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee, the MLMT Series 2005-CKI1 Servicing Fee and, if applicable, any Additional Interest and Penalty Interest) accrued on the amount of such Principal Prepayment during the period from and after such Due Date to but not including the date such Principal Prepayment was applied to such Mortgage Loan, to the extent collected by, and to the extent received from, the MLMT Series 2005-CKI1 Master Servicer (without regard to any related Prepayment Premium or Yield Maintenance Charge actually collected).

            "Prepayment Interest Shortfall": With respect to (a) any Serviced Trust Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest and/or Additional Interest, if applicable); and (b) the Glendale Galleria Trust Mortgage Loan, if it was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor by, and received from, the MLMT Series 2005-CKI1 Master Servicer (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate), on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted Penalty Interest and/or Additional Interest, if applicable).

            "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Primary Collateral": The Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization provisions.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Certificate Administrator and the Special Servicer in writing of its selection.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following (without duplication):

            (a) the aggregate of the principal portions of all Periodic Payments (other than Balloon Payments) and any Assumed Periodic Payments due or deemed due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced with respect to such Distribution Date;

            (b) the aggregate of all Principal Prepayments received on the Trust Mortgage Loans during the related Collection Period;

            (c) with respect to any Trust Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

            (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on the Trust Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer (or, in the case of the Glendale Galleria Trust Mortgage Loan, if applicable, by the MLMT Series 2005-CKI1 Applicable Servicer) as recoveries of principal of the Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

            (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Periodic Payments deemed due in respect of the related Trust REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date;

            (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer (or, in the case of any Glendale Galleria REO Property, if applicable, by the MLMT Series 2005-CKI1 Applicable Servicer) as recoveries of principal of the related Trust REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust REO Loan or the predecessor Trust Mortgage Loan on a Due Date during or prior to the related Collection Period and included as part of the Principal Distribution Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) or
      (e) above; and

            (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest on such immediately preceding Distribution Date pursuant to
      Section 4.01;

provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount is reimbursed, or interest on any Nonrecoverable Advance is paid, from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the Principal Distribution Amount for the subject Distribution Date for any Loan Group shall be reduced (to not less than zero) for such Loan Group as and to the extent provided in Section 1.02(b); and provided, further, that if any Recovered Amounts are received during the related Collection Period, then the Principal Distribution Amount for the subject Distribution Date for either Loan Group shall be increased for such Loan Group as and to the extent provided in Section 1.02(c).

      Any allocation of the Principal Distribution Amount between Loan Group 1 and Loan Group 2 for purposes of calculating the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount shall take into account Section 1.02.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

            "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

            "Privileged Person": Any Certificateholder, any Certificate Owner, any prospective transferee of a Certificate or interest therein, any Rating Agency, any Mortgage Loan Seller, any Non-Trust Noteholder, any Underwriter or any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged Person" or be entitled to a password or restricted access as contemplated by
Section 3.15 unless such Person has delivered to the Trustee, the Certificate Administrator or the Master Servicer, as applicable, a certification in the form of Exhibit I-1 or Exhibit I-2 (or such other form as may be reasonably acceptable to the Trustee, the Certificate Administrator or the Master Servicer, as applicable), as applicable.

            "Proposed Plan":  As defined in Section 3.17(a)(iii).

            "Prospectus": The prospectus dated July 12, 2005, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The final prospectus supplement dated December 16, 2005 of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Option Notice": As defined in Section 3.18(e).

            "Purchase Price": With respect to any Trust Mortgage Loan (or Trust REO Loan), a cash price equal to the outstanding principal balance of such Trust Mortgage Loan (or Trust REO Loan) as of the date of purchase, together with (a) all accrued and unpaid interest on such Trust Mortgage Loan (or Trust REO Loan) at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase, (b) any accrued interest on P&I Advances (other than Unliquidated Advances in respect of prior P&I Advances) made with respect to such Trust Mortgage Loan (or Trust REO Loan),
(c) all related and unreimbursed (from collections on such Trust Mortgage Loan and, if such Trust Mortgage Loan is part of a Loan Combination, any related Non-Trust Loan (or Trust REO Loan and, if such Trust REO Loan is a successor to a Trust Mortgage Loan that is part of a Loan Combination, any related REO Loan that is a successor to a related Non-Trust Loan)) Servicing Advances (together with Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances), (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees), incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by a Mortgage Loan Seller (to the extent not included in clause (c) above) and Principal Recovery Fees payable (to the extent payable pursuant to Section 3.11(c)) with respect to such Trust Mortgage Loan (or Trust REO Loan), and (e) any other Additional Trust Fund Expenses in respect of such Trust Mortgage Loan (or Trust REO Loan) (including any Additional Trust Fund Expenses (which includes Special Servicing Fees and Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from related Insurance Proceeds or Liquidation Proceeds); provided that the Purchase Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A-" by S&P and "A3" by Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by S&P and "A3" by Moody's (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage Loan; (iii) have the same Due Date as and a grace period no longer than the deleted Trust Mortgage Loan;
(iv) accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Trust Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Trust Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt Service Coverage Ratio of not less than the greater of the original Debt Service Coverage Ratio of the deleted Trust Mortgage Loan and the current Debt Service Coverage Ratio of the deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in an Adverse Rating Event (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense); and (xvi) have comparable prepayment restrictions. In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Sequential Pay Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the proposed Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date in January 2044.

            "Rating Agency": Each of S&P and Moody's.

            "Realized Loss": With respect to: (1) each Specially Serviced Mortgage Loan or Corrected Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property and with respect to the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, if a Final Recovery Determination has been made in respect thereof by the MLMT Series 2005-CKI1 Special Servicer, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made (exclusive of any portion thereof that constitutes Penalty Interest, Additional Interest, Prepayment Premiums or Yield Maintenance Charges), plus (c) any related unpaid servicing expenses, any related Servicing Advances (together with Unliquidated Advances in respect of prior related Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery Determination was made, had not been reimbursed from the subject Mortgage Loan or REO Property, as the case may be, and any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of such payments and/or proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of a Trust Mortgage Loan or Trust REO Loan that is part of a Loan Combination, net of any portion of such payments and/or proceeds that represent Liquidation Proceeds payable to the holder of the related Non-Trust Loan(s); (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Glendale Galleria Trust Mortgage Loan, by the MLMT Series 2005-CKI1 Applicable Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement), the amount of such principal and/or interest or Unliquidated Advance so canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Glendale Galleria Trust Mortgage Loan, by the MLMT Series 2005-CKI1 Applicable Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement), the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment); (4) each Trust Mortgage Loan or Trust REO Loan as to which there were any Nonrecoverable Advances, the amount of any such Nonrecoverable Advance reimbursed (and/or interest thereon paid) from amounts that would have otherwise been distributable as principal on the Certificates; and (5) each Trust Mortgage Loan purchased from the Trust Fund at a price less than the Purchase Price therefor, the amount of the deficiency.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recording/Filing Agent": As defined in Section 2.01(d).

            "Recovered Amount": As defined in Section 1.02(c).

            "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-1A, Class A-SB, Class A-4, Class A-4FC, Class AM, Class AJ, Class B, Class C, Class D or Class X Certificate.

            "Regular Certificate": Any REMIC II Certificate other than a Class R-II Certificate.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Regulation S CUSIP number.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Certificate Administrator or any REMIC administrator appointed pursuant to Section 8.14.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Trust Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Trust Mortgage Loans received after the Closing Date (excluding all Additional Interest on such Trust Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and Reserve Funds; (ii) all amounts (inclusive of the Closing Date Deposit but exclusive of all Additional Interest) held from time to time in the Collection Account, the Interest Reserve Account, any Pool REO Account, the Gain-on-Sale Reserve Account, any Loan Combination Custodial Account and the Distribution Account (exclusive of amounts held on behalf of REMIC II); (iii) any REO Property acquired in respect of a Trust Mortgage Loan (or, in the case of the Glendale Galleria Trust Mortgage Loan, the rights of the holder thereof with respect to any related Glendale Galleria REO Property under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement); (iv) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17, 19 and 20 of each of the Mortgage Loan Purchase Agreements with respect to the Trust Mortgage Loans; and (v) the rights of the mortgagee under all Insurance Policies with respect to the Trust Mortgage Loans; provided that REMIC I shall not include any Non-Trust Loan or any successor REO Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums, Yield Maintenance Charges or other amounts collected on a Non-Trust Loan or any successor REO Loan with respect thereto.

            "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to first paragraph of Section 4.04(b). The REMIC I Principal Balance of a REMIC I Regular Interest shall be increased, pursuant to the second paragraph of Section 4.04(b), in connection with increases in the Class Principal Balance of the Corresponding Certificates as contemplated by the second paragraph of
Section 4.04(a).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

            "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class A-1A, Class A-SB, Class A-4, Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class X or Class R-II Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The Pool REO Account or any Loan Combination REO Account, as applicable.

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09 or, in the case of the Glendale Galleria Mortgaged Property, pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18 or, in the case of the Glendale Galleria Mortgaged Property, pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan (or, if a Loan Combination is involved, one of the Mortgage Loans comprising the subject Loan Combination) deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or an interest therein) remains part of REMIC I and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any REO Property that relates to a Loan Combination, on behalf of the Trust and the related Non-Trust Noteholder(s)). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property (other than the Glendale Galleria REO Property) or for the reimbursement of or payment to the Master Servicer, the Special Servicer or the Trustee for other related Servicing Advances as provided in this Agreement, interest on such Advances and other related Additional Trust Fund Expenses) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate (in the case of the Trust REO Loan that relates to the Glendale Galleria Trust Mortgage Loan, net of the MLMT Series 2005-CKI1 Servicing Fee) to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest and other amounts, in that order; provided, however, that if a Mortgage Loan that is part of a Loan Combination and the related Non-Trust Loan(s) become REO Loans, amounts received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Loan Combination Intercreditor Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount," shall be deemed outstanding until recovered.

            "REO Property": With respect to any Mortgage Loan (other than a Mortgage Loan constituting part of a Loan Combination), a Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; and with respect to a Loan Combination, the related Loan Combination REO Property; and with respect to the Glendale Galleria Loan Combination, the Glendale Galleria REO Property; provided that the Glendale Galleria Mortgaged Property shall constitute an REO Property if acquired under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement for the benefit of all the related Non-Trust Noteholders and the Trust, as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of the Glendale Galleria Loan Combination.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a)(i).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 C.F.R. ss. 225.64 and conducted in accordance with the standards of the Appraisal Institute.

            "Required Appraisal Mortgage Loan": Each Serviced Trust Mortgage Loan (or, in the case of clause (ii) below, any successor Trust REO Loan with respect thereto) (i) that is 60 days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer in a manner that affects the amount or timing of any Periodic Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special Servicer of notice that a receiver has been appointed and continues in such capacity in respect of the related Mortgaged Property, (v) 60 days following the receipt by the Special Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or (vi) delinquent in respect of its Balloon Payment for one day or, if the Special Servicer receives, prior to the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Trust Mortgage Loan, then for such longer period beyond the Due Date of such Balloon Payment ending on the earlier of (1) 60 days after the Due Date of such Balloon Payment and (2) the expiration of the refinancing commitment; provided, however, that a Required Appraisal Mortgage Loan shall cease to be a Required Appraisal Mortgage Loan:

            (a) with respect to the circumstances described in clauses (i) and
      (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Trust Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20); and

            (b) with respect to the circumstances described in clauses (iv), (v) and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi) above exists that would cause the Trust Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan.

            "Required Appraisal Value": With respect to any Mortgaged Property or REO Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with
Section 3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such Required Appraisal Mortgage Loan and estimated liquidation expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended no less often than annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal or internal valuation, if applicable conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Serviced Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

            "Residual Certificate": A Class R-I or Class R-II Certificate.

            "Responsible Officer": When used with respect to (i) the initial Trustee, any Vice President, Assistant Vice President or trust officer of the Trustee having direct responsibility for the administration of this agreement,
(ii) any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject and (iii) the Certificate Administrator, any officer thereof having direct responsibility for the administration of this agreement.

            "Restricted Servicer Reports": Collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File, the CMSA Comparative Financial Status Report and the CMSA Loan Level Reserve/LOC Report.

            "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer and the Certificate Administrator, and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Certification": As defined in Section 8.17(a)(iv).

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of the Glendale Galleria Trust Mortgage Loan by the MLMT Series 2005-CKI1 Special Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement) or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for a Loan Combination provide for a single monthly debt service payment for such Loan Combination, then the Scheduled Payment for each Mortgage Loan comprising such Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Loan Combination Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Mortgage Loan comprising the subject Loan Combination.

            "Securities Act": The Securities Act of 1933, as amended.

            "Securities and Exchange Commission": The United States Securities and Exchange Commission or any successor.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-1A, Class A-SB, Class A-4, Class A-4FC or Class X Certificate.

            "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-1A, Class A-SB, Class A-4, Class A-4FC, Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P or Class Q Certificate.

            "Serviced Mortgage Loan": Each Mortgage Loan or Loan Combination (including a Specially Serviced Mortgage Loan, but excluding an REO Loan) other than any Mortgage Loan constituting part of the Glendale Galleria Loan Combination.

            "Serviced Mortgaged Property": The Mortgaged Property securing a Serviced Mortgage Loan.

            "Serviced REO Loan": An REO Loan deemed to be outstanding in respect of a Serviced Mortgaged Property.

            "Serviced Trust Defaulted Mortgage Loan": A Defaulted Mortgage Loan that is a Trust Mortgage Loan and a Serviced Mortgage Loan.

            "Serviced Trust Mortgage Loan": Any Trust Mortgage Loan that is a Serviced Mortgage Loan. Notwithstanding anything herein to the contrary, in no event shall the Glendale Galleria Trust Mortgage Loan constitute a Serviced Trust Mortgage Loan hereunder.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the Master Servicer, the Special Servicer or the Trustee in connection with the servicing of a Serviced Mortgage Loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any Administered REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.02 and 3.03, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (d) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses
(i)-(iii), (v), (vii) and (viii) of the definition of "Liquidation Proceeds,"
(e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the related Mortgagor), (i) UCC filings (to the extent not reimbursed by the Mortgagor), (j) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b) and (k) any other expenditure expressly designated as a Servicing Advance under this Agreement. Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs, and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the Master Servicer or Special Servicer without reimbursement pursuant to the terms of this Agreement.

            "Servicing Fees": With respect to each Serviced Mortgage Loan and any successor REO Loan with respect thereto, the Master Servicing Fee and the Special Servicing Fee. With respect to the Glendale Galleria Trust Mortgage Loan, the Master Servicing Fee and the MLMT Series 2005-CKI1 Servicing Fee.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Mortgagor in connection with, or relating to, the servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, property inspection reports, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee, the Certificate Administrator and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing Standard": shall mean, with respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Mortgage Loans and any REO Properties that such party is obligated to service and administer, on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (and with respect to a Loan Combination for which it is responsible hereunder, the related holders of the Non-Trust Loan as a collective whole), as determined by the Master Servicer or the Special Servicer, as applicable, in its good faith and reasonable judgment, in accordance with applicable law, the terms of this Agreement and the terms of the Mortgage Loans, and to the extent consistent with the foregoing, as follows: (i) the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans and REO properties; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Serviced Mortgage Loans or, if a Serviced Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Master Servicer or the Special Servicer, as applicable, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Serviced Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Loan Combination is involved, with a view to the maximization of recovery on such Loan Combination to the Certificateholders and the related holders of the Non-Trust Loans (as a collective whole)), on a present value basis; and (iii) without regard to (A) any other relationship that the Master Servicer or the Special Servicer, as applicable, or any Affiliate thereof may have with the related Mortgagor; (B) the ownership of any Certificate or any related mezzanine loan or Non-Trust Loan by the Master Servicer or the Special Servicer, as applicable, or any Affiliate thereof; (C) the Master Servicer's obligation to make Advances; and (D) the right of the Master Servicer or the Special Servicer, as applicable, or any Affiliate thereof to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under this Agreement or with respect to any particular transaction.

            "Servicing Transfer Event": With respect to any Serviced Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan."

            "Significant Mortgage Loan": At any time of determination, any Mortgage Loan that (1) has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a Crossed Loan Group or (c) as part of a group of Mortgage Loans made to affiliated Mortgagors, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (2) is one of the 10 largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups and groups of Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time.

            "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates, the Class A-3FL Certificates or the Class A-4FC Certificates evidencing a $1,000 denomination.

            "Sole Certificate Owner": As defined in Section 9.01.

            "Special Servicer": LNR Partners, Inc., or any successor in interest thereto, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.35% per annum.

            "Specially Designated Mortgage Loan Documents": With respect to any Trust Mortgage Loan, the following documents collectively:

            (i) the original executed Mortgage Note (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

            (ii) an original or a copy of the Mortgage (with or without recording information);

            (iii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (iv) an original or a copy of any Ground Lease or ground lessor estoppel; and

            (v) a copy of any letter of credit relating to the Trust Mortgage Loan;

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term, with respect to any receipt or certification by the Trustee or a Custodian on its behalf for documents described in clauses (iv) and
(v) of this definition, shall be deemed to include such documents only to the extent the Trustee or a Custodian on its behalf has actual knowledge of their existence; and provided, further, that the only Specially Designated Mortgage Loan Document with respect to the Glendale Galleria Trust Mortgage Loan shall be the document described in clause (i) of this definition.

            "Specially Serviced Mortgage Loan": Any Serviced Mortgage Loan as to which any of the following events have occurred:

            (a) the related Mortgagor shall have failed to make when due any Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

            (i)   except in the case of a Balloon Payment, for 60 days; or

            (ii) solely in the case of a delinquent Balloon Payment, for one day, unless the related Mortgagor delivers, prior to the Due Date for such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan, then for such longer period beyond such Mortgage Loan's maturity date ending on the earlier of (a) 60 days after the related Maturity Date and (B) the expiration of the refinancing commitment; or

            (b) the Master Servicer or, with the consent of the Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) or a default (other than an Acceptable Insurance Default or a default described in clause (a) above) that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan, is in each case likely to occur and is likely to remain unremedied for at least 60 days; or

            (c) the Master Servicer or, with the consent of the Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the Servicing Standard), that a default (other than an Acceptable Insurance Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees shall be payable); or

            (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Serviced Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

            (i) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (ii) with respect to the circumstances described in clauses (b),
      (d), (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (iii) with respect to the circumstances described in clause (c) above, when such default is cured; and

            (iv) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no other circumstance identified in clauses (a) through
(g) above exists that would otherwise cause such Serviced Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

            During any time an entire Loan Combination is serviced and administered pursuant to this Agreement, if a Servicing Transfer Event exists with respect to one Mortgage Loan in such Loan Combination, it will also be considered to exist for the other Mortgage Loan(s) in such Loan Combination.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by the states of New York, Illinois, Maryland, Minnesota, Florida and by any other state or local taxing authorities as may, by notice to the Certificate Administrator, assert jurisdiction over the Trust Fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Certificate Administrator, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 (or, in the case of a Mortgage Loan constituting part of the Glendale Galleria Loan Combination, by the MLMT Series 2005-CKI1 Special Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement) and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan that is a Trust Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution Date, to not less than zero, by (y) the sum of:

            (i) all payments and other collections of principal, if any, with respect to such Trust Mortgage Loan that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause(s) (a), (b), (c) and/or (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount";

            (ii) any other amount received with respect to such Trust Mortgage Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

            (iii) any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

            (iv) any related Realized Loss (other than any such loss resulting from a Deficient Valuation) incurred during the related Collection Period that represents a loss of principal with respect to that Trust Mortgage Loan.

            With respect to any Trust REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

            (a) all amounts, if any, collected with respect to the related REO Property that are allocable as principal of the subject Trust REO Loan and that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause (e) and/or clause (f) of, and without regard to the provisos to, the definition of "Principal Distribution Amount"; and

            (b) any related Realized Losses incurred during the related Collection Period that represents a loss of principal with respect to the subject Trust REO Loan.

            A Trust Mortgage Loan or a Trust REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

            With respect to a Non-Trust Loan (other than a Glendale Galleria Subordinate Non-Trust Loan) or any successor REO Loan with respect thereto on any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Non-Trust Loan or the deemed unpaid principal balance of such successor REO Loan.

            "Subordinated Certificate": Any Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class R-I or Class R-II Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced, calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Trust Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal Balance of the related Qualified Substitute Mortgage Loan or Qualified Substitute Mortgage Loans.

            "Surfside Garden Apartments A-Note Trust Mortgage Loan": The A-Note Trust Mortgage Loan identified as loan number 117 on the Mortgage Loan Schedule and as being secured by the Surfside Garden Apartments.

            "Surfside Garden Apartments B-Note Non-Trust Loan": The B-Note Non-Trust Loan that relates to the Surfside Garden Apartments A-Note Trust Mortgage Loan.

            "Swap Agreement": Either of the Class A-3FL Swap Agreement or the Class A-4FC Swap Agreement.

            "Swap Counterparty": Either of the Class A-3FL Swap Counterparty or the Class A-4FC Swap Counterparty.

            "Swap Default": With respect to either Swap Agreement, any failure on the part of the related Swap Counterparty (that continues beyond any applicable grace period under such Swap Agreement) to (i) make a required payment under such Swap Agreement as and when due thereunder, (ii) either post acceptable collateral or find an acceptable replacement Swap Counterparty or find an acceptable guarantor after a ratings downgrade of the Swap Counterparty (or its Credit Support Provider (as defined in the related Swap Agreement)) has occurred, as required by Part 1(m)(2)(ii) of the Schedule to the Master Agreement in such Swap Agreement.

            "Swap Payment Default": A Swap Default of the nature described in clause (i) of the definition of "Swap Default."

            "Swap Termination Fees": With respect to either Swap Agreement, any fees, costs or expenses payable by the related Swap Counterparty to the Trust in connection with a Swap Default under such Swap Agreement, termination of such Swap Agreement or liquidation of such Swap Agreement, as specified in such Swap Agreement.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each of Grantor Trust A-3FL, Grantor Trust A-4FC and the Grantor Trust Z due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created hereunder.

            "Trust ARD Loan": Any Trust Mortgage Loan that is an ARD Loan.

            "Trust Balloon Loan": Any Trust Mortgage Loan that is a Balloon
Loan.

            "Trust Corrected Mortgage Loan": Any Trust Mortgage Loan that is a Corrected Mortgage Loan.

            "Trust Defaulted Mortgage Loan": Any Trust Mortgage Loan that is a Defaulted Mortgage Loan.

            "Trust Defeasance Mortgage Loan": Any Trust Mortgage Loan that is a Defeasance Loan.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I and REMIC II (ii) the Grantor Trust Z Assets, (iii) the Grantor Trust A-3FL Assets and (iv) the Grantor Trust A-4FC Assets.

            "Trust Mortgage Loan": Each of the mortgage loans, including any A-Note Trust Mortgage Loan and the Glendale Galleria Trust Mortgage Loan, transferred and assigned to the Trust Fund pursuant to Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.

            "Trust REO Loan": Any REO Loan that succeeded a Trust Mortgage Loan.

            "Trust Required Appraisal Mortgage Loan": Any Trust Mortgage Loan or Trust REO Loan that is a Required Appraisal Mortgage Loan.

            "Trust Specially Serviced Mortgage Loan": Any Trust Mortgage Loan that is a Specially Serviced Mortgage Loan.

            "Trustee": Wells Fargo Bank, N.A., its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": With respect to each Trust Mortgage Loan and each Trust REO Loan for any Distribution Date (excluding, in the case of the initial Distribution Date, any Closing Date Deposit Mortgage Loan), an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Trust Mortgage Loan or Trust REO Loan, as the case may be), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Trust Mortgage Loan or Trust REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date); provided, that the portion of the Trustee Fee defined herein as the Certificate Administrator Fee shall be retained by the Certificate Administrator.

            "Trustee Fee Rate": 0.0013% per annum.

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement filed pursuant to the UCC.

            "Underwriter": Each of MLPF&S, Countrywide Securities, LaSalle Financial Services, Deutsche Bank Securities Inc., JPMorgan Securities Inc. and Morgan Stanley & Co. Incorporated, or their respective successors in interest.

            "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person": A citizen or resident of the United States, a corporation (except to the extent provided in applicable Treasury Regulations) or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in, or under the laws of, the United States, any state or the District of Columbia or any other entity treated as a corporation or partnership for federal income tax purposes, an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            "Unliquidated Advance": Any Advance previously made by a party hereto that (i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a)(vii) out of principal collections on other Trust Mortgage Loans and (iii) was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the related Trust Mortgage Loan or any related REO Property (and provided that no Liquidation Event has occurred with respect to the related Trust Mortgage Loan or any related REO Property).

            "Unrestricted Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report, the CMSA Advance Recovery Report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

            "USAP": The Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Regular Certificates, the Class A-3FL Certificates and the Class A-4FC Certificates. Ninety-eight percent (98%) of the Voting Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-3FL, Class A-1A, Class A-SB, Class A-4, Class A-4FC, Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates in proportion to the respective Class Principal Balances of their Certificates. Two percent (2%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates. The Class Z and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if the Master Servicer is the holder of any Certificates, the Master Servicer, in its capacity as a Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting the Master Servicer.

            "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Net Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any Trust REO Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

            "Workout-Delayed Reimbursement Amounts": With respect to any Trust Mortgage Loan, the amount of any Advance made with respect to such Trust Mortgage Loan on or before the date such Trust Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Trust Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances accruing before, on and after such date, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Mortgage Loan becomes a Trust Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan, 1.00%.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer or the Special Servicer, as applicable, shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer or the Special Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)^1/6}-1) where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X ({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

            SECTION 1.02. Certain Adjustments to the Principal Distributions on
                          the Certificates.

            (a) If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Collection Account for (i) any unreimbursed Advance that has been or is determined to be a Nonrecoverable Advance (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any Workout-Delayed Reimbursement Amount, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

            first, out of any amounts then on deposit in the Collection Account that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans and/or Trust REO Loans, in the Loan Group that includes the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution Date;

            second, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans, in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution Date;

            third, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

            fourth, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

            fifth, solely in the case of the reimbursement of a Nonrecoverable Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Account.

            (b) If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then

            (i) the Principal Distribution Amount for the related Distribution Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section 1.02(b), would constitute part of such Principal Distribution Amount; and

            (ii) depending on whether such payment or other collection of principal relates to Loan Group 1 or Loan Group 2, there shall be a corresponding reduction in the Loan Group 1 Principal Distribution Amount or the Loan Group 2 Distribution Amount, as applicable, for the related Distribution Date.

            (c) If and to the extent that any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount is reimbursed or interest on any Nonrecoverable Advance is paid out of payments or other collections of principal received on the Mortgage Pool (with a corresponding reduction to the Principal Distribution Amount, and to either or both of the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount, for the relevant Distribution Date), and further if and to the extent that the particular item for which such Advance was originally made or such Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan or Trust REO Loan (such item, upon collection, a "Recovered Amount"), then (without duplication of amounts already included therein):

            (i) the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be; and

            (ii) the Loan Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Loan Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal Distribution Amount, as applicable, for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be;

provided that, if both the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective Loan Groups in accordance with Section 1.02(a) to reimburse the subject Nonrecoverable Advance (and/or pay interest thereon) or to reimburse the subject Workout-Delayed Reimbursement Amount, as the case may be.

            (d) For purposes of making the adjustments to the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount, respectively, for each Distribution Date contemplated by this Section 1.02, that amount shall be calculated in accordance with the respective definitions thereof (without regard to this Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

            (e) Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances (together with interest accrued and payable thereon pursuant to Section 3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

            (f) For purposes of this Section 1.02, notwithstanding any other provision of this Agreement, the terms "Nonrecoverable Advance" and "Workout-Delayed Reimbursement Amount" shall include any amounts paid by the Master Servicer pursuant to Section 3.05(a)(xviii) in reimbursement of "Nonrecoverable Advances" and "Workout-Delayed Reimbursement Amounts" (in each case within the meaning of the MLMT Series 2005-CKI1 Pooling and Servicing Agreement) in respect of the Glendale Galleria Trust Mortgage Loan, any successor Trust REO Loan with respect thereto or the Glendale Galleria Mortgaged Property.

            SECTION 1.03. Calculation of LIBOR.

            (a) The initial value of LIBOR shall be 4.37875% per annum. Such value of LIBOR shall be utilized in calculating, with respect to the Class A-3FL Certificates, (i) the Class A-3FL Floating Swap Payment to be made on the Class A-3FL Swap Payment Date in January 2006 and (ii) the Pass-Through Rate with respect to the Class A-3FL Certificates for the Distribution Date in January 2006.

            (b) The value of LIBOR applicable to the calculation of the Class A-3FL Floating Swap Payment to be made on the Class A-3FL Swap Payment Date in any particular calendar month subsequent to January 2006, as well as the calculation of the respective Pass-Through Rate with respect to the Class A-3FL Certificates for the Distribution Date in such calendar month (provided that no Class A-3FL Distribution Conversion is then in effect), shall be determined by the Certificate Administrator (and promptly reported to the related Swap Counterparty) on the LIBOR Determination Date in the preceding calendar month in accordance with the following methodology: LIBOR shall equal the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the applicable LIBOR Determination Date. If that rate does not appear on the Dow Jones Market Service Page 3750, LIBOR will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the Certificate Administrator to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the 12th day of the calendar month in which the applicable LIBOR Determination Date occurs and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Certificate Administrator shall request the principal London office of any five major reference banks in the London interbank market selected by the Certificate Administrator to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Certificate Administrator, at approximately 11:00 a.m., New York City time, on the applicable LIBOR Determination Date for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the applicable LIBOR Determination Date and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The determination of LIBOR by the Certificate Administrator will be binding absent manifest error.

            SECTION 1.04. Calculation of CPI Index Rate.

            (a) The initial value of the CPI Index Rate shall be 4.686677% per annum. Such value of the CPI Index Rate shall be utilized in calculating, with respect to the Class A-4FC Certificates, (i) the Class A-4FC Floating Swap Payment to be made on the Class A-4FC Swap Payment Date in January 2006 and (ii) the Pass-Through Rate with respect to the Class A-4FC Certificates for the Distribution Date in January 2006.

            (b) The value of the CPI Index Rate applicable to the calculation of the Class A-4FC Floating Swap Payment to be made on the Class A-4FC Swap Payment Date in any particular calendar month subsequent to January 2006, as well as the calculation of the respective Pass-Through Rate with respect to the Class A-4FC Certificates for the Distribution Date in such calendar month (provided that no Class A-4FC Distribution Conversion is then in effect), shall be determined by the Certificate Administrator (and promptly reported to the related Swap Counterparty) on the CPI Index Reset Date in the preceding calendar month in accordance with the following methodology: the CPI Index Rate shall equal the quotient of (i) (A) CPI(t) minus (B) CPI(t-12), divided by (ii) CPI(t-12). "CPI(t)" means the CPI for the third calendar month preceding the relevant CPI Index Reset Date as published and reported in the second calendar month preceding such CPI Index Reset Date; "CPI (t-12)" means the CPI for the fifteenth calendar month preceding the relevant CPI Index Reset Date; and "CPI" means the US City Average Consumer Price Index for All Urban Consumers, not subject to revisions or seasonal adjustments, as published monthly by the Bureau of Labor Statistics (BLS) and available on Bloomberg CPURNSA or any successor service. If the CPI is not published, is subsequently revised, amended, or replaced, the applicable substitute index will be that chosen by the Secretary of the Treasury for the Department of Treasury's Inflation Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If a previously reported CPI is revised, the CPI Index Rate shall continue to use the previously reported CPI in calculating interest payments. If CPI is rebased to a different year, the CPI Index Rate will continue to use the CPI based on the base reference year in effect on the Closing Date.

                                   ARTICLE II

  CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            SECTION 2.01. Conveyance of Trust Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of New York, designated as "Merrill Lynch Mortgage Trust 2005-LC1" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Trust Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 8, 9, 10, 11, 12, 13, 14, 16, 17, 19 and 20 of each Mortgage Loan Purchase Agreement, (iii) the rights of the Depositor under each Loan Combination Intercreditor Agreement, (iv) the rights of the Depositor under the Glendale Galleria Intercreditor Agreement and (v) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust Mortgage Loans and due after the Cut-off Date and, in the case of each Trust Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Loan Combination Intercreditor Agreement. The Trustee, on behalf of the Trust, assumes the obligations of the "Note A-2 Holder" under the Glendale Galleria Intercreditor Agreement; provided that the Master Servicer shall, as further set forth in Article III, perform the servicing obligations of the "A Note Holder" under each Loan Combination Intercreditor Agreement that relates to an A/B Loan Combination and perform the servicing obligations and exercise the related rights of the "Note A-2 Holder" under the Glendale Galleria Intercreditor Agreement. The transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to their respective Mortgage Loan Purchase Agreements to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and Special Servicer), on or before the Closing Date, the Mortgage File for each Trust Mortgage Loan so assigned. At the request of the Special Servicer, the Master Servicer shall deliver a copy of the Servicing File to the Special Servicer at no cost to the Special Servicer if the Special Servicer and Master Servicer reasonably agree such delivery is required for the Special Servicer to perform its obligations pursuant to this Agreement. None of the Trustee, the Certificate Administrator, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b).

            (c) If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Serviced Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii),
(a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Serviced Trust Mortgage Loan, any of the documents and/or instruments referred to in clauses (a)(ii), (a)(iii), (a)(vi) (if recorded) and (a)(viii) of the definition of "Mortgage File," with evidence of recording or filing as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to the item referred to in clause (a)(ii) of the definition of "Mortgage File," certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.

            If, on the Closing Date as to any Serviced Trust Mortgage Loan, the applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (a)(iv) or (a)(v) of the definition of "Mortgage File" (in the case of clause (a)(iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan Seller may provisionally satisfy the delivery requirements of the related Mortgage Loan Purchase Agreement and Section 2.01(b) by delivering with respect to such Serviced Trust Mortgage Loan on the Closing Date an omnibus assignment of such Serviced Trust Mortgage Loan; provided that all required original assignments with respect to such Serviced Trust Mortgage Loan in fully complete and recordable form shall be delivered to the Trustee or its Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

            (d) The Depositor hereby represents and warrants that with respect to the Merrill Trust Mortgage Loans, LaSalle Trust Mortgage Loans and Countrywide Trust Mortgage Loans, the related Mortgage Loan Seller has each covenanted in the related Mortgage Loan Purchase Agreement that it shall retain or cause to be retained, an Independent Person (such Person, the "Recording/Filing Agent") that shall, as to each such Serviced Trust Mortgage Loan, promptly (and in any event within 180 days following the later of the Closing Date or the delivery of each assignment and UCC Financing Statement to the Recording/Filing Agent) cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, each such assignment of Mortgage, each such assignment of Assignment of Leases and any other recordable documents relating to each such Trust Mortgage Loan in favor of the Trustee that is referred to in clause
(a)(iv) of the definition of "Mortgage File" and each such UCC Financing Statement assignment in favor of the Trustee that is referred to in clause
(a)(viii) of the definition of "Mortgage File," in each case pursuant to Section 2(d) of the related Mortgage Loan Purchase Agreement.

            (e) All documents and records in the Servicing File (except draft documents, privileged or other communications, credit underwriting, legal or other due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations of the Mortgage Loan Seller) in possession of the Depositor or the Mortgage Loan Sellers that relate to the Serviced Trust Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letter of credit that is not part of the Mortgage File because the Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the Trust Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the Master Servicer to draw on such letter of credit.

            Pursuant to the LaSalle Mortgage Loan Purchase Agreement, LaSalle Bank will remit or cause to be remitted to the Certificate Administrator on or prior to the Closing Date, the Closing Date Deposits for the Closing Date Deposit Mortgage Loans. The Certificate Administrator shall hold the Closing Date Deposits in the Distribution Account and shall include the Closing Date Deposits in the Available Distribution Amount for the initial Distribution Date. The Closing Date Deposits shall remain uninvested.

            (f) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian, the Master Servicer and the Special Servicer on or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Mortgage Loan Purchase Agreements, as in full force and effect on the Closing Date.

            (g) The Depositor hereby consents to the filing of any UCC Financing Statements contemplated by this Agreement without its consent being given at the time of such filing.

            SECTION 2.02. Acceptance of the Trust Fund by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement and each Swap Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for a Trust Mortgage Loan that is part of a Loan Combination relates to the corresponding Non-Trust Loan, the Trustee shall also hold such Mortgage File in trust for the use and benefit of the related Non-Trust Noteholder(s). The Trustee hereby certifies to each of the Depositor, the Certificate Administrator, the Master Servicer, the Special Servicer and each Mortgage Loan Seller that, without regard to the proviso in the definition of "Mortgage File," each of the Specially Designated Mortgage Loan Documents are in its possession. In addition, within 90 days after the Closing Date, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Master Servicer, the Special Servicer, each Mortgage Loan Seller (with copies to the Controlling Class Representative), that, with respect to each Trust Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (a)(i),
(a)(ii), (a)(iv)(a), (a)(v), (a)(vii) and (b)(i), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (a)(iii), (a)(iv)(b),
(a)(iv)(c), (a)(vi), (a)(viii) and (a)(ix) through (a)(xii) and (b) (ii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Trust Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct. Further, with respect to the documents described in clause
(a)(viii) of the definition of Mortgage File, absent actual knowledge of a Responsible Officer to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC Financing Statement fixture filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor). Amendments with respect to the UCC Financing Statements to be assigned to the Trust, assigning such UCC Financing Statements to the Trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided. If any exceptions are noted to the certification delivered to the above-mentioned recipients substantially in the form of Exhibit C, the Trustee shall, every 90 days after the delivery of such certification until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Plurality Subordinate Certificateholder, distribute an updated exception report to such recipients; provided that, by delivery of each such updated exception report, the Trustee shall be deemed to have made the certifications provided for in Exhibit C as to each Mortgage Loan or each applicable document (that is to be covered by a certification in the form of Exhibit C) in respect of a Mortgage Loan that, in each case, is not identified in such updated exception report.

            (b) None of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of
                          Trust Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers (without implying any duty of such Person to make any inquiry) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Trust Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in Schedule I of any Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such Document Defect or Breach shall give written notice (which notice, in respect of any obligation of the Trustee to provide notice of a Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the applicable Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the Controlling Class Representative and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach (including through such written notice provided by any party hereto or the Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Trust Mortgage Loan or the interests of the Certificateholders therein, such party shall notify the Master Servicer and, if the subject Trust Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, of such determination and promptly after receipt of such notice, the Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement,
(ii) repurchase the affected Trust Mortgage Loan (which for purposes of this clause (ii) shall include a Trust REO Loan) in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or (iii) within two years of the Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected Trust Mortgage Loan (which for purposes of this clause (iii) shall include a Trust REO Loan) and pay the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the related Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90 day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90 day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or (subject to clause (iii) above) replace the related Trust Mortgage Loan (which for purposes of such repurchase or substitution shall include a Trust REO Loan)); and provided, further, with respect to such additional 90 day period the applicable Mortgage Loan Seller shall have delivered an Officer's Certificate to the Trustee and the Certificate Administrator setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions the applicable Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional 90-day period. In the event of a Document Defect or Breach as to a Trust Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage Loans (each, a "Crossed Loan" and, collectively, a "Crossed Loan Group"), and such Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan Group (without regard to this paragraph) and is not cured as provided for above, then the applicable Document Defect or Breach, as the case may be, shall be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage Loan Seller shall be required to repurchase or substitute for all such Crossed Loans unless (1) the weighted average Debt Service Coverage Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average Debt Service Coverage Ratio for all such related Crossed Loans including the affected Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2) the weighted average Loan-to-Value Ratio for the remaining related Crossed Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the weighted average Loan-to-Value Ratio for all such related Crossed Loans, including the affected Crossed Loan determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller; provided that if such criteria is satisfied and any Crossed Loan is not so repurchased or substituted, then such Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust Fund; provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release from the cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan Seller to the Trustee and the Certificate Administrator, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased or replaced is to be prepared at the expense of the applicable Mortgage Loan Seller and, where required, with the consent of the applicable Mortgagor. For a period of two years from the Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the related Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties an updated exception report as to the status of such uncured Document Defects as provided in Section 2.02(a). If the affected Trust Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Trust Mortgage Loan shall be on a whole loan, servicing released basis.

            Pursuant to each Mortgage Loan Purchase Agreement, to the extent that the related Mortgage Loan Seller is required to repurchase or substitute for a Crossed Loan thereunder while the Trustee continues to hold any other Crossed Loan(s) in the related Crossed Loan Group, the related Mortgage Loan Seller and the Depositor have agreed that neither such party shall enforce any remedies against the other party's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing the Crossed Loan(s) held thereby, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the Crossed Loan(s) held thereby. Notwithstanding the foregoing, each Mortgage Loan Seller and the Depositor have agreed that if the exercise by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then each such party shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

            (b) In connection with any repurchase or substitution of one or more Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Collection Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Trust Mortgage Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and (iii) the Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or deleted Trust Mortgage Loan; provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney. At the time a substitution is made, the applicable Mortgage Loan Purchase Agreement will provide that the applicable Mortgage Loan Seller shall be required to deliver the related Mortgage File to the Trustee and certify that the substitute Trust Mortgage Loan is a Qualified Substitute Mortgage Loan.

            (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute Mortgage Loan for a deleted Trust Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Trust Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Trust Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

            (d) The Mortgage Loan Purchase Agreements and Section 2.03(a) of this Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Trust Mortgage Loans purchased by the Depositor thereunder.

            (e) The Trustee with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 3 of the related Mortgage Loan Purchase Agreement.

            Notwithstanding anything contained herein or the related Mortgage Loan Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such Defect or Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement.

            If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Trust Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor; provided, however, that such Trust Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, the Certificate Administrator, the Trust Fund, the Master Servicer or the Special Servicer allocable to such Trust Mortgage Loan. The Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, at such Mortgage Loan Seller's expense, shall use reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, and the Certificateholders pursuant to the terms of this Agreement.

            SECTION 2.04. Representations and Warranties of Depositor.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Certificate Administrator, the Master Servicer and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Trust Mortgage Loans to the Trust Fund pursuant to Section 2.01(a) of this Agreement (and assuming that the Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans and all servicing rights pertaining thereto.

            (ix) The Depositor is transferring the Trust Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

            SECTION 2.05. Acceptance of REMIC I by Trustee.

            The Trustee acknowledges the assignment to it of the Trust Mortgage Loans and the other property comprising REMIC I, the Additional Interest and the other property comprising Grantor Trust Z, and declares that it holds and will hold the same in trust for the exclusive use and benefit of: in the case of REMIC I, all present and future Holders of the Class R-I Certificates and REMIC II as the holder of the REMIC I Regular Interests; in the case of Grantor Trust Z, all present and future holders of the Class Z Certificates.

            SECTION 2.06. Execution, Authentication and Delivery of Class R-I
                          Certificates.

            The Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, in exchange for the assets included in REMIC I, the Class R-I Certificates in authorized denominations.

            SECTION 2.07. Conveyance of REMIC I Regular Interests; Acceptance of
                          REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the respective Holders of the REMIC II Certificates, Grantor Trust A-3FL and Grantor Trust A-4FC. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates, Grantor Trust A-3FL and Grantor Trust A-4FC.

            SECTION 2.08. Execution, Authentication and Delivery of REMIC II
                          Certificates.

            Concurrently with the assignment to the Trustee of the REMIC I Regular Interests and in exchange therefor, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest have been issued, and pursuant to the written request of the Depositor, executed by an officer of the Depositor, the Certificate Registrar, has executed, and the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations, evidencing, together with the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, the entire beneficial ownership of REMIC II. The rights of the holders of the respective Classes of REMIC II Certificates, Grantor Trust A-3FL as holder of the Class A-3FL REMIC II Regular Interest and Grantor Trust A-4FC as holder of the Class A-4FC REMIC II Regular Interest to receive distributions from the proceeds of REMIC II in respect of their REMIC II Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest in such distributions, shall be as set forth in this Agreement.

            SECTION 2.09. Conveyance of Class A-3FL REMIC II Regular Interest
                          and Class A-4FC REMIC II Regular Interest; Acceptance of Grantor Trust A-3FL and Grantor Trust A-4FC by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest to the Trustee for the benefit of the Holders of the Class A-3FL Certificates and the Holders of the Class A-4FC Certificates, respectively. The Trustee acknowledges the assignment to it of the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-3FL Certificates and Holders of the Class A-4FC Certificates, respectively.

            SECTION 2.10. Execution, Authentication and Delivery of Class Z,
                          Class A-3FL and Class 4-FC Certificates.

            Concurrently with the assignment to it of (i) the Additional Interest and the other assets of Grantor Trust Z, (ii) the Class A-3FL REMIC II Regular Interest and the other assets of Grantor Trust A-3FL; and (iii) the Class A-4FC REMIC II Regular Interest and the other assets of Grantor Trust A-4FC, and in exchange therefor, the Certificate Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent, and delivered to or upon the order of the Depositor, the Class Z Certificates, the Class A-3FL Certificates and the Class A-4FC Certificates.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01. Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Trust Mortgage Loans (and, in the case of the Special Servicer, any related REO Properties) that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Noteholder(s)) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of a Loan Combination, the terms of the related Loan Combination Intercreditor Agreement (which, in the event of any conflict with this Agreement, shall control), to the extent consistent with the foregoing, in accordance with the Servicing Standard.

            Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided that the Master Servicer shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder, except for the reports specified herein, as prepared by the Special Servicer with respect to the Specially Serviced Mortgage Loans, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, that the Master Servicer shall not be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to
Section 3.21.

            (b) Subject to Section 3.01(a), Section 6.11 and Section 6.12, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Serviced Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Loan Combination Intercreditor Agreement, by the related Non-Trust Noteholder(s), to execute and deliver, on behalf of the Certificateholders, the Trustee and each such Non-Trust Noteholder, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11 and Section 6.12, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a Non-Trust Loan, solely under the related Non-Trust Noteholder's name) without indicating the Master Servicer's or Special Servicer's as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or agent. The Master Servicer shall not be responsible for the actions of or failure to act by the Special Servicer and the Special Servicer shall not be responsible for the actions of or the failure to act by the Master Servicer.

            (d) Notwithstanding anything herein to the contrary, in no event shall the Master Servicer or the Trustee make a Servicing Advance with respect to any Non-Trust Loan to the extent the related Trust Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (e) Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

            (f) The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Loan Combination Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of the related Non-Trust Noteholder(s) under the related Loan Combination Intercreditor Agreement, including with respect to (i) the allocation of collections on or in respect of the applicable Loan Combination, and the making of payments, to such Non-Trust Noteholder(s) in accordance with the related Loan Combination Intercreditor Agreement, (ii) the allocation of expenses and/or losses relating to the subject Loan Combination to such Non-Trust Noteholder(s) in accordance with the related Loan Combination Intercreditor Agreement, and (iii) the right of a B-Noteholder or its designee (in the case of an A/B Loan Combination) or the Glendale Galleria Pari Passu Noteholder or a Glendale Galleria Subordinate Noteholder (in the case of the Glendale Galleria Loan Combination) to purchase the related Trust Mortgage Loan in accordance with the related Loan Combination Intercreditor Agreement.

            (g) With respect to any Loan Combination that includes a Serviced Trust Mortgage Loan, in the event that either the related Trust Mortgage Loan or the related Loan Combination REO Property (or any interest therein) is no longer an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(g), in accordance with the related Loan Combination Intercreditor Agreement, the servicing and administration of such Loan Combination and any related Loan Combination REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Loan Combination or (ii) if expressly provided for in the related Loan Combination Intercreditor Agreement) the Master Servicer and, if such Loan Combination is then being specially serviced hereunder or the related Loan Combination Mortgaged Property has become a Loan Combination REO Property, the Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the Master Servicer and/or the Special Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Loan Combination and the related Loan Combination Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder; and provided that neither the Master Servicer nor the Special Servicer nor the Trustee shall be required to make any Advances thereunder.

            Further, with respect to any Loan Combination that includes a Serviced Trust Mortgage Loan, if at any time neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Loan Combination or any related Loan Combination REO Property, as applicable, has not been entered into as contemplated by the related Loan Combination Intercreditor Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Loan Combination Intercreditor Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Loan Combination, the Master Servicer and, if applicable, the Special Servicer shall continue to service and administer such Loan Combination and/or any related Loan Combination REO Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if such Loan Combination or any related Loan Combination REO Property were the sole assets subject hereto.

            SECTION 3.02. Collection of Mortgage Loan Payments.

            (a) Each of the Master Servicer or the Special Servicer shall undertake efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Serviced Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Serviced Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and Special Servicer (including the Special Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided further, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. The Master Servicer may, in its discretion, with respect to Serviced Mortgage Loans that have Anticipated Repayment Dates, waive any or all of the Additional Interest accrued on any such Serviced Mortgage Loan if the Mortgagor is ready and willing to pay all other amounts due under such Serviced Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the Special Servicer and the Controlling Class Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the Special Servicer's receipt of the Master Servicer's request for such consent), and neither the Master Servicer nor the Special Servicer will have any liability to the Trust Fund, the Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The Master Servicer, with regard to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Default Charges in connection with any payment on such Mortgage Loan two (2) times during any period of 12 consecutive months and no more than four (4) times following the Closing Date, unless such Default Charges would otherwise be payable to the Master Servicer pursuant to Section 3.26. No such additional waiver shall be permitted without the consent of the Controlling Class Representative, which consent shall be deemed granted if not denied in writing (which may be sent via facsimile transmission or electronic mail) within five Business Days of such request. Notwithstanding any of the foregoing, in the case of the Merrill Trust Mortgage Loans identified on Exhibit V, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the failure of a Mortgagor to make any payment of a late payment charge or demand payment of a late payment charge from a Mortgagor, in each case prior the expiration of the grace period for Periodic Payments, if any, set forth in the related Mortgage Loan documents.

            (b) All amounts collected in respect of any Serviced Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note, loan agreement (if any) and Mortgage (and, with respect to any Loan Combination, the related Loan Combination Intercreditor Agreement and the documents evidencing and securing the related Non-Trust Loan(s)) except as otherwise provided herein or, if required pursuant to the express provisions of the related Mortgage or, as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement or payment, first, to the Trustee and the Certificate Administrator, pro rata, and second, to the Master Servicer or Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses) for purposes of this Agreement: first, in connection with Liquidation Proceeds or Insurance Proceeds as a recovery of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that were paid from principal collections on such Serviced Mortgage Loan (including Unliquidated Advances) and resulted in principal distributed to the Certificateholders being reduced; second, as a recovery of any related and unreimbursed Advances plus unreimbursed interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such Serviced Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Serviced Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of such Serviced Mortgage Loan following a default thereunder; fifth, as a recovery of Default Charges; sixth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Serviced Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums and Yield Maintenance Charges; seventh, as a recovery of any remaining principal of such Serviced Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. All amounts collected on any Trust Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (ix) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to the Trustee and the Certificate Administrator, pro rata, and second to the Master Servicer or Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee, liquidation expenses and related Additional Trust Fund Expenses): first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such Serviced Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Serviced Mortgage Loan to the extent of its entire unpaid principal balance; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Serviced Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive payments from the Collection Account as set forth in Section 3.05(a) from amounts so applied.

            Notwithstanding the foregoing paragraph, all amounts received with respect to any Loan Combination shall be applied to amounts due and owing under the related Trust Mortgage Loan and the related Non-Trust Loan(s) (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Loan Combination Intercreditor Agreement.

            Notwithstanding the second preceding paragraph, all amounts received with respect to the Glendale Galleria Trust Mortgage Loan or any related Trust REO Loan with respect thereto shall be allocated among interest, principal, Default Charges, Prepayment Premiums and Yield Maintenance Charges in accordance with the terms of any Distribution Date statement or servicer remittance report received from the MLMT Series 2005-CKI1 Applicable Servicer with respect to the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto and, in the absence of any such statement or report, in accordance with the Glendale Galleria Intercreditor Agreement.

            (c) To the extent consistent with the terms of the related Mortgage Loan and applicable law, the Master Servicer shall apply all Insurance Proceeds and condemnation proceeds it receives on a day other than the Due Date to amounts due and owing under the related Mortgage Loan as if such Insurance Proceeds and condemnation proceeds were received on the Due Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

            (d) In the event that the Master Servicer or Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Additional Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will, to the extent not included in the related CMSA Loan Periodic Update File, promptly notify the Certificate Administrator. Subject to the provisions of Section 3.02(a) hereof, none of the Master Servicer, the Trustee, the Certificate Administrator, or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

            (e) With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, the Master Servicer, to the extent the Mortgage Loan documents provide for any discretion, with respect to non-Specially Serviced Mortgage Loans, or the Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the Servicing Standard.

            (f) Promptly following the Closing Date, the Certificate Administrator shall send written notice, substantially in the form of Exhibit U hereto, to the MLMT Series 2005-CKI1 Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the Glendale Galleria Trust Mortgage Loan and directing the MLMT Series 2005-CKI1 Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available to, the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Glendale Galleria Trust Mortgage Loan under the Glendale Galleria Intercreditor Agreement and the MLMT Series 2005-CKI1 Pooling and Servicing Agreement. The Master Servicer shall, within two Business Days of receipt thereof, deposit into the Collection Account all amounts received by it from the MLMT Series 2005-CKI1 Master Servicer or any other party under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement with respect to the Glendale Galleria Trust Mortgage Loan, or the Glendale Galleria Mortgaged Property or any Glendale Galleria REO Property. In the event the Master Servicer fails to so receive any amounts due to the Trust Fund as holder of the Glendale Galleria Trust Mortgage Loan under the Glendale Galleria Intercreditor Agreement and the MLMT Series 2005-CKI1 Pooling and Servicing Agreement by the Determination Date occurring in such calendar month, the Master Servicer shall notify the MLMT Series 2005-CKI1 Master Servicer, the MLMT Series 2005-CKI1 Trustee, the Trustee and the Certificate Administrator that such amounts due with respect to the Glendale Galleria Trust Mortgage Loan have not been received (specifying the amount of such deficiency).

            SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                          Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall, as to all Serviced Mortgage Loans establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents; provided that, in the case of a Loan Combination, if the related Servicing Account includes funds with respect to any other Serviced Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Servicing Account that relates solely to such Loan Combination. Each Servicing Account with respect to a Serviced Mortgage Loan shall be an Eligible Account unless not permitted by the terms of the applicable Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Serviced Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any environmental insurance policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any such Servicing Advance (provided that any interest thereon may only be withdrawn from the Collection Account); (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required by law or the related Mortgage Loan documents and as described below, to Mortgagors on balances in the respective Servicing Accounts; (v) to pay the Master Servicer interest and investment income on balances in the Servicing Accounts as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan documents to be paid to the Mortgagor; (vi) during an event of default under the related Serviced Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard; (vii) to withdraw amounts deposited in error; (viii) to clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; or (ix) only as, when and to the extent permitted under the Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts maintained thereby, if required by law or the terms of the related Serviced Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting, REMIC I, REMIC II, Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z.

            (b) The Master Servicer, with respect to Serviced Mortgage Loans that are not Specially Serviced Mortgage Loans, or the Special Servicer with respect to Specially Serviced Mortgage Loans and Serviced REO Loans, shall (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Serviced Mortgage Loan required the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and Serviced REO Loans) as allowed under the terms of the related Serviced Mortgage Loan or, if such Serviced Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Serviced Mortgage Loans, use efforts consistent with the Servicing Standard to cause the Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c) The Master Servicer shall, as to all Serviced Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing Advances," provided that the Master Servicer shall not make any Servicing Advance prior to the penalty date or cancellation date, as applicable, if the Master Servicer reasonably anticipates in accordance with the Servicing Standard that the Mortgagor will pay such amount on or before the penalty date or cancellation date, and provided, further, that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a) and/or Section 3.05(e). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Certificate Administrator's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Serviced Mortgage Loans, notwithstanding that the terms of such Serviced Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            The Special Servicer shall give the Master Servicer, the Trustee and the Certificate Administrator not less than five Business Days' notice (or, in an emergency situation, not less than two Business Days' notice) with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan or Administered REO Property, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Serviced Mortgage Loan or Administered REO Property; provided, however, that the Special Servicer may (without implying any duty to do so) make any Servicing Advance on a Specially Serviced Mortgage Loan or Administered REO Property only as may be required on an urgent or emergency basis. In addition, the Special Servicer shall provide the Master Servicer or the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing Advance). The Master Servicer will have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five days after the Master Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the Master Servicer to make with respect to any Specially Serviced Mortgage Loan or Administered REO Property (regardless of whether or not the Master Servicer shall make such Servicing Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of a Special Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advances made thereby. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination that any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or Serviced REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall act in accordance with such determination.

            No later than 1:00 p.m., New York City time, on the first Determination Date that follows the date on which it makes any Servicing Advance, the Special Servicer shall provide the Master Servicer an Officer's Certificate (via facsimile) setting forth the details of the Servicing Advance, upon which the Master Servicer may conclusively rely in reimbursing the Special Servicer. The Master Servicer shall be obligated, out of its own funds, to reimburse the Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by the Special Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the Master Servicer, by wire transfer of immediately available funds to an account designated by the Special Servicer, no later than the first P&I Advance Date that is at least five (5) days after the date on which the Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon its reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(c), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines in accordance with the Servicing Standard that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a) or 3.05(e).

            If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Certificate Administrator shall, if a Responsible Officer of the Certificate Administrator has actual knowledge of such failure on the part of the Master Servicer, give written notice of such failure to the Master Servicer and the Trustee. If such Servicing Advance is not made by the Master Servicer within five Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer subject to and as provided in Section 7.01.

            (d) In connection with its recovery of any Servicing Advance from the Collection Account pursuant to Section 3.05(a) or from a Loan Combination Custodial Account pursuant to Section 3.05(e), as applicable, each of the Master Servicer, the Special Servicer and the Trustee shall be entitled to receive, out of amounts then on deposit in the Collection Account as provided in Section 3.05(a) or in such Loan Combination Custodial Account as provided in Section 3.05(e), as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Serviced Mortgage Loans and Administered REO Properties during the Collection Period in which such reimbursement is made, and to the extent that such Default Charges are insufficient, but only after or at the same time the related Advance has been or is reimbursed pursuant to this Agreement, then from general collections on the Trust Mortgage Loans then on deposit in the Collection Account or in such Loan Combination Custodial Account, as applicable; provided that interest on Servicing Advances with respect to a Loan Combination or any related Loan Combination Mortgaged Property shall, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, be payable out of amounts otherwise payable to the related B-Noteholder (in the case of an A/B Loan Combination) or the Glendale Galleria Subordinate Noteholders (in the case of the Glendale Galleria Loan Combination) and/or payments received from the related B-Noteholder (in the case of an A/B Loan Combination) or the Glendale Galleria Subordinate Noteholders (in the case of the Glendale Galleria Loan Combination), in each case under the related Loan Combination Intercreditor Agreement for such purpose. Subject to any exercise of the option to defer reimbursement for Advances pursuant to Section 4.03(f), the Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as applicable, for any outstanding Servicing Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the Mortgagor was received by the Master Servicer on or prior to the date the related Servicing Advance was made.

            (e) The determination by the Master Servicer or the Special Servicer that either has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, the Certificate Administrator, the Depositor and, in the case of a Loan Combination, the related Non-Trust Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the Collection Account pursuant to Section 3.05(a) or, in the case of a Loan Combination, out of the related Loan Combination Custodial Account pursuant to
Section 3.05(e)) of the related Mortgaged Property or REO Property, as the case may be; which Appraisal shall be obtained pursuant to Section 3.09(a) by the Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall act in accordance with any determination made by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance and shall be entitled to rely, conclusively, on such determination by the Master Servicer or the Special Servicer; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer or the Special Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee in good faith makes a determination that such Servicing Advance would be a Nonrecoverable Advance. The applicable Person shall consider Unliquidated Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a Servicing Advance.

            (f) The Master Servicer shall, as to all Serviced Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Loan Combination, if the related Reserve Account includes funds with respect to any other Serviced Mortgage Loan, then the Master Servicer shall maintain a separate sub-account of such Reserve Account that relates solely to such Loan Combination. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents, (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts if permitted under the related Mortgage Loan documents and (iii) during an event of default under the related Serviced Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard. To the extent permitted in the applicable Mortgage Loan documents, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

            (g) Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an Administered REO Property is involved, shall) pay directly out of the Collection Account or, with respect to a servicing expense relating to a Non-Trust Loan or related to a Loan Combination Mortgaged Property, out of the related Loan Combination Custodial Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Serviced Mortgage Loan or Administered REO Property; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an Administered REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole) (or, with respect to a Loan Combination, to the extent paid out of the related Loan Combination Custodial Account, in the best interests of the Certificateholders and the related Non-Trust Noteholder(s), as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee, the Certificate Administrator and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. The Master Servicer and the Special Servicer shall deliver a copy of any such Officer's Certificate (and accompanying information) promptly to the other such Person.

            (h) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Mortgage Loan (each of which Serviced Mortgage Loans is listed on Exhibit T hereto), the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the Master Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective Serviced Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04. Collection Account, Interest Reserve Account,
                          Additional Interest Account, Distribution Account, Gain-on-Sale Reserve Account, Floating Rate Account and Loan Combination Custodial Accounts.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Trust Mortgage Loans including Principal Prepayments;

            (ii) all payments on account of interest on the Trust Mortgage Loans including Additional Interest and Penalty Interest;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Trust Mortgage Loans;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Trust Mortgage Loan, and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts and/or Nonrecoverable Advances in respect of the related Trust Mortgage Loans, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

            (viii) any amount in respect of Purchase Prices and Substitution Shortfall Amounts pursuant to Section 2.03(b);

            (ix) any amount required to be deposited by the Master Servicer pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls;

            (x) [RESERVED];

            (xi) any amount paid by or on behalf of a Mortgagor to cover items for which a Servicing Advance has been previously made, and payments collected in respect of Unliquidated Advances;

            (xii) any amounts representing a reimbursement, payment and/or contribution due and owing to the Trust from a Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement;

            (xiii) any amounts required to be transferred from any Loan Combination Custodial Account pursuant to Section 3.05(e); and

            (xiv) all remittances to the Trust under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement and/or the Glendale Galleria Intercreditor Agreement with respect to the Glendale Galleria Trust Mortgage Loan or any Glendale Galleria REO Property;

provided that, in the case of a Trust Mortgage Loan that is part of a Loan Combination, any amounts required to be deposited in the related Loan Combination Custodial Account, pursuant to Section 3.04(h), shall first be so deposited therein and shall thereafter be transferred to the Collection Account only to the extent provided in Section 3.05(e).

            The foregoing requirements for deposit in the Collection Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or Additional Trust Fund Expenses as provided in Sections 3.03(d) and 4.03(d) or otherwise applied pursuant to Section 3.26) and other transaction fees or other expenses received by the Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11 upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (xi) and (xii) of the second preceding paragraph with respect to any Serviced Trust Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph or any related Loan Combination Custodial Account pursuant to Section 3.04(h), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an Administered REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the Collection Account or any applicable Loan Combination Custodial Account, as the case may be, pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Certificate Administrator shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Certificate Administrator each month on or before 2:00 PM (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account, together with (i) any Prepayment Premiums and/or Yield Maintenance Charges received on the Trust Mortgage Loans during the related Collection Period, and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section 9.01.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a); and

            (ii) the aggregate purchase price paid in connection with the purchase by the Master Servicer of all of the Trust Mortgage Loans and any REO Properties (net of any portion of such aggregate purchase price to be paid to any Non-Trust Noteholder(s)) pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Collection Account pursuant to Section 9.01.

            If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to the Depository based on information reported to it by the Master Servicer pursuant to Section 3.12, and the funds (including, but not limited to, unscheduled payments, late payments, Principal Prepayments or Balloon Payments) remitted to it by the Master Servicer differ in amount from what was reported to the Certificate Administrator by the Master Servicer, the Certificate Administrator shall use commercially reasonable efforts to cause the Depository to revise the related distribution and make such revised distribution on a timely basis on such Distribution Date, but there can be no assurance that the Depository can do so. The Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such revised distribution to the Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid and mitigate such expenses, as a consequence of attempting to revise such distribution to the Depository, the Certificate Administrator shall be entitled to reimbursement from the Trust Fund, payable from amounts on deposit in the Distribution Account.

            The Certificate Administrator shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Certificate Administrator that are required by the terms of this Agreement to be deposited therein. The Certificate Administrator shall also deposit into the Distribution Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account.

            (c) The Certificate Administrator shall establish and maintain one or more accounts (which may be sub-accounts of the Distribution Account) (collectively, the "Interest Reserve Account"), in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Certificate Administrator shall withdraw from the Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related P&I Advance that was deposited in the Distribution Account). The Certificate Administrator shall also deposit into the Interest Reserve Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

            (d) Prior to any Collection Period during which Additional Interest is received on the Trust Mortgage Loans, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Certificate Administrator shall establish and maintain the Additional Interest Account in the name of the Trustee in trust for the benefit of the Class Z Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible Account. Prior to each Distribution Date, the Master Servicer shall remit to the Certificate Administrator for deposit in the Additional Interest Account an amount equal to the Additional Interest received on the Trust ARD Loans and any successor Trust REO Loans with respect thereto during the applicable Collection Period. The Certificate Administrator shall also deposit into the Additional Interest Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Additional Interest Account.

            Following the distribution of Additional Interest to Class Z Certificateholders on the first Distribution Date after which there are no longer any Trust Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest or any successor Trust REO Loans with respect thereto, the Certificate Administrator shall terminate the Additional Interest Account.

            (e) The Certificate Administrator shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be an Eligible Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate Administrator.

            Upon the liquidation of a Trust Specially Serviced Mortgage Loan or the disposition of any Administered REO Property in accordance with Section 3.09 or Section 3.18 or the liquidation of the Glendale Galleria Trust Mortgage Loan or the disposition of any Glendale Galleria REO Property in accordance with the MLMT Series 2005-CKI1 Pooling and Servicing Agreement and/or the Glendale Galleria Intercreditor Agreement, the Special Servicer (or, in the case of the Glendale Galleria Trust Mortgage Loan or any Glendale Galleria REO Property, the Master Servicer) shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such event and remit such funds to the Certificate Administrator for deposit into the Gain-on-Sale Reserve Account. The Certificate Administrator shall deposit into the Gain-on-Sale Reserve Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Gain-on-Sale Reserve Account.

            (f) The Certificate Administrator shall establish and maintain the Floating Rate Account, which shall consist of two sub-accounts. One of those sub-accounts (the "Class A-3FL Sub-Account") shall be held in trust for the benefit of the Holders of the Class A-3FL Certificates and the Class A-3FL Swap Counterparty, as their interests may appear, and the other such sub-account (the "Class A-4FC Sub-Account") for the benefit of the Holders of the Class A-4FC Certificates and the Class A-4FC Swap Counterparty, as their interests may appear. The Floating Rate Account shall be established and maintained as an Eligible Account consisting of the two sub-accounts described in the preceding sentence or, subject to Section 3.04(g), two subaccounts of the Distribution Account. The Certificate Administrator shall make or be deemed to have made deposits in and withdrawals from the Floating Rate Account in accordance with the terms of this Agreement. The Certificate Administrator shall, as and when required, deposit in the applicable sub-account of the Floating Rate Account any amounts required to be so deposited by the Certificate Administrator pursuant to
Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Floating Rate Account and, to the extent permitted by Section 3.06, may withdraw any Net Investment Earnings from the applicable sub-account of the Floating Rate Account. The Certificate Administrator shall deposit into the applicable sub-account of the Floating Rate Account (i.e., the Class A-3FL Sub-Account, in the case of clauses (i) and (iii) of this sentence, and the Class A-4FC Sub-Account, in the case of clauses (ii) and (iv) of this sentence): (i) all amounts distributable with respect to the Class A-3FL REMIC II Regular Interest pursuant to Sections 4.01 and 9.01 for each Distribution Date; (ii) all amounts distributable with respect to the Class A-4FC REMIC II Regular Interest pursuant to Sections 4.01 and 9.01 for each Distribution Date; (iii) upon receipt, all amounts received from the Class A-3FL Swap Counterparty under the Class A-3FL Swap Agreement intended for distribution on the Class A-3FL Certificates; and (iv) upon receipt, all amounts received from the Class A-4FC Swap Counterparty under the Class A-4FC Swap Agreement intended for distribution on the Class A-4FC Certificates.

            (g) Notwithstanding that any of the Interest Reserve Account, the Additional Interest Account, the Gain-on-Sale Reserve Account or each sub-account comprising the Floating Rate Account may be a sub-account of the Distribution Account for reasons of administrative convenience, each of the Interest Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve Account and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Trustee and the Certificate Administrator hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Certificate Administrator shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Certificate Administrator to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Certificate Administrator and appointment of a successor certificate administrator.

            (h) The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for the Loan Combinations that includes a Serviced Mortgage Loan (collectively, as to each Loan Combination, the related "Loan Combination Custodial Account") (which may be a sub-account of the Collection Account), into which, subject to the related Loan Combination Intercreditor Agreement, the Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the Closing Date:

            (i) all payments on account of principal, including Principal Prepayments, on such Loan Combination;

            (ii) all payments on account of interest, including Penalty Interest, on such Loan Combination;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges on such Loan Combination;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds, and, insofar as they relate to the purchase or other acquisition of the related Trust Mortgage Loan that is part of such Loan Combination, other than Liquidation Proceeds described in clauses
      (iv)-(ix) of the definition of "Liquidation Proceeds," which amounts shall be required to be deposited in the Collection Account) received in respect of such Loan Combination and together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of such Loan Combination, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related Mortgagor;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Loan Combination Custodial Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred to such Loan Combination Custodial Account from the related REO Account pursuant to
      Section 3.16(c);

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by or on behalf of the related Mortgagor with respect to such Loan Combination specifically to cover items for which a Servicing Advance has been made; and

            (ix) any amounts representing a reimbursement, payment and/or contribution due and owing to a party other than the Trust from a related Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement and any amounts representing a cure payment made by a related Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement.

            The foregoing requirements for deposit by the Master Servicer in a Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Mortgagor(s) in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in a Loan Combination Custodial Account. If the Master Servicer shall deposit in a Loan Combination Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial Account. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by the Master Servicer with respect to any Loan Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a Servicing Officer of the Special Servicer describing the item and amount. Each Loan Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to a Loan Combination, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to a Loan Combination shall initially be deposited by the Special Servicer into the related REO Account and thereafter remitted to the Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with
Section 3.16(c).

            Notwithstanding that any Loan Combination Custodial Account may be a sub-account of the Collection Account for reasons of administrative convenience, each Loan Combination Custodial Account and the Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The Master Servicer shall indemnify and hold harmless the Trust Fund and each Non-Trust Noteholder against any losses arising out of the failure by the Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Master Servicer and appointment of a successor master servicer.

            (i) Funds in the Collection Account, the Distribution Account, any Loan Combination Custodial Account, the Gain-on-Sale Reserve Account, the Interest Reserve Account and the Additional Interest Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the Trustee, the Certificate Administrator, the Special Servicer and the Rating Agencies of the location of the Collection Account and any Loan Combination Custodial Account as of the Closing Date and of the new location of each such account prior to any change thereof. The Certificate Administrator shall give written notice to the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

            SECTION 3.05. Permitted Withdrawals from the Collection Account, the
                          Interest Reserve Account, the Additional Interest Account, the Distribution Account, the Floating Rate Account and the Loan Combination Custodial Accounts.

            (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Certificate Administrator for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances in respect of any Trust Mortgage Loan or Trust REO Loan (exclusive of any Serviced Trust Mortgage Loan that is part of a Loan Combination and any successor Trust REO Loan with respect thereto), the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of related Master Servicing Fees and, in the case of the Glendale Galleria Trust Mortgage Loan, net of the related MLMT Series 2005-CKI1 Servicing Fee) and principal (net of any related Workout Fee or Principal Recovery Fee) received in respect of the particular Trust Mortgage Loan or Trust REO Loan (exclusive of any Serviced Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto) as to which such P&I Advance was made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO Properties on deposit in the Collection Account from time to time that represent principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

            (iii) to pay to itself earned and unpaid Master Servicing Fees, in respect of each Trust Mortgage Loan and Trust REO Loan (other than a Serviced Trust Mortgage Loan that is part of a Loan Combination and any successor Trust REO Loan with respect thereto), the Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Trust Mortgage Loan or Trust REO Loan being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such Trust REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Trust Specially Serviced Mortgage Loan and Trust REO Loan;

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Workout Fees or Principal Recovery Fees in respect of each Trust Specially Serviced Mortgage Loan, Trust Corrected Mortgage Loan and/or Trust REO Loan (in each case other than a Serviced Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto), in the amounts and from the sources contemplated by Section 3.11(c);

            (vi) to reimburse the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances in respect of any Serviced Trust Mortgage Loan, Serviced Trust REO Loan or related Administered REO Property (other than a Serviced Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto or any related REO Property), the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited first to payments made by or on behalf of the related Mortgagor and cure payments that are allocable to such Servicing Advance, and then to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Serviced Mortgage Loan or Administered REO Property as to which such Servicing Advance was made; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

            (vii) (A) to reimburse the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Mortgage Loan or any related REO Property first, out of REO Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Trust Mortgage Loan, then, out of the principal portion of general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole discretion to defer reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Mortgage Loans and related REO Properties, and/or (2) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), net of such amounts being reimbursed pursuant to (1) above, together with, in the case of a Nonrecoverable Advance, interest thereon being paid pursuant to clause (viii) below, or (B) to pay itself, with respect to any Mortgage Loan or related REO Property (other than a Serviced Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan or REO Property), any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Trust Mortgage Loan or related REO Property and the deposit into the Collection Account of all amounts received in connection therewith;

            (viii) at such time as it reimburses the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Advance (excluding any such Advance that constitutes a Workout-Delayed Reimbursement Amount for which interest was paid under clause (vii) above) pursuant to clause
      (ii), (vi) or (vii) above, to pay the Trustee, itself or the Special Servicer, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(c), 3.03(d) or 4.03(d), as applicable; the Master Servicer's, the Special Servicer's and/or the Trustee's right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) in the case of interest on an Advance that has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be satisfied as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable Advance, (1) out of Default Charges collected on or in respect of the related Trust Mortgage Loan or Trust REO Loan during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and
      (2) to the extent that the Default Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust Mortgage Loans and any related REO Properties on deposit in the Collection Account;

            (ix) to pay for property inspection costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section 3.12(a);

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in the Collection Account as provided in
      Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Collection Account for any Investment Period; and (2) any Prepayment Interest Excesses (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and amounts representing Casualty/Condemnation Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and 3.11(d), respectively, Default Charges to the extent provided in clause seventh of Section 3.26(a);

            (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c), to the extent such cost is not required to be advanced hereunder;

            (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

            (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a), 11.01(b) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and
      (D) the cost of recording this Agreement in accordance with Section 11.02(a);

            (xiv) to pay itself, the Special Servicer, any of the Mortgage Loan Sellers, the Plurality Subordinate Certificateholder or any other Person, as the case may be, with respect to each Trust Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xv) to pay, out of general collections on the Mortgage Pool on deposit in the Collection Account, to a Non-Trust Noteholder, any amount (other than normal monthly payments) specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan that is a part of the related Loan Combination or any successor REO Loan with respect thereto, pursuant to the terms of the related Loan Combination Intercreditor Agreement;

            (xvi) to reimburse the Trustee, the Master Servicer and/or the Special Servicer, as applicable, for unreimbursed Advances, unpaid Master Servicing Fees and/or any unpaid interest on any Advances, but only to the extent that such items relate to a Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan, each such party's respective rights to reimbursement pursuant to this clause (xvi) being limited to amounts on deposit in the Collection Account that represent Liquidation Proceeds described in clauses (iv) through (ix) of the definition thereof; provided that, such items may only be reimbursed to any party pursuant to this clause (xvi) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05(e); and provided, further, that the amount of any unpaid Master Servicing Fees, unreimbursed Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause
      (xvi) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Trust Mortgage Loan or Trust REO Loan which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Loan Combination Intercreditor Agreement and/or any successor servicing agreement with respect to the related Loan Combination to the Master Servicer and/or the Special Servicer (and which amounts shall no longer be payable hereunder) if the Master Servicer and/or the Special Servicer has agreed to continue acting as a master servicer or special servicer, as the case may be, of the related Loan Combination following the removal of the related Trust Mortgage Loan from the Trust Fund;

            (xvii) to remit to the Certificate Administrator for deposit into the Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

            (xviii) to pay, out of general collections on the Mortgage Pool as are then on deposit in the Collection Account, to the MLMT Series 2005-CKI1 Applicable Servicer or the MLMT Series 2005-CKI1 Trustee, any amount payable by the Trust, in its capacity as holder of the Glendale Galleria Trust Mortgage Loan, pursuant to the terms of the Glendale Galleria Intercreditor Agreement;

            (xix) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c);

            (xx) to withdraw any amounts deposited in error;

            (xxi) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from the Collection Account; and

            (xxii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to clauses (ii)-(xix) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

            The Master Servicer shall pay to the Special Servicer, the Trustee or the Certificate Administrator, on each P&I Advance Date from the Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or the Certificate Administrator therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Certificate Administrator, received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Account for reimbursements of Advances or interest thereon.

            In connection with any payments required to be made to a Non-Trust Noteholder in accordance with Section 3.05(a)(xv), the Master Servicer may request a written statement from such Non-Trust Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Loan Combination Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master Servicer may not condition payments required to be made to a Non-Trust Noteholder in accordance with Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Intercreditor Agreement); and provided, further, that to the extent such a written statement from a Non-Trust Noteholder is received by the Master Servicer, the Master Servicer may conclusively rely, absent manifest error, upon such statement as to the nature and amount of the item for which reimbursement is sought.

            In connection with any payments required to be made to the MLMT Series 2005-CKI1 Applicable Servicer or the MLMT Series 2005-CKI1 Trustee in accordance with Section 3.05(a)(xviii), the Master Servicer may request a written statement from a responsible officer of the MLMT Series 2005-CKI1 Applicable Servicer and/or the MLMT Series 2005-CKI1 Trustee, as applicable, describing the nature and amount of the item for which such party is seeking reimbursement and setting forth the provision(s) of the Glendale Galleria Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that the Master Servicer may not condition payments required to be made to such party in accordance with Section 3.05(a)(xviii) upon receipt of such a written statement (other than as permitted under the related Intercreditor Agreement); and provided, further, that to the extent such a written statement from the MLMT Series 2005-CKI1 Applicable Servicer or the MLMT Series 2005-CKI1 Trustee is received by the Master Servicer, the Master Servicer may conclusively rely, absent manifest error, upon such statement as to the nature and amount of the item for which reimbursement is sought.

            (b) The Certificate Administrator may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

            (i) to make deemed distributions to itself as holder of the REMIC I Regular Interests, and to make distributions to Certificateholders and the Floating Rate Account, on each Distribution Date, pursuant to Section 4.01 or 9.01, as applicable;

            (ii) to pay itself or any of its directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

            (iii) to pay to the Trustee and itself respective portions of the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

            (iv) to pay for the cost of the Opinions of Counsel sought by it (A) as provided in clause (iv) of the definition of "Disqualified Organization," (B) as contemplated by Section 3.20(b), 9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a), 11.01(b) or 11.01(c) in connection with any amendment to this Agreement requested by the Certificate Administrator which amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Certificate Administrator, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

            (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(e);

            (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein;

            (viii) to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
      Section 3.04(c);

            (ix) to pay itself interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Investment Period; and

            (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Certificate Administrator shall on each Distribution Date to occur in March of each year, prior to any distributions required to be made to Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during February and, if applicable, January of that year.

            (d) The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

            (e) The Master Servicer may, from time to time, make withdrawals from each Loan Combination Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make remittances on each P&I Advance Date (or, with respect to a Non-Trust Noteholder, on such earlier date as provided for in the related Loan Combination Intercreditor Agreement) to the related Non-Trust Noteholder(s) and to the Trust in accordance with the related Loan Combination Intercreditor Agreements, such remittances to the Trust to be made to the Collection Account;

            (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances made with respect to the related Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan, the Trustee's and the Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master Servicing Fees) and principal (net of any related Workout Fee or Principal Recovery Fee) received in respect of the related Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in the manner contemplated in
      Section 3.05(a)(vii);

            (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of the related Loan Combination (including, without limitation, any successor REO Loans comprising such), the Master Servicer's right to payment pursuant to this clause (iii) with respect to the related Loan Combination (including, without limitation, any successor REO Loans comprising such) being limited to amounts received on or in respect of such Mortgage Loans (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loans (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) [RESERVED];

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Special Servicing Fees, Workout Fees and/or Principal Recovery Fees in respect of the related Loan Combination in the amounts provided in Section 3.11(c) and out of the collections contemplated by the applicable Loan Combination Intercreditor Agreement;

            (vi) to reimburse the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO Property, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor and cure payments that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the related Loan Combination or any related Loan Combination REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

            (vii) to reimburse the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO Property that have been or are determined to be Nonrecoverable Advances out of REO Revenues, Liquidation Proceeds and Insurance Proceeds received on such Loan Combination or any related Loan Combination REO Property; provided that if REO Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Loan Combination or any related Loan Combination REO Property are insufficient, then such Servicing Advance shall be reimbursed in the manner contemplated in Section 3.05(a)(vii);

            (viii) at such time as it reimburses the Trustee, itself or the Special Servicer, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Trustee, itself or the Special Servicer, as the case may be, in that order, any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable; the Master Servicer's, Special Servicer's and/or Trustee's right to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of Default Charges collected on or in respect of the related Loan Combination, during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), (B) to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Loan Combination and any related Loan Combination REO Property on deposit in such Loan Combination Custodial Account, and (C) if general collections on the related Loan Combination and any related Loan Combination REO Property on deposit in such Loan Combination Custodial Account are insufficient and such Advance has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be reimbursed as provided in Section 3.05(a)(vii);

            (ix) to pay for property inspection costs and expenses incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to Section 3.12(a), to the extent such costs and expenses relate to the related Loan Combination Mortgaged Property;

            (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Loan Combination Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Loan Combination Custodial Account for any Investment Period; and (2) any Prepayment Interest Excess with respect to the Trust Mortgage Loan that is part of the related Loan Combination (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and amounts representing Casualty/Condemnation Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and 3.11(d), respectively, Default Charges with respect to such Loan Combination to the extent provided in clause seventh of Section 3.26(a);

            (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18 or 4.03(c), to the extent those costs relate to such Loan Combination and/or the related Loan Combination Mortgaged Property;

            (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to such Loan Combination and/or the related Loan Combination Mortgaged Property;

            (xiii) to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), and
      (C) the cost of recording the related Loan Combination Intercreditor Agreement and any required opinion of counsel related thereto and, to the extent applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) and, in the case of each of (A) and (B) preceding, to the extent such amounts relate to such Loan Combination and/or the related Loan Combination Mortgaged Property;

            (xiv) to pay itself, the Special Servicer, the related Mortgage Loan Seller, the Plurality Subordinate Certificateholder or any other Person, as the case may be, with respect to the related Trust Mortgage Loan in such Loan Combination, if previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xv) [RESERVED];

            (xvi) to pay the cost of any Environmental Assessment (to the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to such Loan Combination and/or the related Loan Combination Mortgaged Property;

            (xvii) to withdraw any amounts deposited in error;

            (xviii) to withdraw any other amounts that this Agreement expressly provides may be withdrawn from such Loan Combination Custodial Account; and

            (xix) to clear and terminate such Loan Combination Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from a Loan Combination Custodial Account pursuant to clauses
(ii)-(xviii) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

            The Master Servicer shall on each P&I Advance Date, remit to the Trust and the related Non-Trust Noteholder(s) (excluding any Non-Trust Noteholder with respect to the Glendale Galleria Loan Combination) and such amounts as are distributable in respect of each Mortgage Loan that is part of a Loan Combination (or any successor REO Loan with respect thereto) pursuant to the corresponding Loan Combination Intercreditor Agreement, such remittances to the Trust to be made to the Collection Account and such remittances to the related Non-Trust Noteholder(s) to be made by wire transfer to the respective accounts designated by such Non-Trust Noteholder(s) pursuant to the related Loan Combination Intercreditor Agreements.

            The Master Servicer shall pay to the Special Servicer, the Trustee or the Certificate Administrator on each P&I Advance Date from any Loan Combination Custodial Accounts amounts permitted to be paid to the Special Servicer, the Trustee or the Certificate Administrator therefrom based on a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee or the Certificate Administrator received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, the Certificate Administrator shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial Account for reimbursements of Advances or interest thereon.

            If and to the fullest extent that it is permitted to do so pursuant to the related Loan Combination Intercreditor Agreement, the Master Servicer shall, consistent with the Servicing Standard, seek payment from the related B-Noteholder (in the case of an A/B Loan Combination) or the Glendale Galleria Pari Passu Noteholder and the Glendale Galleria Subordinate Noteholders (in the case of the Glendale Galleria Loan Combination), to cover (or to reimburse the Trust for the payment of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to such Loan Combination or any related REO Property that is not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Noteholder (in the case of an A/B Loan Combination) or the Glendale Galleria Pari Passu Noteholder and/or the Glendale Galleria Subordinate Noteholders (in the case of the Glendale Galleria Loan Combination).

            (f) In addition, the Certificate Administrator may from time to time, make withdrawals from the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account, respectively, as provided in Section 3.06(b), but in each case only to the extent of the Net Investment Earnings with respect to the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account, respectively, for any Investment Period.

            (g) The Certificate Administrator may, from time to time, make withdrawals from the Floating Rate Account for (but only for) the following purposes:

            (i) solely to the extent of amounts on deposit in the Class A-3FL Sub-Account, to make payments to the Class A-3FL Swap Counterparty pursuant to Section 4.07(d);

            (ii) solely to the extent of amounts on deposit in the Class A-3FL Sub-Account, to make distributions to the Holders of the Class A-3FL Certificates on each Distribution Date pursuant to Section 4.01(c);

            (iii) solely to the extent of amounts on deposit in the Class A-4FC Sub-Account, to make payments to the Class A-4FC Swap Counterparty pursuant to Section 4.07(d);

            (iv) solely to the extent of amounts on deposit in the Class A-4FC Sub-Account, to make distributions to the Holders of the Class A-4FC Certificates on each Distribution Date pursuant to Section 4.01(c);

            (v) to pay itself Net Investment Earnings earned on funds held in the Floating Rate Account;

            (vi) to pay to the Persons entitled thereto any amounts deposited in the Floating Rate Account in error; and

            (vii) to clear and terminate the Floating Rate Account pursuant to
      Section 9.01.

            It is hereby acknowledged that amounts on deposit in the Class A-3FL Sub-Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Class A-3FL Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 4.07(d), prior to being applied to make distributions to the Holders of the Class A-3FL Certificates pursuant to Section 4.01(c).

            (h) It is hereby acknowledged that amounts on deposit in the Class A-4FC Sub-Account as of any Distribution Date and available for such purposes shall be applied to make any payments to the Class A-4FC Swap Counterparty pursuant to, and subject to the limitations and conditions set forth in, Section 4.07(d), prior to being applied to make distributions to the Holders of the Class A-4FC Certificates pursuant to Section 4.01(c)

            SECTION 3.06. Investment of Funds in the Servicing Accounts, the
                          Reserve Accounts, the Collection Account, the Distribution Account, the Floating Rate Account, the Loan Combination Custodial Accounts, the Additional Interest Account, the Gain-on-Sale Reserve Account and the REO Accounts.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Collection Account or a Loan Combination Custodial Account (each, for purposes of this Section 3.06, an "Investment Account"), the Special Servicer may direct in writing any depository institution maintaining an REO Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Certificate Administrator may direct in writing any depository institution maintaining the Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account (each also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Collection Account or the Loan Combination Custodial Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee, and the Certificate Administrator (with respect to Permitted Investments of amounts in the Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account) shall (and in the case of the Master Servicer and the Special Servicer, the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security," as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer, the Special Servicer or the Certificate Administrator shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account, the Loan Combination Custodial Accounts, the Servicing Accounts and the Reserve Accounts), the Special Servicer (in the case of the REO Accounts) or the Certificate Administrator (in the case of the Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Certificate Administrator, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Collection Account or the Loan Combination Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Investment Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Certificate Administrator directs the investment of funds in the Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Certificate Administrator and shall be subject to its withdrawal in accordance with Section 3.05(b) or 3.05(f), as applicable. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Collection Account and the Loan Combination Custodial Accounts, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the Special Servicer (in the case of the REO Accounts) and the Certificate Administrator (in the case of the Distribution Account, the Floating Rate Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period. Notwithstanding any of the foregoing, no party shall be required under this Agreement to deposit any loss on a deposit of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company with which such deposit was maintained so long as such depository institution or trust company satisfied the conditions set forth in the definition of "Eligible Account" at the time such deposit was made and also as of a date no earlier than 30 days prior to the insolvency.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Certificate Administrator may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07. Maintenance of Insurance Policies; Errors and
                          Omissions and Fidelity Coverage.

            (a) The Master Servicer, with respect to each of the Serviced Mortgage Loans including Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Administered REO Properties, shall use efforts, consistent with the Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or if the Mortgagor does not maintain, shall itself maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and subject to the terms of this Section 3.07; and provided, further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable efforts to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicer shall be from Qualified Insurers. The cost of any such insurance coverage obtained by either the Master Servicer or the Special Servicer shall be a Servicing Advance to be paid by the Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan documents, the Special Servicer may require that earthquake insurance be secured for one or more Serviced Mortgaged Properties at the expense of the Trust Fund (including the Special Servicer's costs and expenses incurred in obtaining such insurance). Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each Administered REO Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from Qualified Insurers. All such insurance policies maintained by the Master Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Trustee or the Master Servicer on behalf of the Trustee (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)) (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of Administered REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; (iv) shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Serviced Mortgaged Property or Administered REO Property, as applicable, or (y) the outstanding principal balance owing on the related Serviced Mortgage Loan or Serviced REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents);
(vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan documents; (vii) to the extent that the Mortgage or other Mortgage Loan documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk" coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an Acceptable Insurance Default; and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Notwithstanding the foregoing, the Master Servicer or the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, any insurance coverage that was previously required of the Mortgagor under the related Mortgage if (a) such insurance is not available at any rate; (b) such insurance is not available from a Qualified Insurer (provided that the Master Servicer or the Special Servicer, as applicable, shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates; provided, further, that in making determinations as to the availability of insurance at commercially reasonable rates or otherwise, the Master Servicer shall to the extent consistent with the Servicing Standard, be entitled to rely, at its own expense, on insurance consultants in making such determination); (c) subject to the prior approval of the Controlling Class Representative (which approval is deemed granted if not denied within 10 Business Days after its receipt of the Master Servicer's or the Special Servicer's request for such approval), such insurance is not available at commercially reasonable rates and, as determined by the Master Servicer or the Special Servicer following due inquiry conducted in a manner consistent with the Servicing Standard, the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at the then current market rates); or (d) the Trustee does not have an insurable interest in the related Mortgaged Property or Administered REO Property. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Serviced Mortgaged Property or Administered REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.05(a), in the case of amounts received in respect of a Serviced Mortgage Loan (other than a Loan Combination), or in the related Loan Combination Custodial Account, subject to withdrawal pursuant to Section 3.05(e), in the case of amounts received in respect of a Loan Combination, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an Administered REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such Serviced Mortgage Loan so permit.

            Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Serviced Mortgage Loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) use efforts consistent with the Servicing Standard, to monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any Mortgagor fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause
(B) above. If the Special Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Serviced Mortgage Loans that (i) have one of the 10 highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust Fund (and, if a Loan Combination satisfies clause (i) and/or clause (ii), the Special Servicer shall also inform the related Non-Trust Noteholder(s) as to such conclusion). During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Serviced Mortgage Loans and/or Serviced REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Serviced Mortgaged Properties and/or Administered REO Properties. In the event that the Special Servicer causes any Administered REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such Administered REO Property (other than any minimum or standby premium payable for such policy whether or not any Administered REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance pursuant to Section 3.03. Such blanket policy or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Serviced Mortgaged Property or Administered REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account (or, in the case of a Loan Combination Mortgaged Property or any Loan Combination REO Property, into the related Loan Combination Custodial Account) from its own funds the amount not otherwise payable under the blanket policy or master force-placed policy because of such deductible clause to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage Loan documents (or if the related Mortgage Loan documents are silent regarding a permitted deductible, a deductible for an individual policy that is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)), claims under any such blanket policy or master force-placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or Administered REO Properties are part of the Trust
Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA or FHLMC, whichever is greater, seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or Administered REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not result in an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for 10 days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this Section 3.07.

            (d) Within 90 days of the Closing Date, with respect to each of the Serviced Mortgage Loans identified on Exhibit J as being covered by an environmental insurance policy, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the Certificate Administrator, on behalf of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), to be an insured (and for the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan), on behalf of the Trust Fund (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), to make claims) under such environmental insurance policy. In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Serviced Mortgage Loan covered thereby, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Serviced Mortgage Loans, the Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)) in the event the Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Serviced Mortgage Loans, the Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class Representative, the Rating Agencies, the Certificate Administrator, the Trustee and, in the case of a Loan Combination, the related Non-Trust Noteholder(s) of such termination in writing. Upon receipt of such notice, the Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such termination of an environmental insurance policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance unless such Servicing Advance is determined to be a Nonrecoverable Advance.

            SECTION 3.08. Enforcement of Alienation Clauses.

            (a) The Special Servicer (with respect to all Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer has (i) determined, in its reasonable judgment (exercised in accordance with the Servicing Standard and which, for the avoidance of doubt, would include a determination that any required conditions to a transfer have been met), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 6.11 and
Section 6.12; provided that:

            (i) subject to the related Mortgage Loan documents and applicable law, the Special Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Serviced Trust Mortgage Loan that is a Significant Mortgage Loan, or if, taking into account existing debt on the subject Mortgaged Property (including any related Non-Trust Loan(s)) and the proposed additional debt as if such total debt were a single mortgage loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event;

            (ii) if the affected Serviced Trust Mortgage Loan is a Significant Mortgage Loan, then, subject to the related Mortgage Loan documents and applicable law, the Special Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Serviced Trust Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event; provided that, with respect to a waiver of a due-on-sale provision, in the event that such Serviced Mortgage Loan is not a Significant Mortgage Loan, and the Mortgage Loan documents contain a requirement for Rating Agency approval, the Special Servicer, subject to Section 6.11 and Section 6.12 may waive such requirement without Rating Agency approval in accordance with the Servicing Standard;

            (iii) subject to the related Mortgage Loan documents and applicable law, the Special Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Serviced Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, the Special Servicer shall not be obligated to cover or assume any such costs or expenses); and

            (iv) the Special Servicer shall not (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Serviced Mortgaged Property that secures a Crossed Loan Group unless (i) all of the Serviced Mortgaged Properties securing such Crossed Loan Group are transferred simultaneously by the respective Mortgagor or (ii) it obtains the consent of the Controlling Class Representative, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11, 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested, within 10 Business Days (or, if applicable, 15 Business Days) of receipt of written notice).

            If, in connection with an assumption of any Serviced Mortgage Loan, the applicable Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the Master Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by the Master Servicer to the applicable Mortgage Loan Seller.

            In the case of any Serviced Mortgage Loan, the Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this section.

            In connection with any permitted assumption of any Serviced Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Special Servicer shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents. The Special Servicer shall promptly (i) notify in writing the Master Servicer of any assumption of any Serviced Mortgage Loan or waiver of a "due-on-sale" or due-on-encumbrance" clause agreed with the related Mortgagor and (ii) deliver to the Master Servicer copies of all documents executed and delivered by the related Mortgagor in connection therewith.

            (b) Notwithstanding any other provisions of this Section 3.08, the Special Servicer with respect to all Mortgage Loans may grant, without any Rating Agency confirmation as provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Serviced Mortgage Loan to such easement, right-of-way or other similar agreement provided the Special Servicer shall have determined in accordance with the Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the Serviced Mortgage Loan, or materially and adversely affect the value of such Mortgaged Property, or cause the Serviced Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

            SECTION 3.09. Realization upon Defaulted Mortgage Loans; Required
                          Appraisals.

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d), Section 6.11 and Section 6.12, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05(e), as applicable. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of a Loan Combination, at the expense of the related Non-Trust Noteholder(s)), have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Serviced Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

            With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to use commercially reasonable efforts to obtain a Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Serviced Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal (or with respect to any Serviced Mortgage Loan with an outstanding principal balance, net of related unreimbursed Advances of principal, of less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Serviced Mortgage Loan remains a Required Appraisal Mortgage Loan. Following its receipt of such Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may, but shall not be required to, reduce the Appraised Value of the related Mortgaged Property based on its review of the Required Appraisal (or letter update or internal valuation) and any other information that the Special Servicer, consistent with the Servicing Standard, deems appropriate. The Special Servicer shall deliver a copy of each Required Appraisal (or letter update or internal valuation) to the Master Servicer, the Controlling Class Representative and the Trustee within 10 Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Collection Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii) or, in the case of a Loan Combination, out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)(vi) and 3.05(e)(vii) unless such Servicing Advance would be a Nonrecoverable Advance, in which case such expense shall be an expense of the Trust.

            (b) Notwithstanding any other provision of this Agreement, no Serviced Mortgaged Property shall be acquired by the Special Servicer on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Serviced Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either, REMIC I or REMIC II under the REMIC Provisions or cause either of, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust Fund (and, in the case of a Loan Combination, on behalf of the related Non-Trust Noteholder(s)), obtain title to a Serviced Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Serviced Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)), could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Serviced Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless the Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard, and based on an Environmental Assessment of such Serviced Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee, the Controlling Class Representative, the Master Servicer and, in the case of a Loan Combination Mortgaged Property, to the related Non-Trust Noteholder(s)), that:

            (i) the Serviced Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Serviced Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Serviced Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Serviced Mortgaged Property and to take such actions with respect to the affected Serviced Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment shall be covered by, and reimbursable as, a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable out of the Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.05(a) or 3.05(e) (or, in the case of a Loan Combination Mortgaged Property, to the extent the funds in the related Loan Combination Custodial Account are insufficient, shall be payable out of general collections from the Collection Account.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied with respect to any Serviced Mortgaged Property securing a Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Serviced Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Loan Combination is involved, the related Non-Trust Noteholder(s)), if and as applicable, release all or a portion of such Serviced Mortgaged Property from the lien of the related Mortgage; provided that, if such Serviced Mortgage Loan (or such Loan Combination, if applicable) has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Certificate Administrator, the Controlling Class Representative, the Master Servicer and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s) in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and (ii) the Certificate Administrator shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property.

            (e) The Special Servicer shall report to the Master Servicer, the Controlling Class Representative, the Certificate Administrator and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s) monthly in writing as to any actions taken by the Special Servicer with respect to any Serviced Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Serviced Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) Annually in each January, the Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the Internal Revenue Service and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Loan Combination which is abandoned or foreclosed and the Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via Form 1099C (or any successor form), all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee and the Certificate Administrator.

            (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Serviced Mortgage Loan or Administered REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Certificate Administrator, the Controlling Class Representative, the Master Servicer and, in the case of any Loan Combination or any Loan Combination REO Property, the related Non-Trust Noteholder(s) no later than the third Business Day following such Final Recovery Determination.

            (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

            SECTION 3.10. Trustee and Custodian to Cooperate; Release of
                          Mortgage Files.

            (a) Upon the payment in full of any Serviced Trust Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

            Upon the payment in full of any Non-Trust Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the related Non-Trust Noteholder in writing by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Loan Combination Custodial Account pursuant to Section 3.04(h) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the original Mortgage Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Loan Combination Custodial Account, the Collection Account or the Distribution Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Non-Trust Loan), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) (and, in the case of a Non-Trust Loan, the Master Servicer shall cause the related Non-Trust Noteholder to release the Mortgage Note for such Mortgage Loan) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.04(a) or Section 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee] (on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee/Certificate Administrator, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Serviced Mortgaged Property or Administered REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or any other document or agreement that in the Special Servicer's reasonable judgment is required to be executed in connection with the servicing of any Mortgage Loan or REO Property, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer, the Special Servicer or, if applicable, the related Non-Trust Noteholder. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee (and, if applicable, the related Non-Trust Noteholder(s)) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Combination, also on behalf of the related Non-Trust Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11. Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The foregoing sentence notwithstanding, the Master Servicing Fee shall not accrue with respect to any Closing Date Deposit Mortgage Loan for the interest accrual period to which the Closing Date Deposit relates. The Master Servicing Fee with respect to any Mortgage Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or any REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or Section 3.05(e), as applicable, and in the case of a Trust Mortgage Loan or a Trust REO Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) Additional master servicing compensation in the form of:

            (i) any and all Default Charges (or portion thereof that is comprised of late payment charges) collected with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause seventh of Section 3.26;

            (ii) 50% of any and all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan (provided, however, that if the consent of the Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the Master Servicer shall be entitled to receive 100% of such fees);

            (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Serviced Mortgage Loan that is not a Specially Serviced Mortgaged Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

            (iv) any and all Prepayment Interest Excesses collected with respect to a Serviced Trust Mortgage Loan, including a Specially Serviced Mortgage Loan (after deduction of the amounts required to be deposited by the Master Servicer in the Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and amounts representing Casualty/Condemnation Interest Shortfalls);

            (v) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan documents); and

            (vi) other customary charges;

may be retained by the Master Servicer (subject to Section 3.11(e) and are not required to be deposited in the Collection Account; provided that the Master Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan or REO Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. Any of the amounts described in clauses (i) through
(v) that are collected by the Special Servicer shall be promptly paid to the Master Servicer.

            The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account or, with respect to a Loan Combination, out of the related Loan Combination Custodial Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each Serviced REO Loan. As to each Specially Serviced Mortgage Loan and Serviced REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such Serviced REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Serviced Mortgage Loan or Serviced REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days); provided, however, that the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each Serviced REO Loan shall not be less than $4,000 for any one-month period during which such Special Servicing Fee accrues (or, in those cases where such Special Servicing Fee is accruing for a partial period of less than one month, shall not be less than the prorated portion of such $4,000 amount). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or Serviced REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Subject to the penultimate paragraph of Section 3.11(c), earned but unpaid Special Servicing Fees shall be payable monthly out of related Liquidation Proceeds and then general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to
Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments (but had made the most recent monthly debt service payment prior to the termination of the Special Servicer) and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

            In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially Serviced Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related Mortgagor, and the Special Servicer shall also be entitled to the Principal Recovery Fee with respect to any Specially Serviced Mortgage Loan or Administered REO Property as to which it receives any Liquidation Proceeds or Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional Interest and Penalty Interest) and expenses in accordance with
Section 3.02(b) or the definition of "REO Loan," as applicable; and as to each such Specially Serviced Mortgage Loan and Serviced REO Loan, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery Fee Rate to the related payment or proceeds. Notwithstanding the foregoing, no Principal Recovery Fee shall be payable in connection with, or out of proceeds received in connection with: the repurchase or substitution of any Mortgage Loan or REO Property by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement due to a Breach or a Document Defect within (i) the time period (or extension thereof) provided for such repurchase or substitution or (ii) if such repurchase or substitution occurs after such time period (or extension thereof) and the Mortgage Loan Seller was acting in good faith to resolve such Breach or Document Defect, within such further period that will not end beyond the date that is 120 days following the end of the initial time period (which is 90 days) provided for such repurchase or replacement; or the purchase of any Trust Mortgage Loan or related Administered REO Property by the Plurality Subordinate Certificateholder, the Special Servicer or any Person (except an assignee meeting the requirements of Section 3.18(c)) pursuant to Section 3.18, by the related B-Noteholder (in the case of an A-Note Trust Mortgage Loan) or by the Glendale Galleria Pari Passu Noteholder or a Glendale Galleria Subordinate Noteholder (in the case of the Glendale Galleria Trust Mortgage Loan) pursuant to the related Loan Combination Intercreditor Agreement unless the purchase price with respect thereto includes the Principal Recovery Fee, or by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to Section 9.01; or the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless the purchase price with respect thereto includes the Principal Recovery Fee; or the removal of any Mortgage Loan or REO Property from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01; and further no Principal Recovery Fee shall, with respect to any Serviced Mortgage Loan, be payable (i) in connection with a Periodic Payment received in connection with such Serviced Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the related payment, Liquidation Proceeds or Insurance Proceeds.

            Notwithstanding the foregoing, any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee payable in accordance with the three preceding paragraphs with respect to a Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such Loan Combination on deposit in the related Loan Combination Custodial Account that may be applied to pay such fees in accordance with the related Loan Combination Intercreditor Agreement, pursuant to Section 3.05(e). Insofar as any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee is payable in respect of a Non-Trust Loan, such fee shall be payable solely from collections in respect of such Non-Trust Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            With respect to the Glendale Galleria Trust Mortgage Loan or any related REO Property, the Special Servicer shall not be entitled to any Special Servicing Fees, Workout Fees or Principal Recovery Fees.

            (d) Additional servicing compensation in the form of: (i) all Default Charges (or portion thereof that is comprised of late payment charges) collected with respect to Specially Serviced Mortgage Loans, to the extent provided in clause seventh of Section 3.26, and (subject to Section 3.11(b)(ii)) one-hundred percent (100%) of all assumption application fees collected with respect to Specially Serviced Mortgage Loans and (ii) one-hundred percent (100%) of any assumption fee or modification fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and (subject to Section 3.11(b)(ii)) 50% of all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan that is a Serviced Mortgage Loan for which Special Servicer consent is required shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer (subject to Section 3.11(e)) and shall not be required to be deposited in the Collection Account or any Loan Combination Custodial Account, as the case may be; provided that the Special Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Serviced Mortgage Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Accounts for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) and/or
Section 3.05(e) if and to the extent such expenses are not payable directly out of the Collection Account, the Loan Combination Custodial Accounts or the REO Accounts, as the case may be.

            (e) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property in respect of a Serviced Mortgage Loan, then (notwithstanding anything herein to the contrary) the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the Master Servicer or the Special Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with this Section 3.11. Neither the Master Servicer nor the Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

            SECTION 3.12. Property Inspections; Collection of Financial
                          Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Serviced Mortgaged Property as soon as practicable after a related Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan, provided that such expense shall be reimbursable first out of Default Charges otherwise payable to the Special Servicer and the Master Servicer, then as an Additional Trust Fund Expense (other than an expense allocable to a Non-Trust Loan, which shall be reimbursable from the related Loan Combination Custodial Account). In addition, after a Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such Serviced Mortgage Loan remains a Specially Serviced Mortgage Loan. Beginning in 2007, the Master Servicer for each Serviced Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Loan, shall at its expense perform or cause to be performed an inspection of (i) all the Serviced Mortgaged Properties relating to a Mortgage Loan with an outstanding principal balance greater than or equal to $2,000,000 at least once per calendar year, unless such Mortgaged Property has been inspected in such calendar year by the Special Servicer and (ii) all the Serviced Mortgaged Properties relating to a Mortgage Loan with an outstanding principal balance less than $2,000,000 at least once every two calendar years, unless such Mortgaged Property has been inspected in such two-year period by the Special Servicer; provided that, notwithstanding the foregoing, the Master Servicer shall at its expense perform or caused to be performed an inspection of a Serviced Mortgaged Property relating to a Mortgage Loan listed on the last reported CMSA Servicer Watchlist at least once per calendar year, unless such Mortgaged Property has been inspected in such calendar year by the Master Servicer or Special Servicer. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition, occupancy or value of the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged Property of which the Master Servicer or the Special Servicer, as applicable, is aware and considers material. The Master Servicer shall within 45 days of the receipt of the related inspection report, deliver such reports complete with any photographs taken thereof, in an electronic format, to the Certificate Administrator and to the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), and the Certificate Administrator shall obtain from the Master Servicer and, subject to Section 3.15, make copies of all such inspection reports available electronically at the Certificate Administrator's website initially located at www.etrustee.net or, upon written request, provide copies of any such inspection reports to the Certificateholders and Certificate Owners by first class mail and at the expense of the requesting party. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Serviced Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer obtains the approval of the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer; and provided, further, that the Master Servicer and the Special Servicer shall not both inspect a Serviced Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

            (b) The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and Administered REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Certificate Administrator. Without limiting the generality of the foregoing, not later than 12:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in January 2006, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable the Master Servicer to produce, the CMSA files and reports required to be delivered by the Master Servicer to the Certificate Administrator described below, in each case with respect to all Specially Serviced Mortgage Loans and the REO Properties.

            (c) The Master Servicer shall deliver to the Certificate Administrator, no later than 1:00 p.m., New York City time, on the second Business Day prior to each Distribution Date beginning in January 2006, the CMSA Loan Periodic Update File with respect to the subject Distribution Date. Each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a CMSA Advance Recovery Report. The preparation of each CMSA Advance Recovery Report shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicer shall not be required to deliver a CMSA Advance Recovery Report (and no CMSA Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable." The Master Servicer's responsibilities under this Section 3.12 with respect to information to be provided by the Special Servicer with respect to Specially Serviced Mortgage Loans and Administered REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(b), but the failure of the Special Servicer to provide information required by it shall not relieve the Master Servicer of its duties to provide the related reports, absent such information. Notwithstanding the foregoing, because the Master Servicer will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in January 2006 will be based solely upon information generated from actual collections received by the Master Servicer and from information the Depositor delivers or causes to be delivered to the Master Servicer (including but not limited to information prepared by third-party servicers of the subject Serviced Mortgage Loans with respect to the period prior to the Closing Date). On or before 4:00 p.m., New York City time, on each P&I Advance Date beginning in April 2006, the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report; (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Loan Setup File; (ix) a CMSA Financial File; (x) a CMSA Loan Level Reserve/LOC Report; and (xi) a CMSA Advance Recovery Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Certificate Administrator and the Master Servicer. The Master Servicer shall incorporate in the foregoing reports any information and reports received (by the date in the month of such Distribution Date that such information and reports are scheduled to be received in accordance with the MLMT Series 2005-CKI1 Pooling and Servicing Agreement) from the MLMT Series 2005-CKI1 Applicable Servicer with respect to the Glendale Galleria Trust Mortgage Loan.

            (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master Servicer shall deliver to the Certificate Administrator the reports set forth in
Section 3.12(c) in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Certificate Administrator. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, with respect to the Glendale Galleria Trust Mortgage Loan, by the MLMT Series 2005-CKI1 Applicable Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement. The Certificate Administrator may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update File to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Certificate Administrator pursuant to this Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) or by the MLMT Series 2005-CKI1 Applicable Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, the Master Servicer shall have no obligation to provide such information to the Certificate Administrator until it has received such information from the Special Servicer or the MLMT Series 2005-CKI1 Applicable Servicer, as applicable, and the Master Servicer shall not be in default hereunder due to a delay in providing information required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) and this Section 3.12(d) of this Agreement or the MLMT Series 2005-CKI1 Applicable Servicer's failure to provide any information or report required to be provided to the holder of the Glendale Galleria Trust Mortgage Loan pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, but the Master Servicer shall not be relieved of its obligation to timely provide such reports absent the information not provided by the Special Servicer as required by this Section 3.12 or by the MLMT Series 2005-CKI1 Applicable Servicer.

            Commencing with respect to the calendar quarter ended March 2006 the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage Loan that is a Serviced Mortgage Loan, shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, to the extent such items are required pursuant to the terms of the related Mortgage Loan documents. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each Administered REO Property and shall collect all such items promptly following their preparation. The Special Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof. The Master Servicer shall deliver all items obtained by it, and all items required to be delivered to it by the Special Servicer pursuant to the immediately preceding sentence to the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s), and the Certificate Administrator in an imaged format.

            The Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Serviced Mortgaged Property and Administered REO Property related to each Serviced Mortgage Loan. Within 60 days after receipt by the Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan that is a Serviced Mortgage Loan and within 30 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to a Specially Serviced Mortgage Loan or an Administered REO Property, of any annual operating statements and rent rolls with respect to any Serviced Mortgaged Property or Administered REO Property, the Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA NOI Adjustment Worksheet for the subject Serviced Mortgaged Property or Administered REO Property. The Master Servicer shall make available on its website or remit a copy of each CMSA NOI Adjustment Worksheet prepared or updated by it (promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), the Certificate Administrator and the Special Servicer. Within 60 days (or, in the case of items received from the Special Servicer or otherwise with respect to Specially Serviced Mortgage Loans and Administered REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Serviced Mortgaged Property or Administered REO Property, the Master Servicer shall prepare or update and forward to the Certificate Administrator, the Special Servicer and the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)) a CMSA Operating Statement Analysis Report for such Serviced Mortgaged Property or Administered REO Property, together with, if so requested and not previously provided pursuant to this Section 3.12, the related quarterly or annual operating statements.

            (e) Except with respect to delivery to the Special Servicer or the Controlling Class Representative, which deliveries shall be made in electronic format, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the Certificate Administrator's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Certificate Administrator may request delivery in paper format of any statement, report or information required to be delivered to the Certificate Administrator.

            (f) Notwithstanding any other provision in this Agreement, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Section 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

            (g) The Master Servicer shall, contemporaneously with any related delivery to the Certificate Administrator or the Special Servicer, as applicable, provide any reports that contain information regarding a Loan Combination Mortgaged Property or financial information regarding the related Mortgagor to the related Non-Trust Noteholder(s).

            (h) For the purposes of the production by the Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Serviced Mortgage Loan for any period prior to the related Due Date in January 2006, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than such Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than such Special Servicer or an Affiliate thereof). Absent manifest error of which it has actual knowledge, neither the Master Servicer nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as the case may be. The Certificate Administrator shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Certificate Administrator, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this Section 3.12 shall be in an electronic format reasonably acceptable to both the Certificate Administrator and the Master Servicer.

            (i) The preparation and maintenance by the Master Servicer and the Special Servicer of all the reports specified in this Section 3.12 with respect to a Loan Combination, the corresponding Mortgaged Property and/or any related REO Property, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

            SECTION 3.13. Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Certificate Administrator, the Controlling Class Representative, each Non-Trust Noteholder and the Rating Agencies (with a copy to the Depositor), and, in the case of the Special Servicer, to the Master Servicer, on or before May 1st of each year, beginning in 2006 (provided that if any such Officer's Certificate is required in connection with any filing with the Securities and Exchange Commission, the Master Servicer and the Special Servicer shall deliver such items on or before March 15th of each year, beginning in 2006, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding), or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of REMIC I or REMIC II as a REMIC under the REMIC Provisions or of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Depositor hereby directs the Certificate Administrator to notify, and the Certificate Administrator hereby so notifies, the Master Servicer and the Special Servicer that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2005.

            SECTION 3.14. Reports by Independent Public Accountants.

            On or before May 1st of each year, beginning in 2006 (provided that if any such reports are required in connection with any filing with the Securities and Exchange Commission, the Master Servicer and the Special Servicer shall deliver such items on or before March 15th of each year, beginning in
2006), each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Certificate Administrator, the Rating Agencies, the Controlling Class Representative and the Depositor and, in the case of the Special Servicer, to the Master Servicer, to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            SECTION 3.15. Access to Certain Information.

            (a) Upon 10 days' prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h), (i) and (j) below, to the extent such items are in its possession), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below, to the extent those items are in its possession) and the Certificate Administrator (with respect to the items in clauses (a) through (d) below) or the Trustee with respect to the items in clauses (e) through (j) below, in each case, to the extent those items are in its possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans, during normal business hours, or send to the requesting party, such party having been certified to the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any Certificate or interest therein, the Trustee, the Certificate Administrator, the Rating Agencies, the Underwriters and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officer's Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Serviced Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent Serviced Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Serviced Mortgage Loan and the Asset Status Report prepared by the Special Servicer pursuant to Section 3.21(c), (h) the Servicing File relating to each Serviced Mortgage Loan, (i) any and all Officer's Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was, or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a) and (j) the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, and any reports, statements, documents and other written information delivered under this Agreement to the Master Servicer for the Trust on behalf of the Trustee, or to the Trustee, as holder of the Glendale Galleria Trust Mortgage Loan. Copies of any and all of the foregoing items will be available from the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)) at no cost pursuant to their reasonable requests. The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its Internet Website with the use of a password.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), in connection with providing access to or copies of any items in accordance with this Agreement, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, shall require: (a) in the case of Certificate Owners, Certificateholders and the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), a confirmation executed by the requesting Person substantially in the form of Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and which may provide indemnification for the Master Servicer, the Special Servicer and the Certificate Administrator) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates, or a representative of a beneficial holder of Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that any such Certificate Owner, any such Certificateholder and the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of
Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and which may provide indemnification for the Master Servicer, the Special Servicer or the Certificate Administrator, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Certificate Owners and Holders of the Certificates, by their acceptance thereof, and the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Certificate Administrator or the Master Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available on an unrestricted basis and without a password via the Certificate Administrator's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission, and the Certificate Administrator or the Master Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Certificate Administrator's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Certificate Administrator, the Rating Agencies and the Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

            (b) The Certificate Administrator shall, and the Master Servicer may but is not required to, make available each month to any interested party on their respective Internet Websites (i) the Distribution Date Statement and (ii) this Agreement, the Prospectus and the Prospectus Supplement. In addition, on each Distribution Date, the Certificate Administrator shall make available to any interested party via the Certificate Administrator's Internet Website the Unrestricted Servicer Reports, the CMSA Loan Periodic Update File, the CMSA Loan Setup File, the CMSA Bond Level File and the CMSA Collateral Summary File, in each case for such Distribution Date, and any other information at the request of the Depositor. The Certificate Administrator shall make available on each Distribution Date (i) the Restricted Servicer Reports and (ii) the CMSA Property File to any Privileged Person via the Certificate Administrator's Internet Website with the use of a password (or other comparable restricted access mechanism) provided by the Certificate Administrator.

            The Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by the Master Servicer, the reports and files comprising the CMSA Investor Reporting Package.

            (c) In connection with providing access to the Certificate Administrator's Internet Website or the Master Servicer's Internet Website, the Certificate Administrator or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent the Master Servicer or the Certificate Administrator, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Certificate Administrator or the Master Servicer, as applicable)) governing the availability, use and disclosure of such information and providing indemnification to the Master Servicer or the Certificate Administrator, as applicable, for any liability or damage that may arise therefrom.

            The Master Servicer and the Certificate Administrator may, in accordance with such reasonable rules and procedures as each may adopt (including conditioning access on the execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Certificate Administrator or the Master Servicer, as applicable)) governing the availability, use and disclosure of information and providing indemnification to the Master Servicer or the Certificate Administrator as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors for review by any Persons to whom the Master Servicer or the Certificate Administrator, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan (in the case of the Certificate Administrator, if it has actual knowledge of such prohibition by the related Mortgage Loan).

            Notwithstanding anything in this Agreement to the contrary, the Master Servicer and the Certificate Administrator may withhold (other than with respect to items required to be delivered under this Agreement to the Controlling Class Representative (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)) any information not yet included in a Form 8-K Current Report filed with the Securities and Exchange Commission or otherwise made publicly available with respect to which the Certificate Administrator or the Master Servicer has determined that such withholding is appropriate.

            Any transmittal of information by the Master Servicers or the Certificate Administrator to any Person other than the Rating Agencies or the Depositor may be accompanied by a letter containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust that issued Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

            (d) If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Certificate Administrator, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Administrator shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            (e) The Master Servicer and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from the Master Servicer or the Special Servicer under this Agreement. None of the Master Servicer, the Special Servicer or the Certificate Administrator shall be liable for the dissemination of information in accordance with the terms of this Agreement. The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator's Internet Website and assumes no responsibility therefor. In addition, the Certificate Administrator, the Master Servicer and the Special Servicer may disclaim responsibility for any information distributed by the Certificate Administrator, the Master Servicer or the Special Servicer, respectively, for which it is not the original source.

            (f) So long as the Trust is not terminated pursuant to the terms hereunder, each Mortgage Loan Seller shall have the right, up to twice per calendar year, to obtain from the Master Servicer contact information of the Mortgagor (including name, address and telephone number) under each Mortgage Loan (other than any Mortgage Loan sub-serviced by such Mortgage Loan Seller) that such Mortgage Loan Seller has sold to the Depositor and the Master Servicer agrees to comply with any such request for information made by a Mortgage Loan Seller.

            SECTION 3.16. Title to REO Property; REO Accounts.

            (a) If title to any Serviced Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s). If, pursuant to Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the Trust is the sole member) for the purpose of taking title to one or more Administered REO Properties pursuant to this Agreement, then (subject to the interests of, if affected, the related Non-Trust Noteholder(s)), the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement.

            The Special Servicer, on behalf of the Trust Fund and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s), shall sell any Administered REO Property as soon as practicable in accordance with the Servicing Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such Administered REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (a "REO Extension") by the Internal Revenue Service to sell such Administered REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such Administered REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of REMIC I or REMIC II or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell the subject Administered REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any Administered REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Serviced Mortgaged Property (other than a Loan Combination Mortgaged Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each Administered REO Property (other than any Loan Combination REO Property). If such REO Acquisition occurs with respect to a Loan Combination Mortgaged Property, then the Special Servicer shall establish an REO Account solely with respect to such property (a "Loan Combination REO Account"), to be held for the benefit of the Certificateholders and the related Non-Trust Noteholder. The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of any Administered REO Property within 2 Business Days of receipt. Funds in the REO Accounts may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to such REO Account for any Collection Period). The Special Servicer shall give written notice to the Certificate Administrator and the Master Servicer of the location of each REO Account, and shall give notice to the related Non-Trust Noteholder(s) of the location of any Loan Combination REO Account, in each case when first established and of the new location of any such REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the related REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any Administered REO Property, but only to the extent of amounts on deposit in such REO Account relating to such Administered REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the Pool REO Account and deposit into the Collection Account, or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of the related Administered REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence. On each Determination Date, the Special Servicer shall withdraw from each Loan Combination REO Account and deposit into the related Loan Combination Custodial Account, or deliver to the Master Servicer or such other Person as may be designated by the Master Servicer (which shall deposit such amounts into the related Loan Combination Custodial Account) the aggregate of all amounts then on deposit therein that were received in respect of the related Loan Combination REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in the applicable REO Account such portion of proceeds and collections in respect of any Administered REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such Administered REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following twelve-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to each REO Account as is reasonably requested by the Master Servicer.

            SECTION 3.17. Management of REO Property.

            (a) Prior to the acquisition by it of title to a Serviced Mortgaged Property, the Special Servicer shall review the operation of such Serviced Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Serviced Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Serviced Mortgaged Property may be Directly Operated by the Special Servicer as Administered REO Property (other than the holding of such Administered REO Property primarily for sale to customers or the performance of any construction work thereon);

            (ii) Directly Operating such Serviced Mortgaged Property as an Administered REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), such alternative is commercially reasonable) acquire such Serviced Mortgaged Property as Administered REO Property and so lease or operate such Administered REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as Administered REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as Administered REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as Administered REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Serviced Mortgaged Property as Administered REO Property) or
      (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

            The Special Servicer's decision as to how each Administered REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s)) by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Serviced Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

            (b) If title to any Administered REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such Administered REO Property for the benefit of the Certificateholders (and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such Administered REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or (ii) except as contemplated by
Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an Adverse Grantor Trust Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any Administered REO Property, funds necessary for the proper operation, management, maintenance and disposition of such Administered REO Property, including without limitation:

            (i) all insurance premiums due and payable in respect of such Administered REO Property;

            (ii) all real estate taxes and assessments in respect of such Administered REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such Administered REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage and restore such Administered REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any Administered REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such Administered REO Property, the Master Servicer, subject to Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Certificate Administrator) the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) Without limiting the generality of the foregoing, the Special Servicer shall not, with respect to any Administered REO Property:

            (i) enter into, renew or extend any New Lease with respect to such Administered REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on such Administered REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate such Administered REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing Advance, unless such Servicing Advance would be a Nonrecoverable Advance, in which case such cost shall be an expense of the Trust) to the effect that such action would not cause such Administered REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (d) Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any Administered REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such Administered REO Property;

            (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay out of related REO Revenues all costs and expenses incurred in connection with the operation and management of such Administered REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of such Administered REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such Administered REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such Administered REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the Special Servicer by any such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing Agreement for purposes of Section 3.22.

            SECTION 3.18. Resolution of Defaulted Mortgage Loans and REO
                          Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

            (b) After a Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan, the Special Servicer shall determine the fair value of the Serviced Trust Mortgage Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Serviced Trust Mortgage Loan contained herein may have on the value of such Serviced Trust Defaulted Mortgage Loan; provided, further, that the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard; provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; and provided, further, that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special Servicer shall not be obligated to update such determination. The Special Servicer shall notify the Trustee, the Master Servicer, each Rating Agency, the Plurality Subordinate Certificateholder promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer and the Plurality Subordinate Certificateholder the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Serviced Trust Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan, pursuant to this Section 3.18.

            In determining the fair value of any Serviced Trust Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Serviced Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Serviced Trust Defaulted Mortgage Loan to the Purchase Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the related Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located.

            (c) Subject to the terms set forth in Section 2.03, in the event a Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan, each of the Plurality Subordinate Certificateholder and the Special Servicer (each, together with their respective assignees, an "Option Holder") shall have an assignable option (a "Purchase Option") (with respect to any Trust Mortgage Loan that is part of a Loan Combination, subject to the related Loan Combination Intercreditor Agreement) to purchase such Serviced Trust Defaulted Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the Purchase Price, if the Special Servicer has not yet determined the fair value of the Serviced Trust Defaulted Mortgage Loan, or (ii) the fair value of the Serviced Trust Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination; provided that, if (A) the Purchase Option is being exercised by an Option Holder that is an assignee of the Plurality Subordinate Certificateholder that is not an Affiliate of the Plurality Subordinate Certificateholder, (B) the assignment of the Purchase Option was to such Option Holder for no material consideration, and (iii) the Purchase Option is exercised by such Option Holder more than 90 days following a determination of the fair value of the subject Serviced Trust Defaulted Mortgage Loan, the Option Price shall include a Principal Recovery Fee payable to the Special Servicer. The Special Servicer shall, promptly after a Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan, deliver to the Plurality Subordinate Certificateholder a notice substantially in the form of Exhibit M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Serviced Trust Defaulted Mortgage Loan to any party at any time after the related Serviced Trust Mortgage Loan becomes a Serviced Trust Defaulted Mortgage Loan. The transferor of any Purchase Option shall notify the Trustee, the Certificate Administrator and the Master Servicer of such transfer and such notice shall include (i) in the case of the Plurality Subordinate Certificateholder, an assignment substantially in the form of Exhibit M-3, or (ii) in the case of the Special Servicer, an assignment substantially in the form of Exhibit M-2. Notwithstanding the foregoing, the Plurality Subordinate Certificateholder (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Plurality Subordinate Certificateholder or any assignee thereof within 60 days of the fair value determination being made with respect to the subject Serviced Trust Mortgage Loan becoming a Trust Defaulted Mortgage Loan, then the Special Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise by the Plurality Subordinate Certificateholder and the Special Servicer or its assignee may exercise such Purchase Option at any time during the 15 day period immediately following the expiration of such 60-day period. Following the expiration of such 15 day period, the Plurality Subordinate Certificateholder (or its assignee) shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the Purchase Option with respect to any Serviced Trust Defaulted Mortgage Loan will automatically terminate (i) once the related Serviced Trust Defaulted Mortgage Loan is no longer a Serviced Trust Defaulted Mortgage Loan; provided, however, that if such Serviced Trust Mortgage Loan subsequently becomes a Serviced Trust Defaulted Mortgage Loan, the related Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Serviced Trust Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Serviced Trust Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a Purchase Option.

            (d) [RESERVED].

            (e) Upon receipt of notice from the Special Servicer indicating that a Serviced Trust Mortgage Loan has become a Serviced Trust Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the Master Servicer and the Trustee, written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Serviced Trust Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in
Section 11.05. The exercise of any Purchase Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the Serviced Trust Defaulted Mortgage Loan after its exercise of the Purchase Option and upon such failure, the Purchase Option shall revert to the Option Holder as provided herein as if the Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

            (f) If the Special Servicer or the Plurality Subordinate Certificateholder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Serviced Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, then the Master Servicer (or, if the Master Servicer and the Special Servicer are the same Person, the Trustee) shall determine whether the Special Servicer's determination of the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan, in the manner set forth in
Section 3.18(b). In such event, the Special Servicer shall promptly deliver to the Master Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentence) the Determination Information, including information regarding any change in circumstance regarding the Serviced Trust Defaulted Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special Servicer has not already done so, the Master Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentences) may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by the Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person. The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer, the Master Servicer, the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer (or the Trustee, if applicable) and shall constitute, and be reimbursable as, Servicing Advances, unless such Servicing Advance would be a Nonrecoverable Advance, in which case such cost shall be an expense of the Trust. In addition, the Master Servicer (or, if applicable, the Trustee) shall be entitled to receive out of the Collection Account a fee in the amount of $2,500, for the initial confirmation of the Special Servicer's Option Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Serviced Trust Defaulted Mortgage Loan, in accordance with this Section 3.18(f).

            Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Plurality Subordinate Certificateholder or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Serviced Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Serviced Trust Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Serviced Trust Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Serviced Trust Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person which was chosen by the Trustee with reasonable care. Notwithstanding the 30 day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer (or the Trustee, if applicable) and shall constitute, and be reimbursable as, Servicing Advances, unless such Servicing Advance would be a Nonrecoverable Advance, in which case such cost shall be an expense of the Trust. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option Price is less than the fair value of the Serviced Trust Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the Master Servicer or the Trustee, as the case may be, and the Special Servicer shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(e) above. Upon receipt of such notice, such Option Holder shall have three (3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with
Section 3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Serviced Trust Defaulted Mortgage Loan. Upon notice from such Option Holder, that it rejects the Option Price as adjusted, the Special Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (g) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within 10 Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for Release from the Master Servicer specifying the date for closing the purchase of the related Serviced Trust Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Serviced Trust Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into the Collection Account within one (1) Business Day following receipt.

            (h) The Special Servicer shall immediately notify the Trustee, the Certificate Administrator and the Master Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (i) Unless and until the Purchase Option with respect to a Serviced Trust Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Serviced Trust Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate consistent with the Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Serviced Trust Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

            (j) In the event that title to any Administered REO Property is acquired by the Trust in respect of any Serviced Trust Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any Administered REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the Trustee has not received an REO Extension or an Opinion of Counsel described in Section 3.16(a) and the Special Servicer is not able to sell such Administered REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such Administered REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling Class Representative, before the end of such period or extended period, as the case may be, auction the Administered REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard. The Special Servicer shall give the Controlling Class Representative, the Master Servicer, and the Trustee (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) not less than five days' prior written notice of its intention to sell any Administered REO Property, and in respect of such sale, the Special Servicer shall offer such Administered REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an Administered REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the Administered REO Property at a price less than the Purchase Price; and provided, further, that if the Special Servicer intends to bid on any Administered REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such Administered REO Property and (iii) the Special Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B) the Purchase Price.

            (k) Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any Administered REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Administered REO Property or purchase any Serviced Trust Defaulted Mortgage Loan. Any sale of a Serviced Trust Defaulted Mortgage Loan (pursuant to a Purchase Option) or an Administered REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Certificate Administrator, the Depositor, the Special Servicer, the Master Servicer, any Mortgage Loan Seller or the Trust. None of the Special Servicer, the Master Servicer, the Depositor, the Trustee or the Certificate Administrator shall have any liability to the Trust or any Certificateholder with respect to the price at which a Serviced Trust Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (l) Upon exercise of a Purchase Option, the holder of such Purchase Option shall be required to pay the purchase price specified in its Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Serviced Trust Defaulted Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the Collection Account.

            (m) Notwithstanding anything herein to the contrary, the Special Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the REMIC Provisions and the Servicing Standard.

            (n) The amount paid for a Serviced Trust Defaulted Mortgage Loan or related Administered REO Property purchased under this Agreement shall be deposited into the Collection Account. Upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Serviced Trust Defaulted Mortgage Loan or related Administered REO Property ownership of the Serviced Trust Defaulted Mortgage Loan or Administered REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the Master Servicer or Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Serviced Trust Defaulted Mortgage Loan or related Administered REO Property.

            SECTION 3.19. Additional Obligations of Master Servicer.

            (a) The Master Servicer shall deposit in the Collection Account on each P&I Advance Date (prior to any transfer of funds from the Collection Account to the Distribution Account on such date), without any right of reimbursement therefor with respect to those Trust Mortgage Loans that were, in each such case, subject to a Principal Prepayment during the most recently ended Collection Period (other than Principal Prepayments made out of Insurance Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal Prepayments) creating a Prepayment Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfalls in respect of the Trust Mortgage Loans and (ii) the sum of (A) that portion of the Master Servicing Fees on the Mortgage Pool that represents an accrual at a rate of 0.01% per annum and (B) the total amount of Prepayment Interest Excesses that were collected during the related Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (x) subsequent to a material default under the related Mortgage Loan documents, (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Special Servicer or the Controlling Class Representative) (other than in connection with Principal Prepayments made out of Insurance Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal Prepayments) then, for purposes of determining the payment that the Master Servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "Master Servicing Fee" in clause (A) above shall be construed to include (1) the entire Master Servicing Fees payable to the Master Servicer with respect to the related Collection Period, inclusive of any portion payable to a third-party primary servicer and (2) the amount of any investment income earned by the Master Servicer on the related Principal Prepayment while on deposit in the Collection Account. Following the payments made by the Master Servicer pursuant to the preceding paragraph, the Master Servicer shall apply any remaining Prepayment Interest Excesses to offset any Casualty/Condemnation Interest Shortfall incurred with respect to any Trust Mortgage Loan during the subject Collection Period.

            Except as provided in the preceding paragraphs, no other compensation to the Master Servicer shall be available to cover Prepayment Interest Shortfalls. The Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a) shall not, in the absence of default under this Section 3.19(a), carry over to any subsequent Collection Period.

            Without the consent of the Special Servicer, the Master Servicer shall not allow Mortgagor to deviate from the terms of the related Mortgage Loan Documents regarding voluntary Principal Prepayments (other than with respect to Principal Prepayments made out of Insurance Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal Prepayments) if a Prepayment Interest Shortfall, in excess of the amount required to be deposited by the Master Servicer in the Collection Account pursuant to the penultimate sentence of the second preceding paragraph, would occur as a result of such deviation.

            (b) The Master Servicer shall, as to each Serviced Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Serviced Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer. The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.

            (c) The Master Servicer and the Special Servicer shall each be responsible for providing (i) to each Non-Trust Noteholder such notices regarding defaults and events of default with respect to the related Loan Combination as are required from the holder of the related Trust Mortgage Loan that is part the related Loan Combination under the related Loan Combination Intercreditor Agreement, and (ii) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

            SECTION 3.20. Modifications, Waivers, Amendments and Consents.

            (a) The Special Servicer may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Penalty Interest and Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Serviced Mortgage Loan, and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any Serviced Mortgage Loan without the consent of the Trustee or any Certificateholder; provided that the Special Servicer's right to do so shall be subject to Section 3.08, Section 6.11 and Section 6.12 (and, in the case of a Loan Combination, subject to the terms of the related Loan Combination Intercreditor Agreement) and, further, to the following subsections of this Section 3.20.

            (b) All modifications, waivers or amendments of any Serviced Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard. Neither the Master Servicer nor the Special Servicer, as applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would result in an Adverse REMIC Event. The Master Servicer or Special Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Serviced Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code, (2) cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions, or (3) adversely affect the status of any of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z under the Code.

            (c) The Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit the Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Serviced Mortgage Loan that would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder- (including, subject to the discussion in the following paragraph, any related Balloon Payment); or

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments; or

            (iii) in the judgment of the Special Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

only if (A) a material default on the Serviced Mortgage Loan has occurred or, in the Special Servicer's judgment, a material default on the Serviced Mortgage Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)), as a collective whole, on a present value basis, than would liquidation. In the case of every other modification, waiver or amendment, the Special Servicer may conclusively rely on an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Serviced Mortgage Loan under Treasury Regulations Section 1.860G-2(b) of the Code, (2) cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions, or (3) adversely affect the status of Grantor Trust Z under the Code.

            In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will the Master Servicer or Special Servicer (i) extend the maturity date of a Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date and (ii) if the Serviced Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Serviced Mortgage Loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, and with the consent of the Controlling Class Representative, 10 years) prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect delivered to the Certificate Administrator, the Trustee, the Master Servicer and, in the case of a Loan Combination, the related Non-Trust Noteholder(s) and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (d) Except as expressly contemplated by the related Mortgage Loan documents, the Special Servicer shall not consent to the Master Servicer's releasing, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11), any real property collateral securing an outstanding Serviced Mortgage Loan, except as provided in Section 3.09 or 3.20(e), or except in connection with a permitted defeasance, or except where a Serviced Mortgage Loan (or, in the case of a Crossed Loan Group, where such entire Crossed Loan Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Serviced Mortgage Loan that is not a Specially Serviced Mortgage Loan, (A) either (1) such release will not, in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Serviced Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property (together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), as security for the Serviced Mortgage Loan and (C) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an Adverse Rating Event (as confirmed in writing to the Trustee by each Rating Agency).

            (e) Notwithstanding anything in this Section 3.20, Section 6.11 or
Section 6.12 to the contrary, the Master Servicer shall not be required to seek the consent of, or provide prior notice to, the Special Servicer, any Certificateholder or the Controlling Class Representative or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Serviced Mortgage Loans (but, in the case of the actions described in clauses (iii) and (iv) of this sentence, shall notify the Controlling Class Representative thereof):

            (i) approving routine leasing activity with respect to any lease for less than the lesser of (A) 15,000 square feet and (B) 20% of the related Mortgaged Property; provided that (1) no subordination, non-disturbance and attornment agreement (an "SNDA") exists with respect to such lease and
      (2) no such lease is a Ground Lease; and provided further that the Master Servicer shall not grant or approve (but shall forward to the Special Servicer for its approval) any request for (or any waiver, consent, approval, amendment or modification in connection with) an SNDA or approval of a lease that contains an SNDA;

            (ii) approving any waiver affecting the timing of receipt of financial statements from any Mortgagor; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

            (iii) approving annual budgets for the related Mortgaged Property; provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

            (iv) subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Serviced Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

            (v) approving modifications, consents or waivers (other than those set forth in Section 3.20(c)) in connection with a defeasance permitted by the terms of the related Serviced Mortgage Loan if the Master Servicer receives an Opinion of Counsel (which Opinion of Counsel shall be an expense of the Mortgagor) to the effect that such modification, waiver or consent would not cause either REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in a "prohibited transaction" under the REMIC Provisions;

            (vi) approving consents with respect to non-material right-of-ways and non-material easements and consent to subordination of the related Serviced Mortgage Loan to such non-material rights-of-way or easements;

            (vii) any non-material modifications, waivers or amendments not provided for in clauses (i) through (vi) above, which are necessary to cure any ambiguities or to correct scrivener's errors in the terms of the related Serviced Mortgage Loan; and

provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Serviced Mortgage Loan pursuant to Treasury Regulations
Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an Adverse Grantor Trust Event with respect to any of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby; and provided, however, in the case of any A-Note Trust Mortgage Loan, the Master Servicer shall provide written notice of such action to the related B-Noteholder(s); and provided, further, that the Master Servicer shall promptly notify the Special Servicer of any requests not subject to this Section 3.20(e) for which the Special Servicer is responsible pursuant to this Section 3.20 and shall deliver to the Special Servicer (which delivery may be by electronic transmission in a format acceptable to the Master Servicer and Special Servicer) a copy of the request, and all information in the possession of the Master Servicer that the Special Servicer may reasonably request related thereto. For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Mortgage Loan received by the Master Servicer shall be submitted to the Special Servicer for approval (which approval shall be deemed given if the request is not denied by the Special Servicer in writing to the Master Servicer within ten (10) Business Days of the Special Servicer's receipt of such request). For purposes of this Agreement, "disbursement of earnouts or holdback amounts" shall mean the disbursement or funding to a borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance-related criteria (i.e., project reserve thresholds, lease-up requirements, sales requirements, etc.), as set forth in the applicable loan documents, have been satisfied. Mortgage Loans with such earnout reserves or holdbacks are indicated on the Mortgage Loan Schedule.

            (f) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (g) The Special Servicer or, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section 1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (h) The Master Servicer and Special Servicer shall notify each other, the Certificate Administrator, the Trustee, the Controlling Class Representative and, in the case of a Loan Combination, the related Non-Trust Noteholder(s), in writing, of any modification, waiver or amendment of any term of any Serviced Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, (in the case of the Special Servicer, with a copy to the Master Servicer), an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business
Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Serviced Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Master Servicer pursuant to Section 3.15(a) hereof.

            (i) With respect to each Serviced Mortgage Loan that provides for defeasance, the Master Servicer shall, to the extent permitted by the terms of such Serviced Mortgage Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Serviced Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan documents, that such Serviced Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments,
(iii) at the option of the Master Servicer, to designate a single purpose entity (which may be a subsidiary of the Master Servicer established for the purpose of assuming all defeased Serviced Mortgage Loans) to assume the Serviced Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date,
(v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Serviced Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Serviced Mortgaged Property or Properties to be released. If the subject Serviced Mortgage Loan is not a Significant Mortgage Loan and if either the terms of the subject Serviced Mortgage Loan permit the Master Servicer to impose the foregoing requirements or the Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required from the Rating Agencies. In such case, the Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met with respect to the subject Serviced Mortgage Loan. However, if the subject Serviced Mortgage Loan is a Significant Mortgage Loan or if the terms of the subject Serviced Mortgage Loan do not permit the Master Servicer to impose such requirements and the Master Servicer does not satisfy such requirements on its own, then the Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, in the case of the a Loan Combination, the related Non-Trust Noteholder(s)), as applicable and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation from each Rating Agency that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan documents and applicable law, the Master Servicer shall not execute a defeasance unless (a) the subject Serviced Mortgage Loan requires the Mortgagor to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-Adverse Rating Event is a specific condition thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the Master Servicer or the Special Servicer which may result in legal expenses to the Trust Fund), and (b) the Mortgagor is required to provide or the Master Servicer receives from Independent counsel at the Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any Serviced Mortgage Loan the applicable Mortgage Loan Seller bears the costs and expenses associated with such defeasance in accordance with the terms of the applicable Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the Master Servicer from the related Mortgagor in respect of such defeasance shall be promptly remitted by the Master Servicer to the applicable Mortgage Loan Seller.

            Subsequent to the second anniversary of the Closing Date, to the extent that the Master Servicer can, in accordance with the related Mortgage Loan documents, require defeasance of any Serviced Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, the Master Servicer shall, to the extent it is consistent with the Servicing Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the Serviced Mortgage Loan or (ii) if the Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase defeasance collateral, the Master Servicer shall either (A) to the extent of the cash delivered by the Mortgagor, purchase defeasance collateral or (B) prepay the Serviced Mortgage Loan, in either case, in accordance with the Servicing Standard.

            For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Serviced Mortgage Loans (or, in the case of a Loan Combination, the Loan Combination) and owning and pledging the related Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Serviced Mortgage Loan (or the Loan Combination, if applicable).

            (j) To the extent that either the Master Servicer or Special Servicer waives any Default Charges in respect of any Serviced Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Default Charges immediately prior to such waiver.

            (k) Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager with respect to any Mortgaged Property that secures a Significant Mortgage Loan unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating Agencies that such action will not result in an Adverse Rating Event.

            (l) Notwithstanding anything in this Section 3.20 to the contrary:

            (i) the limitations, conditions and restrictions set forth in this
      Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the related date of substitution); and

            (ii) neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

            (m) Neither the Special Servicer nor the Master Servicer shall have any liability to the Trust, the Certificateholders, any Non-Trust Noteholder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section 3.20 is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and/or the Master Servicer, and consistent with the Servicing Standard.

            SECTION 3.21. Transfer of Servicing between Master Servicer and
                          Special Servicer; Recordkeeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Mortgage Loan, the Master Servicer shall promptly notify the Certificate Administrator, the Special Servicer and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)), and if the Master Servicer is not also the Special Servicer, the Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Mortgage Loan, either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing Transfer Event, the Special Servicer shall collect payments on such Mortgage Loan and make remittances to the Master Servicer in accordance with Section 3.04.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof to the Master Servicer and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)), and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File delivered to the Special Servicer within five Business Days of such Specially Serviced Mortgage Loan becoming a Corrected Mortgage Loan, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) No later than 60 days after a Serviced Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Certificate Administrator, the Trustee, the Master Servicer and the Controlling Class Representative, a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan and negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

            (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard;

provided, however, that if a Loan Combination is involved, the Asset Status Report shall be in respect of the entire Loan Combination.

            If, subject to Section 6.11 or Section 6.12, as the case may be, within 10 Business Days of receiving an Asset Status Report which relates to a recommended action as to which the Controlling Class Representative is entitled to object under Section 6.11, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If, subject to Section 6.11 or Section 6.12, as the case may be, the Controlling Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class Representative, the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(c) until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such modified report, provided such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a 10-Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)) and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)) pursuant to the Servicing Standard.

            Upon making such determination in clause (ii) of the immediately preceding paragraph, the Special Servicer shall notify the Certificate Administrator and the Trustee of such rejection and deliver to the Certificate Administrator and the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Certificate Administrator shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 10 days of the Certificate Administrator's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders (other than for a reason which violates the Servicing Standard, which shall control), then the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(c) and provide a copy of such revised report to the Master Servicer. The Certificate Administrator shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices. Except under the circumstances set forth above where Certificateholders have not rejected an Asset Status Report that was rejected by the Controlling Class Representative, in the event the Controlling Class Representative and the Special Servicer have been unable to agree upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions directed by the Controlling Class Representative unless doing so would result in any of the consequences set forth in the last paragraph of this Section 3.21, in which case the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling Class Representative by the Special Servicer.

            The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            Notwithstanding the fact that an Asset Status Report has been prepared and/or approved, the Controlling Class Representative will remain entitled to advise and object regarding the actions set forth in Section 6.11(a) and any related Asset Status Report shall not be a substitute for the exercise of those rights.

            No direction of the Controlling Class Representative or the majority of the Certificateholders in connection with any Asset Status Report shall (w) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC I and REMIC II, (x) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions or (y) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee or the Certificate Administrator or the officers and the directors of each party to any claim, suit or liability to which they would not otherwise be subject absent such direction or (z) expand the scope of the Master Servicer's, the Trustee's, the Certificate Administrator's or the Special Servicer's responsibilities under this Agreement.

            SECTION 3.22. Sub-Servicing Agreements.

            (a) Subject to Section 3.22(b) and Section 3.22(f), the Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement:
(i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(x) and (xi)) to the extent applicable (modified to apply to the Sub-Servicer instead of the Master Servicer); (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon (1) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or (2) (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement (which agreements are indicated on Exhibit R hereto)) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification); (iii) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Combination, the related Non-Trust Noteholder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Certificate Administrator, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, any Non-Trust Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the Master Servicer or the Special Servicer contemplated by Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of such Special Servicer or conduct any sale of a Mortgage Loan or REO Property contemplated by Section 3.18; and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer (including any with an effective date on or before the Closing Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special Servicer's rights to service such Mortgage Loan for so long as such Mortgage Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan that ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicer and the Special Servicer each shall deliver to the Trustee copies of all Sub-Servicing Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith to the extent applicable, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), as applicable, such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Certificate Administrator, the Depositor and, if a Loan Combination is involved, the related Non-Trust Noteholder(s), in writing promptly of the appointment by it of any Sub-Servicer after the date of this Agreement.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Loan Combination, also for the benefit of the related Non-Trust Noteholder(s), shall (at no expense to the Trustee, the Certificateholders, the subject Loan Combination, any related Non-Trust Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d) In the event of the resignation, removal or other termination of GMAC Commercial Mortgage Corporation or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if (but only if) an Event of Default (as defined under such Sub-Servicing Agreement) has occurred and is continuing, in each case without paying any sub-servicer termination fee.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee, the Certificateholders and any Non-Trust Noteholder for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible.

            (f) The Special Servicer shall not enter into a Sub-Servicing Agreement unless Moody's and S&P have confirmed in writing that the execution of such agreement will not result in an Adverse Rating Event or such Sub-Servicing Agreement relates to a Mortgage Loan or Mortgage Loans (along with any Mortgage Loans previously sub-serviced pursuant to this section) that represent less than 25% of the outstanding principal balance of all Specially Serviced Mortgage Loans. The Special Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder.

            In addition, the Special Servicer may not enter into any Sub-Servicing Agreement without the approval of the Controlling Class Representative, and the rights and obligations of each of the Master Servicer and the Special Servicer to appoint a Sub-Servicer with respect to a Loan Combination shall be subject to the related Loan Combination Intercreditor Agreement.

            SECTION 3.23. Representations and Warranties of Master Servicer and
                          Special Servicer.

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Certificate Administrator, the Depositor, the Special Servicer and each Non-Trust Noteholder, as of the Closing Date, that:

            (i) The Master Servicer is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of the Master Servicer to perform its obligations hereunder.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

            (vii) Each officer, director, or employee of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

            (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by the Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of the Master Servicer to perform its obligations under this Agreement.

            (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Certificate Administrator, the Depositor, the Master Servicer and each Non-Trust Noteholder, as of the Closing Date, that:

            (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

            (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master Servicer) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

            SECTION 3.24. Sub-Servicing Agreement Representation and Warranty.

            The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Certificate Administrator, the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in
Section 3.22(a) and the second paragraph of Section 3.22(d) in all material respects.

            SECTION 3.25. Designation of Controlling Class Representative.

            (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 6.11) or to replace an existing Controlling Class Representative.

            Upon (i) the receipt by the Certificate Administrator of written requests for the selection of a Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the Certificate Administrator shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Certificate Administrator or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class Representative, which shall be the designation of the Controlling Class Representative by the Holders (or Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class by a writing delivered to the Certificate Administrator. No appointment of any Person as a Controlling Class Representative shall be effective until such Person provides the Certificate Administrator, the Master Servicer and the Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial Controlling Class Representative shall be LNR Securities Holdings, LLC and no further notice shall be required for such appointment to be effective.

            (b) Within 10 Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from the Master Servicer or Special Servicer, the Certificate Administrator shall deliver to the requesting party the identity of the Controlling Class Representative and/or and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicer and the Special Servicer shall be entitled to conclusively rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that the Master Servicer and the Special Servicer may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two (2) Business Days of the selection, resignation or removal of a Controlling Class Representative, the Certificate Administrator shall notify the other parties to this Agreement of such event. The expenses incurred by the Certificate Administrator in connection with obtaining information from the Depository or Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Collection Account pursuant to Section 3.05(a).

            (c) The Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Certificate Administrator and to such existing Controlling Class Representative.

            (d) Once a Controlling Class Representative has been selected pursuant to this Section 3.25 each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Certificate Administrator and each other Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

            (e) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata among such Holders (or Certificate Owners) according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling Class Representative or related Controlling Class Representative, as applicable) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

            SECTION 3.26. Application of Default Charges.

            (a) Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan (but, in the case of the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, only to the extent of the Default Charges, if any, remitted to the Trust in accordance with the MLMT Series 2005-CKI1 Pooling and Servicing Agreement and/or the Glendale Galleria Intercreditor Agreement) shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to the Trustee, the Master Servicer or the
            Special Servicer, in that order, any interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Loan, as the case may be;

                  second, to pay any outstanding expense incurred by the Special
            Servicer in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to Section 3.12;

                  third, to pay the appropriate party for any other outstanding expense incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense; and

                  fourth, to pay (A) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (B) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional master servicing compensation to the Master Servicer, if such Default Charges (or portion thereof comprised of late payment charges) were collected when the loan was a non-Specially Serviced Mortgage Loan, and otherwise to pay (X) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (Y) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional special servicing compensation to the Special Servicer.

            (b) The portion of any Default Charges with respect to a Non-Trust Loan that is not applied as provided for above in this Section 3.26, shall be applied pursuant to the related Loan Combination Intercreditor Agreement.

            SECTION 3.27. Controlling Class Representative Contact with
                          Servicer.

            No less often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from the Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. The Controlling Class Representative agrees to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related conference) the Mortgage Loans it intends to discuss. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the Master Servicer of an agreement substantially in the form of Exhibit I-1 (or such other form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable).

            SECTION 3.28. Certain Matters Regarding the Loan Combinations.

            (a) Glendale Galleria Loan Combination.

            (i) The parties hereto, the Plurality Subordinate Certificateholder, by its acceptance of its rights and obligations set forth herein, and each Certificateholder, by its acceptance of a Certificate, hereby acknowledge the rights of the Glendale Galleria Subordinate Noteholders, upon the occurrence of certain specified events under the Glendale Galleria Intercreditor Agreement, to purchase the Glendale Galleria Trust Mortgage Loan from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in, the related Loan Combination Intercreditor Agreement, and the parties hereto agree to take such actions contemplated by the related Loan Combination Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow a Glendale Galleria Subordinate Noteholder to purchase the related Glendale Galleria Trust Mortgage Loan from the Trust. Such purchase right shall be superior to the corresponding Purchase Option set forth in Section 3.18(c)).

            (ii) In connection with any purchase of the Glendale Galleria Trust Mortgage Loan by a Glendale Galleria Non-Trust Noteholder pursuant to the Glendale Galleria Intercreditor Agreement, the Master Servicer or the Special Servicer shall (i) if it receives the "Defaulted Mortgage Loan Purchase Price" (as defined in the Glendale Galleria Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the Master Servicer for deposit, as applicable, into the Collection Account, and so notify the Trustee; and
      (ii) subject to Section 3.01(g), deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the Master Servicer, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the Glendale Galleria Trust Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

            (iii) The parties hereto acknowledge that each Non-Trust Noteholder shall not (1) owe any fiduciary duty to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Loan Combination Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that each Non-Trust Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interest of the Certificateholders and shall be deemed to have agreed to take no action against a Non-Trust Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

            (iv) The Certificate Administrator (on behalf of the Trustee) and the Master Servicer shall comply with the last paragraph of Section 3.6 of the Glendale Galleria Note A Intercreditor Agreement.

            (b) A/B Loan Combination.

            (i) With respect to each A/B Loan Combination, the parties hereto, the Plurality Subordinate Certificateholder, by its acceptance of its rights and obligations set forth herein, and each Certificateholder, by its acceptance of a Certificate, hereby acknowledge the rights of the related B-Noteholder, upon the occurrence of certain specified events under the related Loan Combination Intercreditor Agreement, to purchase the related Trust Mortgage Loan from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in, the related Loan Combination Intercreditor Agreement, and the parties hereto agree to take such actions contemplated by the related Loan Combination Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow such B-Noteholder to purchase the related Trust Mortgage Loan from the Trust. Such purchase right shall be superior to the corresponding Purchase Option set forth in
      Section 3.18(c)).

            (ii) With respect to each A/B Loan Combination, in connection with any purchase of the related Trust Mortgage Loan by the related B-Noteholder pursuant to the related Loan Combination Intercreditor Agreement, the Master Servicer or the Special Servicer shall (i) if it receives the "Defaulted Mortgage Loan Purchase Price" (as defined in the related Loan Combination Intercreditor Agreement) and/or any other amounts payable in connection with the purchase, deposit same, or remit same to the Master Servicer for deposit, as applicable, into the related Loan Combination Custodial Account, and so notify the Trustee; and (ii) subject to Section 3.01(g), deliver the related Servicing File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the Master Servicer, the Trustee shall: (i) deliver the Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the related Trust Mortgage Loan in the appropriate transferee, without recourse, representations or warranties.

            (iii) The parties hereto acknowledge that each B-Noteholder shall not (1) owe any fiduciary duty to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Loan Combination Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that each B-Noteholder (i) may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interest of the Certificateholders and shall be deemed to have agreed to take no action against a Non-Trust Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii) shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

            SECTION 3.29. Litigation Control.

            (a) The Special Servicer shall, (1) direct, manage, prosecute and/or defend any action brought by a Mortgagor against the Trust and/or the Special Servicer and (2) represent the interests of the Trust in any litigation relating to the rights and obligations of the Mortgagor or Mortgagee, or the enforcement of the obligations of a Borrower, under the Mortgage Loan Documents ("Trust-Related Litigation").

            (b) To the extent the Master Servicer is named in Trust-Related Litigation, and the Trust or Special Servicer is not named, in order to effectuate the role of the Special Servicer, the Master Servicer shall (1) notify the Special Servicer of such Trust Related Litigation within ten (10) days of the Master Servicer receiving service of such Trust Related Litigation;
(2) provide monthly status reports to the Special Servicer, regarding such Trust-Related Litigation; (3) seek to have the Trust replace the Master Servicer as the appropriate party to the lawsuit; and (4) so long as the Master Servicer remains a party to the lawsuit, consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided, however, if there are claims against the Master Servicer and the Master Servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the Master Servicer.

            (c) Notwithstanding the right of the Special Servicer to represent the interests of the Trust in Trust-Related Litigation, and subject to the rights of the Special Servicer to direct the Master Servicer's actions in
Section 3.29(d) below, the Master shall retain the right to make determinations relating to claims against the Master Servicer, including but not limited to the right to engage separate counsel if necessary. Further, nothing in this section shall require the Master Servicer to take or fail to take any action which, in the Master Servicer's good faith and reasonable judgment, may (1) result in an Adverse REMIC Event or (2) subject the Master Servicer to material liability or materially expand the scope of the Master Servicer's obligations under this Agreement.

            (d) Notwithstanding the Master Servicer's right to make determinations relating to claims against the Master Servicer, the Special Servicer shall (1) have the right at any time to direct the Master Servicer to settle any claims brought against the Trust, including claims asserted against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise direct the actions of the Master Servicer relating to claims against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation), provided in either case that such settlement or other direction does not require any admission of liability or wrongdoing on the part of the Master Servicer, the cost of such settlement is paid by the Trust, and the Master Servicer is indemnified pursuant to Section 6.03 hereof for all costs and expenses of the Master Servicer incurred in defending and settling the Trust Related Litigation.

            (e) In the event both the Master Servicer and the Special Servicer or Trust are named in litigation, the Master Servicer and the Special Servicer shall cooperate with each other to afford the Master Servicer and the Special Servicer the rights afforded to such party in this Section 3.29.

            (f) This Section 3.29 shall not apply in the event the Special Servicer authorizes the Master Servicer, and the Master Servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain litigation on behalf of the Trust.

            (g) Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim),
(ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents or otherwise relating to a Mortgage Loan or Mortgaged Property, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim).

            (h) Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Certificate Administrator in its individual capacity, or in the event that any judgment is rendered against the Certificate Administrator in its individual capacity, the Certificate Administrator, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding; (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related Mortgage Loan documents, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Certificate Administrator, (A) initiate any action, suit, litigation or proceeding in the name of the Certificate Administrator, whether in such capacity or individually, (B) engage counsel to represent the Certificate Administrator, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, LaSalle to be registered to do business in any state (provided that no party hereto shall be responsible for any delay due to the failure of the Certificate Administrator to grant such consent); and (iii) in the event that any court finds that the Certificate Administrator is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Pooling and Servicing Agreement or any Mortgage Loan, the Certificate Administrator shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as Certificate Administrator or individually; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01. Distributions.

            (a) On each Distribution Date, the Certificate Administrator shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (ix) and deemed distributions from REMIC I pursuant to Section 4.01(h), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, as applicable:

            (i) to make distributions of interest to the Holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates and to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, from the Loan Group 1 Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group 2 Available Distribution Amount in an amount equal to all Distributable Certificate Interest in respect of the Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; and also concurrently, to make distributions of interest to the Holders of the Class X Certificates, from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, in an amount equal to all Distributable Certificate Interest in respect of the Class of Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, as the case may be, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the Senior Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, up to an amount equal to, and pro rata as among such Classes of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest in accordance with, the Distributable Certificate Interest in respect of each such Class of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest for such Distribution Date, and to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, to the Holders of the Class A-1 Certificates until the related Class Principal Balance is reduced to zero, third, to the Holders of the Class A-2 Certificates until the related Class Principal Balance is reduced to zero, fourth, to the Holders of the Class A-3 Certificates and the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date, until the related Class Principal Balances are reduced to zero, fifth, to the Holders of the Class A-SB Certificates (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to subclause first of this clause (ii)), until the related Class Principal Balance is reduced to zero, and sixth, to the Holders of the Class A-4 Certificates and the Floating Rate Account with respect to the Class A-4FC REMIC II Regular Interest on a pro rata basis in accordance with the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date, in that order, until the related Class Principal Balances are reduced to zero, in an aggregate amount for subclauses first through sixth above (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest outstanding immediately prior to such Distribution Date) equal to the Loan Group 1 Principal Distribution Amount for such Distribution Date; and concurrently, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2 Principal Distribution Amount for such Distribution Date; provided that, if the portion of the Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Principal Distribution Amount for such Distribution Date, then the Holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, Grantor Trust A-3FL with respect to the Class A-3FL REMIC II Regular Interest and Grantor Trust A-4FC with respect to the Class A-4FC REMIC II Regular Interest shall have a prior right, relative to the Holders of the Class A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 1 Available Distribution Amount for such Distribution Date and the Holders of the Class A-1A Certificates shall have a prior right, relative to the Holders of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, Grantor Trust A-3FL with respect to the Class A-3FL REMIC II Regular Interest and Grantor Trust A-4FC with respect to the Class A-4FC REMIC II Regular Interest, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 2 Available Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates has previously been reduced to zero, then distributions of principal will be made to the Holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates and to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest in accordance with, the respective Class Principal Balance thereof outstanding immediately prior to such Distribution Date (and without regard to Loan Groups or the Principal Distribution Amount for such Distribution Date);

            (iii) after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, to the Holders of the Class A-1 Certificates, until the related Class Principal Balance is reduced to zero, third, to the Holders of the Class A-2 Certificates, until the related Class Principal Balance is reduced to zero, fourth, to the Holders of the Class A-3 Certificates and Grantor Trust A-3FL with respect to the Class A-3FL REMIC II Regular Interest on a pro rata basis in accordance with the respective Class Principal Balances thereof then outstanding, until the related Class Principal Balances are reduced to zero, fifth, to the Holders of the Class A-SB Certificates (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to subclause first of this clause (iii)), sixth, to the Holders of the Class A-4 Certificates and Grantor Trust A-4FC with respect to the Class A-4FC REMIC II Regular Interest on a pro rata basis in accordance with the respective Class Principal Balances thereof then outstanding, until the related Class Principal Balance is reduced to zero, in that order, until the related Class Principal Balance (after taking into account any distributions of principal with respect to those Classes of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, in an aggregate amount (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those Classes of Senior Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of
      (A) the Loan Group 2 Principal Distribution Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii).

            (iv) after the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest has been reduced to zero, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A Certificates on such Distribution Date pursuant to clause (ii) above) equal to the excess, if any, of (A) the Loan Group 1 Principal Distribution Amount for such Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-2, Class A-3, Class A-SB and/or Class A-4 Certificates, the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest on such Distribution Date pursuant to clause (ii) above;

            (v) to make distributions to the Holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates and to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Senior Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, respectively, and not previously reimbursed;

            (vi) to make distributions of interest to the Holders of the Class AM Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (vii) after the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest have been reduced to zero, to make distributions of principal to the Holders of the Class AM Certificates, in an amount (not to exceed the Class Principal Balance of the Class AM Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (viii) to make distributions to the Holders of the Class AM Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AM Certificates and not previously reimbursed;

            (ix) to make distributions of interest to the Holders of the Class AJ Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (x) after the Class Principal Balance of the Class AM Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class AJ Certificates, in an amount (not to exceed the Class Principal Balance of the Class AJ Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xi) to make distributions to the Holders of the Class AJ Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AJ Certificates and not previously reimbursed;

            (xii) to make distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiii) after the Class Principal Balance of the Class AJ Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xiv) to make distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (xv) to make distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvi) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xvii) to make distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

            (xviii) to make distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xix) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xx) to make distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

            (xxi) to make distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxii) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xxiii) to make distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xxiv) to make distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxv) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xxvi) to make distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

            (xxvii) to make distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxviii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or to the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

            (xxix) to make distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxx) to make distributions of interest to the Holders of Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxi) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xxxii) to make distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

            (xxxiii) to make distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxiv) after the Class Principal Balance of the Class H Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xxxv) to make distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

            (xxxvi) to make distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxvii) after the Class Principal Balance of the Class J Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xxxviii) to make distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

            (xxxix) to make distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xl) after the Class Principal Balance of the Class K Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xli) to make distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

            (xlii) to make distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xliii) after the Class Principal Balance of the Class L Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xliv) to make distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

            (xlv) to make distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlvi) after the Class Principal Balance of the Class M Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (xlvii) to make distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

            (xlviii) to make distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlix) after the Class Principal Balance of the Class N Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this
      Section 4.01(a));

            (l) to make distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

            (li) to make distributions of interest to the Holders of the Class Q Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class Q Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (lii) after the Class Principal Balance of the Class P Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates and/or the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or to the Class A-4FC REMIC II Regular Interest pursuant to any prior clause of this Section 4.01(a));

            (liii) to make distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;

            (liv) to make distributions to the Holders of the Class R-II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(h), over (B) the aggregate distributions made in respect of the Regular Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest on such Distribution Date pursuant to clauses (i) through
      (li) above; and

            (lv) to make distributions to the Holders of the Class R-I Certificates of the excess, if any, of (A) the Available Distribution Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC II Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest on such Distribution Date pursuant to clauses (i) through (lii) above.

            Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            All distributions of interest made in respect of the Class X Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Class X Components, pro rata in accordance with the respective amounts of Accrued Component Interest with respect to such Class X Components for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (b) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts on deposit therein that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Trust Mortgage Loans and any Trust REO Loans during the related Collection Period (excluding any portion of such Prepayment Premiums and/or Yield Maintenance Charges applied pursuant to Section 4.01(j) to reimburse the Holders of one or more Classes of Sequential Pay Certificates and/or the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Classes) and shall be deemed to distribute such Prepayment Premiums and/or Yield Maintenance Charges (or remaining portion thereof) from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1 (whether or not such REMIC I Regular Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such Prepayment Premium and/or Yield Maintenance Charge (or remaining portion thereof), as additional yield, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, as follows:

            (i) first, to the Holders of the respective Classes of Sequential Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date with respect to the Loan Group that includes the prepaid Trust Mortgage Loan or Trust REO Loan, as the case may be, and to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest (if, in either such case, distributions of principal are being made with respect thereto on such Distribution Date, pursuant to Section 4.01(a), with respect to the Loan Group that includes the prepaid Trust Mortgage Loan or Trust REO Loan, as the case may be), up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment Amount for each such Class of Certificates, the Class A-3Fl REMIC II Regular Interest (if applicable) and/or the Class A-4FC REMIC II Regular Interest (if applicable) for such Distribution Date with respect to the subject Prepayment Premium or Yield Maintenance Charge, as the case may be; and; and

            (ii) second, to the Holders of the Class X Certificates, to the extent of any remaining portion of the subject Yield Maintenance Charge or Prepayment Premium, as the case may be (excluding any portion of such Prepayment Premium and/or Yield Maintenance Charge applied pursuant to
      Section 4.01(k) to reimburse one or more Classes of Sequential Pay Certificates and/or the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Classes), as follows.

            On each Distribution Date, the Certificate Administrator shall withdraw from the Additional Interest Account any amounts that represent Additional Interest actually collected during the related Collection Period on the ARD Loans and any related REO Loans and shall distribute such amounts among the Holders of the Class Z Certificates pro rata in accordance with their respective Percentage Interests of such Class.

            (c) Subject to Section 4.07, on each Distribution Date, the Certificate Administrator shall apply amounts on deposit in the Class A-3FL Sub-Account of the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-3FL Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such Distribution Date:

            (i) to make distributions of interest to the Holders of the Class A-3FL Certificates, up to the Class A-3FL Interest Distribution Amount for such Distribution Date;

            (ii) to make distributions of principal to the Holders of the Class A-3FL Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-3FL Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (iii) to reimburse the Holders of the Class A-3FL Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-3FL Certificates, but not previously reimbursed, have been reimbursed in full; and

            (iv) to make distributions to the Holders of the Class A-3FL Certificates of any remaining amount.

For so long as the Class A-3FL Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the A-3FL Swap Counterparty, all Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-3FL REMIC II Regular Interest shall be payable to the A-3FL Swap Counterparty pursuant to the terms of the Class A-3FL Swap Agreement. However, during the occurrence of a payment default on the part of the A-3FL Swap Counterparty under the Class A-3FL Swap Agreement or if the Class A-3FL Swap Agreement is terminated and a replacement Class A-3FL Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest shall be distributed by the Certificate Administrator to the Holders of the Class A-3FL Certificates on the subject Distribution Date.

            Subject to Section 4.07, on each Distribution Date, the Certificate Administrator shall apply amounts on deposit in the Class A-4FC Sub-Account of the Floating Rate Account for the following purposes and in the following order of priority, in each case to the extent of the Class A-4FC Available Funds (exclusive of any portion thereof that constitutes Yield Maintenance Charges and/or Prepayment Premiums) for such Distribution Date:

            (i) to make distributions of interest to the Holders of the Class A-4FC Certificates, up to the Class A-4FC Interest Distribution Amount for such Distribution Date;

            (ii) to make distributions of principal to the Holders of the Class A-4FC Certificates, in reduction of the Class Principal Balance thereof, up to the Class A-4FC Principal Distribution Amount for such Distribution Date, until such Class Principal Balance has been reduced to zero;

            (iii) to reimburse the Holders of the Class A-4FC Certificates, until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-4FC Certificates, but not previously reimbursed, have been reimbursed in full; and

            (iv) to make distributions to the Holders of the Class A-4FC Certificates of any remaining amount.

For so long as the Class A-4FC Swap Agreement is in effect and there is no continuing payment default thereunder on the part of the A-4FC Swap Counterparty, all Prepayment Premiums and Yield Maintenance Charges allocable to the Class A-4FC REMIC II Regular Interest shall be payable to the A-4FC Swap Counterparty pursuant to the terms of the A-4FC Swap Agreement. However, during the occurrence of a payment default on the part of the A-4FC Swap Counterparty under the A-4FC Swap Agreement or if the A-4FC Swap Agreement is terminated and a replacement Class A-4FC Swap Agreement is not obtained, then all Prepayment Premiums and Yield Maintenance Charges distributed to the Floating Rate Account with respect to the Class A-4FC REMIC II Regular Interest shall be distributed by the Certificate Administrator to the Holders of the Class A-4FC Certificates on the subject Distribution Date.

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with wiring instructions no less than five Business Days prior to (or, in the case of the initial Distribution Date, no later than) the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Certificate Administrator was subsequently notified in writing. If such check is returned to the Certificate Administrator, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Certificate Administrator shall be set aside by the Certificate Administrator and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Certificate Administrator has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Certificate Administrator shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II Certificates.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the Certificate Administrator have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Certificate Administrator and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Certificate Administrator and the Initial Depository dated as of the Closing Date.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (g) Except as otherwise provided in Section 9.01, whenever the Certificate Administrator receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Certificate Administrator shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

            (i) the Certificate Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Certificate Administrator shall, subject to applicable law, distribute to the Holders of the Class R-II Certificates all unclaimed funds and other assets which remain subject thereto.

            (h) Notwithstanding any other provision of this Agreement, the Certificate Administrator shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the Certificate Administrator with any IRS Form W-9 or W-8 (including Form W-8ECI, W-8BEN or W-IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholders.

            (i) All distributions of interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest on each Distribution Date pursuant to Section 4.01(a), 4.01(j), 4.01(k) or 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC I Regular Interest(s). All distributions made in respect of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a) or Section 9.01, and allocable to any particular Class X Component in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Class X Component's Corresponding REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest, as the case may be, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to either of the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest.

            (j) On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (other than the Class A-3FL Certificates and the Class A-4FC Certificates) and to reimburse the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest (in the same order as such reimbursements would be made pursuant to Section 4.01(a)), up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balances of any Class of Sequential Pay Certificate, the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest. Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expense and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

            (k) On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account an amount equal to any Prepayment Premium and/or Yield Maintenance Charge that was received in respect of a Trust Specially Serviced Mortgage Loan during the related Collection Period to the extent that Realized Losses and/or Additional Trust Fund Expenses had been allocated to one or more Classes of Sequential Pay Certificates (other than the Class A-3FL Certificates and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest pursuant to Section 4.04 and had not been previously reimbursed, and the Certificate Administrator shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (other than the Class A-3FL Certificates and the Class A-4FC Certificates) and to reimburse the Floating Rate Account with respect to the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all such Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and remaining unreimbursed after application of the Available Distribution Amount for such Distribution Date and the amounts on deposit in the Gain-on-Sale Reserve Account. Any such amounts paid from the Distribution Account will not reduce the Class Principal Balances of any Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest.

            SECTION 4.02. Statements to Certificateholders.

            (a) On each Distribution Date, the Certificate Administrator shall make available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and (upon written request made to the Certificate Administrator) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Certificate Administrator), the Depositor, the Master Servicer, the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicer and the Special Servicer. Each Distribution Date Statement shall be in the form set forth on Exhibit N hereto and, in any event, shall set forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Sequential Pay Certificates in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest allocable to Prepayment Premiums and/or Yield Maintenance Charges, the Class A-3FL Interest Distribution Amount and/or the Class A-4FC Interest Distribution Amount, as the case may be;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Sequential Pay Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the Available Distribution Amount for such Distribution Date and the respective portions thereof allocable to each Loan Group;

            (vi) (a) the aggregate amount of P&I Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, for such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances made with respect to the entire Mortgage Pool, and made with respect to each Loan Group, as of the close of business on the related Determination Date;

            (vii) the aggregate unpaid principal balance of the Mortgage Pool and of each Loan Group outstanding as of the close of business on the related Determination Date;

            (viii) the aggregate Stated Principal Balance of the Mortgage Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of the Trust Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of the Master Servicer or Special Servicer, in bankruptcy proceedings;

            (xi) as to each Trust Mortgage Loan referred to in the preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

            (xii) with respect to any Trust Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Trust Mortgage Loan,
      (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related Trust REO Loan in connection with such Final Recovery Determination;

            (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest for such Distribution Date;

            (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest, respectively, as well as any unpaid portion of the Class A-3FL Interest Distribution Amount and the Class A-4FC Interest Distribution Amount, respectively, after giving effect to the distributions made on such Distribution Date;

            (xvi) the Pass-Through Rate for each Class of Regular Certificates, the Class A-3FL REMIC II Regular Interest, the Class A-4FC REMIC II Regular Interest, the Class A-3FL Certificates and the Class A-4FC Certificates, for such Distribution Date;

            (xvii) the Principal Distribution Amount, the Loan Group 1 Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount for such Distribution Date, in each case separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

            (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

            (xx) the Class Principal Balance of each Class of Sequential Pay Certificate, as well as the Class X Notional Amount, as applicable, of each Class of Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxi) the Certificate Factor for each Class of Regular Certificates, the Class A-3FL Certificates and the Class A-4FC Certificates, respectively, immediately following such Distribution Date;

            (xxii) the aggregate amount of interest on P&I Advances in respect of the Mortgage Pool in respect of each Loan Group paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

            (xxiii) the aggregate amount of interest on Servicing Advances in respect of the Mortgage Pool in respect of each Loan Group paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period in accordance with Section 3.03(d);

            (xxiv) the aggregate amount of servicing compensation paid to the Master Servicer and the Special Servicer during the related Collection Period;

            (xxv) the loan number for each Trust Required Appraisal Mortgage Loan and any related Appraisal Reduction Amount as of the related Determination Date;

            (xxvi) the original and then current credit support levels for each Class of Regular Certificates, the Class A-3FL Certificates and the Class A-4FC Certificates, respectively;

            (xxvii) the original and then current ratings known to the Certificate Administrator for each Class of Regular Certificates, the Class A-3FL Certificates and the Class A-4FC Certificates, respectively;

            (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period;

            (xxix) the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, based on the most recent Appraisal or valuation;

            (xxx) the amounts, if any, actually distributed with respect to the Class Z Certificates, the Class R-I Certificates and the Class R-II Certificates, respectively, on such Distribution Date; and

            (xxxi) all payments to and from each Swap Counterparty during the month of such Distribution Date and the respective components thereof.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Certificate Administrator as a basis for information to be furnished pursuant to clauses (x) through (xiii), (xxiv) and (xxix) above, insofar as the underlying information is solely within the control of the Special Servicer, the Certificate Administrator and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            The Certificate Administrator may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            On each Distribution Date, the Certificate Administrator shall make available via its Internet Website the information specified in Section 3.15(b) to the Persons specified therein. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Certificate Administrator shall not be responsible, absent manifest error, for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. None of the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

            Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i), (ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Certificate Administrator shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Certificate Administrator shall be furnished to any such Person via overnight courier delivery or facsimile from the Certificate Administrator; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

            The Certificate Administrator shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Certificate Administrator or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Certificate Administrator, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b) In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Certificate Administrator may, absent bad faith, conclusively rely on reports provided to it by the Master Servicer, and the Certificate Administrator shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer.

            SECTION 4.03. P&I Advances; Reimbursement of P&I Advances and
                          Servicing Advances.

            (a) On each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Collection Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section 4.03(c) below, remit from its own funds to the Certificate Administrator for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m. (New York City time) on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee and the Certificate Administrator the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Certificate Administrator shall provide notice of such failure to a Servicing Officer of the Master Servicer (with a copy to the Trustee) (i) by facsimile transmission sent to the facsimile number (215) 328-3478 and (ii) by telephone (215) 328-1258 (or in each case such alternative number provided by the Master Servicer to the Certificate Administrator in writing) as soon as possible, but in any event before 4:00 p.m. (New York City time) on such P&I Advance Date. If the Certificate Administrator does not receive the full amount of such P&I Advances by 11:00 a.m. (New York City time) on the related Distribution Date, then, subject to Section 4.03(c),
(i) the Trustee shall, no later than 12:00 p.m. (New York City time), on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) with respect to the Master Servicer, the provisions of Sections
7.01 and 7.02 shall apply.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Periodic Payments, net of related Master Servicing Fees (and, in the case of the Glendale Galleria Trust Mortgage Loan, net of the MLMT Series 2005-CKI1 Servicing Fee), in respect of the Trust Mortgage Loans (including, without limitation, Trust Balloon Loans delinquent as to their respective Balloon Payments) and any Trust REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that:
(x) if the Periodic Payment on any Trust Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Glendale Galleria Trust Mortgage Loan, by the MLMT Series 2005-CKI1 Applicable Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement), or if the final maturity on any Trust Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20 (or, in the case of the Glendale Galleria Trust Mortgage Loan, by the MLMT Series 2005-CKI1 Applicable Servicer pursuant to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement), and the Periodic Payment due and owing during the extension period is less than the related Assumed Periodic Payment, then the Master Servicer or the Trustee shall, as to such Trust Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and, in the case of the Glendale Galleria Trust Mortgage Loan, net of the MLMT Series 2005-CKI1 Servicing Fee) in the event of subsequent delinquencies thereon; and (y) if any Trust Mortgage Loan or Trust REO Loan is a Required Appraisal Mortgage Loan as to which it is determined that an Appraisal Reduction Amount exists or, in the case of the Glendale Galleria Trust Mortgage Loan, the MLMT Series 2005-CKI1 Applicable Servicer has determined that an Appraisal Reduction Amount exists under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Trust Mortgage Loan or Trust REO Loan, as the case may be, only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of (1) the amount of the interest portion of the P&I Advance for that Trust Mortgage Loan or Trust REO Loan, as the case may be, for the related Distribution Date without regard to this sentence, and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y). In the case of the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the reference to "Appraisal Reduction Amount" in clause (y) of the proviso to the preceding sentence means the portion of any Appraisal Reduction Amount with respect to the Glendale Galleria Loan Combination that is allocable, in accordance with the definition of "Appraisal Reduction Amount," to the Glendale Galleria Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, as the case may be.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer or Special Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated Advance in respect thereof) that has been made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Certificate Administrator and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (the cost of which may be paid out of the Collection Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. As soon as practical after making such determination, the Special Servicer shall report to the Master Servicer and the Trustee, the Special Servicer's determination that any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to the next following Distribution Date with respect to any Trust Specially Serviced Mortgage Loan or Trust REO Loan is a Nonrecoverable P&I Advance. The Master Servicer and the Trustee shall act in accordance with such determination and shall be entitled to conclusively rely on such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and the Trustee shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or the Special Servicer that such P&I Advance would be a Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Special Servicer, in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder. The Special Servicer shall not be entitled to reverse a determination by the Master Servicer that a P&I Advance is a Nonrecoverable Advance.

            If the Master Servicer receives written notice that the primary party responsible for making delinquency advances similar to P&I Advances under any Glendale Galleria Pari Passu Non-Trust Loan Securitization Agreement has determined, in accordance with the requirements of that agreement, that any such delinquency advance made or to be made with respect to the Glendale Galleria Pari Passu Non-Trust Loan (or any successor REO Loan with respect thereto) would not ultimately be recoverable out of collections on the Glendale Galleria Pari Passu Non-Trust Loan (or such REO Loan), then the Master Servicer shall deliver written notice to such effect to the Trustee, the Certificate Administrator and the Depositor.

            If the Master Servicer or Special Servicer determines that any P&I Advance made or to be made with respect to the Glendale Galleria Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto) is or, if made, would be a Nonrecoverable P&I Advance, then the Master Servicer shall notify, in writing, its counterpart in respect of any Glendale Galleria Pari Passu Non-Trust Loan Related MBS within one (1) Business Day of such determination, which written notice shall be accompanied by the supporting evidence for such determination. The Master Servicer shall also notify, in writing, its counterpart in respect of any Glendale Galleria Pari Passu Non-Trust Loan Related MBS (within one (1) Business Day of such determination) if it subsequently determines that P&I Advances made or to be made with respect to the Glendale Galleria Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto) are no longer Nonrecoverable P&I Advances. Following a determination of nonrecoverability by the Master Servicer or the Special Servicer or by another party responsible for making delinquency advances similar to P&I Advances with respect to the Glendale Galleria Pari Passu Non-Trust Loan (or any successor REO Loan with respect thereto) in accordance with the preceding paragraph, prior to the Master Servicer resuming P&I Advances with respect to the Glendale Galleria Trust Mortgage Loan (or any successor Trust REO Loan with respect thereto), the Master Servicer shall consult with its counterpart under the securitization of the Glendale Galleria Pari Passu Non-Trust Loan regarding whether circumstances with respect to the Glendale Galleria Loan Combination have changed such that a proposed future P&I Advance would not be a Nonrecoverable P&I Advance.

            (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Collection Account pursuant to Section 3.05(a), subject to the following sentence, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, out of any amounts then on deposit in the Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Trust Mortgage Loan or Trust REO Loan during the Collection Period in which such reimbursement is made, then from general collections on the Trust Mortgage Loans then on deposit in the Collection Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Trust Mortgage Loan if the related Periodic Payment is received prior to the expiration of any applicable grace period or prior to the related P&I Advance Date; and provided, further, that, if such P&I Advance was made with respect to a Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section 3.05(e). Subject to
Section 4.03(f), the Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

            (e) In no event shall the Master Servicer or the Trustee make a P&I Advance with respect to any Non-Trust Loan.

            (f) Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Account, the Master Servicer, the Special Servicer or the Trustee, as applicable, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date. If any of the Master Servicer, the Special Servicer or the Trustee makes such an election at its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole option to defer, but for a period in the aggregate not to exceed 12-months; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by any of the Master Servicer, the Special Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of such Collection Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this Agreement that apply once such an election, if any, has been made. Any election by any of the Master Servicer, the Special Servicer or the Trustee to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on any of the Master Servicer, the Special Servicer or the Trustee, as the case may be, any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer, the Special Servicer or the Trustee, as the case may be, to otherwise be reimbursed for such Nonrecoverable Advance (together with interest thereon). Any such election by any of the Master Servicer, the Special Servicer or the Trustee shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Special Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard nor, with respect to the Trustee, constitute a violation of any fiduciary duty to the Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the Master Servicer, the Special Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Collection Account are sufficient to reimburse such Nonrecoverable Advances pursuant to Section 3.05(a)(vii).

            (g) The Trust shall reimburse the MLMT Series 2005-CKI1 Applicable Servicer for the amounts specified in Section 3.7 of the Glendale Galleria Note A Intercreditor Agreement pursuant to Section 3.05(a)(xviii) hereof.

            SECTION 4.04. Allocation of Realized Losses and Additional Trust
                          Fund Expenses.

            (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Certificate Administrator shall allocate to the respective Classes of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of, and any Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date as follows: first, sequentially, to the Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class AJ and Class AM Certificates, in that order, in each case until the remaining Class Principal Balance thereof has been reduced to zero; and then, pro rata (based on remaining Class Principal Balances) to the Class A-1, Class A-2, Class A-3, Class A-1A, Class A-SB and Class A-4 Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest until the respective Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any Realized Losses and Additional Trust Fund Expenses allocated to the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest shall, in turn, be deemed allocated to the Class A-3FL Certificates or the Class A-4FC Certificates, as applicable. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Sequential Pay Certificates, shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest as of the Distribution Date on which the aggregate Certificate Principal Balance of the Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest has been reduced to zero, shall be deemed allocated to the Residual Certificates.

            If and to the extent any Nonrecoverable Advances (and/or interest thereon) that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Trust Mortgage Loan or Trust REO Loan, then, on the Distribution Date immediately following the Collection Period in which such recovery occurs, the respective Class Principal Balances of the Classes of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest to which there has been allocated unreimbursed Realized Losses and/or Additional Trust Fund Expenses shall be increased, in the reverse order in which Realized Losses and Additional Trust Fund Expenses are allocated pursuant to Section 4.04(a), by the amount of any such recoveries that are included in the Principal Distribution Amount for the current Distribution Date; provided, however, that, in any case, the Class Principal Balance of any such Class of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and/or the Class A-4FC REMIC II Regular Interest shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund Expenses previously allocated thereto (which unreimbursed Realized Losses and Additional Trust Fund Expenses shall be reduced by the amount of the increase in such Class Principal Balance); and provided, further, that the aggregate increase in the Class Principal Balances of the respective Classes of Sequential Pay Certificates (exclusive of the Class A-3FL and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest on any Distribution Date shall not exceed the excess, if any, of (1) the aggregate Stated Principal Balance of, and all Unliquidated Advances with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (2) the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates outstanding immediately following the distributions to be made on such Distribution Date, but prior to any such increase in any of those Class Principal Balances. If the Class Principal Balance of any Class of Sequential Pay Certificates, the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses considered to be allocated to such Class shall be decreased by such amount.

            (b) If the Class Principal Balance of any Class of Sequential Pay Certificates (exclusive of the Class A-3FL Certificates and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest is reduced on any Distribution Date pursuant to the first paragraph of Section 4.04(a), then the REMIC I Principal Balance of its Corresponding REMIC I Regular Interest shall be deemed to have first been reduced by the exact same amount.

            To the extent the Class Principal Balance of a Class of Sequential Pay Certificates (exclusive of the Class A-3FL Certificates and the Class A-4FC Certificates), the Class A-3FL REMIC II Regular Interest or the Class A-4FC REMIC II Regular Interest is increased pursuant to the second paragraph of
Section 4.04(a), the REMIC I Principal Balance of its Corresponding REMIC I Regular Interest shall be increased by the exact same amount.

            SECTION 4.05. Calculations.

            The Certificate Administrator shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses, Additional Trust Fund Expenses and other items to be made pursuant to Section 4.04. The Certificate Administrator shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Certificate Administrator shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Certificate Administrator of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06. Use of Agents.

            The Master Servicer, the Trustee or the Certificate Administrator each may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Trustee or the Certificate Administrator from any of such obligations or liabilities, and the Master Servicer, the Trustee or the Certificate Administrator, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility)

            SECTION 4.07. The Swap Agreements.

            (a) The Certificate Administrator is hereby authorized and directed, not in its individual capacity but solely as Certificate Administrator and on behalf, and for the benefit, of the Trust, to execute and deliver each Swap Agreement on the Closing Date and to perform obligations as described herein with respect to each Swap Agreement. Furthermore, the Certificate Administrator is hereby authorized and directed to, and shall, perform all obligations on the part of the Certificate Administrator and/or the Trust under each Swap Agreement; provided that (i) payments to be made to the Class A-3FL Swap Counterparty pursuant to Section 4.07(d) shall be made out of amounts allocable as interest (or, in the case of Class A-3FL Additional Fixed Swap Payments, Yield Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-3FL REMIC II Regular Interest, (ii) payments to be made to the Class A-4FC Swap Counterparty pursuant to Section 4.07(d) shall be made out of amounts allocable as interest (or, in the case of Class A-4FC Additional Fixed Swap Payments, Yield Maintenance Charges and Prepayment Premiums) distributable on or with respect to the Class A-4FC REMIC II Regular Interest and (iii) any termination payment owing to a Swap Counterparty shall be payable solely out of any upfront payment made by a replacement swap counterparty with respect thereto in connection with entering into a replacement interest rate swap agreement with the Trust, and the Certificate Administrator shall not be responsible for using its own funds in making such payments. Upon the Certificate Administrator entering into the Swap Agreements on behalf of the Trust, the Trust shall be bound by the terms and conditions of the Swap Agreements.

            (b) Notwithstanding anything to the contrary in this Agreement, the Class A-3FL Depositor's Retained Amount shall not be a part of the Class A-3FL Grantor Trust or the Trust Fund, but instead shall belong to the Depositor (or its affiliate) and the Certificate Administrator, on behalf of the Trust, hereby assigns to the Depositor (or its designated affiliate) the Trust's entire right, title and interest in and to the Class A-3FL Depositor's Retained Amount. Notwithstanding anything to the contrary in this Agreement, the Class A-4FC Depositor's Retained Amount shall not be a part of the Class A-4FC Grantor Trust or the Trust Fund, but instead shall belong to the Depositor (or its affiliate) and the Certificate Administrator, on behalf of the Trust, hereby assigns to the Depositor (or its designated affiliate) the Trust's entire right, title and interest in and to the Class A-4FL Depositor's Retained Amount.

            (c) The Certificate Administrator shall act as "calculation agent" under each Swap Agreement and shall timely perform all duties associated therewith.

            In addition, by 5:00 p.m. (New York time) on the Business Day prior to (or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 3.12, the Certificate Administrator shall notify the Class A-3FL Swap Counterparty, in writing of (i) the Class Principal Balance of the Class A-3FL Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield Maintenance Charges distributable with respect to the Class A-3FL REMIC II Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-3FL REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

            In addition, by 5:00 p.m. (New York time) on the Business Day prior to (or, in the case of item (i) below, no later than the Determination Date relating to) each Distribution Date, based on (in the case of items (ii) and
(iii) below) the CMSA Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 3.12, the Certificate Administrator shall notify the Class A-4FC Swap Counterparty, in writing of (i) the Class Principal Balance of the Class A-4FC Certificates immediately prior to the related Distribution Date, (ii) the amount of any Prepayment Premiums and Yield Maintenance Charges distributable with respect to the Class A-4FC REMIC II Regular Interest for the related Distribution Date, and (iii) the amount of interest distributable with respect to the Class A-4FC REMIC II Regular Interest pursuant to Section 4.01(a) for such Distribution Date.

            (d) On each Distribution Date, following all deposits to the Floating Rate Account on or prior to that date pursuant to Section 3.04(c), the Certificate Administrator shall (i) remit the Class A-3FL Net Fixed Swap Payment, the Class A-3FL Additional Fixed Swap Payment and the Class A-3FL Fixed Payer Shortfall Reimbursement Payment, in each case if any, to the Class A-3FL Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest (or, in the case of the Class A-3FL Additional Fixed Swap Payments, Yield Maintenance Charges and Prepayment Premiums) in respect of the Class A-3FL REMIC II Regular Interest; and (ii) remit the Class A-4FC Net Fixed Swap Payment, the Class A-4FC Additional Fixed Swap Payment and the Class A-4FC Fixed Payer Shortfall Reimbursement Payment, in each case if any, to the Class A-4FC Swap Counterparty out of amounts on deposit in the Floating Rate Account that represent distributions of Distributable Certificate Interest (or, in the case of the Class A-4FC Additional Fixed Swap Payments, Yield Maintenance Charges and Prepayment Premiums) in respect of the Class A-4FC REMIC II Regular Interest; provided that, during the continuation of a Swap Payment Default under a Swap Agreement while the Certificate Administrator is pursuing remedies under such Swap Agreement, or following the termination of a Swap Agreement, the Certificate Administrator shall not make such payments to the related Swap Counterparty. If by 3:00 p.m. New York City time on any Class A-3FL Swap Payment Date the Certificate Administrator has not received any Class A-3FL Net Floating Swap Payment payable by the Class A-3FL Swap Counterparty on such date, the Certificate Administrator shall, consistent with the Class A-3FL Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Class A-3FL Swap Counterparty that the Certificate Administrator has not received such Class A-3FL Net Floating Swap Payment. If by 3:00 p.m. New York City time on any Class A-4FC Swap Payment Date the Certificate Administrator has not received any Class A-4FC Net Floating Swap Payment payable by the Class A-4FC Swap Counterparty on such date, the Certificate Administrator shall, consistent with the Class A-4FC Swap Agreement, in order to, among other things, cause the commencement of the applicable grace period, promptly notify the Class A-4FC Swap Counterparty that the Certificate Administrator has not received such Class A-4FC Net Floating Swap Payment.

            (e) Subject to Section 8.02(iii), the Certificate Administrator shall at all times enforce the Trust's rights under the Class A-3FL Swap Agreement. In the event of a Swap Default under the Class A-3FL Swap Agreement, the Certificate Administrator shall (i) provide notice of such Swap Default on the date of such default to the Class A-3FL Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-3FL Certificates and, subject to Section 8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-3FL Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Class A-3FL Certificates representing at least 25% of the Class Principal Balance of the Class A-3FL Certificates, to enforce such rights of the Trust under the Class A-3FL Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Class A-3FL Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event (as defined in the Class A-3FL Swap Agreement). If the costs attributable to entering into a replacement interest rate swap agreement with respect to the Class A-3FL Certificates would exceed the amount of any Swap Termination Fees received from the Class A-3FL Swap Counterparty, a replacement interest rate swap agreement with respect to the Class A-3FL Certificates shall not be entered into and any such proceeds will instead be distributed, pro rata, to the of the Class A-3FL Certificates on the immediately succeeding Distribution Date as part of the Class A-3FL Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement in respect of the Class A-3FL Certificates with the Trust, the Certificate Administrator shall distribute such fee: first, to the Class A-3FL Swap Counterparty in respect of the terminated Class A-3FL Swap Agreement, up to the amount of any termination payment owing to the terminated Class A-3FL Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Class A-3FL Swap Counterparty in respect of the terminated Class A-3FL Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Certificate Administrator in connection with enforcing the Class A-3FL Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class A-3FL Certificateholders.

            Any Class A-3FL Distribution Conversion shall become permanent following the determination by the Certificate Administrator (in the circumstances contemplated in the third sentence of the preceding paragraph) or by the Holders or Certificate Owners of Class A-3FL Certificates representing at least 25% of the Class Principal Balance of the Class A-3FL Certificates not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees paid by the Class A-3FL Swap Counterparty to the Holders of the Class A-3FL Certificates. Any Swap Default under, or termination of, the Class A-3FL Swap Agreement and the consequent Class A-3FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change in the payment terms on the Class A-3FL Certificates, including as a result of a Class A-3FL Distribution Conversion, termination of a Class A-3FL Distribution Conversion, a Swap Default under the Class A-3FL Swap Agreement or the cure of a Swap Default under the Class A-3FL Swap Agreement, the Certificate Administrator shall promptly notify the Depository of the change in payment terms.

            (f) Subject to Section 8.02(iii), the Certificate Administrator shall at all times enforce the Trust's rights under the Class A-4FC Swap Agreement. In the event of a Swap Default under the Class A-4FC Swap Agreement, the Certificate Administrator shall (i) provide notice of such Swap Default on the date of such default to the Class A-4FC Swap Counterparty and (ii) promptly provide written notice to the Holders of the Class A-4FC Certificates and, subject to Section 8.02(iii), shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-4FC Swap Agreement), unless otherwise directed in writing by the Holders or Certificate Owners of Class A-4FC Certificates representing at least 25% of the Class Principal Balance of the Class A-4FC Certificates, to enforce such rights of the Trust under the Class A-4FC Swap Agreement as may be permitted by the terms thereof, including termination thereof, and use any Swap Termination Fees received from the Class A-4FC Swap Counterparty to enter into a replacement interest rate swap agreement on substantially identical terms, with a replacement swap counterparty that would not cause a Collateralization Event (as defined in the Class A-4FC Swap Agreement). If the costs attributable to entering into a replacement interest rate swap agreement with respect to the Class A-4FC Certificates would exceed the amount of any Swap Termination Fees received from the Class A-4FC Swap Counterparty, a replacement interest rate swap agreement with respect to the Class A-4FC Certificates shall not be entered into and any such proceeds will instead be distributed, pro rata, to the Holders of the Class A-4FC Certificates on the immediately succeeding Distribution Date as part of the Class A-4FC Interest Distribution Amount for such Distribution Date. If any replacement swap counterparty pays any fee in connection with the execution of any replacement interest rate swap agreement in respect of the Class A-4FC Certificates with the Trust, the Certificate Administrator shall distribute such fee: first, to the Class A-4FC Swap Counterparty in respect of the terminated Class A-4FC Swap Agreement, up to the amount of any termination payment owing to the terminated Class A-4FC Swap Counterparty under, and in connection with the termination of, such Swap Agreement, and such fee (or applicable portion thereof) shall be deemed to have been distributed first to the Depositor as compensation to the Depositor under this Agreement and then from the Depositor to the Class A-4FC Swap Counterparty in respect of the terminated Class A-4FC Swap Agreement, and then, any remainder, to the Depositor. Any expenses, costs and/or liabilities incurred by the Certificate Administrator in connection with enforcing the Class A-4FC Swap Agreement shall be payable and/or reimbursable solely out of indemnification payments made by Class A-4FC Certificateholders.

            Any Class A-4FC Distribution Conversion shall become permanent following the determination by the Certificate Administrator (in the circumstances contemplated in the third sentence of the preceding paragraph) or by the Holders or Certificate Owners of Class A-4FC Certificates representing at least 25% of the Class Principal Balance of the Class A-4FC Certificates not to enter into a replacement interest rate swap agreement and distribution of any Swap Termination Fees paid by the Class A-4FC Swap Counterparty to the Holders of the Class A-4FC Certificates. Any Swap Default under, or termination of, the Class A-4FC Swap Agreement and the consequent Class A-4FC Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change in the payment terms on the Class A-4FC Certificates, including as a result of a Class A-4FC Distribution Conversion, termination of a Class A-4FC Distribution Conversion, a Swap Default under the Class A-4FC Swap Agreement or the cure of a Swap Default under the Class A-4FC Swap Agreement, the Certificate Administrator shall promptly notify the Depository of the change in payment terms.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8, as applicable; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Sequential Pay Certificates and the Class X Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Sequential Pay Certificates and the Class X Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the case of Non-Registered Certificates (other than the Residual Certificates and the Class Z Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II Certificates will be issuable in minimum Percentage Interests of 10%. The Class Z Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02. Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Global Securities and Trust Services Group-MCMT-2005-LC1) shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer, the Trustee and (if the Certificate Administrator is not the Certificate Registrar) the Certificate Administrator or any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate Administrator resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Certificate Administrator (if it is no longer the Certificate Registrar), the Trustee, the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b) No Transfer of any Non-Registered Certificate or interest therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the Class R-I, Class R-II or Class Z Certificates, as Exhibit E-2B; or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that the prospective Transferee is a Qualified Institutional Buyer or, except in the case of the Class R-I, Class R-II or Class Z Certificates, an Institutional Accredited Investor, and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, the Certificate Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            No beneficial interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered Certificates or a Transfer of any interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit E-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as provided in the following paragraph, no interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certifications and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Regulation S Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D hereto to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section 5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Certificate Administrator of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Certificate Administrator or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial Purchasers, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of a Certificate or any interest therein shall be made
(i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. The foregoing sentence notwithstanding, no Transfer of the Class Z, Class R-I and R-II Certificates shall be made to a Plan or to a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Non-Registered Certificates or any Transfer of a Non-Registered Certificate or any interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, in the case of a Global Certificate for any Class of Book-Entry Non-Registered Certificates, any Transfer thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of the Class Z, Class R-I and Class R-II Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade Certificate that is being acquired by or on behalf of a Plan in reliance on the Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, any Person responsible for servicing the Glendale Galleria Trust Mortgage Loan or related Glendale Galleria REO Property, any Exemption-Favored Party, a Swap Counterparty or any Mortgagor with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) alternatively, except in the case of the Class R-I and Class R-II Certificates, a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit F-1 (in the case of Definitive Non-Registered Certificates) and Exhibit F-2 (in the case of ownership interests in Book-Entry Non-Registered Certificates) are acceptable for purposes of the preceding sentence. If any Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (in the case of a Definitive Certificate) or the Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code. As long as the Class A-3FL Swap Agreement or the Class A-4FC Swap Agreement, as applicable, is in effect, each beneficial owner of a Class A-3FL Certificate or Class A-4FC Certificate, as applicable, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under at least one of the Investor Based Exemptions.

            (c) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate Administrator under clause
(ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the REMIC Administrator and the Certificate Administrator of any change or impending change in its status as a Permitted Transferee.

            (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit G-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

            (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Certificate Administrator or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

            (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to Transfer its Ownership Interest in such Residual Certificate and (2) not to Transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit G-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

            (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing such Ownership Interest, agrees to give the REMIC Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

            (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Administrator shall have the right but not the obligation, to cause the Transfer of such Residual Certificate to a Permitted Transferee selected by the Certificate Administrator on such terms as the Certificate Administrator may choose, and the Certificate Administrator shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of the Trustee's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Administrator. Such Permitted Transferee may be the Certificate Administrator itself or any Affiliate of the Certificate Administrator.

            (iii) The REMIC Administrator shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information thereto pursuant to this subsection (d)(iii) and Section 10.01(g)(i).

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the REMIC Administrator the following:

            (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause an Adverse Rating Event; and

            (B) an Opinion of Counsel, in form and substance satisfactory to the Certificate Administrator and the REMIC Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Certificate Administrator, the REMIC Administrator or the Trust Fund), to the effect that doing so will not (1) cause REMIC I or REMIC II to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (d) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03. Book-Entry Certificates.

            (a) Each Class of Regular Certificates, the Class A-3FL Certificates and the Class A-4FC Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), a Transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and in the fifth paragraph of Section 5.02(b), shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. The Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class Q Certificates initially sold to Qualified Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. All Transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d) Notwithstanding any other provisions contained herein, none of the Trustee, the Certificate Administrator or the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

            SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Certificate Administrator and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05. Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such Certificate for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

  THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING
                              CLASS REPRESENTATIVE

            SECTION 6.01. Liability of Depositor, Master Servicer and Special
                          Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                          Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of the Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of the Master Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in an Adverse Rating Event and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

            SECTION 6.03. Limitation on Liability of the Depositor, the Master
                          Servicer, the Special Servicer and Others.

            (a) None of the Depositor, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them against any liability to the Trust Fund, the Trustee, the Certificate Administrator, the Certificateholders or any other Person for the breach of warranties or representations made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicer, the Special Servicer, and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund out of the Collection Account or the Distribution Account, as applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement and any indemnity of a sub-servicer for any loss liability or expense for which the Master Servicer would be entitled to be indemnified hereunder), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; or (iv) incurred in connection with any violation by any of them of any state or federal securities law; provided, however, that if and to the extent that a Loan Combination and/or a related Non-Trust Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Account if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such indemnity is solely attributable thereto. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying or indemnified party.

            (b) None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the Collection Account as provided by Section 3.05(a); provided, however, that if a Loan Combination is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to
Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Account if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor, and provided, further, that in making a determination as to whether any such expenses, costs and liabilities are solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such expenses, costs and liabilities are solely attributable thereto.

            In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee, the Certificate Administrator or any Certificateholder, subject to the provisions of Section 8.05(b).

            (c) Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trust Fund, the Certificate Administrator and the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. Notwithstanding the foregoing, the Master Servicer and the Special Servicer may consult with counsel, and any written advice or opinion of counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Trust Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

            The Trustee or the Certificate Administrator shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund, the Certificate Administrator or the Trustee to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trust Fund, the Certificate Administrator or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying or indemnified party.

            The Depositor shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. The Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, shall immediately notify the Depositor if such a claim is made against the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to indemnification by the Depositor hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor or the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            Each of the Trustee and the Certificate Administrator agrees to indemnify the Master Servicer, the Special Servicer and the Depositor and any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee or the Certificate Administrator in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee or the Certificate Administrator of its duties and obligations hereunder. The Depositor, the Master Servicer or the Special Servicer, as applicable, shall immediately notify the Trustee or the Certificate Administrator, as applicable, if such a claim is made against the Depositor, the Master Servicer or the Special Servicer by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Master Servicer or the Special Servicer to indemnification by the Trustee or Certificate Administrator, as applicable, hereunder, whereupon the Trustee or the Certificate Administrator, as applicable, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Trustee or the Certificate Administrator or the Depositor, the Master Servicer or the Special Servicer in respect of such claim. Any failure to so notify the Trustee or the Certificate Administrator, as applicable, shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's or the Certificate Administrator's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            SECTION 6.04. Resignation of Master Servicer and the Special
                          Servicer.

            The Master Servicer and, subject to Section 6.09, the Special Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 6.09 or Section 7.02 hereof. The Master Servicer and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found by the Master Servicer or Special Servicer, as applicable, (ii) each of the Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

            Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee (except as expressly contemplated by Section 3.11(a)), the Special Servicing Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c)) and/or any Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05. Rights of Depositor, Certificate Administrator and
                          Trustee in Respect of Master Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters, the Certificate Administrator and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters, the Certificate Administrator and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                          Cooperate with Trustee and Certificate Administrator.

            The Depositor, the Master Servicer and the Special Servicer shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information (including, with regard to the Master Servicer, the identity of any Non-Trust Noteholder) as are reasonably requested by the Trustee or the Certificate Administrator in order to enable the Trustee or Certificate Administrator to perform the Trustee's or the Certificate Administrator's respective duties hereunder.

            SECTION 6.07. Depositor, Special Servicer, Certificate Administrator
                          and Trustee to Cooperate with Master Servicer.

            The Depositor, the Special Servicer, the Certificate Administrator and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.08. Depositor, Master Servicer, Certificate Administrator
                          and Trustee to Cooperate with Special Servicer.

            The Depositor, the Master Servicer, the Certificate Administrator and the Trustee shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09. Designation of Special Servicer by the Controlling
                          Class.

            (a) The Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer; provided that such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class shall so designate a Person to serve as replacement Special Servicer by the delivery to the Certificate Administrator, the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit H-1. If such Holder or Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in
Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event.

            The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer (within two Business Days of the terminated Special Servicer receiving notice from the Trustee that all conditions to the appointment of the replacement Special Servicer hereunder have been satisfied) to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection Account or the applicable REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                          Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Certificate Administrator (with a copy to the Trustee) a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, as appropriate, and
(c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Certificate Administrator shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11. The Controlling Class Representative.

            (a) Subject to Section 6.11(b), the Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Serviced Trust Mortgage Loans and any Administered REO Properties, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 6.11(b), the Special Servicer will not be permitted to take (or permit the Master Servicer to take) any of the following actions with respect to the Serviced Trust Mortgage Loans and any Administered REO Properties as to which the Controlling Class Representative has objected in writing within 10 Business Days of being notified in writing thereof, which notification with respect to the action described in clauses (vi) and (viii) below shall be copied by the Special Servicer to the Master Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an Administered REO Property) of the ownership of properties securing such of the Trust Specially Serviced Mortgage Loans as come or have come into and continue in default;

            (ii) any modification or consent to a modification of a material term of a Serviced Trust Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii) below), including the timing of payments or a modification consisting of the extension of the maturity date of a Serviced Trust Mortgage Loan;

            (iii) any proposed sale of any Serviced Trust Defaulted Mortgage Loan or any Administered REO Property (other than in connection with the termination of the Trust Fund or, in the case of a Serviced Trust Defaulted Mortgage Loan, pursuant to Section 3.18) for less than the Purchase Price of the subject Serviced Trust Defaulted Mortgage Loan or related Trust REO Loan, as applicable;

            (iv) any determination to bring an Administered REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an Administered REO Property;

            (v) any release of material real property collateral for any Serviced Trust Mortgage Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being satisfied, (B) upon satisfaction of that Serviced Trust Mortgage Loan, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of that Serviced Trust Mortgage Loan;

            (vi) any acceptance of substitute or additional real property collateral for any Serviced Trust Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class Representative will be required);

            (vii) any waiver of a due-on-sale or due-on-encumbrance clause in any Serviced Trust Mortgage Loan;

            (viii) any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Serviced Trust Mortgage Loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class Representative will be required, it being understood and agreed that for purposes of this Agreement, the release of earnout reserves shall mean the disbursement or funding to a Mortgagor of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the applicable Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance related criteria (i.e. project reserve thresholds, lease-up requirements, sales requirements, etc.), as set forth in the applicable Mortgage Loan documents have been satisfied);

            (ix) any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Serviced Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Serviced Mortgaged Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

            (x) any determination that an insurance-related default in respect of a Serviced Trust Mortgage Loan is an Acceptable Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

            (xi) any waiver of insurance required under the related Mortgage Loan documents for a Serviced Trust Mortgage Loan (except as contemplated in clause (x) above);

provided that, with respect to any Serviced Trust Mortgage Loan (other than a Trust Specially Serviced Mortgage Loan), the 10 Business Days within which the Controlling Class Representative must object to any such action shall not exceed by more than five Business Days the 10 Business Day period the Special Servicer has to object to the Master Servicer taking such action as set forth in Sections 3.02, 3.08 and 3.20.

            In addition, subject to Section 6.11(b), the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

            (b) Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling Class Representative, contemplated by Section 6.11(a) or any other section of this Agreement, may (i) require or cause the Master Servicer or the Special Servicer to violate any applicable law, the terms of any Serviced Trust Mortgage Loan, any provision of this Agreement, including without limitation the Master Servicer's or the Special Servicer's obligation to act in accordance with the Servicing Standard or the Mortgage Loan documents for any Serviced Trust Mortgage Loan, (ii) result in an Adverse REMIC Event with respect to REMIC I or REMIC II or otherwise violate the REMIC Provisions or result in an Adverse Grantor Trust Event or have adverse tax consequences for the Trust Fund, (iii) expose the Depositor, the Master Servicer, the Special Servicer, the Trust Fund, the Trustee, the Certificate Administrator or any of their respective Affiliates, directors, officers, employees or agents, to any claim, suit or liability to which they would not otherwise be subject absent such advice, direction or objection or consent withheld, (iv) materially expand the scope of the Master Servicer's or the Special Servicer's responsibilities hereunder or
(v) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner which violates the Servicing Standard. The Master Servicer and the Special Servicer shall disregard any action, direction or objection on the part of the Controlling Class Representative that would have any of the effects described in clauses (i) through (v) of the prior sentence.

            The Special Servicer shall not be obligated to seek approval from the Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to any particular Trust Specially Serviced Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class Representative in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Trust Specially Serviced Mortgage Loan and (ii) for 30 days following the first such notice, the Controlling Class Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            (c) The Controlling Class Representative will have no duty or liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative act solely in the interests of the Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class that the Controlling Class Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

            SECTION 6.12. Certain Matters with Respect to the Glendale Galleria
                          Loan Combination.

            (a) The Controlling Class Representative is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the holder of the Glendale Galleria Trust Mortgage Loan under (i) the Glendale Galleria Intercreditor Agreement, to purchase the Glendale Galleria Pari Passu Non-Trust Loan, which right shall be exercised by the Controlling Class Representative in its individual capacity with it own funds; and (ii) the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, to consult with the MLMT Series 2005-CKI1 Applicable Servicer with respect to the servicing of the Glendale Galleria Trust Mortgage Loan. The Trustee shall take such actions as are necessary or appropriate to make such designation effective in accordance with the Glendale Galleria Intercreditor Agreement and the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            (b) If the Trustee is requested to take any action in its capacity as holder of the Glendale Galleria Trust Mortgage Loan, pursuant to the Glendale Galleria Intercreditor Agreement and/or the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, the Trustee shall notify (in writing), and act in accordance with the instructions of, the Controlling Class Representative; provided that, if such instructions are not provided within the time period established by the Trustee within the requirements of the Glendale Galleria Intercreditor Agreement, the Trustee (or the Master Servicer if the requested action or inaction is servicing-related) shall take such action or inaction, as directed in writing by the Holders of the majority of the Voting Rights allocated to the Holders who provided written directions to the Certificate Administrator (provided that such directing Holders shall be the Holders of at least 25% of all the Voting Rights allocated to the Certificates), or if no such written direction is received, as it deems to be in the best interests of the Certificateholders (as a collective whole). The Certificate Administrator shall promptly forward to the Trustee, the Master Servicer, the Depositor and the Controlling Class Representative all material notices or other communications delivered to the Certificate Administrator in connection with the MLMT Series 2005-CKI1 Pooling and Servicing Agreement.

            (c) The Controlling Class Representative and the Holders of 25% of the Voting Rights allocated to the Certificates shall each be entitled to direct the Trustee, in its capacity as holder of the Glendale Galleria Trust Mortgage Loan on behalf of the Trust, to exercise the right provided such holder, under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, to request that a sub-servicer be appointed with respect to the Glendale Galleria Loan Combination if an "Event of Default" caused by the MLMT Series 2005-CKI1 Master Servicer under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement affects the Trust as the holder of the Glendale Galleria Trust Mortgage Loan. The Trustee shall act in accordance with such direction. Any expenses required to be borne by the holder of the Glendale Galleria Trust Mortgage Loan in connection with exercising the above-referenced right shall be borne by the Controlling Class Representative or the directing Holders of 25% of the Voting Rights allocated to the Certificates, as the case may be, and not by the Trustee or the Trust Fund.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01. Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the
            Collection Account or a Loan Combination Custodial Account any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

                  (ii) any failure by the Master Servicer to deposit into, or to remit to the Certificate Administrator for deposit into, the Distribution Account or any other account maintained by the Certificate Administrator hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New York City time on the Business Day following the date on which the remittance was required to be made, provided that to the extent the Master Servicer does not timely make such remittances, the Master Servicer shall pay the Certificate Administrator (for the account of the Certificate Administrator) interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

                  (iii) any failure by the Special Servicer to deposit into the applicable REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, any amount required to be so deposited or remitted by it under this Agreement provided; however that the failure to deposit or remit such amount shall not be an Event of Default if such failure is remedied within one Business Day and in any event on or prior to the related P&I Advance Date; or

                  (iv) any failure by the Master Servicer to timely make any
            Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.03(c); or

                  (v) any failure on the part of the Master Servicer or the
            Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided that with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

                  (vi) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure; or

                  (vii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that the Master Servicer or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the Master Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

                  (viii) the Master Servicer or the Special Servicer shall
            consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (ix) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (x) a servicing officer of the Master Servicer or the Special
            Servicer obtains actual knowledge that Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any Class of Certificates, or (b) placed any Class of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within sixty (60) days of such placement), and, in either case, cited servicing concerns with the Master Servicer or Special Servicer as the sole or a material factor in such rating action; or

                  (xi) the Master Servicer ceases to be listed on S&P's Select
            Servicer List as a U.S. Commercial Mortgage Master Servicer or the Special Servicer ceases to be listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and any of the ratings assigned by S&P to any Class of Certificates is qualified, downgraded or withdrawn (or is placed on "negative credit watch" status) in connection with the removal from such list and the Master Servicer or Special Servicer, as the case may be, is not reinstated to such applicable list within sixty (60) days after its removal therefrom.

            (b) If any Event of Default shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class Representative or the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund and each Non-Trust Loan, other than its rights, if any, as a Certificateholder hereunder or as holder of a Non-Trust Loan; provided that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination; provided, further, that the Master Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Noteholder; and provided, further, that, except as provided in Section 7.01(c), the Special Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust Noteholder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the transfer within 5 Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Collection Account, any Loan Combination Custodial Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, the Collection Account, any Loan Combination Custodial Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property. Any costs or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of
Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c) In the case of an Adverse Rating Event or prospective Adverse Rating Event that has resulted in or may give rise to an Event of Default under
Section 7.01(a)(x) or (xi) in respect of the Master Servicer or the Special Servicer and of which the Trustee has notice, the Trustee shall promptly following its receipt of notice thereof provide written notice thereof to the Master Servicer or the Special Servicer, as applicable. Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(x) or (xi), and if the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination, then the Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(c) or the expiration of 45 days from the Master Servicer's receipt of the notice of termination, whichever occurs first. Upon receipt of such "request for proposal" materials from the terminated Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to master service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to master service the Mortgage Loans under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the receipt of notice of termination by the terminated Master Servicer. The Trustee shall solicit bids on the basis of both: (i) such successor Master Servicer (x) retaining all existing Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and (y) entering into a Sub-Servicing Agreement with the terminated Master Servicer under which the terminated Master Servicer would sub-service each of the Mortgage Loans not then subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to the related Master Servicing Fee Rate minus, in the case of each Trust Mortgage Loan serviced, 0.01% per annum (each, a "Servicing-Retained Bid"); and
(ii) terminating each existing Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above) no later than 45 days after the receipt of notice of termination by the terminated Master Servicer.

            Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            The terminated Master Servicer shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph. In the event that the Master Servicer does not reimburse the Trustee for such expenses incurred, such expenses shall be an expense of the Trust Fund.

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the terminated Master Servicer received written notice of termination or no Successful Bidder was identified within such 45-day period, then the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). In the event that the Master Servicer does not reimburse the Trustee for such expenses incurred, such expenses shall be an expense of the Trust Fund. The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

            SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04 or 6.09, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such Event of Default; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if the Trustee is not approved as a master servicer or a special servicer, as the case may be, by any of the Rating Agencies, or if either the Controlling Class Representative or the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02 (including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class Representative; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders or Certificate Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or any Loan Combination Intercreditor Agreement limiting the use of funds received in respect of a Loan Combination to matters related to the related Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and each Non-Trust Noteholder.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor and the Certificate Administrator, and the Certificate Administrator shall notify all Certificateholders, each Non-Trust Noteholder (if affected thereby) and the Rating Agencies of such occurrence, unless such default shall have been cured.

            SECTION 7.04. Waiver of Events of Default.

            Subject to Section 7.01(c), the Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii), (iii), (x) or (xi) of
Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, subject to
Section 7.01(c), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            SECTION 7.05. Additional Remedies of Trustee upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII

            CONCERNING THE TRUSTEE AND THE CERTIFICATE ADMINISTRATOR

            SECTION 8.01. Duties of Trustee and the Certificate Administrator

            (a) Each of the Certificate Administrator and, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee and the Certificate Administrator contained in this Agreement shall not be construed as a duty.

            (b) The Trustee and Certificate Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein or therein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall take such action as it deems appropriate to have the instrument corrected. Neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee or the Certificate Administrator, as applicable, in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) At all times with respect to the Certificate
            Administrator, and prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, with respect to the Trustee, the duties and obligations of the Certificate Administrator and the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, the Trustee and the Certificate Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Certificate Administrator and conforming to the requirements of this Agreement;

                  (ii) Neither the Trustee nor the Certificate Administrator
            shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or Certificate Administrator, unless it shall be proved that the Trustee or the Certificate Administrator was negligent in ascertaining the pertinent facts if it was required to do so;

                  (iii) Neither the Trustee nor the Certificate Administrator
            shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, under this Agreement, as holder of the Glendale Galleria Trust Mortgage Loan, under the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, or as holder of A-Note Trust Mortgage Loans; and

                  (iv) The protections, immunities and indemnities afforded to
            (a) the Certificate Administrator hereunder shall also be available to it in its capacity as Authenticating Agent, Certificate Registrar and REMIC Administrator, and (b) the Trustee shall also be available to it in its capacity as Custodian.

            SECTION 8.02. Certain Matters Affecting Trustee and the Certificate
                          Administrator.

            Except as otherwise provided in Section 8.01 and Article X:

                  (i) the Trustee and the Certificate Administrator may, in the
            absence of bad faith or negligence on the part of the Trustee or the Certificate Administrator, conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by either the Trustee or the Certificate Administrator to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee and the Certificate Administrator may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) neither the Trustee nor the Certificate Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, neither the Trustee nor the Certificate Administrator shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in the Trustee pursuant to this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) neither the Trustee nor the Certificate Administrator shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by the Trustee or the Certificate Administrator to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) neither the Certificate Administrator nor, prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee, and except as may be provided in Section 10.01 or 10.02, shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, not reasonably assured to the Trustee or the Certificate Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee and the Certificate Administrator, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as each is responsible for its own actions and omissions hereunder;

                  (vii) neither the Trustee nor the Certificate Administrator shall be responsible for any act or omission of the Master Servicer, the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer), the Depositor or any party to the MLMT Series 2005-CKI1 Pooling and Servicing Agreement; and

                  (viii) none of the Trustee, the Certificate Administrator or the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. None of the Trustee, the Certificate Administrator or the Certificate Registrar shall have any liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            Whenever in the administration of the provisions of this Agreement the Trustee or the Certificate Administrator shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee or the Certificate Administrator, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Certificate Administrator and such certificate, in the absence of negligence or bad faith on the part of the Trustee or the Certificate Administrator, shall be full warrant to the Trustee and the Certificate Administrator for any action taken, suffered or omitted by either under the provisions of this Agreement upon the faith thereof.

            SECTION 8.03. Trustee and Certificate Administrator Not Liable for
                          Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.15 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Certificate Administrator assumes any responsibility for their correctness. Except as set forth in Section 8.15, the Trustee and the Certificate Administrator make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. Neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee or the Certificate Administrator, in good faith, pursuant to this Agreement.

            SECTION 8.04. Trustee and Certificate Administrator May Own
                          Certificates.

            The Trustee, the Certificate Administrator or any agent of the Trustee or the Certificate Administrator, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee, the Certificate Administrator, or such agent.

            SECTION 8.05. Fees and Expenses of Trustee and Certificate
                          Administrator; Indemnification of and by Trustee and Certificate Administrator.

            (a) On each Distribution Date, the Certificate Administrator shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to itself and the Trustee all earned but unpaid Certificate Administrator Fees and Trustee Fees for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by it and the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Certificate Administrator hereunder. As compensation for their respective services, the Trustee will be paid the Trustee Fee and the Certificate Administrator will be paid a portion of that Trustee Fee. Except as contemplated by Section 3.06, a portion of the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee, the Certificate Administrator and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee and the Certificate Administrator shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Collection Account (and, to the extent that any Loan Combination and/or any related REO Property is affected, by the Trust Fund and/or the related Non-Trust Noteholder(s) out of the related Loan Combination Custodial Account) against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee or the Certificate Administrator as provided for herein, provided that such expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); and provided, further, that none of the Trustee, the Certificate Administrator or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Certificate Administrator's obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Certificate Administrator made herein, or (3) any loss, liability or expense that constitutes an Advance (the reimbursement of which is separately addressed herein) or allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee or the Certificate Administrator and appointment of a successor thereto.

            SECTION 8.06. Eligibility Requirements for Trustee and Certificate
                          Administrator.

            Each of the Trustee and the Certificate Administrator hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by a federal or state banking authority. If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Each of the Trustee and the Certificate Administrator shall also be an entity with a long term unsecured debt rating of at least "A+" from S&P and "Aa3" from Moody's, or such other rating that shall not result in an Adverse Rating Event as confirmed in writing.

            In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if the Trustee or the Certificate Administrator shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee or the Certificate Administrator, as applicable, proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's or the Certificate Administrator's, as applicable, continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an Adverse Rating Event, then upon the execution and delivery of such agreement the Trustee or the Certificate Administrator, as applicable, shall not be required to resign, and may continue in such capacity, for so long as no Adverse Rating Event occurs as a result of the Trustee's or the Certificate Administrator's, as applicable, continuing in such capacity. The bank, trust company, corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section 7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE 2000-58) of the Master Servicer, the Special Servicer, any sub-servicer, the Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Trust Mortgage Loans as of the date of the initial issuances of the Certificates or any "Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

            SECTION 8.07. Resignation and Removal of Trustee or Certificate
                          Administrator.

            (a) The Trustee or the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation from the Trustee, the Depositor shall promptly appoint a successor trustee meeting the requirements in
Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee, and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders. Upon receiving a notice of resignation from the Certificate Administrator, the Trustee shall promptly appoint a successor certificate administrator meeting the requirements in Section 8.06(a). If no successor trustee or successor certificate administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee or successor certificate administrator. The resigning Trustee or Certificate Administrator shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee or successor certificateholder.

            (b) If at any time the Trustee or the Certificate Administrator ceases to be eligible in accordance with the provisions of Section 8.06 and fails to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Certificate Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator or of the Trustee's or the Certificate Administrator's property is appointed, or any public officer takes charge or control of the Trustee or the Certificate Administrator or of the Trustee's or the Certificate Administrator's property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or the Certificate Administrator fails (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's or the Certificate Administrator's reasonable control), to timely deliver any report to be delivered by the Certificate Administrator pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Certificate Administrator fails to make distributions required pursuant to
Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee or the Certificate Administrator and appoint a successor trustee or successor certificate administrator, if necessary, acceptable to the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Certificate Administrator so removed and to the successor trustee or the successor certificate administrator. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Certificate Administrator and appoint a successor trustee or successor certificate administrator, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee or the Certificate Administrator so removed and one complete set to the successor trustee or the successor certificate administrator so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor trustee so appointed.

            (d) In the event that the Trustee or the Certificate Administrator is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee or the Certificate Administrator).

            (e) Any resignation or removal of the Trustee or the Certificate Administrator and appointment of a successor trustee or successor certificate administrator, pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee or successor certificate administrator, as applicable, as provided in Section 8.08.

            SECTION 8.08. Successor Trustee or Successor Certificate
                          Administrator.

            (a) Any successor trustee or successor certificate administrator appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee or predecessor Certificate Administrator, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or predecessor Certificate Administrator shall become effective and such successor trustee or successor certificate administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator herein. The predecessor Trustee or the predecessor Certificate Administrator shall deliver to the successor trustee or the successor certificate administrator, as appropriate, all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee or the successor administrator), and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee or predecessor Certificate Administrator shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or the successor certificate administrator all such rights, powers, duties and obligations, and to enable the successor trustee or the successor administrator to perform its obligations hereunder.

            (b) No successor trustee or successor certificate administrator shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee or successor certificate administrator shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

            (c) Upon acceptance of appointment by a successor trustee or successor certificate administrator as provided in this Section 8.08, such successor trustee or successor certificate administrator shall mail notice of the succession of such trustee or certificate administrator hereunder to the Depositor, the Certificateholders and each Non-Trust Noteholder.

            SECTION 8.09. Merger or Consolidation of Trustee or Certificate
                          Administrator.

            Any entity into which the Trustee or the Certificate Administrator may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Certificate Administrator is a party, or any entity succeeding to the corporate trust business of the Trustee or the Certificate Administrator, shall be the successor of the Trustee or the Certificate Administrator hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11. Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of any Custodian. In the absence of any other Person appointed in accordance herewith acting as Custodian, the Trustee agrees to act in such capacity in accordance herewith. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

            SECTION 8.12. Appointment of Authenticating Agents.

            (a) The Certificate Administrator may at the Certificate Administrator's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Certificate Administrator in authenticating Certificates. The Certificate Administrator shall cause any such Authenticating Agent to execute and deliver to the Certificate Administrator an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Certificate Administrator hereunder. The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If LaSalle Bank National Association is removed as Certificate Administrator, then it shall be terminated as Authenticating Agent. If the Authenticating Agent (other than LaSalle Bank National Association) resigns or is terminated, the Certificate Administrator shall appoint a successor Authenticating Agent which may be the Certificate Administrator or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Certificate Administrator is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Certificate Administrator.

            (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Trustee, Certificate Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Certificate Administrator may appoint a successor Authenticating Agent, in which case the Certificate Administrator shall give written notice of such appointment to the Master Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator.

            SECTION 8.13. Access to Certain Information.

            The Trustee and the Certificate Administrator shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any Certificateholder or Certificate Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee and the Certificate Administrator shall provide copies of such documentation to the Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any Certificateholder.

            SECTION 8.14. Appointment of REMIC Administrators.

            (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. The Trustee hereby appoints LaSalle Bank National Association as Certificate Administrator to be the REMIC Administrator. If LaSalle Bank National Association is removed as Certificate Administrator, then it shall be terminated as REMIC Administrator.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Administrator, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Administrator, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall give written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this
Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.15. Representations, Warranties and Covenants of Trustee.

            The Trustee hereby represents and warrants to the Certificate Administrator, the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (a) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (b) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (c) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (e) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

            (f) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

            (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (h) The Trustee is a "Qualified Trustee" under the Glendale Galleria Intercreditor Agreement.

            SECTION 8.16. Representations, Warranties and Covenants of
                          Certificate Administrator.

            The Certificate Administrator hereby represents and warrants to the Trustee, the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (a) The Certificate Administrator is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (b) The execution and delivery of this Agreement by the Certificate Administrator, and the performance and compliance with the terms of this Agreement by the Certificate Administrator, will not violate the Certificate Administrator's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (c) The Certificate Administrator has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Certificate Administrator, enforceable against the Certificate Administrator in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (e) The Certificate Administrator is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Certificate Administrator's good faith reasonable judgment, is likely to affect materially and adversely the ability of the Certificate Administrator to perform its obligations under this Agreement.

            (f) No litigation is pending or, to the best of the Certificate Administrator's knowledge, threatened against the Certificate Administrator that, if determined adversely to the Certificate Administrator, would prohibit the Certificate Administrator from entering into this Agreement or, in the Certificate Administrator's good faith reasonable judgment, is likely to materially and adversely affect the ability of the Certificate Administrator to perform its obligations under this Agreement.

            (g) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Certificate Administrator of or compliance by the Certificate Administrator with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            SECTION 8.17. Reports to the Securities and Exchange Commission.

            (a) With respect to the Trust's fiscal year 2005 (and any other subsequent fiscal year for the Trust, if as of the beginning of such other subsequent fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, such fiscal year because the Certificate Administrator failed to make the requisite filing suspending such reporting), the Certificate Administrator shall:

                  (i) with respect to each Distribution Date during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Securities and Exchange Commission, prepare for filing, execute on behalf of the Trust and properly and timely file with the Securities and Exchange Commission (A) monthly, with respect to the Trust, a Form 8-K Current Report, which shall include as an exhibit a copy of the Certificate Administrator Report disseminated by the Certificate Administrator on such Distribution Date and such other items as the Depositor may reasonably request and (B) upon direction of the Depositor, a Form 8-K Current Report regarding and disclosing
            (I) those events specified under Section 8.17(c) (to the extent a Responsible Officer of the Certificate Administrator has actual knowledge of, or has been provided with written notice of, such event) and (II) any other events occurring with respect to the Trust that are required to be reported pursuant to Form 8-K (to the extent a Responsible Officer of the Certificate Administrator has actual knowledge of, or has been provided with written notice of, such event), in the case of (A) and (B), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"; provided that, the Depositor shall cooperate with the Certificate Administrator to determine the applicable required time period;

                  (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor in writing of the occurrence or existence of any of the matters identified in Section 11.11(a), Section 8.17(c) and/or Section 8.17(a)(i)(B)(II) (in each case to the extent that a Responsible Officer of the Certificate Administrator has actual knowledge thereof), and (B) promptly notify the Depositor in writing that the filing of a Form 8-K Current Report may be required with respect to any of the matters under clause (ii)(A) above, and consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under Section 8.17(a)(i)(B) above with respect to such matters (and the Certificate Administrator shall be entitled to rely on a written direction of the Depositor with regard to whether to make such filing); provided that, if the Depositor directs the Certificate Administrator to file a Form 8-K Current Report with respect to such matters, the Depositor shall cooperate with the Certificate Administrator in obtaining all necessary information in order to enable the Depositor to prepare such Form 8-K Current Report and the Certificate Administrator shall report any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the Securities and Exchange Commission;

                  (iii) at the reasonable request of, and in accordance with the reasonable directions of, any other party hereto, prepare for filing and promptly file with the Securities and Exchange Commission an amendment to any Form 8-K Current Report previously filed with the Securities and Exchange Commission with respect to the Trust; and

                  (iv) within 90 days following the end of such fiscal year, prepare and properly file with the Securities and Exchange Commission, with respect to the Trust, a Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Securities and Exchange Commission, which shall include as exhibits the Officer's Certificates and Accountant's Statements delivered pursuant to
            Section 3.13 and Section 3.14, respectively, with respect to the Master Servicer and the Special Servicer for such fiscal year, and which shall further include a certification in the form attached hereto as Exhibit O (a "Sarbanes-Oxley Certification") (or in such other form as required by the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (including any interpretations thereof by the Securities and Exchange Commission's staff)), which Sarbanes-Oxley Certification shall be signed by an officer of the Depositor as contemplated by this Section 8.17;

provided that (x) the Certificate Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII," "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Certificate Administrator) and shall not have any responsibility to convert any such items to such format (other than those items generated by it or readily convertible to such format) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing Date) a Form 8-K Current Report reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Certificate Administrator in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII," "Microsoft Excel" (solely in the case of reports from the Master Servicer or the Special Servicer pursuant to
Section 3.12), "Microsoft Word" or another format reasonably acceptable to the Certificate Administrator) any and all items contemplated to be filed with the Securities and Exchange Commission pursuant to this Section 8.17(a).

            The Certificate Administrator shall have no liability to Certificateholders or the Trust with respect to any failure to properly prepare or file with the Securities and Exchange Commission any of the reports under the Exchange Act contemplated by this Section 8.17(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Certificate Administrator.

            (b) All Form 10-K Annual Reports with respect to the Trust shall include a Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Certificate Administrator a limited power of attorney to execute and file such Form 10-K Annual Report on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Certificate Administrator from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicer, the Special Servicer (who shall also certify to the Master Servicer), the Trustee and the Certificate Administrator (each, a "Performing Party") shall provide a certification (each, a "Performance Certification"), to the Person who signs the Sarbanes-Oxley Certification or, in the case of the Master Servicer, who relies on the Special Servicer's Performance Certification (in each case, the "Certifying Person") in the form set forth on Exhibit P-1 hereto (with respect to the Master Servicer; except that in respect of a Performance Certification delivered by the Master Servicer in connection with a Form 10-K Annual Report filed for the year ended 2005, the Master Servicer shall be required to certify only as to paragraph 4 thereof), Exhibit P-2 hereto (with respect to the Trustee), or Exhibit P-3 hereto (with respect to the Special Servicer's certification to the Certifying Person of the Depositor), or Exhibit P-4 hereto (with respect to the Certificate Administrator), as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the Depositor or the Master Servicer (collectively with the Certifying Person, "Certification Parties") can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or
(iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more Specially Serviced Mortgage Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such Mortgage Loan or any facts material to the position of the Trust (or, in the case of a Loan Combination, the position of the Trust and the related Non-Trust Noteholder(s)) in any such negotiations if (A) the Special Servicer determines, in its reasonable judgment in accordance with the Servicing Standard, that stating such information in such report would materially impair the interests of the Trust (or, in the case of a Loan Combination, the interest of the Trust and the related Non-Trust Noteholder(s)) in such negotiations, and (B) the Special Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing. In addition, if directed by the Depositor, such Performing Party (other than the Certificate Administrator and the Trustee) shall provide to Depositor's certified public accountants a certification identical to the certification that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Master Servicer (if the terminated or resigning Performing Party is the Special Servicer) or the Depositor pursuant to this Section 8.17 with respect to the period of time such Performing Party was subject to this Agreement.

            (c) At all times during the Trust's fiscal year 2005 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, or if reporting under the Exchange Act is required during or for, as applicable, any other fiscal year because the Certificate Administrator failed to make the requisite filing suspending such reporting, at all times during such other fiscal year), the Certificate Administrator and Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Certificate Administrator or Trustee has actual knowledge:

                  (i) any failure of the Certificate Administrator to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Securities and Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (ii) any acquisition or disposition by the Trust of a Trust
            Mortgage Loan or an REO Property, which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Securities and Exchange Commission or has not otherwise been reported to the Depositor pursuant to any other section of this Agreement;

                  (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Trust Mortgage Loans and REO Properties), other than in the normal course of business;

                  (iv) any change in the fiscal year of the Trust;

                  (v) any material legal proceedings, other than ordinary
            routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

                  (vi) any event of bankruptcy, insolvency, readjustment of
            debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations;

                  (vii) any adverse change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Securities and Exchange Commission;

                  (viii) any modifications to the rights of Certificateholders;

                  (ix) the entry into, modification of, and/or termination of, a material definitive agreement with respect to the Trust; and

                  (x) any amendment to this Agreement pursuant to Section 11.01;

provided that (x) the actual knowledge of a Responsible Officer of the Certificate Administrator and the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Certificate Administrator and the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Certificate Administrator and the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi), (vii) or (ix) of this
Section 8.17(c) unless, solely with respect to clause (vi), any such matter occurred or related specifically to the Trust or, with respect to clauses (vi),
(vii), (ix) and (x), a Responsible Officer was notified in writing or otherwise has actual knowledge of such event.

            (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2005), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Certificate Administrator shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Securities and Exchange Commission of the suspension of the reporting requirements under the Exchange Act and shall notify all parties to this Agreement in writing that a Form 15 has been filed.

            (e) Nothing contained in this Section 8.17 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K Annual Report or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K Annual Report or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Certificate Administrator hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Securities and Exchange Commission or its staff relating to the execution of any Form 10-K Annual Report and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to
Section 11.01.

            (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.17 or (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise hereunder. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 8.17 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this Section 8.17(f) to contribute are several in the proportions described in the preceding sentence and not joint.

            (g) The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person in connection with such Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

            (h) Unless the other parties hereto receive written notice from the Certificate Administrator to the contrary, the Certificate Administrator hereby certifies that it intends to file any Form 10-K Annual Report with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Certificate Administrator, at least 10 Business Days prior to the date on which the Certificate Administrator intends to file any Form 10-K Annual Report as contemplated by Section 8.17(a), any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual Report. The Certificate Administrator hereby notifies the Master Servicer and the Special Servicer that a Form 10-K Annual Report shall be filed with respect to the Trust for 2005.

            SECTION 8.18. Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Trust Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01. Termination upon Repurchase or Liquidation of All
                          Trust Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (other than the obligations of the Trustee to provide for and make distributions to Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required hereunder to be so distributed on the Distribution Date following the earlier to occur of (A) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder of all Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Trust Mortgage Loans then included in the Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein), if any, then included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), (B) the exchange by the Sole Certificate Owner of all the Certificates for all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property (in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, and (ii) to the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Each of the Plurality Subordinate Certificateholder (or, as contemplated in the following paragraph, the Controlling Class Representative if one is then so acting), the Master Servicer and the Special Servicer may at its option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) (A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Trust Mortgage Loans, (ii) the Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Master Servicer or the Plurality Subordinate Certificateholder shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, and (iii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality Subordinate Certificateholder shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Plurality Subordinate Certificateholder's, the Master Servicer's or the Special Servicer's purchase of all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, the Plurality Subordinate Certificateholder, the Master Servicer or the Special Servicer, as applicable, shall deliver to the Certificate Administrator for deposit in the Collection Account not later than the Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Certificate Administrator shall release or cause to be released to the Plurality Subordinate Certificateholder, the Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Plurality Subordinate Certificateholder, the Master Servicer or the Special Servicer, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) to the Plurality Subordinate Certificateholder, the Master Servicer or the Special Servicer (or their respective designees), as applicable.

            Following the date on which the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class A-3, Class 3-FL, Class A-1A, Class A-SB, Class A-4, Class 4-FC, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, if one Person is the owner of a 100% Ownership Interest of each of the other outstanding Classes of Regular Certificates (any such Person, the "Sole Certificate Owner"), then the Sole Certificate Owner shall have the right to exchange all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and each Non-Trust Noteholder no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Loan Combination. In the event that the Sole Certificate Owner elects to exchange all of the Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Sole Certificate Owner, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicer, the Special Servicer, and the Trustee and the Certificate Administrator pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Collection Account. In addition, on the P&I Advance Date immediately preceding the final Distribution Date, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to a designee of the Sole Certificate Owner, the Mortgage Files for the remaining Trust Mortgage Loans and REO Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificate Owner as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is part of a Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and Servicing File shall be in the manner contemplated by Section 3.10. Any transfer of Trust Mortgage Loans pursuant to this paragraph, except with respect to the Glendale Galleria Trust Mortgage Loan, shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Certificate Administrator by letter to Certificateholders mailed (a) if such notice is given in connection with the Plurality Subordinate Certificateholder's, the Master Servicer's or the Special Servicer's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or
(b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Certificate Administrator shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates (exclusive of the Class Z Certificates) by the Certificateholders on the final Distribution Date, the Certificate Administrator shall distribute to each such Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vii) and (ix) of Section 3.05(b), but including any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be (i) deemed distributed in respect of the REMIC I Regular Interests in accordance with Section 4.01(i) and/or Section 4.01(b), as applicable, (ii) actually distributed with respect to the REMIC II Certificates and/or the Class R-I Certificates or deemed distributed with respect to the Class A-3FL REMIC II Regular Interest and Class A-4FC REMIC II Regular Interest, as applicable, and
(iii) actually distributed with respect to the Class A-3FL and Class A-4FC Certificates in accordance with Section 4.01(c), in the order of priority set forth in Section 4.01(a) and/or Section 4.01(b), as applicable, in each case, to the extent of remaining available funds.

            On or after the final Distribution Date, upon presentation and surrender of the Class Z Certificates, the Certificate Administrator shall distribute to the Class Z Certificateholders any amount then on deposit in the Additional Interest Account.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

            SECTION 9.02. Additional Termination Requirements.

            (a) If the Plurality Subordinate Certificateholder, the Master Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Certificate Administrator, an Opinion of Counsel, addressed to the Certificate Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) the Certificate Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to Section 9.01 from the party effecting the purchase of all the Trust Mortgage Loans and REO Property remaining in the Trust Fund;

                  (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Certificate Administrator shall sell all of the assets of REMIC I to the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder, as applicable, for cash; and

                  (iii) at the time of the making of the final payment on the
            Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

            (b) In the event the Trust Fund is to be terminated while a Swap Agreement is still in effect, the Trustee shall promptly notify the related Swap Counterparty in writing of the date on which the Trust Fund is to be terminated and that the notional amount of such Swap Agreement shall be reduced to zero on such date. Based on the date of termination, the Certificate Administrator, prior to any final distributions to the Holders of the Class A-3FL Certificates and/or the Holders of the Class A-4FC Certificates as contemplated by Section 9.01, shall pay the Class A-3FL Net Fixed Swap Payment, if any to the Class A-3FL Swap Counterparty and/or the Class A-4FC Net Fixed Swap Payment, if any, to the Class A-4FC Swap Counterparty.

            (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Certificate Administrator to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

            SECTION 9.03. Non-Serviced Trust Mortgage Loans.

            References to "REO Property" and "REO Properties" in Sections 9.01 and 9.02 shall be deemed to include the Trust's rights with respect to any REO Property relating to the Glendale Galleria Trust Mortgage Loan and such rights shall be taken into account in calculating the Purchase Price.

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            SECTION 10.01. REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I and the Regular Certificates, the Class A-3FL REMIC II Regular Interest and Class A-4FC REMIC II Regular Interest are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II. The Class R-I Certificates and the Class R-II Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II, respectively. None of the Master Servicer, the Special Servicer, the Certificate Administrator shall (to the extent within its control) permit the creation of any other "interests" in REMIC I and REMIC II (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of (i) the REMIC I Regular Interests, the Regular Certificates, the Class A-3FL REMIC II Regular Interest and the Class A-4FC REMIC II Regular Interest shall be the Rated Final Distribution Date.

            (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

            (e) Except as otherwise provided in Section 3.17(a) and subsections
(i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the Trustee and the Certificate Administrator from the Trust Fund unless otherwise provided in Section 10.01(h) or 10.01(i)).

            (f) Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and file all of the other Tax Returns in respect of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (g) The REMIC Administrator shall perform on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

            (h) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II and as a REMIC under the REMIC Provisions (and the Certificate Administrator, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Certificate Administrator's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, or the Certificate Administrator shall knowingly take (or cause REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could be reasonably be expected to (i) endanger the status of REMIC I or REMIC II as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing either REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause either REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trustee, the Certificate Administrator or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (i) If any tax is imposed on either of REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or
(v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee or the Certificate Administrator, if such tax arises out of or results from a breach by the Trustee or the Certificate Administrator, of any of its respective obligations under
Article IV, Article VIII or this Article X; or (v) the Trust Fund, excluding the portion thereof constituting Grantor Trust A-3FL, Grantor Trust A-4FC and Grantor Trust Z in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Certificate Administrator upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (j) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis.

            (k) Following the Startup Day, none of the Trustee, the Certificate Administrator, the Master Servicer, or the Special Servicer shall accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee or the Certificate Administrator) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) None of the Certificate Administrator, the Master Servicer or the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or foreclosure of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of REMIC I and REMIC II pursuant to
Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Collection Account, the Distribution Account or an REO Account for gain; or (iii) the acquisition of any assets on behalf of REMIC I or REMIC II (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Trust Defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Collection Account, any Loan Combination Custodial Account, the Distribution Account or an REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Trustee or the Certificate Administrator) to the effect that such sale, disposition, or acquisition will not cause: (x) either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02. Grantor Trust Administration.

            (a) The REMIC Administrator shall treat each of Grantor Trust A-3FL, Grantor Trust A-4FC and Grantor Trust Z for tax return preparation purposes, as a "grantor trust" under the Code and shall treat (i) the Class A-3FL REMIC II Regular Interest and distributions thereon, the Class A-3FL Swap Agreement and payments by the Class A-3FL Swap Counterparty thereunder and the applicable sub-account of the Floating Rate Account as separate assets of Grantor Trust A-3FL, (ii) the Class A-4FC REMIC II Regular Interest and distributions thereon, the Class A-4FC Swap Agreement and payments by the Class A-4FC Swap Counterparty thereunder and the applicable sub-account of the Floating Rate Account as separate assets of Grantor Trust A-4FC, and (iii) the Additional Interest, the Additional Interest Account and amounts held from time to time in the Additional Interest Account that represent Additional Interest as separate assets of Grantor Trust Z, and in each case (clauses (i) through (iii) above) not of REMIC I or REMIC II, as permitted by Treasury Regulations Section 1.860G-2(i)(1). The Class A-3FL Certificates are hereby designated as representing an undivided beneficial ownership interest in Grantor Trust A-3FL. The Class A-4FC Certificates are hereby designated as representing an undivided beneficial ownership interest in Grantor Trust A-4FC. The Class Z Certificates are hereby designated as representing an undivided beneficial interest in Grantor Trust Z and the Additional Interest payable on the Trust Mortgage Loans and proceeds thereof.

            (b) The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to Grantor Trust A-3FL, Grantor Trust A-4FC and Grantor Trust Z (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.02(e) or 10.02(f)).

            (c) The REMIC Administrator shall prepare, cause the Trustee to sign and file when due all of the Tax Returns in respect of Grantor Trust A-3FL, Grantor Trust A-4FC and Grantor Trust Z. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to Grantor Trust A-3FL, Grantor Trust A-4FC and Grantor Trust Z as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (d) The REMIC Administrator shall furnish or cause to be furnished to the Holders of the Class A-3FL Certificates, the Holders of the Class A-4FC Certificates and/or the Holders of the Class Z Certificates, as the case may be, such information as to their respective portions of the income and expenses of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z, as the case may be, as may be required under the Code, and shall perform on behalf of Grantor Trust A-3FL, Grantor Trust A-4FC and Grantor Trust Z all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

            (e) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of Grantor Trust A-3FL, Grantor Trust A-4FC and Grantor Trust Z as a "grantor trust" under the Grantor Trust Provisions (and the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Certificate Administrator's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall knowingly take (or cause any of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of any of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z or causing the Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator, the Certificate Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of any of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class A-3FL Certificates, the Holders of the Class A-4FC Certificates or the Holders of the Class Z Certificates, as the case may be.

            (f) If any tax is imposed on any of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Section 10.02; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Trustee or the Certificate Administrator, if such tax arises out of or results from a breach by the Trustee or the Certificate Administrator, of any of its obligations under Article IV, Article VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z, as the case may be, in all other instances.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01. Amendment.

            (a) This Agreement may be amended from time to time by the agreement of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this Agreement set forth in the Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee, (vi) to relax or eliminate any requirement hereunder imposed by the Securities Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement,
(vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II or any grantor trust created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or grantor trust, (viii) to modify or add any provisions as may be required in connection with a subsequent securitization of the Glendale Galleria Pari Passu Non-Trust Loan after its removal from the trust fund for the MLMT Series 2005-CKI1 Securitization or (ix) to otherwise modify or delete existing provisions of this Agreement; provided that no such amendment hereof that is covered solely by clause (iii), (viii) or (ix) above may, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, adversely affect in any material respect the interests of any Certificateholder or adversely affect (other than in a de minimis respect) the interests of any Non-Trust Noteholder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and provided, further, that the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in an Adverse Rating Event; and provided, further, that no such amendment hereof that is covered by any of clauses (i) through (ix) above may significantly change the activities of the Trust.

            (b) This Agreement may also be amended from time to time by the agreement of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Trust Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class,
(iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of
Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights, (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights, without regard to any Certificates held by the Depositor or any of its Affiliates or agents, (vii) amend defined terms contained in this Agreement as they relate to Section 2.01(d) or the repurchase and/or substitution obligations of any Mortgage Loan Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing, (viii) adversely affect (other than in a de minimis respect) the rights and/or interests of a Non-Trust Noteholder without its consent or (ix) adversely affect the rights and/or interests of the Depositor without its consent. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Trust Mortgage Loans.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by the Master Servicer or Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or on Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z or cause either of REMIC I or REMIC II to fail to qualify as a REMIC or any of Grantor Trust A-3FL, Grantor Trust A-4FC or Grantor Trust Z to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Certificate Administrator shall send a copy thereof to each Certificateholder, the Swap Counterparties and each Non-Trust Noteholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Certificate Administrator may prescribe.

            (f) Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a), (b) or (c) shall be payable out of the Collection Account or the Distribution Account pursuant to Section 3.05.

            (h) Notwithstanding anything to the contrary contained in this
Section 11.01, the parties hereto agree that (i) this Agreement may not be amended except upon 10 days' prior written notice to the Swap Counterparties and
(ii) this Agreement may not be amended in any manner that has a material adverse effect on a Swap Counterparty without first obtaining the written consent of such Counterparty. The Certificate Administrator may obtain and rely upon an Opinion of Counsel provided to it at the expense of the party seeking the amendment to the effect that such action will not adversely affect in any material respect the interests of either a Swap Counterparty (or at the expense of the Trust if the Certificate Administrator is the party seeking such amendment and such amendment benefits the Certificateholders).

            (i) The Certificate Administrator shall give the Depositor reasonable prior written notice of any amendment sought to be entered into pursuant to subsection (a) or (b) above.

            SECTION 11.02. Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund or, to the extent that it benefits one or more Non-Trust Noteholders, such Non-Trust Noteholder(s), but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Collection Account pursuant to Section 3.05(a) or, to the extent that it benefits such Non-Trust Noteholder(s), out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more Non-Trust Noteholders; provided, however, that the Certificate Administrator shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03. Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder (except as expressly provided for herein) shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04. Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05. Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

            (i) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, 10th Floor, 250 Vesey Street, New York, New York 10080, Attention: Michael M. McGovern, Director, facsimile number: (212) 449-0265;

            (ii) in the case of the Master Servicer, GMAC Commercial Mortgage Corporation, 200 Witmer Rd., Horsham, Pennsylvania 19044, Attention:
      Managing Director--Commerical Servicing Operations, facsimile number:
      (215) 328-3478, (with a copy to General Counsel, facsimile number: (215) 328-3620);

            (iii) in the case of the Special Servicer, LNR Partners, Inc., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Randy Wolpert, facsimile number: (305) 695-5601;

            (iv) in the case of the Trustee, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services-MLMT 2005-LC1, facsimile number: (410) 715-2380;

            (v) in the case of the Certificate Administrator, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group--Merrill Lynch Mortgage Trust 2005-LC1, facsimile number: (312) 904-1085;

            (v) in the case of the Underwriters,

                  (A) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4
            World Financial Center, 250 Vesey Street, 16th Floor, New York, New York 10080, Attention: David Rodgers, Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, facsimile number: (212) 449-3658;

                  (B) Countrywide Securities Corporation, 4500 Park Granada -
            MSCH-143, Calabasas, California 91302, Attention: Marilyn Marincas,
            Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, facsimile number:
            (818) 225-4032;

                  (C) LaSalle Financial Services, Inc., 55 East 52nd Street, New
            York, New York, Attention: Global Securities and Trust Services Group-Merrill Lynch Mortgage Trust 2005-LC1, facsimile number:
            (312) 904-0900;

                  (D) Deutsche Bank Securities Inc., 60 Wall Street, New York,
            New York 10005, Attention: Lainie Kaye, facsimile number:
            (212) 797-4488;

                  (E) J.P. Morgan Securities Inc., 270 Park Avenue, New York,
            New York 10017, Attention: CMBS Trading, facsimile number: (212) 834-6598; and

                  (D) Morgan Stanley & Co. Incorporated, 1585 Broadway, New
            York, New York 10036 Attention: Warren Friend (with a copy to Michelle Wilke, Esq.), facsimile number: (212) 507-2963;

            (vi) in the case of the Rating Agencies,

                  (A) Standard & Poor's Ratings Services, a division of The
            McGraw-Hill Companies, Inc., 55 Water Street New York, New York 10041, Attention: CMBS Surveillance Group, facsimile number: (212) 438-2662; and

                   (B) Moody's Investors Service, Inc., 99 Church Street, New
            York, New York 10007, Attention: Commercial Mortgage Surveillance, facsimile number: (212) 553-4392;

            (vii) in the case of the initial Controlling Class Representative, LNR Securities Holdings, LLC, 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention: Steven N. Bjerke, facsimile number: (305) 695-5449;

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06. Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07. Grant of a Security Interest.

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

            SECTION 11.08. Streit Act.

            Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 11.09. Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. Each Non-Trust Noteholder and any designee thereof acting on behalf of or exercising the rights of such Non-Trust Noteholder shall be a third party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related Loan Combination Intercreditor Agreement. The MLMT Series 2005-CKI1 Master Servicer and the MLMT Series 2005-CKI1 Special Servicer shall each be a third-party beneficiary to this Agreement with respect to the rights as specifically provided for herein and under the Glendale Galleria Intercreditor Agreement. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10. Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.11. Notices to Rating Agencies.

            (a) The Certificate Administrator shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Trustee, the
            Master Servicer or the Special Servicer;

                  (iv) the repurchase of Trust Mortgage Loans by any of the
            Mortgage Loan Sellers pursuant to the applicable Loan Purchase Agreement;

                  (v) any change in the location of the Distribution Account;

                  (vi) the final payment to any Class of Certificateholders; and

                  (vii) any sale or disposition of any Trust Mortgage Loan or
            REO Property.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee or Certificate
            Administrator; and

                  (ii) any change in the location of the Collection Account.

            (c) The Special Servicer shall furnish each Rating Agency and the Controlling Class Representative (and, with respect to a Loan Combination, the related Non-Trust Noteholder(s)) with respect to a Trust Specially Serviced Mortgage Loan such information as the Rating Agency or Controlling Class Representative (and, with respect to a Loan Combination, the related Non-Trust Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                  (ii) each of its annual independent public accountants'
            servicing reports described in Section 3.14; and

                  (iii) any Officer's Certificate delivered by it to the
            Certificate Administrator pursuant to Section 3.03(e), 4.03(c) or 3.08.

            (e) The Certificate Administrator shall (i) make available to each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f) Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            (g) The Master Servicer shall give each Rating Agency at least 15 days' notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Trust Mortgage Loans unless (1) the Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer has not timely received from the Certificate Administrator information requested by the Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer shall have no liability for any loss, liability or expense resulting from any notice provided to any Rating Agency contemplated by the immediately preceding sentence.

            (h) Notwithstanding any provision herein to the contrary, each of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

            SECTION 11.12. Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            SECTION 11.13. WAIVER OF TRIAL BY JURY.

            THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                    MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    GMAC COMMERCIAL MORTGAGE CORPORATION,
                                    Master Servicer

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    LNR PARTNERS, INC.,
                                    Special Servicer

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    WELLS FARGO BANK, N.A.,
                                    Trustee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    Certificate Administrator

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the ______ day of December 2005, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a _______________________________________ of MERRILL LYNCH
MORTGAGE INVESTORS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF_______________ )
                        )  ss.:
COUNTY OF______________ )

            On the ______ day of December 2005, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ______________________________________ of [__________], one
of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF_______________ )
                        )  ss.:
COUNTY OF______________ )

            On the _____ day of December 2005, before me, a notary public in and for said State, personally appeared ____________, known to me to be a __________ of LNR PARTNERS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the ______ day of December, 2005, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ___________________________________ of WELLS FARGO BANK,
N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

[Notarial Seal]

STATE OF ILLINOIS               )  ss.:
COUNTY OF COOK                  )

            On the ______ day of December, 2005, before me, a notary public in and for said State, personally appeared ______________________________________, known to me to be a ___________________________________ of LASALLE BANK
NATIONAL, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                              ----------------------------------
                                                        Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

   FORM OF CLASS A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4 AND A-4FC CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
      CLASS [A-1] [A-2] [A-3] [A-3FL] [A-1A] [A-SB] [A-4] [A-4FC]COMMERCIAL
               MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2005-LC1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum]    Initial Certificate Principal Balance of
[Variable]                             this Certificate as of the Closing Date:
                                       $______

Date of Pooling and Servicing          Class Principal Balance of all the Class
Agreement: December 1, 2005            [A-1] [A-2] [A-3] [A-3FL] [A-1A] [A-SB]
                                       [A-4] [A-4FC] Certificates as of the
                                       Closing Date:
                                       $______

Closing Date: December 28, 2005        Aggregate unpaid principal balance of the
                                       Mortgage Pool as of the Cut-off Date,
First Distribution Date: January 12,   after deducting payments of principal due
2006                                   on or before such date (the "Initial Pool
                                       Balance"): $1,546,255,943

Master Servicer: GMAC Commercial       Trustee: Wells Fargo Bank, N.A.
Mortgage Corporation

Special Servicer: LNR Partners, Inc.   Certificate Administrator:  LaSalle Bank
                                       National Association

Certificate No. [A-1] [A-2] [A-3]      CUSIP No.:  [           ]
[A-3FL] [A-1A] [A-SB] [A-4] [A-4FC]

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LNR PARTNERS, INC., WELLS FARGO[, LASALLE BANK NATIONAL ASSOCIATION] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[FOR CLASS A-1, A-2, A-3, A-1A, A-SB, and A-4: SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.]

[FOR CLASSES A-3FL and A-4FC: SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A BENEFICIAL OWNERSHIP INTEREST IN THE PORTION OF THE TRUST FUND CONSISTING OF THE CLASS A-[3FL] [4FC] REMIC II REGULAR INTEREST, THE SWAP AGREEMENT AND THE FLOATING RATE ACCOUNT, THE CORRESPONDING CLASS A-[3FL] [4FC] REMIC II REGULAR INTEREST REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.] [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement),and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Certificate Administrator is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK-ENTRY ONLY] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Trust Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the Sole Certificate Owner of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:_________________________________________
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-3] [A-3FL] [A-1A] [A-SB] [A-4] [A-4FC] Certificates referred to in the within-mentioned Agreement.

Dated: December 28, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION
                                    as Authenticating Agent

                                    By:_________________________________________
                                       Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:__________________
            ____________________________________________________________________
            ____________________________________________________________________

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________ for the account of_________________________________________________.

            Distributions made by check (such check to be made payable to_______ ______________________) and all applicable statements and notices should be mailed to_________________________________________________
            ____________________________________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-2

                                   [RESERVED]

                                   EXHIBIT A-3

                           FORM OF CLASS X CERTIFICATE

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-LC1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable            Initial Certificate Notional Amount of
                                       this Certificate as of the Closing Date:
                                       $[          ]

Date of Pooling and Servicing          Original Class X Notional Amount of all
Agreement: December 1, 2005            the Class X Certificates as of the
                                       Closing Date:
                                       $1,546,255,942

Closing Date: December 28, 2005        Aggregate unpaid principal balance of the
                                       Mortgage Pool as of the Cut-off Date,
First Distribution Date: January 12,   after deducting payments of principal due
2006                                   on or before such date (the "Initial Pool
                                       Balance"):  $1,546,255,943

Master Servicer: GMAC Commercial       Trustee: Wells Fargo Bank, N.A.
Mortgage Corporation

Special Servicer: LNR Partners, Inc.   Certificate Administrator: LaSalle Bank
                                       National Association

Certificate No. X-[1][2][3][4]         CUSIP No.:  [           ]

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LNR PARTNERS, INC., WELLS FARGO BANK, N.A., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REG S:] [PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that [CEDE & CO.] [ ]is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Closing
Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

            [FOR RULE 144A:] [If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.]

            [FOR REG S:] [If this Certificate constitutes a Regulation S Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Person. If this Certificate constitutes a Regulation S Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the
Section 5.02 of the Agreement and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with Section 5.02(b) of the Agreement and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by Section 5.02 of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Certificate Administrator of the certifications and/or opinions contemplated by Section 5.02 of the Agreement, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.]

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Trust Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the Sole Certificate Owner of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:_________________________________________
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class Certificates referred to in the within-mentioned Agreement.

Dated: December 28, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    By:_________________________________________
                                       Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:__________________
            ____________________________________________________________________
            ____________________________________________________________________

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________ for the account of_________________________________________________.

            Distributions made by check (such check to be made payable to_______ ______________________) and all applicable statements and notices should be mailed to_________________________________________________
            ____________________________________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-4

                  FORM OF CLASS AM, AJ, B, C AND D CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
    CLASS [AM] [AJ] [B] [C] [D] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-LC1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable            Initial Certificate Principal Balance of
                                       this Certificate as of the Closing Date:
                                       $[_______________]

Date of Pooling and Servicing          Class Principal Balance of all the Class
Agreement: December 1, 2005            [AM] [AJ] [B] [C] [D] Certificates as of
                                       the Closing Date:
                                       $[____________]

Closing Date: December 28, 2005        Aggregate unpaid principal balance of the
                                       Mortgage Pool as of the Cut-off Date,
First Distribution Date: January 12,   after deducting payments of principal due
2006                                   on or before such date (the "Initial Pool
                                       Balance"):  $1,546,255,943

Master Servicer: GMAC Commercial       Trustee:  Wells Fargo Bank, N.A.
Mortgage Corporation

Special Servicer: LNR Partners, Inc.   Certificate Registrar: LaSalle Bank
                                       National Association

Certificate No. [AM] [AJ] [B] [C] [D]  CUSIP No.:  [           ]
-[1]

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LNR PARTNERS, INC., WELLS FARGO BANK, N.A., LASALLE BANK NATIONAL ASSOCIATION, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.] [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Certificate Administrator is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK-ENTRY ONLY] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Trust Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the Sole Certificate Owner of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:_________________________________________
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [AM] [AJ] [B] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated: December 28, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    By:_________________________________________
                                       Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:__________________
            ____________________________________________________________________
            ____________________________________________________________________

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________ for the account of_________________________________________________.

            Distributions made by check (such check to be made payable to_______ ______________________) and all applicable statements and notices should be mailed to_________________________________________________
            ____________________________________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-5

                    FORM OF CLASS E, F, G AND H CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
       CLASS [E] [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-LC1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable            Initial Certificate Principal Balance of
                                       this Certificate as of the Closing Date:
                                       $_________

Date of Pooling and Servicing          Class Principal Balance of all the Class
Agreement: December 1, 2005            [E] [F] [G] [H] Certificates as of the
                                       Closing Date:
                                       $__________

Closing Date: December 28, 2005        Aggregate unpaid principal balance of
                                       the Mortgage Pool as of the Cut-off
First Distribution Date: January 12,   Date, after deducting payments of
2005                                   principal due on or before such date
                                       (the "Initial Pool Balance"):
                                       $1,546,255,943

Master Servicer: GMAC Commercial       Trustee: Wells Fargo Bank, N.A.
Mortgage Corporation

Special Servicer: LNR Partners, Inc.   Certificate Administrator: LaSalle Bank
                                       National Association

Certificate No.[E] [F] [G] [H]-[1]     CUSIP No.:  [           ]

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LNR PARTNERS, INC., WELLS FARGO BANK, N.A., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REG S:] [PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that [CEDE & CO.] [ ]is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Certificate Administrator is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

            [FOR RULE 144A:] [If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.]

            [FOR REG S:] [If this Certificate constitutes a Regulation S Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Person. If this Certificate constitutes a Regulation S Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the
Section 5.02 of the Agreement and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with Section 5.02(b) of the Agreement and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by Section 5.02 of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Certificate Administrator of the certifications and/or opinions contemplated by Section 5.02 of the Agreement, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.]

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, any Sub-Servicer, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Trust Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the Sole Certificate Owner of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:_________________________________________
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [E] [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated: December 28, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    By:_________________________________________
                                       Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:__________________
            ____________________________________________________________________
            ____________________________________________________________________

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________ for the account of_________________________________________________.

            Distributions made by check (such check to be made payable to_______ ______________________) and all applicable statements and notices should be mailed to_________________________________________________
            ____________________________________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-6

                FORM OF CLASS J, K, L, M, N, P AND Q CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
       CLASS [J] [K] [L] [M] [N] [P] [Q] COMMERCIAL MORTGAGE PASS-THROUGH
                                  CERTIFICATE,
                                 SERIES 2005-LC1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable            Initial Certificate Principal Balance of
                                       this Certificate as of the Closing Date:
                                       $[_______________]

Date of Pooling and Servicing          Class Principal Balance of all the Class
Agreement: December 1, 2005            [J] [K] [L] [M] [N] [P] [Q] Certificates
                                       as of the Closing Date:
                                       $[________________]

Closing Date: December 28, 2005        Aggregate unpaid principal balance of
                                       the Mortgage Pool as of the Cut-off
First Distribution Date: January 12,   Date, after deducting payments of
2006                                   principal due on or before such date
                                       (the "Initial Pool Balance"):
                                       $2,056,750,308

Master Servicer: GMAC Commercial       Trustee: Wells Fargo Bank, N.A.
Mortgage Corporation

Special Servicer: LNR Partners, Inc.   Certificate Administrator: LaSalle Bank
                                       National Association

Certificate No. [J] [K] [L] [M] [N]    CUSIP No.:  [           ]
[P] [Q]-[1]

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LNR PARTNERS, INC., WELLS FARGO BANK, N.A., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REG S:] [PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

            This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Certificate Administrator is subsequently notified in writing.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If this Certificate constitutes a Definitive Certificate and a Transfer hereof is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that such Transferee is an Institutional Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

            [FOR RULE 144A:] [If this Certificate constitutes a Rule 144A Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. Except as discussed below, an interest in a Rule 144A Global Certificate for any Class of Book-Entry Non-Registered Certificates may not be transferred to any Person who takes delivery other than in the form of an interest in such Rule 144A Global Certificate. If this Certificate constitutes a Rule 144A Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Rule 144A Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the third preceding paragraph, (ii) a certification from such Certificate Owner to the effect that it is the lawful owner of the beneficial interest being transferred and (iii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Certificate. Upon delivery to the Certificate Registrar of such certifications and/or opinions and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Rule 144A Global Certificate by the denomination of the transferred interests in such Rule 144A Global Certificate, and shall cause a Definitive Certificate of the same Class as such Rule 144A Global Certificate, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable Transferee.]

            [FOR REG S:] [If this Certificate constitutes a Regulation S Global Certificate and a Transfer of any interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Person. If this Certificate constitutes a Regulation S Global Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D attached to the Agreement are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in a Regulation S Global Certificate for a Class of Book-Entry Non-Registered Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the
Section 5.02 of the Agreement and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with Section 5.02(b) of the Agreement and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of Book-Entry Non-Registered Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global Certificate with respect to any Class of Book-Entry Non-Registered Certificates may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Certificate Administrator of (i) such certifications and/or opinions as are contemplated by Section 5.02 of the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the Certificate Administrator of the certifications and/or opinions contemplated by Section 5.02 of the Agreement, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.]

            None of the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Certificate Administrator, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and
(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required to be distributed to them pursuant to the Agreement following the earlier to occur of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Trust Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the Sole Certificate Owner of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:_________________________________________
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [J] [K] [L] [M] [N] [P] [Q] Certificates referred to in the within-mentioned Agreement.

Dated: December 28, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    By:_________________________________________
                                       Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:__________________
            ____________________________________________________________________
            ____________________________________________________________________

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________ for the account of_________________________________________________.

            Distributions made by check (such check to be made payable to_______ ______________________) and all applicable statements and notices should be mailed to_________________________________________________
            ____________________________________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-7

                     FORM OF CLASS R-I AND R-II CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-LC1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing          Percentage Interest evidenced by this
Agreement: December 1, 2005            Certificate in the related Class:
                                       [_____]%

Closing Date: December 28, 2005        Aggregate unpaid principal balance of the
                                       Mortgage Pool as of the Cut-off Date,
First Distribution Date: January 12,   after deducting payments of principal due
2006                                   on or before such date (the "Initial Pool
                                       Balance"):
                                       $1,546,255,943

Master Servicer: GMAC Commercial       Trustee: Wells Fargo Bank, N.A.
Mortgage Coporation

Special Servicer: LNR Partners, Inc.   Certificate Administrator: LaSalle Bank
                                       National Association

Certificate No. [R-I] [R-II]-[1]       CUSIP No.:  [           ]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LNR PARTNERS, INC., WELLS FARGO BANK, N.A., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

            This certifies that [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement),and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject Transfer, true and correct.

            None of the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause
(ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Certificate Administrator and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Tax Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Certificate Administrator and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an opinion of counsel, in form and substance satisfactory to the Certificate Administrator and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause either REMIC I or REMIC II to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee that is not (i) a Disqualified Organization, (ii) any Person as to whom the transfer of this Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Certificate Administrator or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Disqualified Non-United States Tax Person" is, with respect to any Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Residual Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such Residual Certificate, and (c) has furnished the Transferor and the Certificate Administrator with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or
(2) a Non-United States Tax Person that has delivered to the Transferor, the Certificate Administrator and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Residual Certificate will not be disregarded for United States federal income tax purposes.

            A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified Non-United States Tax Persons.

            A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required to be distributed to them pursuant to the Agreement following the earlier to occur of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Trust Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the Sole Certificate Owner of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:_________________________________________
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated: December 28, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    By:_________________________________________
                                       Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:__________________
            ____________________________________________________________________
            ____________________________________________________________________

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________ for the account of_________________________________________________.

            Distributions made by check (such check to be made payable to_______ ______________________) and all applicable statements and notices should be mailed to_________________________________________________
            ____________________________________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-8

                          FORM OF CLASS Z CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2005-LC1
              CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2005-LC1

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the "Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing          Percentage Interest evidenced by this
Agreement: December 1, 2005            Certificate in Class Z: [___]%

Closing Date: December 28, 2005        Aggregate unpaid principal balance of the
                                       Mortgage Pool as of the Cut-off Date,
First Distribution Date: January 12,   after deducting payments of principal due
2006                                   on or before such date (the "Initial Pool
                                       Balance"): $1,546,255,943

Master Servicer: GMAC Commercial       Trustee: Wells Fargo Bank, N.A.
Mortgage Corporation

Special Servicer: LNR Partners, Inc.   Certificate Administrator: LaSalle Bank
                                       National Association

Certificate No. Z-[1]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., GMAC COMMERCIAL MORTGAGE CORPORATION, LNR PARTNERS, INC., WELLS FARGO BANK, N.A., LASALLE BANK NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Z Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer", which term includes any successor entity under the Agreement), LNR Partners, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

            Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that such Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject Transfer, true and correct.

            None of the Depositor, the Certificate Administrator, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under
Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code.

            No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Certificate Administrator and required to be distributed to them pursuant to the Agreement following the earlier to occur of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder at a price determined as provided in the Agreement of all Trust Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust and (iii) the exchange by the Sole Certificate Owner of certain remaining outstanding Classes of Certificates (as described below) for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the A-1, A-2, A-3, A-3FL, A-1A, A-SB, A-4, A-4FC, Class AM, Class AJ, Class B, Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state (other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

             IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Certificate Registrar

                                    By:_________________________________________
                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

Dated: December 28, 2005

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Authenticating Agent

                                    By:_________________________________________
                                       Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto____________________________________________________
            ____________________________________________________________________
            ____________________________________________________________________
    (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust.

            I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:__________________
            ____________________________________________________________________
            ____________________________________________________________________

Dated:

                                    --------------------------------------------
                                    Signature by or on behalf of Assignor


                                    --------------------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________ for the account of_________________________________________________.

            Distributions made by check (such check to be made payable to_______ ______________________) and all applicable statements and notices should be mailed to_________________________________________________
            ____________________________________________________________________
            ___________________________________________________________________.

            This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                          MLMT 2005 - LC1 (PSA Exhibit)

                                                  Mortgage
 Loan  Property                                   Loan       Property
  #    Name                                       Seller     Type
   1   Glendale Galleria                          MLML       Retail
   2   Colonial Mall Bel Air                      CRF        Retail
   3   Four Forest Plaza and Lakeside Square      CRF        Office
3.01   Lakeside Square                            CRF        Office
3.02   Four Forest Plaza                          CRF        Office
   4   CNL-Cirrus MOB Portfolio                   CRF        Various
4.01   Trophy Club Medical Center                 CRF        Other
4.02   Trophy Club Professional Building          CRF        Office
4.03   Park Cities Medical Plaza                  CRF        Office
4.04   Coppell Healthcare Center                  CRF        Office
4.05   Glen Lakes Health Plaza                    CRF        Office
4.06   Meridian Medical Tower                     CRF        Office
4.07   Valley View Medical Building               CRF        Office
4.08   Meridian Professional Building             CRF        Office
   5   Colonial Mall Greenville                   CRF        Retail
   6   Holiday Hills Village                      LaSalle    Manufactured Housing
   7   Meadows of Chantilly                       LaSalle    Manufactured Housing
   8   Samaritan Medical Tower                    MLML       Office
   9   TownePlace Suites Portfolio                MLML       Hospitality
9.01   TownePlace Suites Miami Lakes              MLML       Hospitality
9.02   TownePlace Suites Miami Airport            MLML       Hospitality
9.03   TownePlace Suites Mt. Laurel               MLML       Hospitality
9.04   TownePlace Suites Ft. Worth                MLML       Hospitality
9.05   TownePlace Suites Silicon Valley           MLML       Hospitality
9.06   TownePlace Suites Portland                 MLML       Hospitality
9.07   TownePlace Suites Boston                   MLML       Hospitality
  10   Green Acres                                LaSalle    Manufactured Housing
  11   College Park Apartments                    LaSalle    Multifamily
  12   Remington Lakes I & II                     LaSalle    Industrial
  13   Inland Montecito Crossing                  LaSalle    Retail
  14   Somerset Place Tower I & II                LaSalle    Office
  15   St. John's Medical Plaza                   MLML       Office
  16   Springhouse at Brandywine                  LaSalle    Multifamily
  17   8 Penn Center                              MLML       Office
  18   Two Edgewater Drive                        LaSalle    Office
  19   Daisy Ridge Apartments                     LaSalle    Multifamily
  20   Casa Alberta Apartments                    LaSalle    Multifamily
  21   Windmill Village                           LaSalle    Manufactured Housing
  22   Kona Crossroads Shopping Center            MLML       Retail
  23   Country Place                              LaSalle    Manufactured Housing
  24   Marriott Courtyard - Hotel                 LaSalle    Hospitality
  25   Golden Terrace                             LaSalle    Manufactured Housing
  26   Spalding Bridge Apartments                 LaSalle    Multifamily
  27   Presnell Portfolio II                      LaSalle    Various
27.01  Greensburg Crossing                        LaSalle    Retail
27.02  K.L. Presnell Office Building              LaSalle    Office
27.03  The Centre at Shiloh Crossing              LaSalle    Retail
27.04  County Line Corners                        LaSalle    Retail
27.05  McFarland #1                               LaSalle    Retail
27.06  McFarland #2                               LaSalle    Retail
27.07  White Castle                               LaSalle    Retail
  28   Courtyard by Marriott Milwaukee            CRF        Hospitality
  29   Presnell Portfolio I                       LaSalle    Various
29.01  Heartland Village Shoppes                  LaSalle    Retail
29.02  Holiday Center                             LaSalle    Retail
29.03  Park 52                                    LaSalle    Industrial
29.04  Fairview Corners                           LaSalle    Retail
29.05  McFarland Building #3                      LaSalle    Retail
29.06  White River Landing                        LaSalle    Retail
29.07  Franklin Shoppes                           LaSalle    Retail
  30   Abbey Apartments                           CRF        Multifamily
  31   Stirling Town Center                       CRF        Retail
  32   The Winds of St. Armands                   LaSalle    Manufactured Housing
  33   Homewood Suites                            CRF        Hospitality
  34   Rochester Hills Shopping Center            LaSalle    Retail
  35   Sugar Mill Apartments                      LaSalle    Multifamily
  36   East Empire Industrial Portfolio           LaSalle    Industrial
  37   16260 Ventura Boulevard                    MLML       Office
  38   One Edgewater Drive                        LaSalle    Office
  39   Lone Hill Shopping Center                  MLML       Retail
  40   255 Brown Street                           LaSalle    Office
  41   The Park at Spring Creek                   LaSalle    Multifamily
  42   Harbour Center                             MLML       Office
  43   Comfort Inn and Suites                     LaSalle    Hospitality
  44   Castner Knott Office Building              LaSalle    Office
  45   DFW East-West                              LaSalle    Office
45.01  DFW West                                   LaSalle    Office
45.02  DFW East                                   LaSalle    Office
  46   Casa del Sol Resort                        LaSalle    Manufactured Housing
  47   Pines Professional Campus                  MLML       Office
  48   DRS Tactical Systems Office Building       LaSalle    Office
  49   Bear Valley Business Park                  MLML       Office
  50   Village Park Apartments                    LaSalle    Multifamily
  51   Hampton Inn - Aventura                     MLML       Hospitality
  52   Cortland Pond Apartments                   LaSalle    Multifamily
  53   Vacaville Nugget Market                    LaSalle    Retail
  54   Bonanza Village                            LaSalle    Manufactured Housing
  55   Lowes - Ames, IA                           LaSalle    Retail
  56   Holiday Inn Express - Meadowlands          MLML       Hospitality
  57   Forest Park Apartments                     LaSalle    Multifamily
  58   Commerce Pointe                            CRF        Office
  59   Sherwood Mesa Shopping Center              CRF        Retail
  60   Community Self Storage Portfolio           LaSalle    Self Storage
60.01  5500 North Wheeling Avenue                 LaSalle    Self Storage
60.02  1501 South Nebo Road                       LaSalle    Self Storage
60.03  3510 Marin Luther King Boulevard           LaSalle    Self Storage
60.04  121 Scott Street                           LaSalle    Self Storage
60.05  3609 West 8th Street                       LaSalle    Self Storage
  61   Suntrust Building                          MLML       Office
  62   Food 4 Less Retail Center                  LaSalle    Retail
  63   Turnberry Village                          LaSalle    Multifamily
  64   Barnegat Self Storage                      LaSalle    Self Storage
  65   Regency Park Apartments                    LaSalle    Multifamily
  66   Summertree Apartments                      LaSalle    Multifamily
  67   Campus Apartments Portfolio                LaSalle    Multifamily
  68   Bucklin Place                              LaSalle    Retail
  69   Fox Lake Town Center                       LaSalle    Retail
  70   Sunset Place/Woodland Park Apartments      MLML       Multifamily
  71   Capitol Commerce Center                    LaSalle    Office
  72   Piazza Santaluz                            LaSalle    Retail
  73   Sandra Lane Apartments                     LaSalle    Multifamily
  74   Villa Cajon MHP                            LaSalle    Manufactured Housing
  75   1100 South Tryon                           LaSalle    Office
  76   Cavalier Office Building                   LaSalle    Office
  77   Holiday Inn Express - Greenville, SC       LaSalle    Hospitality
  78   Park Lane & Roundgrove Centers             MLML       Retail
78.01  Roundgrove Center                          MLML       Retail
78.02  Park Lane Center                           MLML       Retail
  79   Stor Quest Self Storage                    LaSalle    Self Storage
  80   Tinton Falls Professional Building         LaSalle    Office
  81   1465 Post Road East                        LaSalle    Office
  82   Safeway Market Place (Yale & Monaco)       MLML       Retail
  83   Holiday Inn Express - Cambridge            LaSalle    Hospitality
  84   Walgreens - Greenfield, MA                 LaSalle    Retail
  85   Fountain Plaza                             LaSalle    Retail
  86   Marriott Courtyard - Restaurant            LaSalle    Retail
  87   Pasadena MHP                               LaSalle    Manufactured Housing
  88   Walgreens-Idlewild                         LaSalle    Retail
  89   Aspen Mini-Storage                         LaSalle    Self Storage
  90   Walgreens - Clinton, UT                    LaSalle    Retail
  91   County Fair Shopping Center                LaSalle    Retail
  92   Walgreens - Mt. Pleasant, WI               LaSalle    Retail
  93   Corona Self Storage                        LaSalle    Self Storage
  94   Arbor Oaks MHP                             LaSalle    Manufactured Housing
  95   Oxford Marketplace                         LaSalle    Retail
  96   Stronghold Self Storage                    LaSalle    Self Storage
96.01  Eastgate Stronghold SS                     LaSalle    Self Storage
96.02  Blue Ash Stronghold SS                     LaSalle    Self Storage
96.03  Richmond Stronghold SS                     LaSalle    Self Storage
  97   The Oaks Plaza                             LaSalle    Retail
  98   Maple Del Manor MHP                        LaSalle    Manufactured Housing
  99   Washington Mutual--Santa Monica, CA        LaSalle    Office
 100   Piazza di Bonita                           LaSalle    Retail
 101   Baseline Mini Storage                      LaSalle    Self Storage
 102   Haven Court Office                         LaSalle    Office
 103   Gateway Professional Building              LaSalle    Office
 104   Governors Walk                             LaSalle    Retail
 105   FedEx - Fayetteville, NC                   LaSalle    Industrial
 106   Federal Storage                            LaSalle    Self Storage
 107   Sunrise Village Apartments                 LaSalle    Multifamily
 108   Calexico Mini Storage                      LaSalle    Self Storage
 109   Lightfoot Crossing                         LaSalle    Retail
 110   Blythe Mini Storage                        LaSalle    Self Storage
 111   Herriman Self Storage                      LaSalle    Self Storage
 112   Heather Meadows Apartments                 LaSalle    Multifamily
 113   Williamsville Commons                      LaSalle    Multifamily
 114   Bedford Court                              LaSalle    Office
 115   Centaur Commons                            LaSalle    Office
 116   Village at Berkeley Lakes                  LaSalle    Retail
 117   Surfside Garden Apartments                 LaSalle    Multifamily
 118   Calloway Self Storage                      LaSalle    Self Storage
 119   Village East                               LaSalle    Retail
 120   Cool N' Dry Self Storage - Warner Robins   LaSalle    Self Storage
 121   Richmond Retail Center                     LaSalle    Retail
 122   Monroe Retail                              LaSalle    Retail
 123   American Self Storage-East Mesa            LaSalle    Self Storage
 124   Gateway Terrace Apartments                 LaSalle    Multifamily
 125   Windhorst MHP                              LaSalle    Manufactured Housing
 126   Country Meadows MHP                        LaSalle    Manufactured Housing
 127   Towne Self Storage                         LaSalle    Self Storage
 128   Duluth Station                             LaSalle    Retail
 129   Petersburg Square Apartments               LaSalle    Multifamily
 130   South Towne Self Storage                   LaSalle    Self Storage
 131   Belair Self Storage                        LaSalle    Self Storage
 132   Magnolia Village                           LaSalle    Retail
 133   Riverside Apartments                       LaSalle    Multifamily
 134   Barkley Landing                            LaSalle    Multifamily
 135   Skyway Best Storage                        LaSalle    Self Storage
 136   Main St. Promenade                         LaSalle    Retail
 137   Avalon Plaza                               LaSalle    Retail
 138   Cool N' Dry Self Storage- Ft. Valley       LaSalle    Self Storage
 139   Foxes Den Self Storage                     LaSalle    Self Storage
 140   Ample Storage                              LaSalle    Self Storage
 141   265 Super Storage                          LaSalle    Self Storage
 142   Kenmore Storefront Building                LaSalle    Retail


 Loan
  #    Address
   1   2148 Glendale Galleria & 100 West Broadway
   2   3299 Bel Air Mall
   3   Various
3.01   12377 Merit Drive
3.02   12222 Merit Drive
   4   Various
4.01   2850 State Highway 114
4.02   2800 State Highway 114
4.03   6901 Snider Plaza
4.04   546 East Sandy Lake Road
4.05   9900 North Central Expressway
4.06   13321 North Meridian Avenue
4.07   5744 LBJ Freeway (Interstate Highway 635)
4.08   13313 North Meridian Avenue
   5   714 Southeast Greenville Boulevard
   6   2000 West 92nd Avenue
   7   4200 Airline Parkway
   8   1127 Wilshire Boulevard
   9   Various
9.01   8079 Northwest 154th Street
9.02   10505 Northwest 36th Street
9.03   450 Century Parkway
9.04   4200 International Plaza
9.05   39802 Cedar Boulevard
9.06   700 Roundwood Drive
9.07   20 International Place
  10   8785 Turkey Ridge Road
  11   Various
  12   850 Veterans Parkway
  13   6698 North Durango Drive
  14   2301 and 2401 West Big Beaver Road
  15   1301 20th Street
  16   900 Riesling Lane
  17   1628 John F. Kennedy Boulevard
  18   Two Edgewater Drive
  19   201-11 West California Avenue
  20   1575 Tenaka Drive
  21   16131 North Cleveland Avenue
  22   75-1027 Henry Street
  23   2601 Country Place Boulevard
  24   5000, 5010, 5012 Express Drive South
  25   17601 West Colfax Avenue
  26   47 Spalding Trail
  27   Various
27.01  1810-1925 North Greensburg Crossing
27.02  300 South Madison Avenue
27.03  10224 - 10242 East US Highway 36
27.04  1285 Stare Road 135 North
27.05  8028 South Emerson Avenue
27.06  8028 South Emerson Avenue
27.07  1414 Thompson Road
  28   300 West Michigan Street
  29   Various
29.01  8411 Windfall Lane
29.02  3992 25th Street
29.03  8364-8478 Brookville Road
29.04  520 North State Road 135
29.05  8028 South Emerson Avenue
29.06  205 North State Road 135
29.07  1701-1713 North Morton
  30   5550 Abbey Drive
  31   8861 Stirling Road
  32   3000 North Tuttle Avenue
  33   12005 Harbor Boulevard
  34   1400 Walton Boulevard
  35   6900 Schomburg Road
  36   63065-63085 Northeast 18th Street
  37   16260 Ventura Boulevard
  38   One Edgewater Drive
  39   1830 East Route 66
  40   255 Brown Street
  41   29807 Tomball Parkway
  42   2 Eaton Street
  43   85 American Legion Highway
  44   616-618 Church Street
  45   Various
45.01  4001 Airport Freeway
45.02  4425 West Airport Freeway
  46   11411 North 91st Avenue
  47   17850 Northwest 2nd Street
  48   1110 Hibiscus Avenue
  49   17260-17330 Bear Valley Road
  50   102 Park Drive
  51   1000 South Federal Highway
  52   508 Plaza Drive
  53   128-130 Browne Valley Parkway
  54   3700 East Stewart Avenue
  55   120 Airport Road
  56   100 Patterson Plank Road
  57   7456 Washington and 303 Des Plaines
  58   1818 South Australian Avenue
  59   1107-1159 East Main Street and 36-42 South Stapley Drive
  60   Various
60.01  5500 North Wheeling Avenue
60.02  1501 South Nebo Road
60.03  3510 Marin Luther King Boulevard
60.04  121 Scott Street
60.05  3609 West 8th Street
  61   11817 Canon Boulevard
  62   451-469 Pioneer Avenue
  63   101 Reeveston Drive
  64   79 & 85 South Main Street
  65   1604 Reed Road
  66   2150 Stadium Drive
  67   1038 Spring Street, 1020 Fahrenbrook Court, 41 North Mills Street, and 1019 Spring Street
  68   2222-2244 Northwest Bucklin Hill Road
  69   65 East Grand Avenue
  70   2752 South Meadowbrook & 2741 South Nettleton Avenue
  71   200 South Commerce Street
  72   14677 and 14701 Via Bettona
  73   705 Sandra Lane
  74   225 East Bradley Avenue
  75   1100 South Tryon Street
  76   95 White Bridge Road
  77   407 North Main Street
  78   Various
78.01  297 West Round Grove Road
78.02  502 South Old Orchard Lane
  79   24850 Las Brisas Road
  80   776 Shrewsbury Avenue
  81   1465 Post Road East
  82   6460 East Yale Avenue
  83   2715 Ocean Gateway
  84   240 Federal Street
  85   680 Coffee Road
  86   5000, 5010, 5012 Express Drive South
  87   2322 Murphy Road, 3598 Concord Street, and 2310 Aurora Court
  88   3431 Matthews-Mint Hill Road
  89   105 Woodward Lane
  90   1800 North 1962 West
  91   21 Fair Lane
  92   4901 Spring Street
  93   1790 Pomona Road
  94   36323 Arbor Oaks Drive
  95   160 South Washington Street
  96   Various
96.01  758 Old State Route 74
96.02  6963 East Kemper Road
96.03  535 Commerce Road
  97   3505 1st Street East
  98   6333 Newton Falls Road
  99   226 26th Street
 100   27180 Bay Landing Drive
 101   18375 Southwest Baseline Road
 102   9121 Haven Avenue
 103   600 North Cotner Boulevard
 104   1980 Highway 54 West
 105   104 Midway Drive
 106   1227 South Lecanto Highway
 107   480 West 2nd South
 108   95 East Highway 98th
 109   312 Lightfoot Road
 110   225 South Carlton Avenue
 111   5128 West 12600 South
 112   1701-1735 South Boone Street
 113   540 Mill Street
 114   177 South River Road
 115   1120 West South Boulder Road
 116   3940 Peachtree Industrial Boulevard
 117   36290 Lake Shore Boulevard
 118   2605 Calloway Road
 119   3822 Roswell Road
 120   230 Carl Vinson Parkway
 121   12576 Richmond Avenue
 122   14991-15045 North Kelsey Street
 123   8050 East Apache Trail
 124   2783-2791 Gateway Avenue
 125   7515 East Washington Street
 126   1250 4th Avenue
 127   4571 South 5600 West
 128   2640 Old Peachtree Road
 129   New Petersburg Road
 130   9349 South 255 West
 131   4388 Ridge Trail
 132   577-593 Jonesboro Road
 133   312 Crary Street
 134   450 Barkley Landing Drive
 135   3040 Skyway Drive
 136   270 North Glynn Street
 137   8301 South Stony Island Avenue
 138   1091 Peach Parkway
 139   633 North Lynhurst Drive
 140   2900 West Airport Boulevard
 141   1507 South Old Missouri Road
 142   6830 Northeast Bothell Way



                                           Loan Level
                                           Property Level

                                                                                                     IO
                                                                   Cutoff                         Monthly
 Loan                                                  Zip        Balance          Original         Debt
  #    City               County           State      Code      (12/1/2005)        Balance        Service
   1   Glendale           Los Angeles      CA          91210   125,702,137.37   126,000,000.00
   2   Mobile             Mobile           AL          36606   122,400,000.00   122,400,000.00   548,532.34
   3   Dallas             Dallas           TX          75251    60,670,000.00    60,670,000.00   296,408.90
3.01   Dallas             Dallas           TX          75251    33,510,000.00    33,510,000.00
3.02   Dallas             Dallas           TX          75251    27,160,000.00    27,160,000.00
   4   Various            Various          Various   Various    57,655,000.00    57,655,000.00   262,661.23
4.01   Trophy Club        Denton           TX          76262    16,380,000.00    16,380,000.00
4.02   Trophy Club        Denton           TX          76262    11,375,000.00    11,375,000.00
4.03   Dallas             Dallas           TX          75205    10,575,000.00    10,575,000.00
4.04   Coppell            Dallas           TX          75019     4,940,000.00     4,940,000.00
4.05   Dallas             Dallas           TX          75231     4,615,000.00     4,615,000.00
4.06   Oklahoma City      Oklahoma         OK          73120     4,290,000.00     4,290,000.00
4.07   Dallas             Dallas           TX          75240     3,315,000.00     3,315,000.00
4.08   Oklahoma City      Oklahoma         OK          73120     2,165,000.00     2,165,000.00
   5   Greenville         Pitt             NC          27858    44,675,000.00    44,675,000.00   199,519.07
   6   Federal Heights    Adams            CO          80260    37,600,000.00    37,600,000.00   168,531.99
   7   Chantilly          Fairfax          VA          20151    34,800,000.00    34,800,000.00   155,393.68
   8   Los Angeles        Los Angeles      CA          90017    34,500,000.00    34,500,000.00   169,240.87
   9   Various            Various          Various   Various    31,995,000.00    31,995,000.00   143,746.98
9.01   Miami Lakes        Miami-Dade       FL          33016     5,711,075.05     5,711,075.05
9.02   Miami              Miami-Dade       FL          33178     4,997,190.67     4,997,190.67
9.03   Mount Laurel       Burlington       NJ          08054     4,867,393.51     4,867,393.51
9.04   Fort Worth         Tarrant          TX          76109     4,867,393.51     4,867,393.51
9.05   Newark             Alameda          CA          94560     4,607,799.19     4,607,799.19
9.06   Scarborough        Cumberland       ME          04074     4,283,306.29     4,283,306.29
9.07   Tewksbury          Middlesex        MA          01876     2,660,841.78     2,660,841.78
  10   Breinigsville      Lehigh           PA          18031    30,560,000.00    30,560,000.00   138,784.49
  11   Gainesville        Alachua          FL        Various    29,000,000.00    29,000,000.00   131,822.45
  12   Bolingbrook        Will             IL          60440    28,300,000.00    28,300,000.00   139,639.54
  13   Las Vegas          Clark            NV          89149    28,285,242.00    28,285,242.00   118,798.02
  14   Troy               Oakland          MI          48084    28,000,000.00    28,000,000.00   116,867.59
  15   Santa Monica       Los Angeles      CA          90404    24,000,000.00    24,000,000.00   108,526.67
  16   West Chester       Chester          PA          19382    21,500,000.00    21,500,000.00    95,841.23
  17   Philadelphia       Philadelphia     PA          19103    18,900,000.00    18,900,000.00
  18   Norwood            Norfolk          MA          02062    17,520,000.00    17,520,000.00    84,375.83
  19   Sunnyvale          Santa Clara      CA          94086    17,450,000.00    17,450,000.00    85,365.64
  20   Sunnyvale          Santa Clara      CA          94087    17,250,000.00    17,250,000.00    84,387.24
  21   North Fort Myers   Lee              FL          33903    17,155,000.00    17,155,000.00    76,457.89
  22   Kailua-Kona        Hawaii           HI          96740    16,800,000.00    16,800,000.00    75,046.03
  23   New Port Richey    Pasco            FL          34655    16,125,000.00    16,125,000.00    71,867.30
  24   Ronkonkoma         Suffolk          NY          11779    16,000,000.00    16,000,000.00
  25   Golden             Jefferson        CO          80401    14,400,000.00    14,400,000.00    64,544.17
  26   Fulton             Fulton           GA          30328    14,300,000.00    14,300,000.00    64,941.70
  27   Various            Various          IN        Various    14,249,222.22    14,292,000.00
27.01  Greensburg         Decatur          IN          47240     2,905,632.59     3,000,000.00
27.02  Greenwood          Johnson          IN          46142     2,866,890.82     2,568,000.00
27.03  Avon               Hendricks        IN          46123     2,471,724.79     2,552,000.00
27.04  Greenwood          Johnson          IN          46142     2,200,532.41     2,272,000.00
27.05  Indianapolis       Marion           IN          46237     1,782,121.32     1,840,000.00
27.06  Indianapolis       Marion           IN          46237     1,704,637.79     1,760,000.00
27.07  Indianapolis       Marion           IN          46217       317,682.50       300,000.00
  28   Milwaukee          Milwaukee        WI          53203    14,000,000.00    14,000,000.00    63,401.85
  29   Various            Various          IN        Various    13,838,455.39    13,880,000.00
29.01  Camby              Hendricks        IN          46113     4,705,074.83     4,760,000.00
29.02  Columbus           Bartholomew      IN          47203     2,965,383.30     3,000,000.00
29.03  Indianapolis       Marion           IN          46239     2,016,460.64     1,920,000.00
29.04  Greenwood          Johnson          IN          46142     1,304,768.65     1,320,000.00
29.05  Indianapolis       Marion           IN          46237     1,107,076.43     1,120,000.00
29.06  Greenwood          Johnson          IN          46142     1,067,537.99     1,080,000.00
29.07  Franklin           Johnson          IN          10019       672,153.55       680,000.00
  30   Lisle              DuPage           IL          60532    13,680,000.00    13,680,000.00    58,369.58
  31   Cooper City        Broward          FL          33328    13,100,000.00    13,100,000.00    61,428.99
  32   Sarasota           Sarasota         FL          34234    13,000,000.00    13,000,000.00    57,939.53
  33   Garden Grove       Orange           CA          92840    12,685,761.07    12,700,000.00
  34   Rochester Hills    Oakland          MI          48309    12,000,000.00    12,000,000.00    52,012.50
  35   Columbus           Muscogee         GA          31909    11,881,819.91    12,000,000.00
  36   Bend               Deschutes        OR          97701    11,850,000.00    11,850,000.00    55,867.81
  37   Encino             Los Angeles      CA          91436    11,800,000.00    11,800,000.00    49,560.41
  38   Norwood            Norfolk          MA          02062    11,680,000.00    11,680,000.00    56,250.56
  39   Glendora           Los Angeles      CA          91740    11,500,000.00    11,500,000.00    49,388.64
  40   Birmingham         Oakland          MI          48009    11,360,000.00    11,360,000.00    49,910.37
  41   Tomball            Harris           TX          77375    11,040,000.00    11,040,000.00    50,836.39
  42   Hampton            Hampton City     VA          23669    10,860,000.00    10,860,000.00
  43   Revere             Suffolk          MA          02151    10,850,000.00    10,850,000.00    52,895.01
  44   Nashville          Davidson         TN          37219    10,800,000.00    10,800,000.00    48,088.75
  45   Various            Various          TX        Various    10,350,000.00    10,350,000.00    49,259.41
45.01  Bedford            Tarrant          TX          76021     5,584,532.37     5,584,532.37
45.02  Irving             Dallas           TX          75062     4,765,467.63     4,765,467.63
  46   Peoria             Maricopa         AZ          85345    10,230,000.00    10,230,000.00    45,766.82
  47   Pembroke Pines     Broward          FL          33029    10,050,000.00    10,050,000.00
  48   Melbourne          Brevard          FL          32901    10,038,916.67    10,050,000.00
  49   Victorville        San Bernardino   CA          92395     9,560,000.00     9,560,000.00    46,444.56
  50   Pleasant Valley    Dutchess         NY          12569     9,500,000.00     9,500,000.00
  51   Hallandale Beach   Broward          FL          33009     9,473,540.76     9,500,000.00
  52   Madison            Dane             WI          53719     9,400,000.00     9,400,000.00    41,616.76
  53   Vacaville          Solano           CA          95687     9,230,000.00     9,230,000.00    43,437.62
  54   Las Vegas          Clark            NV          89110     9,180,000.00     9,180,000.00    41,767.41
  55   Ames               Story            IA          50010     8,900,000.00     8,900,000.00    41,358.22
  56   Carlstadt          Bergen           NJ          07072     8,367,193.29     8,380,000.00
  57   Forest Park        Cook             IL          60130     8,150,000.00     8,150,000.00
  58   West Palm Beach    Palm Beach       FL          33409     7,823,964.79     7,850,000.00
  59   Mesa               Maricopa         AZ          85203     7,500,000.00     7,500,000.00    33,394.97
  60   Various            Various          IN        Various     7,500,000.00     7,500,000.00
60.01  Muncie             Delaware         IN          47302     2,200,383.51     2,200,383.51
60.02  Yorktown           Delaware         IN          47396     1,682,646.21     1,682,646.21
60.03  Anderson           Madison          IN          46012     1,589,165.87     1,589,165.87
60.04  Anderson           Madison          IN          46012     1,021,093.00     1,021,093.00
60.05  Muncie             Delaware         IN          47302     1,006,711.41     1,006,711.41
  61   Newport News       Newport News     VA          23606     7,420,000.00     7,420,000.00    33,922.71
  62   Woodland           Yolo             CA          95776     7,300,000.00     7,300,000.00    34,354.78
  63   MaComb             McDonough        IL          61455     7,100,000.00     7,100,000.00    33,593.52
  64   Barnegat           Ocean            NJ          08005     7,050,000.00     7,050,000.00    32,344.32
  65   Fort Wayne         Allen            IN          46815     7,033,005.04     7,040,000.00
  66   Phenix City        Russell          AL          36867     6,984,995.39     7,000,000.00
  67   Madison            Dane             WI          53715     6,750,000.00     6,750,000.00    29,085.94
  68   Silverdale         Kitsap           WA          98383     6,552,779.09     6,560,000.00
  69   Fox Lake           Lake             IL          60020     6,105,000.00     6,105,000.00
  70   Springfield        Greene           MO          65807     6,070,000.00     6,070,000.00
  71   Little Rock        Pulaski          AR          72201     6,000,000.00     6,000,000.00
  72   San Diego          San Diego        CA          92127     6,000,000.00     6,000,000.00    25,347.22
  73   North Tonawanda    Niagra           NY          14120     5,925,000.00     5,925,000.00    27,283.12
  74   El Cajon           San Diego        CA          92021     5,738,740.31     5,750,000.00
  75   Charlotte          Mecklenburg      NC          28203     5,500,000.00     5,500,000.00    26,952.55
  76   Nashville          Davidson         TN          37205     5,250,000.00     5,250,000.00    24,241.45
  77   Greenville         Greenville       SC          29601     5,192,191.22     5,200,000.00
  78   Lewisville         Denton           TX          75067     4,819,992.91     4,825,000.00
78.01  Lewisville         Denton           TX          75067     3,060,312.96     3,063,492.06
78.02  Lewisville         Denton           TX          75067     1,759,679.95     1,761,507.94
  79   Murrieta           Riverside        CA          92562     4,800,000.00     4,800,000.00    22,792.22
  80   Tinton Falls       Monmouth         NJ          07724     4,793,189.98     4,800,000.00
  81   Westport           Fairfield        CT          06880     4,600,000.00     4,600,000.00
  82   Denver             Denver           CO          80222     4,400,000.00     4,400,000.00    20,439.32
  83   Cambridge          Dorchester       MD          21613     4,350,000.00     4,350,000.00
  84   Greenfield         Franklin         MA          01301     4,250,000.00     4,250,000.00    18,852.00
  85   Bakersfield        Kern             CA          93309     4,000,000.00     4,000,000.00    18,385.19
  86   Ronkonkoma         Suffolk          NY          11779     4,000,000.00     4,000,000.00
  87   Flint              Genesee          MI          48504     4,000,000.00     4,000,000.00    17,743.06
  88   Matthews           Mecklenburg      NC          28105     3,991,766.80     4,000,000.00
  89   Aspen              Pitkin           CO          81611     3,945,635.68     3,950,000.00
  90   Clinton            Davis            UT          84015     3,431,723.61     3,450,000.00
  91   Placerville        El Dorado        CA          95667     3,427,948.36     3,450,000.00
  92   Racine             Racine           WI          53406     3,425,000.00     3,425,000.00
  93   Corona             Riverside        CA          92880     3,400,000.00     3,400,000.00    15,914.68
  94   Zephyrhills        Pasco            FL          33541     3,396,576.25     3,400,000.00
  95   Oxford             Oakland          MI          48371     3,300,000.00     3,300,000.00
  96   Various            Various          Various   Various     3,246,773.88     3,250,000.00
96.01  Cincinnati         Clermont         OH          45245     1,402,764.37     1,404,158.22
96.02  Sycamore           Hamilton         OH          45249     1,383,007.13     1,384,381.34
96.03  Richmond           Wayne            IN          47374       461,002.38       461,460.45
  97   Bradenton          Manatee          FL          34208     3,200,000.00     3,200,000.00
  98   Ravenna            Portage          OH          44266     3,193,505.04     3,200,000.00
  99   Santa Monica       Los Angeles      CA          92402     3,100,000.00     3,100,000.00    14,222.33
 100   Bonita Springs     Lee              FL          34135     3,000,000.00     3,000,000.00    14,143.75
 101   Beaverton          Washington       OR          97006     2,996,807.93     3,000,000.00
 102   Rancho Cucamonga   San Bernadino    CA          91730     2,996,468.07     3,000,000.00
 103   Lincoln            Lancaster        NE          68505     2,950,000.00     2,950,000.00
 104   Peachtree City     Fayette          GA          30215     2,747,029.39     2,750,000.00
 105   Raeford            Hoke             NC          28376     2,696,997.13     2,700,000.00
 106   Lecanto            Citrus           FL          34461     2,630,000.00     2,630,000.00
 107   Rexburg            Madison          ID          83440     2,597,249.19     2,600,000.00
 108   Calexico           Imperial         CA          92231     2,577,369.58     2,580,000.00
 109   Lightfoot          York             VA          23188     2,557,382.50     2,560,000.00
 110   Blythe             Riverside        CA          92225     2,425,000.00     2,425,000.00    11,432.86
 111   Herriman           Salt Lake        UT          84065     2,346,389.45     2,350,000.00
 112   Aberdeen           Grays Harbor     WA          98520     2,250,000.00     2,250,000.00    10,664.84
 113   Williamsville      Erie             NY          14221     2,050,000.00     2,050,000.00     9,457.05
 114   Bedford            Hillsborough     NH          03110     2,046,782.76     2,050,000.00
 115   Lafayette          Boulder          CO          80026     2,035,000.00     2,035,000.00     9,920.86
 116   Duluth             Gwinnett         GA          30097     1,997,891.99     2,000,000.00
 117   Eastlake           Lake             OH          44095     1,996,143.20     2,000,000.00
 118   Tyler              Smith            TX          75707     1,996,057.85     2,000,000.00
 119   Marietta           Cobb             GA          30062     1,923,039.25     1,925,000.00
 120   Warner Robins      Houston          GA          31088     1,900,000.00     1,900,000.00
 121   Houston            Harris           TX          77082     1,900,000.00     1,900,000.00     9,182.45
 122   Monroe             Snohomish        WA          98272     1,873,027.49     1,875,000.00
 123   Mesa               Maricopa         AZ          85207     1,821,418.45     1,825,000.00
 124   Hartford           Washington       WI          53027     1,813,013.38     1,815,000.00
 125   Indianapolis       Marion           IN          46219     1,673,200.84     1,675,000.00
 126   Sidney             Shelby           OH          45365     1,638,297.46     1,640,000.00
 127   West Valley        Salt Lake        UT          84120     1,598,232.17     1,600,000.00
 128   Duluth             Gwinnett         GA          30097     1,596,811.77     1,600,000.00
 129   Martinez           Columbia         GA          30907     1,523,308.70     1,525,000.00
 130   Sandy              Salt Lake        UT          84070     1,498,358.16     1,500,000.00
 131   Martinez           Columbia         GA          30907     1,477,018.73     1,480,000.00
 132   McDonough          Henry            GA          30253     1,448,427.76     1,450,000.00
 133   Marshall           Calhoun          MI          49068     1,323,463.09     1,325,000.00
 134   Morristown         Hamblen          TN          37813     1,300,000.00     1,300,000.00
 135   Santa Maria        Santa Barbara    CA          93455     1,297,381.32     1,300,000.00
 136   Fayetteville       Fayette          GA          30214     1,258,638.92     1,260,000.00
 137   Chicago            Cook             IL          60617     1,220,664.33     1,225,000.00
 138   Fort Valley        Peach            GA          31030     1,100,000.00     1,100,000.00
 139   Indianapolis       Marion           IN          46224     1,100,000.00     1,100,000.00
 140   Sanford            Seminole         FL          32771     1,068,884.97     1,070,000.00
 141   Springdale         Washington       AR          72764       998,516.57     1,000,000.00
 142   Kenmore            King             WA          98026       996,593.55     1,000,000.00


                                                                                     Trustee
            IO         Monthly        Annual                  Primary     Master        &
          Annual         P&I           P&I        Interest   Servicing   Servicing   Paying
 Loan      Debt          Debt          Debt         Rate        Fee         Fee       Agent    Subservicer
  #      Service       Service       Service        (%)        Rate        Rate        Fee         Fee
   1                  645,178.65   7,742,143.77     4.6496     0.00000     0.01000   0.00130       0.02000
   2   6,582,388.10   680,004.57   8,160,054.84     5.3041     0.01000     0.01000   0.00130
   3   3,556,906.83   355,303.38   4,263,640.56     5.7824     0.01000     0.01000   0.00130
3.01
3.02
   4   3,151,934.79   323,462.72   3,881,552.64     5.3920     0.01000     0.01000   0.00130
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
   5   2,394,228.80   247,688.55   2,972,262.60     5.2858     0.01000     0.01000   0.00130
   6   2,022,383.89   208,911.31   2,506,935.72     5.3050     0.01000     0.01000   0.00130
   7   1,864,724.17   192,921.98   2,315,063.80     5.2850     0.01000     0.01000   0.00130
   8   2,030,890.42   202,561.64   2,430,739.68     5.8060     0.01000     0.01000   0.00130
   9   1,724,963.77   193,005.56   2,316,066.72     5.3175     0.01000     0.01000   0.00130
9.01
9.02
9.03
9.04
9.05
9.06
9.07
  10   1,665,413.89   171,127.21   2,053,526.52     5.3750     0.01000     0.01000   0.00130
  11   1,581,869.44   169,894.69   2,038,736.28     5.3800     0.00000     0.01000   0.00130       0.10000
  12   1,675,674.44   166,772.68   2,001,272.16     5.8400     0.01000     0.01000   0.00130
  13   1,425,576.20                                 5.0400     0.01000     0.01000   0.00130
  14   1,402,411.11   149,284.95   1,791,419.40     4.9400     0.01000     0.01000   0.00130
  15   1,302,320.00   134,049.17   1,608,590.04     5.3520     0.01000     0.01000   0.00130
  16   1,150,094.72                                 5.2760     0.00000     0.01000   0.00130       0.02000
  17                  109,611.86   1,315,342.32     5.6930     0.00000     0.01000   0.00130       0.05000
  18   1,012,510.00   101,686.15   1,220,233.80     5.7000     0.01000     0.01000   0.00130
  19   1,024,387.71   102,277.31   1,227,327.72     5.7900     0.01000     0.01000   0.00130
  20   1,012,646.88   101,105.08   1,213,260.96     5.7900     0.01000     0.01000   0.00130
  21     917,494.67    94,996.36   1,139,956.26     5.2750     0.01000     0.01000   0.00130
  22     900,552.33    93,155.60   1,117,867.20     5.2870     0.01000     0.01000   0.00130
  23     862,407.55    89,292.70   1,071,512.37     5.2750     0.01000     0.01000   0.00130
  24                  108,633.78   1,303,605.39     6.5600     0.01000     0.01000   0.00130
  25     774,530.00    80,008.59     960,103.05     5.3050     0.01000     0.01000   0.00130
  26     779,300.35    80,075.89     960,910.68     5.3750     0.01000     0.01000   0.00130
  27                   83,313.46     999,761.52     5.7400     0.01000     0.01000   0.00130
27.01
27.02
27.03
27.04
27.05
27.06
27.07
  28     760,822.22    78,265.11     939,181.32     5.3600     0.01000     0.01000   0.00130
  29                   80,911.76     970,941.12     5.7400     0.01000     0.01000   0.00130
29.01
29.02
29.03
29.04
29.05
29.06
29.07
  30     700,435.00    73,855.80     886,269.60     5.0500     0.01000     0.01000   0.00130
  31     737,147.92    74,791.84     897,502.08     5.5500     0.01000     0.01000   0.00130
  32     695,274.31    71,987.91     863,854.92     5.2750     0.01000     0.01000   0.00130
  33                   71,092.60     853,111.20     5.3720     0.01000     0.01000   0.00130
  34     624,150.00    65,375.36     784,504.32     5.1300     0.01000     0.01000   0.00130
  35                   65,967.46     791,609.52     5.2100     0.01000     0.01000   0.00130
  36     670,413.75    67,878.99     814,547.88     5.5800     0.01000     0.01000   0.00130
  37     594,724.92    63,135.98     757,631.76     4.9710     0.01000     0.01000   0.00130
  38     675,006.67    67,790.77     813,489.24     5.7000     0.01000     0.01000   0.00130
  39     592,663.68    62,319.15     747,829.80     5.0830     0.01000     0.01000   0.00130
  40     598,924.44    62,379.00     748,548.00     5.2000     0.01000     0.01000   0.00130
  41     610,036.67    62,338.01     748,056.12     5.4500     0.00000     0.01000   0.00130       0.05000
  42                   88,510.67   1,062,128.04     5.4610     0.00000     0.01000   0.00130       0.10000
  43     634,740.07    63,455.57     761,466.84     5.7700     0.01000     0.01000   0.00130
  44     577,065.00    59,771.86     717,262.32     5.2700     0.01000     0.01000   0.00130
  45     591,112.94    59,632.73     715,592.70     5.6330     0.01000     0.01000   0.00130
45.01
45.02
  46     549,201.84    56,775.91     681,310.87     5.2950     0.01000     0.01000   0.00130
  47                   57,853.47     694,241.64     5.6250     0.01000     0.01000   0.00130
  48                   56,810.83     681,729.96     5.4600     0.01000     0.01000   0.00130
  49     557,334.72                                 5.7500     0.01000     0.01000   0.00130
  50                   60,167.62     722,011.44     5.8200     0.01000     0.01000   0.00130
  51                   60,484.80     725,817.60     5.8750     0.01000     0.01000   0.00130
  52     499,401.11    51,848.94     622,187.28     5.2400     0.01000     0.01000   0.00130
  53     521,251.43    52,813.01     633,756.12     5.5700     0.01000     0.01000   0.00130
  54     501,208.88    51,462.60     617,551.25     5.3850     0.01000     0.01000   0.00130
  55     496,298.61    50,533.22     606,398.64     5.5000     0.01000     0.01000   0.00130
  56                   52,087.96     625,055.52     5.6250     0.01000     0.01000   0.00130
  57                   47,820.37     573,844.44     5.8000     0.01000     0.01000   0.00130
  58                   43,299.38     519,592.56     5.2400     0.01000     0.01000   0.00130
  59     400,739.58    41,508.23     498,098.76     5.2700     0.01000     0.01000   0.00130
  60                   45,761.42     549,137.04     5.4340     0.01000     0.01000   0.00130
60.01
60.02
60.03
60.04
60.05
  61     407,072.54    45,171.76     542,061.12     5.4110     0.00000     0.01000   0.00130       0.10000
  62     412,257.36    41,769.77     501,237.24     5.5700     0.01000     0.01000   0.00130
  63     403,122.22    40,759.61     489,115.32     5.6000     0.01000     0.01000   0.00130
  64     388,131.88    39,720.05     476,640.60     5.4300     0.00000     0.01000   0.00130       0.06000
  65                   42,253.63     507,043.56     6.0100     0.01000     0.01000   0.00130
  66                   38,741.02     464,892.24     5.2700     0.00000     0.01000   0.00130       0.08000
  67     349,031.25    36,649.11     439,789.32     5.1000     0.01000     0.01000   0.00130
  68                   37,123.58     445,482.96     5.4700     0.00000     0.01000   0.00130       0.05000
  69                   36,563.32     438,759.84     5.9900     0.01000     0.01000   0.00130
  70                   35,586.92     427,043.04     5.7925     0.01000     0.01000   0.00130
  71                   35,014.37     420,172.44     5.7500     0.01000     0.01000   0.00130
  72     304,166.67    32,209.30     386,511.60     5.0000     0.01000     0.01000   0.00130
  73     327,397.40    34,417.83     413,013.96     5.4500     0.01000     0.01000   0.00130
  74                   33,336.60     400,039.20     5.6900     0.00000     0.01000   0.00130       0.02000
  75     323,430.60    32,271.42     387,257.04     5.8000     0.00000     0.01000   0.00130       0.08000
  76     290,897.40    29,693.74     356,324.88     5.4650     0.00000     0.01000   0.00130       0.08000
  77                   32,682.12     392,185.44     5.7400     0.00000     0.01000   0.00130       0.08000
  78                   28,255.55     339,066.60     5.7820     0.00000     0.01000   0.00130       0.10000
78.01
78.02
  79     273,506.67    27,616.36     331,396.32     5.6200     0.01000     0.01000   0.00130
  80                   31,250.02     375,000.24     6.1100     0.01000     0.01000   0.00130
  81                   26,756.75     321,081.00     5.7200     0.01000     0.01000   0.00130
  82     245,271.89    24,977.20     299,726.40     5.4980     0.01000     0.01000   0.00130
  83                   26,686.83     320,241.96     5.4900     0.01000     0.01000   0.00130
  84     226,223.96    23,468.66     281,623.92     5.2500     0.01000     0.01000   0.00130
  85     220,622.22    22,561.21     270,734.52     5.4400     0.01000     0.01000   0.00130
  86                   27,158.45     325,901.35     6.5600     0.01000     0.01000   0.00130
  87     212,916.67    22,088.15     265,057.80     5.2500     0.01000     0.01000   0.00130
  88                   22,611.28     271,335.36     5.4600     0.00000     0.01000   0.00130       0.06000
  89                   22,303.91     267,646.92     5.4500     0.01000     0.01000   0.00130
  90                   19,136.59     229,639.08     5.2900     0.01000     0.01000   0.00130
  91                   36,829.14     441,949.68     5.1400     0.01000     0.01000   0.00130
  92                   19,296.62     231,559.44     5.4300     0.01000     0.01000   0.00130
  93     190,976.11    19,390.24     232,682.88     5.5400     0.01000     0.01000   0.00130
  94                   20,253.75     243,045.00     5.9400     0.00000     0.01000   0.00130       0.10000
  95                   19,732.16     236,785.92     5.9750     0.01000     0.01000   0.00130
  96                   19,516.75     234,201.00     6.0150     0.01000     0.01000   0.00130
96.01
96.02
96.03
  97                   18,390.71     220,688.52     5.6100     0.01000     0.01000   0.00130
  98                   18,219.47     218,633.64     5.5250     0.01000     0.01000   0.00130
  99     170,667.92    17,465.55     209,586.60     5.4300     0.01000     0.01000   0.00130
 100     169,725.00    17,184.55     206,214.60     5.5800     0.00000     0.01000   0.00130       0.10000
 101                   17,317.07     207,804.84     5.6500     0.01000     0.01000   0.00130
 102                   16,306.93     195,683.16     5.1100     0.00000     0.01000   0.00130       0.02000
 103                   17,743.68     212,924.16     6.0300     0.01000     0.01000   0.00130
 104                   15,735.19     188,822.28     5.5700     0.00000     0.01000   0.00130       0.06000
 105                   15,186.62     182,239.44     5.4150     0.01000     0.01000   0.00130
 106                   16,142.08     193,704.96     6.2200     0.01000     0.01000   0.00130
 107                   15,057.47     180,689.64     5.6800     0.01000     0.01000   0.00130
 108                   15,261.67     183,140.04     5.8750     0.01000     0.01000   0.00130
 109                   15,118.83     181,425.96     5.8600     0.00000     0.01000   0.00130       0.12500
 110     137,194.38    15,007.70     180,092.40     5.5800     0.01000     0.01000   0.00130
 111                   14,557.63     174,691.56     5.5900     0.01000     0.01000   0.00130
 112     127,978.13    12,930.97     155,171.64     5.6100     0.01000     0.01000   0.00130
 113     113,484.58    11,920.87     143,050.44     5.4600     0.01000     0.01000   0.00130
 114                   12,527.65     150,331.80     5.4500     0.01000     0.01000   0.00130
 115     119,050.33    12,826.92     153,923.04     5.7700     0.01000     0.01000   0.00130
 116                   11,608.01     139,296.12     5.7000     0.00000     0.01000   0.00130       0.06000
 117                   11,684.17     140,210.04     5.7600     0.00000     0.01000   0.00130       0.05000
 118                   11,557.36     138,688.32     5.6600     0.01000     0.01000   0.00130
 119                   11,393.25     136,719.00     5.8800     0.00000     0.01000   0.00130       0.06000
 120                   11,257.44     135,089.28     5.8900     0.01000     0.01000   0.00130
 121     110,189.44    11,051.70     132,620.40     5.7200     0.01000     0.01000   0.00130
 122                   10,894.39     130,732.68     5.7100     0.00000     0.01000   0.00130       0.06000
 123                   10,569.19     126,830.28     5.6800     0.01000     0.01000   0.00130
 124                   10,305.37     123,664.44     5.5000     0.01000     0.01000   0.00130
 125                    9,615.82     115,389.84     5.6000     0.01000     0.01000   0.00130
 126                    9,601.87     115,222.44     5.7800     0.01000     0.01000   0.00130
 127                    9,034.49     108,413.88     5.4500     0.01000     0.01000   0.00130
 128                    9,195.36     110,344.32     5.6100     0.00000     0.01000   0.00130       0.06000
 129                    8,591.92     103,103.04     5.4300     0.01000     0.01000   0.00130
 130                    8,516.84     102,202.08     5.5000     0.01000     0.01000   0.00130
 131                    8,459.08     101,508.96     5.5600     0.01000     0.01000   0.00130
 132                    8,278.49      99,341.88     5.5500     0.00000     0.01000   0.00130       0.06000
 133                    7,267.54      87,210.48     5.1900     0.00000     0.01000   0.00130       0.05000
 134                    7,802.52      93,630.24     6.0100     0.01000     0.01000   0.00130
 135                    7,430.27      89,163.24     5.5600     0.01000     0.01000   0.00130
 136                    7,209.58      86,514.96     5.5700     0.00000     0.01000   0.00130       0.06000
 137                   10,113.58     121,362.96     5.6600     0.01000     0.01000   0.00130
 138                    6,517.46      78,209.52     5.8900     0.01000     0.01000   0.00130
 139                    6,531.54      78,378.48     5.9100     0.01000     0.01000   0.00130
 140                    6,251.03      75,012.36     5.7600     0.01000     0.01000   0.00130
 141                    6,333.43      76,001.16     5.8200     0.00000     0.01000   0.00130       0.06000
 142                    8,498.11     101,977.32     6.1100     0.01000     0.01000   0.00130


                   Net
                 Mortgage                                                          Remaining
 Loan  Admin.    Interest   Accrual             Remaining   Maturity/ARD   Amort     Amort         Title        ARD
  #      Fee       Rate     Type         Term     Term          Date       Term      Term          Type        (Y/N)
   1   0.03130    4.61830   Actual/360     84          82    10/1/2012       360         358   Fee/Leasehold    No
   2   0.02130    5.28280   Actual/360    120         120    12/8/2015       360         360   Fee/Leasehold    No
   3   0.02130    5.76110   Actual/360     60          59    11/8/2010       360         360        Fee         No
3.01                                                                                                Fee
3.02                                                                                                Fee
   4   0.02130    5.37070   Actual/360    120         119    11/8/2015       360         360   Fee/Leasehold    No
4.01                                                                                                Fee
4.02                                                                                                Fee
4.03                                                                                           Fee/Leasehold
4.04                                                                                                Fee
4.05                                                                                                Fee
4.06                                                                                                Fee
4.07                                                                                                Fee
4.08                                                                                                Fee
   5   0.02130    5.26450   Actual/360    120         120    12/8/2015       360         360        Fee         No
   6   0.02130    5.28370   Actual/360    120         120    12/1/2015       360         360        Fee         No
   7   0.02130    5.26370   Actual/360    120         120    12/1/2015       360         360        Fee         No
   8   0.02130    5.78470   Actual/360    120         120    12/1/2015       360         360        Fee         No
   9   0.02130    5.29620   Actual/360    120         115     7/1/2015       300         300        Fee         No
9.01                                                                                                Fee
9.02                                                                                                Fee
9.03                                                                                                Fee
9.04                                                                                                Fee
9.05                                                                                                Fee
9.06                                                                                                Fee
9.07                                                                                                Fee
  10   0.02130    5.35370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  11   0.11130    5.26870   Actual/360    120         119    11/1/2015       324         324        Fee         No
  12   0.02130    5.81870   Actual/360     84          83    11/1/2012       360         360        Fee         No
  13   0.02130    5.01870   30/360         60          59    11/1/2010         0           0        Fee         No
  14   0.02130    4.91870   Actual/360    120         118    10/1/2015       360         360        Fee         No
  15   0.02130    5.33070   Actual/360    120         120    12/1/2015       360         360     Leasehold      No
  16   0.03130    5.24470   Actual/360    120         119    11/1/2015         0           0        Fee         No
  17   0.06130    5.63170   Actual/360    120         120    12/1/2015       360         360   Fee/Leasehold    No
  18   0.02130    5.67870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  19   0.02130    5.76870   Actual/360    121         121     1/1/2016       360         360        Fee         No
  20   0.02130    5.76870   Actual/360    121         121     1/1/2016       360         360        Fee         No
  21   0.02130    5.25370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  22   0.02130    5.26570   Actual/360    120         120    12/1/2015       360         360     Leasehold      No
  23   0.02130    5.25370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  24   0.02130    6.53870   Actual/360    121         121     1/1/2016       300         300        Fee         No
  25   0.02130    5.28370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  26   0.02130    5.35370   Actual/360    120         118    10/1/2015       360         360        Fee         No
  27   0.02130    5.71870   Actual/360    120         117     9/1/2015       360         357        Fee         No
27.01                                                                                               Fee
27.02                                                                                               Fee
27.03                                                                                               Fee
27.04                                                                                               Fee
27.05                                                                                               Fee
27.06                                                                                               Fee
27.07                                                                                               Fee
  28   0.02130    5.33870   Actual/360     60          56     8/8/2010       360         360        Fee         No
  29   0.02130    5.71870   Actual/360    120         117     9/1/2015       360         357        Fee         No
29.01                                                                                               Fee
29.02                                                                                               Fee
29.03                                                                                               Fee
29.04                                                                                               Fee
29.05                                                                                               Fee
29.06                                                                                               Fee
29.07                                                                                               Fee
  30   0.02130    5.02870   Actual/360    120         119    11/8/2015       360         360        Fee         No
  31   0.02130    5.52870   Actual/360    120         118    10/8/2015       360         360        Fee         No
  32   0.02130    5.25370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  33   0.02130    5.35070   Actual/360    120         119    11/8/2015       360         359        Fee         No
  34   0.02130    5.10870   Actual/360    120         119    11/1/2015       360         360        Fee         No
  35   0.02130    5.18870   Actual/360    120         111     3/1/2015       360         351        Fee         No
  36   0.02130    5.55870   Actual/360    120         119    11/1/2015       360         360        Fee         No
  37   0.02130    4.94970   Actual/360    120         119    11/1/2015       360         360        Fee         No
  38   0.02130    5.67870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  39   0.02130    5.06170   Actual/360    120         119    11/1/2015       360         360        Fee         No
  40   0.02130    5.17870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  41   0.06130    5.38870   Actual/360    120         115     7/1/2015       360         360        Fee         No
  42   0.11130    5.34970   Actual/360    120         120    12/1/2015       180         180        Fee         No
  43   0.02130    5.74870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  44   0.02130    5.24870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  45   0.02130    5.61170   Actual/360     84          82    10/1/2012       360         360        Fee         No
45.01                                                                                               Fee
45.02                                                                                               Fee
  46   0.02130    5.27370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  47   0.02130    5.60370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  48   0.02130    5.43870   Actual/360    123         122    1/31/2016       360         359     Leasehold      Yes
  49   0.02130    5.72870   Actual/360    120         119    11/1/2015         0           0        Fee         No
  50   0.02130    5.79870   Actual/360    120         120    12/1/2015       300         300        Fee         No
  51   0.02130    5.85370   Actual/360    120         118    10/1/2015       300         298        Fee         No
  52   0.02130    5.21870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  53   0.02130    5.54870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  54   0.02130    5.36370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  55   0.02130    5.47870   Actual/360     84          82    10/1/2012       360         360        Fee         No
  56   0.02130    5.60370   Actual/360    120         119    11/1/2015       300         299        Fee         No
  57   0.02130    5.77870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  58   0.02130    5.21870   Actual/360    120         117     9/8/2015       360         357        Fee         No
  59   0.02130    5.24870   Actual/360    120         119    11/8/2015       360         360        Fee         No
  60   0.02130    5.41270   Actual/360    120         120    12/1/2015       300         300        Fee         No
60.01                                                                                               Fee
60.02                                                                                               Fee
60.03                                                                                               Fee
60.04                                                                                               Fee
60.05                                                                                               Fee
  61   0.11130    5.29970   Actual/360    120         120    12/1/2015       300         300        Fee         No
  62   0.02130    5.54870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  63   0.02130    5.57870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  64   0.07130    5.35870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  65   0.02130    5.98870   Actual/360    120         119    11/1/2015       360         359        Fee         No
  66   0.09130    5.17870   Actual/360    120         118    10/1/2015       360         358        Fee         No
  67   0.02130    5.07870   Actual/360    120         119    11/1/2015       360         360        Fee         No
  68   0.06130    5.40870   Actual/360    120         119    11/1/2015       360         359        Fee         No
  69   0.02130    5.96870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  70   0.02130    5.77120   Actual/360    120         120    12/1/2015       360         360        Fee         No
  71   0.02130    5.72870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  72   0.02130    4.97870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  73   0.02130    5.42870   Actual/360    120         120    12/1/2015       336         336        Fee         No
  74   0.03130    5.65870   Actual/360     60          58    10/1/2010       360         358        Fee         No
  75   0.09130    5.70870   Actual/360    120         119    11/1/2015       360         360        Fee         No
  76   0.09130    5.37370   Actual/360    120         114     6/1/2015       360         360        Fee         No
  77   0.09130    5.64870   Actual/360    120         119    11/1/2015       300         299        Fee         No
  78   0.11130    5.67070   Actual/360    120         119    11/1/2015       360         359        Fee         No
78.01                                                                                               Fee
78.02                                                                                               Fee
  79   0.02130    5.59870   Actual/360    120         119    11/1/2015       360         360        Fee         No
  80   0.02130    6.08870   Actual/360     84          83    11/1/2012       300         299        Fee         No
  81   0.02130    5.69870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  82   0.02130    5.47670   Actual/360    120         120    12/1/2015       360         360        Fee         No
  83   0.02130    5.46870   Actual/360    120         120    12/1/2015       300         300        Fee         No
  84   0.02130    5.22870   Actual/360    120         119    11/1/2015       360         360        Fee         No
  85   0.02130    5.41870   Actual/360    120         119    11/1/2015       360         360        Fee         No
  86   0.02130    6.53870   Actual/360    121         121     1/1/2016       300         300        Fee         No
  87   0.02130    5.22870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  88   0.07130    5.38870   Actual/360    120         118    10/1/2015       360         358        Fee         No
  89   0.02130    5.42870   Actual/360    120         119    11/1/2015       360         359        Fee         No
  90   0.02130    5.26870   Actual/360    120         115     7/1/2015       360         355        Fee         No
  91   0.02130    5.11870   Actual/360    120         119    11/1/2015       120         119   Fee/Leasehold    No
  92   0.02130    5.40870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  93   0.02130    5.51870   Actual/360    120         119    11/1/2015       360         360        Fee         No
  94   0.11130    5.82870   Actual/360    120         119    11/1/2015       360         359        Fee         No
  95   0.02130    5.95370   Actual/360    120         120    12/1/2015       360         360        Fee         No
  96   0.02130    5.99370   Actual/360    120         119    11/1/2015       360         359        Fee         No
96.01                                                                                               Fee
96.02                                                                                               Fee
96.03                                                                                               Fee
  97   0.02130    5.58870   Actual/360    120         120    12/1/2015       360         360        Fee         No
  98   0.02130    5.50370   Actual/360    120         118    10/1/2015       360         358        Fee         No
  99   0.02130    5.40870   Actual/360    120         120    12/1/2015       360         360        Fee         No
 100   0.11130    5.46870   Actual/360    120         119    11/1/2015       360         360        Fee         No
 101   0.02130    5.62870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 102   0.03130    5.07870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 103   0.02130    6.00870   Actual/360    120         120    12/1/2015       360         360        Fee         No
 104   0.07130    5.49870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 105   0.02130    5.39370   Actual/360    120         119    11/1/2015       360         359        Fee         No
 106   0.02130    6.19870   Actual/360    120         120    12/1/2015       360         360        Fee         No
 107   0.02130    5.65870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 108   0.02130    5.85370   Actual/360    120         119    11/1/2015       360         359        Fee         No
 109   0.13630    5.72370   Actual/360    120         119    11/1/2015       360         359        Fee         No
 110   0.02130    5.55870   Actual/360    120         119    11/1/2015       300         300        Fee         No
 111   0.02130    5.56870   Actual/360    120         119    11/1/2015       300         299        Fee         No
 112   0.02130    5.58870   Actual/360     84          83    11/1/2012       360         360        Fee         No
 113   0.02130    5.43870   Actual/360    120         117     9/1/2015       336         336        Fee         No
 114   0.02130    5.42870   Actual/360    120         119    11/1/2015       300         299        Fee         No
 115   0.02130    5.74870   Actual/360    120         119    11/1/2015       300         300        Fee         No
 116   0.07130    5.62870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 117   0.06130    5.69870   Actual/360    120         118    10/1/2015       360         358        Fee         No
 118   0.02130    5.63870   Actual/360    120         118    10/1/2015       360         358        Fee         No
 119   0.07130    5.80870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 120   0.02130    5.86870   Actual/360    120         120    12/1/2015       360         360        Fee         No
 121   0.02130    5.69870   Actual/360     84          82    10/1/2012       360         360        Fee         No
 122   0.07130    5.63870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 123   0.02130    5.65870   Actual/360    120         118    10/1/2015       360         358        Fee         No
 124   0.02130    5.47870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 125   0.02130    5.57870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 126   0.02130    5.75870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 127   0.02130    5.42870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 128   0.07130    5.53870   Actual/360    120         118    10/1/2015       360         358        Fee         No
 129   0.02130    5.40870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 130   0.02130    5.47870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 131   0.02130    5.53870   Actual/360    120         118    10/1/2015       360         358        Fee         No
 132   0.07130    5.47870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 133   0.06130    5.12870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 134   0.02130    5.98870   Actual/360    120         120    12/1/2015       360         360        Fee         No
 135   0.02130    5.53870   Actual/360    120         118    10/1/2015       360         358        Fee         No
 136   0.07130    5.49870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 137   0.02130    5.63870   Actual/360    120         119    11/1/2015       180         179        Fee         No
 138   0.02130    5.86870   Actual/360    120         120    12/1/2015       360         360        Fee         No
 139   0.02130    5.88870   Actual/360    120         120    12/1/2015       360         360        Fee         No
 140   0.02130    5.73870   Actual/360    120         119    11/1/2015       360         359        Fee         No
 141   0.07130    5.74870   Actual/360    120         119    11/1/2015       300         299        Fee         No
 142   0.02130    6.08870   Actual/360    180         179    11/1/2020       180         179        Fee         No


                   ARD
                  Step               Environmental   Environmental
 Loan              Up                   Report         Insurance
  #                (%)                   Type            (Y/N)       Cross-Defaulted   Cross-Collateralized
   1                                    Phase I           No
   2                                    Phase I           No
   3                                    Phase I           No
3.01                                    Phase I           No
3.02                                    Phase I           No
   4                                    Phase I           No
4.01                                    Phase I           No
4.02                                    Phase I           No
4.03                                    Phase I           No
4.04                                    Phase I           No
4.05                                    Phase I           No
4.06                                    Phase I           No
4.07                                    Phase I           No
4.08                                    Phase I           No
   5                                    Phase I           No
   6                                    Phase I           No
   7                                    Phase I           No
   8                                    Phase I           No
   9                                    Phase I           No
9.01                                    Phase I           No
9.02                                    Phase I           No
9.03                                    Phase I           No
9.04                                    Phase I           No
9.05                                    Phase I           No
9.06                                    Phase I           No
9.07                                    Phase I           No
  10                                    Phase I           No
  11                                    Phase I           No
  12                                    Phase I           No
  13                                    Phase I           No
  14                                    Phase I           No
  15                                    Phase I           No
  16                                    Phase I           No
  17                                    Phase I           No
  18                                    Phase I           No               Yes                 Yes
  19                                    Phase I           No
  20                                    Phase I           No
  21                                    Phase I           No
  22                                    Phase I           No
  23                                    Phase I           No
  24                                    Phase I           No               Yes                 Yes
  25                                    Phase I           No
  26                                    Phase I           No
  27                                    Phase I           No
27.01                                   Phase I           No
27.02                                   Phase I           No
27.03                                   Phase I           No
27.04                                   Phase I           No
27.05                                   Phase I           No
27.06                                   Phase I           No
27.07                                   Phase I           No
  28                                    Phase I           No
  29                                    Phase I           No
29.01                                   Phase I           No
29.02                                   Phase I           No
29.03                                   Phase I           No
29.04                                   Phase I           No
29.05                                   Phase I           No
29.06                                   Phase I           No
29.07                                   Phase I           No
  30                                    Phase I           No
  31                                    Phase I           No
  32                                    Phase I           No
  33                                    Phase I           No
  34                                    Phase I           No
  35                                    Phase I           No
  36                                    Phase I           No
  37                                    Phase I           No
  38                                    Phase I           No               Yes                 Yes
  39                                    Phase I           No
  40                                    Phase I           No
  41                                    Phase I           No
  42                                    Phase I           No
  43                                    Phase I           No
  44                                    Phase I           No
  45                                    Phase I           No
45.01                                   Phase I           No
45.02                                   Phase I           No
  46                                    Phase I           No
  47                                    Phase I           No
  48   2.0% plus the interest rate      Phase I           No
  49                                    Phase I           No
  50                                    Phase I           No
  51                                    Phase I           No
  52                                    Phase I           No
  53                                    Phase I           No
  54                                    Phase I           No
  55                                    Phase I           No
  56                                    Phase I           No
  57                                    Phase I           No
  58                                    Phase I           No
  59                                    Phase I           No
  60                                    Phase I           No
60.01                                   Phase I           No
60.02                                   Phase I           No
60.03                                   Phase I           No
60.04                                   Phase I           No
60.05                                   Phase I           No
  61                                    Phase I           No
  62                                    Phase I           No
  63                                    Phase I           No
  64                                    Phase I           No
  65                                    Phase I           No
  66                                    Phase I           No
  67                                    Phase I           No
  68                                    Phase I           No
  69                                    Phase I           No
  70                                    Phase I           No
  71                                    Phase I           No
  72                                    Phase I           No
  73                                    Phase I           No
  74                                    Phase I           No
  75                                    Phase I           No
  76                                    Phase I           No
  77                                    Phase I           No
  78                                    Phase I         Various
78.01                                   Phase I           No
78.02                                   Phase I           Yes
  79                                    Phase I           No
  80                                    Phase I           No
  81                                    Phase I           No
  82                                    Phase I           No
  83                                    Phase I           No
  84                                    Phase I           No
  85                                    Phase I           No
  86                                    Phase I           No               Yes                 Yes
  87                                    Phase I           No
  88                                    Phase I           No
  89                                    Phase I           No
  90                                    Phase I           No
  91                                    Phase I           No
  92                                    Phase I           No
  93                                    Phase I           No
  94                                    Phase I           No
  95                                    Phase I           No
  96                                    Phase I           No
96.01                                   Phase I           No
96.02                                   Phase I           No
96.03                                   Phase I           No
  97                                    Phase I           No
  98                                    Phase I           No
  99                                    Phase I           No
 100                                    Phase I           No
 101                                    Phase I           No
 102                                    Phase I           No
 103                                    Phase I           No
 104                                    Phase I           No
 105                                    Phase I           No
 106                                    Phase I           No
 107                                    Phase I           No
 108                                    Phase I           No
 109                                    Phase I           No
 110                                    Phase I           No
 111                                    Phase I           No
 112                                    Phase I           No
 113                                    Phase I           No
 114                                    Phase I           No
 115                                    Phase I           No
 116                                    Phase I           No
 117                                    Phase I           No
 118                                    Phase I           No
 119                                    Phase I           No
 120                                    Phase I           No
 121                                    Phase I           No
 122                                    Phase I           No
 123                                    Phase I           No
 124                                    Phase I           No
 125                                    Phase I           No
 126                                    Phase I           No
 127                                    Phase I           No
 128                                    Phase I           No
 129                                    Phase I           No
 130                                    Phase I           No
 131                                    Phase I           No
 132                                    Phase I           No
 133                                    Phase I           No
 134                                    Phase I           No
 135                                    Phase I           No
 136                                    Phase I           No
 137                                    Phase I           No
 138                                    Phase I           No
 139                                    Phase I           No
 140                                    Phase I           No
 141                                    Phase I           No
 142                                    Phase I           No




                    Letter                              Upfront       Upfront       Upfront      Upfront
 Loan  Defeasance     of     Lockbox      Holdback        Eng.         CapEx         Envir.       TI/LC
  #     Allowed     Credit   In-place       Amt         Reserve       Reserves      Reserve      Reserve
   1      Yes         No       Yes
   2      Yes         No       Yes                                  3,014,182.00
   3      Yes         No       Yes                                                              750,000.00
3.01
3.02
   4      Yes         No        No
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
   5      Yes         No       Yes                                  1,110,000.00
   6      Yes         No        No
   7      Yes         No        No
   8      Yes         No       Yes                      28,125.00                               400,000.00
   9      Yes         No       Yes                      19,862.50
9.01
9.02
9.03
9.04
9.05
9.06
9.07
  10      Yes         No        No
  11      Yes         No        No
  12      Yes         No        No
  13       No         No        No
  14      Yes         No       Yes
  15      Yes         No        No                      13,750.00
  16      Yes         No        No
  17      Yes         No        No                      46,875.00
  18      Yes         No       Yes
  19      Yes         No        No                     125,053.00
  20      Yes         No        No                      77,820.00
  21      Yes         No        No
  22      Yes         No        No
  23      Yes         No        No
  24      Yes         No        No
  25      Yes         No        No
  26      Yes         No        No
  27       No         No        No
27.01
27.02
27.03
27.04
27.05
27.06
27.07
  28      Yes         No        No
  29       No         No        No
29.01
29.02
29.03
29.04
29.05
29.06
29.07
  30      Yes         No       Yes
  31      Yes         No        No
  32      Yes         No        No
  33      Yes         No       Yes                      26,250.00
  34      Yes         No        No                      13,125.00
  35      Yes         No        No
  36      Yes         No        No
  37      Yes         No        No                                     87,050.00
  38      Yes         No       Yes
  39      Yes         No        No      2,035,000.00                   13,161.00
  40      Yes         No        No
  41      Yes         No        No
  42      Yes         No        No
  43       No         No        No
  44      Yes        Yes        No                      50,000.00
  45      Yes         No       Yes                                                              100,000.00
45.01
45.02
  46      Yes         No        No         10,000.00
  47      Yes         No        No
  48      Yes         No       Yes
  49      Yes         No       Yes                                                               50,000.00
  50      Yes         No        No
  51      Yes         No       Yes
  52      Yes        Yes        No
  53      Yes         No        No
  54      Yes         No        No         25,000.00
  55      Yes         No       Yes
  56      Yes         No       Yes
  57      Yes         No       Yes
  58      Yes         No       Yes
  59      Yes         No       Yes                      28,750.00
  60      Yes         No        No
60.01
60.02
60.03
60.04
60.05
  61      Yes         No       Yes
  62      Yes         No        No
  63      Yes         No        No
  64      Yes         No        No
  65      Yes         No        No
  66      Yes         No        No
  67      Yes         No        No
  68      Yes         No        No
  69      Yes         No        No                     140,612.50                  221,250.00
  70      Yes         No        No
  71      Yes         No        No
  72      Yes         No        No
  73      Yes         No        No
  74      Yes         No        No
  75      Yes         No        No         64,660.00
  76      Yes         No        No
  77      Yes         No        No
  78      Yes         No        No                                     15,761.00
78.01
78.02
  79      Yes         No        No
  80      Yes         No        No
  81      Yes         No        No                                                              100,000.00
  82      Yes         No        No                                                 163,500.00
  83      Yes         No        No
  84      Yes         No        No
  85      Yes         No        No                                                               50,000.00
  86      Yes         No        No
  87      Yes         No        No                      17,125.00
  88      Yes         No        No                      17,500.00
  89      Yes         No        No
  90      Yes         No        No
  91      Yes         No        No
  92      Yes         No        No
  93      Yes         No        No
  94      Yes         No        No
  95      Yes         No        No
  96      Yes         No        No                      21,563.00
96.01
96.02
96.03
  97      Yes         No        No                                                               50,000.00
  98      Yes         No        No                       9,125.00
  99      Yes         No        No
 100      Yes         No        No
 101      Yes         No        No
 102      Yes         No        No                       9,375.00                                75,000.00
 103      Yes         No        No                                                               15,000.00
 104      Yes         No        No                       1,000.00
 105      Yes        Yes        No
 106      Yes         No        No                      31,163.00
 107      Yes         No        No         60,000.00
 108      Yes         No        No                      12,500.00
 109      Yes         No        No                                                               10,000.00
 110      Yes         No        No                      11,875.00
 111      Yes         No        No                       3,000.00
 112       No         No        No
 113      Yes         No        No                     119,100.00
 114       No         No        No
 115       No         No        No
 116      Yes         No        No
 117      Yes         No        No
 118      Yes         No        No
 119       No         No        No
 120      Yes         No        No
 121      Yes         No        No
 122      Yes         No        No                                                               20,000.00
 123      Yes         No        No
 124      Yes         No        No
 125      Yes         No        No
 126      Yes         No        No
 127      Yes         No        No
 128      Yes         No        No
 129      Yes         No        No
 130      Yes         No        No
 131      Yes         No        No
 132      Yes         No        No
 133      Yes         No        No
 134      Yes         No        No
 135      Yes         No        No
 136      Yes         No        No
 137      Yes         No        No          5,750.00
 138      Yes         No        No
 139      Yes         No        No
 140      Yes         No        No
 141      Yes         No        No                                     28,339.25
 142      Yes         No        No


         Upfront
            RE         Upfront      Upfront
 Loan      Tax        Insurance      Other
  #      Reserve       Reserve      Reserve
   1
   2     235,017.93   55,707.50     150,409.21
   3   1,183,830.00   69,575.00   1,229,732.00
3.01
3.02
   4   1,000,449.43
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
   5     117,039.59   20,631.50
   6
   7
   8                  17,117.10     507,322.00
   9
9.01
9.02
9.03
9.04
9.05
9.06
9.07
  10
  11      27,499.39   93,668.91
  12     187,024.03
  13
  14
  15      48,026.66                 525,000.00
  16      88,041.48   25,623.00
  17     166,602.00   37,100.70
  18      31,941.42    2,036.41
  19      28,309.68
  20      68,693.23   26,049.05
  21
  22      51,829.37
  23
  24      11,233.66   11,887.72
  25
  26      16,267.08
  27                  21,370.44
27.01
27.02
27.03
27.04
27.05
27.06
27.07
  28      55,000.00
  29                  20,570.16
29.01
29.02
29.03
29.04
29.05
29.06
29.07
  30      52,612.09    6,854.00
  31      75,996.71               2,545,287.50
  32
  33      25,904.71
  34      79,016.52    3,812.81     320,000.00
  35     214,746.91   38,754.56
  36      15,110.33    4,797.00
  37      39,382.61
  38      27,160.07    1,600.04      10,000.00
  39      21,855.38
  40      33,877.50    1,593.02
  41     139,438.91   21,145.28      10,000.00
  42                  33,520.28
  43      79,551.04
  44                  22,712.04
  45     209,727.02   18,795.40
45.01
45.02
  46
  47      39,745.22   59,976.89
  48      13,684.52   23,467.71
  49      41,124.00
  50      70,133.84    7,664.51
  51     245,483.85   53,731.31      11,111.00
  52
  53      26,041.05
  54
  55
  56      34,050.14   40,948.69
  57     113,522.57   34,459.19
  58      61,000.00    5,121.67
  59       5,695.50    1,958.00
  60      33,019.43   15,641.08
60.01
60.02
60.03
60.04
60.05
  61                  14,446.95     498,726.00
  62
  63       1,064.33    5,667.31
  64      25,022.65    2,773.68
  65      12,530.46   27,300.00
  66                   4,798.91
  67      63,811.40    3,528.37
  68      10,486.63    3,045.47
  69      15,662.40   23,185.30      15,825.00
  70
  71      34,882.71   10,698.48
  72      25,142.52    4,505.28
  73       9,903.60   19,357.87
  74      14,019.44    1,144.00
  75                   5,575.79
  76      43,345.12    2,652.17     300,000.00
  77                  19,752.68      55,462.00
  78     114,625.00    8,291.85     225,000.00
78.01
78.02
  79      26,504.12    1,863.33
  80       4,886.61    2,850.64
  81       9,872.04    1,670.24
  82      17,291.40    4,105.94     300,000.00
  83       8,119.68   10,895.04
  84                                 25,000.00
  85      29,972.00    9,106.40
  86
  87      19,613.37    1,823.69
  88
  89       2,126.48      481.87
  90
  91
  92
  93       3,891.46    7,431.84
  94                  11,996.40
  95      34,227.30    3,380.00
  96      30,890.95    6,160.70
96.01
96.02
96.03
  97       7,224.37    7,120.88
  98      22,674.19
  99
 100      44,720.00    8,953.62
 101      32,323.24    1,557.25
 102       6,289.83    3,192.89
 103      27,777.23    6,938.88
 104                   1,715.65
 105
 106       7,317.65    2,599.13
 107                   4,583.80
 108       2,912.46    2,536.04
 109       7,796.91      837.37
 110       6,530.66    4,946.24
 111       2,815.78
 112       2,793.10    3,565.99
 113      28,516.98    3,415.21
 114                     886.95
 115
 116       2,039.10      562.81       4,217.81
 117       1,596.75   10,467.71
 118      20,966.56    1,336.57
 119       2,669.15      896.57
 120       1,116.82      503.36
 121       2,663.41    1,122.33
 122       2,999.59      854.53
 123       7,379.75    3,434.34
 124       6,500.00    9,744.97
 125      10,626.28    2,042.21
 126      10,111.86    2,205.32
 127      37,128.43
 128       1,977.55    1,771.12
 129       1,248.07    4,187.99
 130      30,639.42
 131                   2,500.16
 132       1,479.73      656.07
 133       8,263.39    1,512.68
 134       1,484.15    1,904.64
 135
 136                     807.73      10,200.00
 137
 138         703.64      256.36
 139       1,965.71
 140       9,161.30    1,286.48
 141       1,534.77    3,848.00
 142




       Upfront
 Loan  Other
  #    Description
   1
   2   Ground Lease Escrow
   3   Zurich Rollover Reserve, Rent Reserve for Tenant Rollover
3.01
3.02
   4
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
   5
   6
   7
   8   New Tenant Reserve
   9
9.01
9.02
9.03
9.04
9.05
9.06
9.07
  10
  11
  12
  13
  14
  15   Hayden Reserve
  16
  17
  18
  19
  20
  21
  22
  23
  24
  25
  26
  27
27.01
27.02
27.03
27.04
27.05
27.06
27.07
  28
  29
29.01
29.02
29.03
29.04
29.05
29.06
29.07
  30
  31   9-Months Debt Service, Earn-Out Reserve
  32
  33
  34   Holdback Escrow
  35
  36
  37
  38   Estoppel Reserve
  39
  40
  41   Final Survey Holdback
  42
  43
  44
  45
45.01
45.02
  46
  47
  48
  49
  50
  51   Seasonality Reserve
  52
  53
  54
  55
  56
  57
  58
  59
  60
60.01
60.02
60.03
60.04
60.05
  61   GSA Lease Reserver (270,000), Shelf Angle Repair Reserve (114,000); Kaufman and Canoles Tenant Improvement Reserve ($114,726)
  62
  63
  64
  65
  66
  67
  68
  69   Val's 2 months Rent Reserve
  70
  71
  72
  73
  74
  75
  76   Renovations Improvement
  77   Ground Lease Escrow
  78   Vista Ridge Chiropractor ($200,000); Bimbo Bakery ($$25,000)
78.01
78.02
  79
  80
  81
  82   Fantastic Sam's Reserve
  83
  84   Estoppel Holdback
  85
  86
  87
  88
  89
  90
  91
  92
  93
  94
  95
  96
96.01
96.02
96.03
  97
  98
  99
 100
 101
 102
 103
 104
 105
 106
 107
 108
 109
 110
 111
 112
 113
 114
 115
 116   Economic Earnout
 117
 118
 119
 120
 121
 122
 123
 124
 125
 126
 127
 128
 129
 130
 131
 132
 133
 134
 135
 136   Holdback Escrow
 137
 138
 139
 140
 141
 142



                                                     Monthly
             Monthly          Monthly    Monthly        RE        Monthly     Monthly    Other
 Loan         Capex           Envir.      TI/LC        Tax       Insurance     Other     Month
  #          Reserve          Reserve    Reserve     Reserve      Reserve     Reserve    Description
   1
   2              16,726.67             30,343.33    78,339.31   27,853.75
   3               6,599.38             89,092.00   131,536.67    6,087.81   41,667.00   Zurich Rollover Reserve
3.01
3.02
   4                                                 83,370.79
4.01
4.02
4.03
4.04
4.05
4.06
4.07
4.08
   5               6,737.83             11,612.08    29,259.90   10,315.75
   6
   7
   8               2,392.00                          15,466.98    5,705.70
   9
9.01
9.02
9.03
9.04
9.05
9.06
9.07
  10
  11              11,325.00                          27,499.39    8,515.36
  12               5,719.33              9,049.83    62,341.34    6,980.91
  13
  14
  15                                                 24,013.33
  16                                                 22,010.37    5,124.60
  17               3,896.00             23,333.00    19,436.90    6,183.45
  18               1,635.92              4,089.92    15,970.71    2,036.41
  19               4,833.33                           7,077.42    4,307.59   10,000.00   Liquidity Reserve
  20               3,416.67                          17,173.31    3,721.29   10,000.00   Liquidity Reserve
  21
  22                 936.00              1,667.00    12,957.34    5,843.78
  23
  24               5,614.17                                       3,962.57
  25
  26               3,183.33                          16,267.08
  27               2,841.67                          24,419.64    2,374.49
27.01
27.02
27.03
27.04
27.05
27.06
27.07
  28                                                 27,938.40
  29               2,481.92                          13,616.82    2,285.57
29.01
29.02
29.03
29.04
29.05
29.06
29.07
  30               4,083.00                          17,537.00    3,427.00
  31                 456.47              1,141.17    15,083.33
  32
  33              15,740.00                          12,953.00
  34               1,410.50              4,788.08    15,803.30    1,906.41
  35               4,708.00                          19,522.45    6,459.09
  36               1,277.00              6,132.67    15,110.33    2,398.50
  37               1,967.00              2,522.00     7,876.52
  38               1,516.55              7,674.33    13,580.04    1,600.04
  39               1,710.00              4,290.00    10,927.69
  40               1,335.50              6,681.50    16,938.75    1,593.02
  41               5,250.00                          19,919.84    2,643.16
  42                                                 20,806.73    1,615.69
  43   4% of Gross Revenues                          19,887.76
  44                 923.45              7,314.50                 2,523.56
  45               2,843.00             12,082.83    23,303.00    1,879.54
45.01
45.02
  46
  47               1,298.00              6,000.00    19,872.61    6,664.10
  48               1,317.00                          13,684.52    7,822.57
  49               1,485.00              7,083.33    13,708.00    1,491.18
  50               3,708.33                          23,377.95    3,832.26
  51   4% of Gross Revenues                          20,456.99    6,716.41   11,111.00   Seasonality Reserve
  52               2,875.00
  53               1,091.50                           8,680.35                6,250.00   Repair Reserve
  54
  55               1,434.16
  56   4% of Gross Revenues                          11,350.05    4,094.87
  57               3,041.67                          18,920.43    3,132.65
  58                 924.97              4,763.58    10,166.67    5,121.67   20,782.29   Cash Sweep Reserve
  59               1,015.00              3,232.00     5,695.50    1,958.00
  60               3,242.75                          11,006.48    2,234.44
60.01
60.02
60.03
60.04
60.05
  61                                     7,500.00    12,045.49    1,203.91
  62                 772.00                           5,499.99      738.66
  63               2,334.00                           8,736.00      809.62
  64               1,222.50                           8,340.88      924.56
  65               4,709.00                          12,530.46    3,900.00
  66               3,229.17                           6,527.18    1,199.73
  67               1,370.83                          10,635.23      504.05
  68                 431.92              2,571.42     5,243.31    1,522.73
  69               1,331.00              4,447.83     3,915.60    2,898.16
  70               3,690.00                           4,696.79    3,559.24
  71                 847.58              2,785.50     3,875.86    1,783.08
  72                 197.92                989.50     8,380.84      563.16
  73               2,270.83                           1,650.60    1,935.79
  74                 520.83                           2,002.78      572.00
  75               1,063.33              3,969.50     8,506.81      696.97
  76               1,243.17              5,623.00     8,669.02    1,326.09
  77               6,166.67                           3,404.14    3,287.61
  78                 947.00              4,166.00    11,462.50    1,381.98
78.01
78.02
  79                 697.75                           3,313.02      372.67
  80                 416.67              2,757.00     4,886.61      712.66
  81                 324.42              2,125.00     3,290.68      417.56
  82                 289.00              3,225.00     4,322.85      821.19
  83               5,912.50                           2,029.92    1,381.88
  84
  85                                                  3,621.50      590.11
  86
  87                 883.33                           4,903.34      610.90
  88
  89                 294.41                           2,126.48      240.93
  90
  91                                                  1,165.05      984.62
  92
  93                 835.92                           1,945.73      619.32
  94                 654.17                           5,983.58    1,199.64
  95                 486.00              1,587.75     6,845.46      563.33
  96               3,586.63                           6,178.19      880.10
96.01
96.02
96.03
  97                 371.25              2,301.58     3,612.18    1,186.81
  98                 875.00                           2,834.27      416.00
  99
 100                 288.75                           3,726.67      994.85
 101                 685.08                           2,693.60      311.45
 102                 565.50              2,554.42     3,144.92      456.13
 103                 632.91              2,441.25     3,968.18      770.99
 104                 491.75              1,300.42     2,108.86      428.91
 105
 106                 620.08                           3,658.82    1,299.57
 107               1,400.00                           3,435.22      916.76
 108                 918.84                           1,456.23      845.35
 109                 262.00              1,205.33     1,351.46      418.69
 110                 912.83                           3,265.34      412.19
 111                 568.42                           2,815.78      953.33
 112               1,708.34                           1,396.55    1,782.99
 113                 718.33                           3,564.62      683.04
 114                 406.17              1,478.33     2,286.20      443.47
 115                                     1,487.17
 116                 188.00                907.33     2,039.10      562.81
 117               1,333.33                           2,614.43      798.37
 118                 828.09                           2,098.66      668.29
 119                 156.75                830.34     1,746.72      179.31
 120                 578.42                           1,116.82      251.68
 121                 135.92                819.00       532.68      561.17
 122                 152.00                706.00     1,499.79      427.27
 123                 942.08                           3,689.87      490.62
 124                 400.00                           1,300.00      885.91
 125                 350.00                             885.52      510.55
 126                 491.67                           2,022.33      367.55
 127                 971.58                           3,094.04      359.41
 128                 108.75                542.08     1,977.55      295.19
 129                 833.34                           1,248.07      380.73
 130                 751.25                           2,553.28      334.36
 131                 531.33                           1,139.16      416.69
 132                 148.50                722.50     1,479.73      328.03
 133                 708.33                           2,754.46      756.34
 134               1,333.33                           1,484.15      952.32
 135
 136                 106.25                530.00     1,203.32      201.93
 137
 138                 430.42                             703.64      128.18
 139                 450.00                           1,965.71      418.43
 140                 405.09                           1,017.92      643.24
 141                                                    767.39      481.00
 142


                  Unit
 Loan   Total     of        Grace    Loan
  #    SF/Units   Measure   Period   Group
   1    660,671   SF             5       1
   2    999,799   SF             0       1
   3    792,177   SF             0       1
3.01    397,454   SF                     1
3.02    394,723   SF                     1
   4    337,983   SF             0       1
4.01     57,584   SF                     1
4.02     63,037   SF                     1
4.03     38,674   SF                     1
4.04     29,474   SF                     1
4.05     50,812   SF                     1
4.06     45,121   SF                     1
4.07     30,057   SF                     1
4.08     23,224   SF                     1
   5    404,266   SF             0       1
   6        735   Pads           5       1
   7        500   Pads           5       1
   8    143,491   SF             5       1
   9        697   Rooms          0       1
9.01         95   Rooms                  1
9.02         95   Rooms                  1
9.03         95   Rooms                  1
9.04         95   Rooms                  1
9.05        127   Rooms                  1
9.06         95   Rooms                  1
9.07         95   Rooms                  1
  10        595   Pads           5       1
  11        455   Units          5       2
  12    686,320   SF             5       1
  13    244,575   SF             5       1
  14    302,320   SF             5       1
  15     89,636   SF             5       1
  16        212   Units          5       1
  17    233,769   SF             5       1
  18     98,157   SF             5       1
  19        232   Units          5       2
  20        164   Units          5       2
  21        491   Pads           5       2
  22     74,846   SF             5       1
  23        515   Pads           5       2
  24        154   Rooms          5       1
  25        265   Pads           5       1
  26        191   Units          5       1
  27    225,014   SF             5       1
27.01    97,923   SF                     1
27.02    47,391   SF                     1
27.03    16,800   SF                     1
27.04    29,800   SF                     1
27.05    17,200   SF                     1
27.06    14,000   SF                     1
27.07     1,900   SF                     1
  28        169   Rooms          0       1
  29    196,353   SF             5       1
29.01    40,419   SF                     1
29.02    55,134   SF                     1
29.03    57,600   SF                     1
29.04    16,000   SF                     1
29.05     8,400   SF                     1
29.06    14,000   SF                     1
29.07     4,800   SF                     1
  30        196   Units          0       2
  31     53,849   SF             0       1
  32        306   Pads           5       2
  33        166   Rooms          0       1
  34     95,673   SF             5       1
  35        226   Units          5       2
  36    153,240   SF             5       1
  37     60,529   SF             5       1
  38     90,993   SF             5       1
  39     78,921   SF             5       1
  40     68,195   SF             5       1
  41        252   Units          5       1
  42    159,057   SF             5       1
  43        208   Rooms          5       1
  44     82,166   SF             5       1
  45    170,581   SF             5       1
45.01    85,900   SF                     1
45.02    84,681   SF                     1
  46        245   Pads           5       2
  47     62,564   SF             5       1
  48    105,358   SF             5       1
  49     89,077   SF             5       1
  50        176   Units          5       2
  51        151   Rooms          5       1
  52        138   Units          5       1
  53     87,322   SF             5       1
  54        353   Pads           5       1
  55    106,854   SF             5       1
  56         99   Rooms          5       1
  57        146   Units          5       2
  58     55,498   SF             0       1
  59     79,685   SF             0       1
  60    261,212   SF             5       1
60.01    65,775   SF                     1
60.02    58,175   SF                     1
60.03    65,391   SF                     1
60.04    39,901   SF                     1
60.05    31,970   SF                     1
  61    100,746   SF             5       1
  62     55,054   SF             5       1
  63        112   Units          5       2
  64     96,510   SF             5       1
  65        226   Units          5       2
  66        155   Units          5       2
  67         47   Units          5       1
  68     34,554   SF             5       1
  69     87,236   SF             5       1
  70        177   Units          5       2
  71     50,857   SF             5       1
  72     15,832   SF             5       1
  73        109   Units          5       1
  74        125   Pads           5       2
  75     53,009   SF             5       1
  76     65,838   SF             5       1
  77         80   Rooms          5       1
  78     75,778   SF             5       1
78.01    42,257   SF                     1
78.02    33,521   SF                     1
  79     55,820   SF             5       1
  80     33,333   SF             5       1
  81     23,635   SF             5       1
  82     23,134   SF             5       1
  83         86   Rooms          5       1
  84     13,278   SF             5       1
  85     25,573   SF             5       1
  86     48,029   SF             5       1
  87        216   Pads           5       2
  88     14,550   SF             5       1
  89     24,750   SF             5       1
  90     14,820   SF             5       1
  91     99,249   SF             5       1
  92     14,820   SF             5       1
  93     50,357   SF             5       1
  94        157   Pads           5       2
  95     38,883   SF             5       1
  96    132,280   SF             5       1
96.01    50,400   SF                     1
96.02    59,080   SF                     1
96.03    22,800   SF                     1
  97     32,674   SF             5       1
  98        210   Pads           5       2
  99      6,500   SF             5       1
 100     23,100   SF             5       1
 101     54,015   SF             5       1
 102     29,432   SF             5       1
 103     35,329   SF             5       1
 104     20,760   SF             5       1
 105     50,805   SF             5       1
 106     49,509   SF             5       1
 107         48   Units          5       2
 108     90,925   SF             5       1
 109     20,963   SF             7       1
 110     64,105   SF             5       1
 111     51,358   SF             5       1
 112         82   Units          5       2
 113         28   Units          5       2
 114     24,370   SF             5       1
 115     18,627   SF             5       1
 116     15,041   SF             5       1
 117         64   Units          5       2
 118     66,248   SF             5       1
 119     12,540   SF             5       1
 120     40,072   SF             5       1
 121     10,875   SF             5       1
 122     10,800   SF             5       1
 123     69,693   SF             5       1
 124         24   Units          5       2
 125         84   Pads           5       2
 126        118   Pads           5       2
 127     77,725   SF             5       1
 128      8,700   SF             5       1
 129         40   Units          5       2
 130     60,700   SF             5       1
 131     42,500   SF             5       1
 132     11,880   SF             5       1
 133         34   Units          5       2
 134         64   Units          5       2
 135     61,172   SF             5       1
 136      8,500   SF             5       1
 137     10,918   SF             5       1
 138     31,130   SF             5       1
 139     30,050   SF             5       1
 140     33,006   SF             5       1
 141     57,684   SF             5       1
 142     10,898   SF             5       1

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

[LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603]

[Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113]

Countrywide Commercial Real Estate Finance, Inc.
4500 Park Granada CH-143
Calabasas, California 91302

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York  10080

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044

LNR Partners, Inc.
1601 Washington Ave., Suite 700
Miami Beach, Florida 33139

Re:   Merrill Lynch Mortgage Trust 2005-LC1,
      Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

Ladies and Gentlemen:

      [Wells Fargo Bank, N.A., as Trustee][LaSalle Bank National Association, as Certificate Administrator], hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto,
(i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (a)(i), (a)(ii), (a)(iv)(a), (a)(v) and (a)(vii) or clause (b)(i), as applicable, of such definition, and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee or the Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (a)(iii), (a)(iv)(b),
(a)(iv)(c), (a)(vi), (a)(viii) and (a)(ix) through (a)(xii) or clause (b)(ii), as applicable, of such definition, of the definition of "Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Mortgage Loan, and
(iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage Loan Schedule" is correct.

      None of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing Agreement.

                                       Respectfully,

                                       [WELLS FARGO BANK, N.A.]

                                       [LASALLE BANK NATIONAL ASSOCIATION]


                                       _________________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services, MLMT 2005-LC1

Re:   Merrill Lynch Mortgage Trust 2005-LC1,
      Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

Ladies and Gentlemen:

      In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Certificate Administrator, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

      The Mortgage File should be delivered to the following:

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Attn:____________________________________

                                       Phone:___________________________________

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.    Mortgage Loan paid in full.

            The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement have been or will be so credited.

_____ 2.    Other.  (Describe)

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                              GMAC COMMERCIAL MORTGAGE CORPORATION
                              as Master Servicer

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services, MLMT 2005-LC1

Re:   Merrill Lynch Mortgage Trust 2005-LC1,
      Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

Ladies and Gentlemen:

            In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, LaSalle Bank National Association, as Certificate Administrator, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

            The Mortgage File should be delivered to the following:

                                ------------------------------------------------

                                ------------------------------------------------

                                ------------------------------------------------

                                         Attn: _________________________________

                                         Phone:_________________________________

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.    Mortgage Loan is being foreclosed.

_____ 2.    Other.  (Describe)

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                              LNR PARTNERS, INC.
                              as Special Servicer

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                               _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group, MLMT 2005-LC1

Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Class _____, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 28, 2005 (the "Closing Date") of $____________________ ]
      [representing a _________% Percentage Interest in the subject Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ______________________________ (the "Transferor") to __________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association, as Certificate Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                              Very truly yours,


                              --------------------------------------------------
                              (Transferor)

                              By:  _____________________________________________

                                         Name:  ________________________________

                                         Title:  _______________________________

                                  EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group, MLMT 2005-LC1

Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 28, 2005 (the "Closing Date") of $___________________________ ]
      [representing a _______% Percentage Interest in the subject Class]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ______________________________ (the "Transferor") to ___________________________
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association, as Certificate Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                              Very truly yours,


                              --------------------------------------------------
                              (Transferee)

                              By:  _____________________________________________

                                         Name:  ________________________________

                                         Title:  _______________________________


                             Nominee Acknowledgment
                             ----------------------

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                              --------------------------------------------------
                              (Nominee)

                              By:  _____________________________________________

                                         Name:  ________________________________

                                         Title:  _______________________________

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to __________________________ (the "Transferor") and ______________________________, as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2.____The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _______ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      _______ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _______ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      _______ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      _______ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      _______ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ________ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ________ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ________ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ________ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1)_____________________________
                  ______________________________________________________________
                  ______________________________________________________________
                  ______________________________________________________________
                  _____________________________________________________________.

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

        _____    _____   Will the Transferee be purchasing the Transferred
         Yes       No    Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

      8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                              --------------------------------------------------
                              (Transferee)

                              By:_______________________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         Date:__________________________________

--------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

            The undersigned hereby certifies as follows to ____________________________ (the "Transferor") and __________________________,
as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      _______ The Transferee owned and/or invested on a discretionary basis $___________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      _______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $_____________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                  144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

        _____  _____         Will the Transferee be purchasing the Transferred
         Yes    No       Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

      8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                              --------------------------------------------------
                              [Transferee][Adviser]

                              By:_______________________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         Date:  ________________________________

                              IF AN ADVISER:


                              --------------------------------------------------
                              (Transferee)

                                         Date:  ________________________________

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                               _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group, MLMT 2005-LC1

      Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 28, 2005 (the "Closing Date") of $__________________]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association, as Certificate Administrator. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the Depositor, that:

      1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1 to the Pooling and Servicing Agreement and a certification from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the Pooling and Servicing Agreement or as Exhibit E-2B to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Trustee with respect to, among other things, the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

      3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred Certificate, any interest in any Transferred Certificate or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto,
(d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgement below.

                              Very truly yours,


                              --------------------------------------------------
                              (Transferee)

                              By:_______________________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                             Nominee Acknowledgement
                             -----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                              --------------------------------------------------
                                            (Nominee)

                              By:_______________________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                                 _______________________, 200___

________________________________
________________________________
________________________________
________________________________
(Name and Address of Transferor)

Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 28, 2005 (the "Closing Date") of $______________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by _________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association, as Certificate Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that:

      1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit E-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                              Very truly yours,


                              --------------------------------------------------
                                            (Transferee)

                              By:_______________________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees other than Registered Investment Companies]

      The undersigned hereby certifies as follows to ____________________________ (the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      _______ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      _______ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      _______ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      _______ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

      _______ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      _______ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      _______ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      _______ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      _______ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      _______ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

                         Will the Transferee be acquiring interests in the
        _____    _____   Transferred Certificates only for the Transferee's
         Yes       No    own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                              --------------------------------------------------
                                         (Transferee)

                              By:_______________________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                         Date:  ________________________________
----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees that are Registered Investment Companies]

      The undersigned hereby certifies as follows to _________________________ (the "Transferor") and for the benefit of Merrill Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      _______ The Transferee owned and/or invested on a discretionary basis $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      _______ The Transferee is part of a Family of Investment Companies which owned in the aggregate $_________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
                  144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

                         Will the Transferee be acquiring interests in the
        _____    _____   Transferred Certificates only for the Transferee's
         Yes       No    own account?


      6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                              --------------------------------------------------
                              (Transferee or Adviser)

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                         Date:  ________________________________


                              IF AN ADVISER:

                              Print Name of Transferee

                              --------------------------------------------------

                                         Date:  ________________________________

                                  EXHIBIT E-2D

                 FORM OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                  INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                                                          [Date]

[TRANSFEROR]

Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, Class ____, having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of December 28, 2005 (the "Closing Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Transferred Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, GMAC Commercial Mortgage Corporation as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator (the "Certificate Administrator"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person

      For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

      The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:  __________, _____

                              Very truly yours,


                             ---------------------------------------------------
                                            (Transferee)

                              By:_______________________________________________

                                         Name:__________________________________

                                         Title:_________________________________

                                   EXHIBIT F-1

      FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS (DEFINITIVE
                          NON-REGISTERED CERTIFICATES)

                                       ___________________, 200__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group, MLMT 2005-LC1

Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by __________ (the "Transferor") to __________ (the "Transferee") of the Class
_________ Certificates (the "Transferred Certificates") [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 28, 2005 (the "Closing Date") of $_________ ] [evidencing a ____% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

      _____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

      _____ The Transferred Certificates are Investment Grade Certificates and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Certificate Administrator, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.


                              --------------------------------------------------
                                            (Transferee)

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                       ___________________, 200__

________________________________
________________________________
________________________________
________________________________
(Name and Address of Transferor)

Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by __________ (the "Transferor") to __________ (the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class Certificates (the "Transferred Certificates") [having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of December 28, 2005 (the "Closing Date") of $ _____ ]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as Certificate Administrator. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      _____ The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), and (B) is not directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

      _____ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

      _____ The Transferred Certificates are Investment Grade Certificates and are being acquired by or on behalf of a Plan in reliance on Prohibited Transaction Exemption 90-29 or 2000-55; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer, the Certificate Administrator, any Exemption-Favored Party or any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

            IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.


                              --------------------------------------------------
                                            (Transferee)

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(a)(6)(A) AND 860E(e)(4) OF  THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(c)(4)

Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 2005, between Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association., as Certificate Administrator

STATE OF __________________________ )
                                    )     ss.:  _____________________________
COUNTY OF ________________________  )

      The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

      1.__________________________________ (the "Purchaser"), is acquiring Class
[R-I] [R-II] Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a "REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986, as amended (the "Code").

      2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class [R-I] [R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United States" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

      3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class [R-I] [R-II] Certificates to a Disqualified Organization.

      4. The Purchaser will not transfer the Class [R-I] [R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

      5. The Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the prohibition against transferring the Class [R-I] [R-II] Certificates to a Disqualified Organization, an agent thereof or a person that does not satisfy the requirements of paragraph 7.

      6. The Purchaser consents to the designation of the Trustee as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section 10.01(d) of the Pooling and Servicing Agreement.

      7. No purpose of the acquisition of the Class [R-I] [R-II] Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

      8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

      i. The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R-I] [R-II] Certificates as they become due.

      ii. The Purchaser understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

      iii. The Purchaser is not a foreign permanent establishment or a fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

      iv. The Purchaser will not cause the income from the Class [R-I] [R-II] Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

      [CHECK THE STATEMENT THAT APPLIES]

|_|   v)    In accordance  with Treasury  Regulations  Section  1.860E-1,  the
            Purchaser:

            a) is an "eligible corporation" as defined in Section 1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment Company as defined in Section 851(a) of the Code; a Real Estate Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class [R-I] [R-II] Certificates will only be subject to taxation in the United States,

            b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

            c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

      OR

|_|   vi)   The Purchaser is a United States Tax Person and the  consideration paid  to the  Purchaser  for  accepting  the  Class  [R-I]  [R-II]
            Certificates  is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability  Present
            Value")  associated  with  owning  such  Certificates,  with  such present  value  computed  using  a  discount  rate  equal  to  the
            "Federal  short-term  rate" prescribed by Section 1274 of the Code as of  the  date  hereof  or,  to the  extent  it is  not,  if the
            Transferee  has  asserted  that  it  regularly  borrows,   in  the
            ordinary course of its trade or business,  substantial  funds from unrelated  third  parties  at a  lower  interest  rate  than  such
            applicable   federal  rate  and  the  consideration  paid  to  the
            Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

|_| 9. If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT APPLIES]

|_|   i)    The Purchaser is a "United States person" as defined in Section
            7701(a) of the Code and the regulations promulgated thereunder (the
            Purchaser's U.S. taxpayer identification number is ______________).
            The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

      OR

|_|   ii)   The Purchaser is not a United States person. However, the Purchaser:

            a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

            b) understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of a Class [R-I] [R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class [R-I] [R-II] Certificate;

            c) intends to pay the taxes associated with holding a Class [R-I] [R-II] Certificate;

            d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
            (b) and (c) of this sentence or are United States persons); and e) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

      Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

      Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                    Subscribed and sworn before me this
                                    _________ day of ______________________,
                                    20_____.


                                    --------------------------------------------
                                    Notary Public

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group, MLMT 2005-LC1

Re: Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Certificates"), Class [R-I] [R-II]

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the above-captioned Certificates evidencing a ___% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), between Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association, as Certificate Administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                              Very truly yours,


                              --------------------------------------------------
                              (Transferor)

                                         Name:__________________________________

                                         Title:_________________________________

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard and Poor's Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York, 10041

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 2005 relating to Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

            Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated [name of proposed special servicer] to serve as the Special Servicer under the Agreement.

            The designation of [name of proposed special servicer] as Special Servicer will become final if certain conditions are met and on the date you will deliver to Wells Fargo Bank, N.A., the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                              Very truly yours,
                              WELLS FARGO BANK, N.A.

                              By:_______________________________________________
                                    Name
                                    Title:

Received and acknowledged:

Moody's Investor Service, Inc.           Standard and Poor's Ratings Servicers,
                                         a division of The McGraw-Hill
By: _________________________            Companies, Inc.
      Name:
      Title:

                                         By: _________________________
Date:________________________                  Name:
                                               Title:

                                         Date:________________________

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services, MLMT 2005-LC1

Attn: Merrill Lynch Mortgage Trust 2005-LC1,
      Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

Ladies & Gentlemen:

            Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 2005 relating to Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) of the Agreement as if it were the Special Servicer hereunder.

                              [Name of Proposed Special Servicer]

                              --------------------------------------------------

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                 EXHIBIT I-1

                       FORM OF INFORMATION REQUEST FROM
                    CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                       ______________________, 200__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, MLMT 2005-LC1

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group, MLMT 2005-LC1

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor
New York, New York 10080

Re:   Merrill Lynch Mortgage Trust 2005-LC1
      Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

            In accordance with the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator, with respect to the Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

      1. The Investor is a [holder] [beneficial owner] of [$__________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

      2. The Investor is requesting access to the following information (the "Information") solely for use in evaluating the Investor's investment in the Certificates:

            ___ The information available on the Master Servicer's internet website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___ The information available on the Certificate Administrator's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the Master Servicer's, Certificate Administrator or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicer, Certificate Administrator or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Certificate Administrator's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

      4. The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    The Investor hereby acknowledges and agrees that:

            (a) None of the Master Servicer, Certificate Administrator or the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

            (b) None of the Master Servicer, Certificate Administrator or the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

            (c) Any transmittal of any report, document or other information to the Investor by the Master Servicer, Certificate Administrator or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

            (d) When delivering any report, document or other information pursuant to this request, the Master Servicer, the Certificate Administrator or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, the Certificate Administrator, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. The Investor agrees to indemnify and hold harmless the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that the Master Servicer, the Certificate Administrator, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                              [CERTIFICATEHOLDER] [BENEFICIAL OWNER OF A
                              CERTIFICATE]

                              By:_______________________________________________

                              Name______________________________________________

                              Title:____________________________________________

                              Telephone No.:____________________________________

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                       ______________________, 200__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:  Corporate Trust Services, MLMT 2005-LC1

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention:  Global Securities and Trust Services Group, MLMT 2005-LC1

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, Pennsylvania  19044

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 10th Floor

New York, New York 10080

      Re:   Merrill Lynch Mortgage Trust 2005-LC1
            Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Certificates")

      In accordance with the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator, with respect to the Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

      1. The Investor is contemplating an investment in the Class ____ Certificates.

      2. The Investor is requesting access to the following information (the "Information") solely for use in evaluating such possible investment:

            ___ The information available on the Master Servicer's internet website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___ The information available on the Certificate Administrator's internet website pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the Master Servicer's or the Trustee's disclosure to the Investor of the Information, the Investor will keep the Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraph 1), and such Information will not, without the prior written consent of the Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the Information to its auditors, legal counsel and regulators; and provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Trustee's or the Master Servicer's, as applicable, Internet Website or has previously been filed with the Securities and Exchange Commission.

      4. The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    The Investor hereby acknowledges and agrees that:

            (a) None of the Master Servicer, the Certificate Administrator nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

            (b) None of the Master Servicer, the Certificate Administrator nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

            (c) Any transmittal of any report, document or other information to the Investor by the Master Servicer, the Certificate Administrator or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

                        By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein;

            (d) When delivering any report, document or other information pursuant to this request, the Master Servicer, the Certificate Administrator or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, the Certificate Administrator, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. The Investor agrees to indemnify and hold harmless the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its Representatives and that the Master Servicer, the Certificate Administrator, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                              [PROSPECTIVE PURCHASER]

                              By:_______________________________________________

                                         Name___________________________________

                                         Title:_________________________________

                                         Telephone No.:_________________________

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                    EXHIBIT J

  LIST OF MORTGAGE LOANS WITH SECURED CREDITOR IMPAIRED PROPERTY ENVIRONMENTAL
                               INSURANCE POLICIES

                                      None.

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                                   [Reserved]

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                                                                          [Date]

[Purchase Option Holder]

Re:   Merrill Lynch Mortgage Trust 2005-LC1
      Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

Ladies and Gentlemen:

            You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to Section
3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 2005, by and among Merrill Lynch Mortgage Investors, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee, and LaSalle Bank National Association, as certificate administrator. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated , a copy of which is attached hereto, is effective. Pursuant to
Section 3.18 of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [ 's] acquisition of Mortgage Loan number shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

            [Describe closing mechanics. Describe documents or instruments required to be prepared by Purchase Option Holder in connection with assignment and release of the related Mortgage Loan.]

            Upon payment of the Option Price, Mortgage Loan number and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [ ] or at [your] [_________'s] direction.

            Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [ ] the ownership of Mortgage Loan number together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [ ] for review as soon as is practicable.

            [Provide Special Servicer contact information.]

            Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                   Sincerely,   ________________________________
                                   By:          ________________________________
                                   Name:        ________________________________
                                   Title:       ________________________________


Purchase Option Holder's Acknowledgment
By:         ________________________________________
Name:       ________________________________________
Title:      ________________________________________
Date:       ________________________________________

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY
                              THE SPECIAL SERVICER

      THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between LNR Partners, Inc. ("Assignor") and [_______________] ("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, Assignor as Special Servicer, Wells Fargo Bank, N.A. as Trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator, with respect to the Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Series 2005-LC1 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

      Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

      1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2005-LC1 Securitization and is secured by the Mortgaged Property commonly known as [_______________________] (the "Loan"). The Loan is a Defaulted Mortgage Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

      2. Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

      3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

      NOW THEREFORE, the parties agree as follows:

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

      This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

      IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

      ASSIGNOR:                     LNR PARTNERS, INC.

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

      ASSIGNEE:                     [ASSIGNEE]

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

      ASSIGNEE CONTACT INFORMATION:

      Address:______________________________
      ______________________________________
      ______________________________________
      Telephone No.:________________________
      Facsimile:____________________________

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT
                   BY PLURALITY SUBORDINATE CERTIFICATEHOLDER

      THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Plurality Subordinate Certificateholder(s) ("Assignor") and [_______________] ("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of December 1, 2005 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association, as certificate administrator, with respect to the Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1 (the "Series 2005-LC1 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

      Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

      1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2005-LC1 Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The Loan is a
            Defaulted Mortgage Loan under the Agreement and is being serviced and administered by LNR Partners, Inc. in its capacity as Special Servicer.

      2. Assignor (i) is the Plurality Subordinate Certificateholder under the Agreement, (ii) pursuant to Section 3.18(c) of the Agreement, holds a Purchase Option with respect to the Loan, (iii) pursuant to
            Section 3.18 of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

      3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

      NOW THEREFORE, the parties agree as follows:

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

      This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

      IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

      ASSIGNOR:                     PLURALITY SUBORDINATE
                                    CERTIFICATEHOLDER

                                    By:

                                    Name:_______________________________
                                    Title:______________________________

      ASSIGNEE:                     [ASSIGNEE]

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

      ASSIGNEE CONTACT INFORMATION:

      Address:______________________________
      ______________________________________
      ______________________________________
      Telephone No.:________________________
      Facsimile:____________________________

                                    EXHIBIT N

                       FORM OF DISTRIBUTION DATE STATEMENT


                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
135 S. LaSalle Street Suite 1625                      Prior Payment:         N/A
Chicago, IL 60603                                     Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005
Administrator:                                        Analyst:


                             ABN AMRO Acct: XXXXXX.X

                       Reporting Package Table of Contents

--------------------------------------------------------------------------------

Issue Id: xxxxxxxx
Monthly Data File Name: xxxxxxxx_YYYYMM_3.zip

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                   Page(s)
                                                                   -------
REMIC Certificate Report
Bond Interest Reconciliation
Cash Reconciliation Summary
15 Month Historical Loan Status Summary
15 Month Historical Payoff/Loss Summary
Historical Collateral Level Prepayment Report
Delinquent Loan Detail
Mortgage Loan Characteristics
Loan Level Detail
Specially Serviced Report
Modified Loan Detail
Realized Loss Detail
Appraisal Reduction Detail

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Closing Date: 12/xx/2005
First Payment Date: 01/15/2006
Assumed Final Payment Date: XX/XX/XXXX

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Parties to the Transaction
--------------------------------------------------------------------------------
                Depositor: Merrill Lynch Mortgage Investors, Inc.
  Underwriters: Merrill Lynch, Pierce, Fenner & Smith Incorporated/Countrywide Securities Corpration/LaSalle Financial Services, Inc./Deutsche Bank Securities/
            J.P. Morgan Securities, Inc./Morgan Stanley & Co., Inc.
              Master Servicer: GMAC Commercial Mortgage Corporation
                      Special Servicer: LNR Partners, Inc.
   Rating Agency: Standard & Poor's Ratings Services/Moody's Investors Service
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                              www.etrustee.net
Servicer Website
LaSalle Factor Line                           (800) 246-5761
--------------------------------------------------------------------------------

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005
WAC:
WA Life Term:
WA Amort Term:               ABN AMRO Acct: XXXXXX.X
Current Index:
Next Index:                 REMIC Certificate Report

              Original       Opening    Principal    Principal       Negative      Closing    Interest     Interest    Pass-Through
Class      Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance   Payment (2)  Adjustment       Rate
CUSIP        Per 1,000      Per 1,000   Per 1,000    Per 1,000      Per 1,000     Per 1,000   Per 1,000   Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  0.00           0.00       0.00        0.00           0.00          0.00        0.00        0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                             Total P&I Payment  0.00
                                                                             =======================

Notes: (1)  N denotes notional balance not included in total

       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment

       (3)  Estimated

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                          Bond Interest Reconciliation

                                                               Deductions
                                                   ----------------------------------
           Accrual                     Accrued                 Deferred &
        --------------   Pass Thru   Certificate   Allocable   Accretion    Interest
Class   Method    Days     Rate       Interest       PPIS       Interest   Losses/Exp
-------------------------------------------------------------------------------------



                                     -----------   ---------   ----------   --------
                                            0.00        0.00         0.00       0.00

                      Additions
        ----------------------------------------------------
           Prior      Int Accrual     Prepay-       Other
        Int. Short-    on prior        ment       Interest
Class    falls Due   Shortfall (3)   Penalties   Proceeds(1)
------------------------------------------------------------



        -----------                  ---------   -----------
               0.00                       0.00          0.00


                                                     Remaining
        Distributable   Interest   Current Period   Outstanding      Credit Support
         Certificate    Payment    (Shortfall)/      Interest     ---------------------
Class     Interest (2)   Amount      Recovery       Shortfalls    Original   Current(4)
---------------------------------------------------------------------------------------



        -------------   --------                    -----------
                 0.00       0.00                           0.00

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Distributable Interest of the bonds.

(2)   Accrued - Deductions + Additional Interest.

(3)   Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                           Cash Reconciliation Summary


        Interest Summary
--------------------------------
Current Scheduled Interest
Less Deferred Interest
Less PPIS Reducing Scheduled Int
Plus Gross Advance Interest
Less ASER Interest Adv Reduction
Less Other Interest Not Advanced
Less Other Adjustment
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Unscheduled Interest:
--------------------------------------------------------------------------------
Prepayment Penalties
Yield Maintenance Penalties
Other Interest Proceeds
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Less Fees Paid to Servicer
Less Fee Strips Paid by Servicer
--------------------------------------------------------------------------------
Less Fees & Expenses Paid By/To Servicer
--------------------------------------------------------------------------------
Special Servicing Fees
Workout Fees
Liquidation Fees
Interest Due Serv on Advances
Non Recoverable Advances


Misc. Fees & Expenses
--------------------------------------------------------------------------------
Plus Trustee Fees Paid By Servicer
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses
--------------------------------------------------------------------------------
Total Interest Due Trust
--------------------------------------------------------------------------------
Less Fees & Expenses Paid By/To Trust
--------------------------------------------------------------------------------
Trustee Fee
Fee Strips
Misc. Fees
Interest Reserve Withholding
Plus Interest Reserve Deposit
--------------------------------------------------------------------------------
Total
--------------------------------------------------------------------------------
Total Interest Due Certs


       Principal Summary
--------------------------------
Scheduled Principal:
--------------------
Current Scheduled Principal
Advanced Scheduled Principal
--------------------------------------------------------------------------------
Scheduled Principal
--------------------------------------------------------------------------------
Unscheduled Principal:
----------------------
Curtailments
Advanced Scheduled Principal
Liquidation Proceeds
Repurchase Proceeds
Other Principal Proceeds
--------------------------------------------------------------------------------
Total Unscheduled Principal
--------------------------------------------------------------------------------
Remittance Principal
--------------------------------------------------------------------------------
Remittance P&I Due Trust
--------------------------------------------------------------------------------
Remittance P&I Due Certs
--------------------------------------------------------------------------------


      Pool Balance Summary
--------------------------------
                                                                 Balance   Count
                                                                 -------   -----
Beginning Pool
Scheduled Principal
Unscheduled Principal


Deferred Interest
Liquidations
Repurchases
--------------------------------------------------------------------------------
Ending Pool


     Servicing Fee Summary
--------------------------------
Current Servicing Fees
Plus Fees Advanced for PPIS
Less Reduction for PPIS
Plus Unscheduled Servicing Fees
--------------------------------------------------------------------------------
Total Servicing Fees


          PPIS Summary
--------------------------------

Gross PPIS
Reduced by PPIE
Reduced by Shortfalls in Fees


Reduced by Other Amounts
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee
--------------------------------------------------------------------------------
PPIS Due Certificate


Advance Summary (Advance Made by Servicer)
------------------------------------------
                              Principal               Interest
--------------------------------------------------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
--------------------------------------------------------------------------------
Ending Outstanding

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

          Asset Backed Facts ~ 15 Month Historical Loan Status Summary


                                                 Delinquency Aging Categories
               -------------------------------------------------------------------------------------------------
                Delinq 1 Month      Delinq 2 Months    Delinq 3+ Months       Foreclosure             REO
Distribution   -----------------   -----------------   -----------------   -----------------   -----------------
    Date          #      Balance      #      Balance      #      Balance      #      Balance      #      Balance
------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
01/12/06
------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

------------   -------   -------   -------   -------   -------   -------   -------   -------   -------   -------

                              Special Event Categories (1)
               ----------------------------------------------------------
                 Modifications     Specially Serviced      Bankruptcy
Distribution   -----------------   ------------------   -----------------
    Date          #      Balance      #      Balance       #      Balance
------------   -------   -------   -------   -------    -------   -------
01/12/06
------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

------------   -------   -------   -------   -------    -------   -------

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

           Asset Backed Facts ~ 15 Month Historical Payoff/Loss Summary

                Ending Pool (1)       Payoffs (2)          Penalties       Appraisal Reduct. (2)
Distribution   -----------------   -----------------   -----------------   ---------------------
    Date          #      Balance      #      Balance      #      Amount       #          Balance
------------   -------   -------   -------   -------   -------   -------   -------       -------
01/12/06
------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------

------------   -------   -------   -------   -------   -------   -------   -------       -------


               Liquidations (2)    Realized Losses (2)    Remaining Term     Curr Weighted Avg.
Distribution   -----------------   -------------------   -----------------   ------------------
    Date          #      Balance      #        Amount     Life     Amort.    Coupon      Remit
------------   -------   -------   -------     -------   -------   -------   -------    -------

01/12/06
------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

------------   -------   -------   -------     -------   -------   -------   -------    -------

(1)   Percentage based on pool as of cutoff.

(2)   Percentage based on pool as of beginning of period.

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                  Historical Collateral Level Prepayment Report

Disclosure   Payoff   Initial          Payoff  Penalty  Prepayment  Maturity  Property   Geographic
Control #    Period   Balance   Type   Amount  Amount      Date       Date      Type      Location
----------   ------   -------   ----   ------  -------  ----------  --------  --------   ----------




                        Current        ------  -------
                        Cumulative          0        0

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
 Disclosure     Thru   Current P&I       P&I        Protection         Advance         Servicer      Foreclosure   Bankruptcy   REO
  Control #     Date     Advance     Advances**      Advances      Description (1)   Transfer Date      Date          Date      Date
--------------  ----   -----------   -----------   -------------   ---------------   -------------   -----------   ----------   ----



A.    P&I Advance - Loan in Grace Period

B.    P&I Advance - Late Payment but < one month delinq

1.    P&I Advance - Loan delinquent 1 month

2.    P&I Advance - Loan delinquent 2 months

3.    P&I Advance - Loan delinquent 3 months or More

4.    Matured Balloon/Assumed Scheduled Payment

5.    Prepaid in Full

6.    Specially Serviced

5.    Prepaid in Full

6.    Specially Serviced

7.    P&I Advance (Foreclosure)

9.    P&I Advance (REO)

9.    REO

10.   DPO

11.   Modification

**    Outstanding P&I Advances include the current period P&I Advance

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                          Mortgage Loan Characteristics



                       Distribution of Principal Balances

                                                                  Weighted Average
      Current Scheduled          # of    Scheduled    % of      --------------------
           Balances              Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance


                Distribution of Remaining Term (Fully Amortizing)

                                                                  Weighted Average
       Fully Amortizing          # of    Scheduled    % of      --------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Remaining Term
Maximum Remaining Term


                     Distribution of Mortgage Interest Rates

                                                                  Weighted Average
       Current Mortgage          # of    Scheduled   % of       --------------------
        Interest Rate            Loans   Balance     Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----



------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Mortgage Interest Rate              10.0000%
Maximum Mortgage Interest Rate              10.0000%


                    Distribution of Remaining Term (Balloon)

                                                                  Weighted Average
           Balloon               # of    Scheduled    % of      --------------------
        Mortgage Loans           Loans    Balance    Balance    Term   Coupon   DSCR
------------------------------   -----   ---------   -------    ----   ------   ----

  0 to 60
 61 to 120
121 to 180
181 to 240
241 to 360
------------------------------   -----   ---------   -------    ----   ------   ----
                                     0           0      0.00%
------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Remaining Term   0
Maximum Remaining Term   0

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                          Mortgage Loan Characteristics


                         Distribution of DSCR (Current)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----
Maximum DSCR 0.000
Minimum DSCR 0.000


                          Distribution of DSCR (Cutoff)

        Debt Service            # of    Scheduled    % of
       Coverage Ratio           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----
Maximum DSCR 0.00
Minimum DSCR 0.00


                             Geographic Distribution

                                # of    Scheduled    % of
    Geographic Location         Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0                  0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                          Mortgage Loan Characteristics


                         Distribution of Property Types

                                # of    Scheduled    % of
       Property Types           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----


                        Distribution of Amortization Type

                                # of    Scheduled    % of
    Amortization Type           Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----


                         Distribution of Loan Seasoning

                                # of    Scheduled    % of
       Number of Years          Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----


                       Distribution of Year Loans Maturing

                                # of    Scheduled    % of
            Year                Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----
            2003
            2004
            2005
            2006
            2007
            2008
            2009
            2010
            2011
            2012
            2013
        2014 & Longer
-----------------------------   -----   ---------   -------    ----   ---   ----
                                    0           0      0.00%
-----------------------------   -----   ---------   -------    ----   ---   ----

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X
                  Adjustable Rate Mortgage Loan Characteristics


                          Distribution of Maximum Rates

                                # of    Scheduled    % of
      Maximum Rates             Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----


                          Distribution of Minimum Rates

                                # of    Scheduled    % of
      Minimum Rates             Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----


                       Distribution of Payment Adjustment

     Payment Adjustment         # of    Scheduled    % of
         Frequency              Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----


                    Distribution of Indices of Mortgage Loans

                                # of    Scheduled    % of
          Indices               Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----


                      Distribution of Mortgage Loan Margins

                                # of    Scheduled    % of
    Mortgage Loan Margins       Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----


                          Distribution of Rate Adjustment

    Interest Adjustment         # of    Scheduled    % of
         Frequency              Loans    Balance    Balance    WAMM   WAC   DSCR
-----------------------------   -----   ---------   -------    ----   ---   ----



-----------------------------   -----   ---------   -------    ----   ---   ----

-----------------------------   -----   ---------   -------    ----   ---   ----

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                                Loan Level Detail

                                                   Operating               Ending
Disclosure         Property                        Statement   Maturity   Principal   Note
Control #    Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----



----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----
                              W/Avg   0.00     0                                  0
----------   ---   --------   -----   ----   ---   ---------   --------   ---------   ----


                                Spec.           Loan           Prepayment
Disclosure   Scheduled   Mod.   Serv    ASER   Status    -----------------------
Control #       P&I      Flag   Flag    Flag   Code(1)   Amount   Penalty   Date
----------   ---------   ----   -----   ----   -------   ------   -------   ----



----------   ---------   ----   -----   ----   -------   ------   -------   ----
                     0                                        0         0
----------   ---------   ----   -----   ----   -------   ------   -------   ----

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:     A.    P&I Adv - in Grace Period
                  B.    P&I Adv - < one month delinq
                  1.    P&I Adv - delinquent 1 month
                  2.    P&I Adv - delinquent 2 months
                  3.    P&I Adv - delinquent 3+ months
                  4.    Mat. Balloon/Assumed P&I
                  5.    Prepaid in Full
                  6.    Specially Serviced
                  7.    Foreclosure
                  8.    Bankruptcy
                  9.    REO
                  10.   DPO
                  11.   Modification

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                    Specially Serviced (Part I) ~ Loan Detail

                                                           Balance
       Disclosure           Transfer   Loan Status   ------------------   Note   Maturity
        Control #             Date       Code (1)    Scheduled   Actual   Rate     Date
-------------------------   --------   -----------   ---------   ------   ----   --------



                            Remaining Term
       Disclosure           ---------------   Property                        NOI
        Control #           Life     Amort.     Type     State   NOI   DSCR   Date
-------------------------   ----     ------   --------   -----   ---   ----   ----




(1)   Legend:     A.    P&I Adv - in Grace Period
                  B.    P&I Adv - < one month delinq
                  1.    P&I Adv - delinquent 1 month
                  2.    P&I Adv - delinquent 2 months
                  3.    P&I Adv - delinquent 3+ months
                  4.    Mat. Balloon/Assumed P&I
                  5.    Prepaid in Full
                  6.    Specially Serviced
                  7.    Foreclosure
                  8.    Bankruptcy
                  9.    REO
                  10.   DPO
                  11.   Modification

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

          Specially Serviced Loan Detail (Part II) ~ Servicer Comments

Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                              Modified Loan Detail

                             Cutoff    Modified
Disclosure   Modification   Maturity   Maturity           Modification
Control #        Date         Date       Date              Description
----------   ------------   --------   --------   ------------------------------

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                              Realized Loss Detail


                                                                               Gross                                Net
                                                                             Proceeds                             Proceeds
                                                                              as a %                               as a %
                                                        Beginning               of       Aggregate       Net         of
                      Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched    Liquidation  Liquidation   Sched.   Realized
       Period         Control #     Date       Value     Balance   Proceeds  Principal  Expenses *    Proceeds    Balance     Loss
--------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  --------  --------




Current Total                                              0.00       0.00                   0.00        0.00                 0.00
Cumulative                                                 0.00       0.00                   0.00        0.00                 0.00

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                      Merrill Lynch Mortgage Trust 2005-LC1
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2005-LC1

ABN AMRO                                              Statement Date: 01/12/2006
LaSalle Bank N.A.                                     Payment Date:   01/12/2006
                                                      Prior Payment:         N/A
                                                      Next Payment:   02/13/2006
                                                      Record Date:    12/30/2005


                             ABN AMRO Acct: XXXXXX.X

                           Appraisal Reduction Detail

                                                                                               Remaining Term
     Disclosure        Appraisal   Scheduled    ARA     Current P&I          Note   Maturity   --------------
      Control #        Red. Date    Balance    Amount     Advance     ASER   Rate     Date     Life    Amort.
--------------------   ---------   ---------   ------   -----------   ----   ----   --------   ----    ------




                                                  Appraisal
     Disclosure        Property                  ------------
      Control #          Type     State   DSCR   Value   Date
--------------------   --------   -----   ----   -----   ----







                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION
                                BY THE DEPOSITOR

Re: Merrill Lynch Mortgage Trust 2005-LC1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

      I, [identify the certifying individual], a [title] of Merrill Lynch Mortgage Investors, Inc., the depositor (the "Depositor") into the above-referenced Trust, certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

      1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution or servicing reports under the pooling and servicing agreement dated as of December 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

      3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in the Reports;

      4. Based on my knowledge and upon the annual compliance statement included in the Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

      5. The Reports disclose all significant deficiencies relating to the compliance of the Master Servicer with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

      In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties: GMAC Commercial Mortgage Corporation, as Master Servicer, LNR Partners, Inc., as Special Servicer, Wells Fargo Bank, N.A., as Trustee, and LaSalle Bank National Association, as Certificate Administrator.

Date: _________________________

Merrill Lynch Mortgage Investors, Inc.


________________________________
[name of certifying individual]
[title of certifying individual]

                                   EXHIBIT P-1

                       SERVICER CERTIFICATION TO DEPOSITOR

Note: Actual certification would be modified to meet the requirements of each Pooling and Servicing Agreement or Subservicing Agreement.

Re: ____________________________ as the master servicer (the "Servicer"), with respect to ____________________________ Commercial Mortgage Pass-Through Certificates, Series ______________, issued pursuant to that certain Pooling and Servicing Agreement, dated as of ________________, 20 ____ (the "Pooling and Servicing Agreement"), by and among ___________________, as depositor, the Servicer, as master servicer, ___________________as special servicer, and __________________, as trustee (the "Trustee").

      I, __________________________, a ____________________________ of the
Servicer, on behalf of the Servicer, certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. Based on our knowledge, with respect to the period ending December 31, 20__ (the "Relevant Period"), all required reportable information (the "Servicing Reports") was materially complete and reviewed by the Servicer prior to its submission for inclusion in the monthly reports issued by the Trustee under the Pooling and Servicing Agreement and all required reports required to be submitted by Servicer to Trustee pursuant to the Pooling and Servicing Agreement (the "Servicer Reports") have been submitted by the Servicer to the Trustee;

2. Based on our knowledge, the information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material facts or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the period ending December 31, 20___;

3. Based on our knowledge and the annual compliance review required under [Insert relevant Section of the Pooling and Servicing Agreement] of the Pooling and Service Agreement, during the Relevant Period the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section; and

4. The Servicer has disclosed to its certified public accountants all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards and such deficiencies, if any, have been included in the independent public accountants' report (the "Report"). The Report was created in accordance with a review covering the Relevant Period in compliance with the minimum servicing standards set forth in the Mortgage Bankers Association's "Uniform Single Attestation Program" or similar standard as set forth in the Pooling and Servicing Agreement.

Servicer Company Name

By: __________________________
Name:_________________________
Title:________________________
Date:  _______________________

                                   EXHIBIT P-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY THE TRUSTEE TO THE DEPOSITOR

Re: Merrill Lynch Mortgage Trust 2005-LC1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

      I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of December 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

      1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. Based on my knowledge, the information in these distribution reports and any other information in the Reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

      3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in the Reports.


Date: _________________________


Wells Fargo Bank, N.A.,
as trustee

By:_________________________________
Name:_______________________________
Title:______________________________

                                   EXHIBIT P-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE SPECIAL SERVICER TO THE DEPOSITOR

Re: Merrill Lynch Mortgage Trust 2005-LC1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

      I, [identify the certifying individual], a [title] of LNR Partners, Inc., certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of December 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

      1. I have reviewed the servicing reports or information relating to the Trust delivered by the Special Servicer to the Master Servicer and the Trustee under the Pooling and Servicing Agreement, covering the fiscal year [ ];

      2. Based on my knowledge, the servicing information in these reports delivered by the Special Servicer, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by these servicing reports.

      3. I am responsible for reviewing the activities performed by LNR Partners, Inc. ("LNR") as Special Servicer under the Pooling and Servicing Agreement and, based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement with respect to the Master Servicer [,and except as disclosed on Schedule 1 hereto], LNR has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all information and/or reports required to be submitted by LNR, as Special Servicer, to the Master Servicer and the Trustee thereunder.

      4. The accountant's statement delivered pursuant to Section 3.14 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement.

LNR Partners, Inc.                        Date: _________________________

By:_________________________________
Name:_______________________________
Title:______________________________

                                   EXHIBIT P-4

                      FORM OF CERTIFICATION TO BE PROVIDED
                BY THE CERTIFICATE ADMINISTRATOR TO THE DEPOSITOR

Re: Merrill Lynch Mortgage Trust 2005-LC1 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2005-LC1

      I, [identify the certifying individual], a [title] of LaSalle Bank National Association, certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of December 1, 2005 and related to the captioned commercial mortgage pass-through certificates (the "Pooling and Servicing Agreement") (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement):

      1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports under the Pooling and Servicing Agreement filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

      2. Based on my knowledge, the information in these distribution reports and any other information in the Reports prepared by the Certificate Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;

      3. Based on my knowledge, the distribution information required to be provided by the Certificate Administrator under the Pooling and Servicing Agreement is included in the Reports.

Date: _________________________


LaSalle Bank National Association,
as certificate administrator

By:_________________________________
Name:_______________________________
Title:______________________________

                                    EXHIBIT Q

                                   [Reserved]

                                    EXHIBIT R

         LIST OF SUB-SERVICING AGREEMENTS IN EFFECT ON THE CLOSING DATE



          Sub-Serviced Loans                    Sub-Servicing Agreements
          ------------------                    ------------------------

1100 South Tryon.......................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Financial Federal Savings
                                         Bank, as Sub-Servicer

Barnegat Self Storage..................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Columbia National Real
                                         Estate Finance, LLC, as Sub-Servicer

Bucklin Place..........................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Cavalier Office Building...............  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Laurette Capital LLC, as
                                         Sub-Servicer

Duluth Station.........................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Glendale Galleria......................  Pooling and Servicing Agreement, dated and effective as of December 1, 2005,
                                         among Merrill Lynch Mortgage Investors,
                                         Inc., as Depositor, KeyCorp Real Estate
                                         Capital Markets, Inc., as Master
                                         Servicer, J.E. Robert Company, Inc., as
                                         Special Servicer, LaSalle Bank National
                                         Association, as Trustee, and ABN AMRO
                                         Bank N.V., as Fiscal Agent.

                                         Sub-Servicing Agreement, dated as of
                                         December 1, 2005, between KeyCorp Real
                                         Estate Capital Markets, Inc., as Master
                                         Servicer, and Midland Loan Services,
                                         Inc., as Sub-Servicer.

Governors Walk.........................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Haven Court Office.....................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and PSRS Administrative
                                         Services, LLC, as Sub-Servicer

Holiday Inn Express -
   Greenville, SC......................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Laureate Capital LLC, as
                                         Sub-Servicer

Lightfoot Crossing.....................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Laurette Capital LLC, as
                                         Sub-Servicer

Magnolia Village.......................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Main St. Promenade.....................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Monroe Retail..........................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Riverside Apartments...................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Bernard Financial, as
                                         Sub-Servicer

Springhouse at Brandywine..............  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Columbia National Real
                                         Estate Finance, LLC, as Sub-Servicer

Summertree Apartments..................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Laurette Capital LLC, as
                                         Sub-Servicer

Surfside Garden Apartments.............  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and PFG Servicing
                                         Corporation, LLC, as Sub-Servicer

The Park at Spring Creek...............  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Villa Cajon MHP........................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and PSRS Administrative
                                         Services, LLC, as Sub-Servicer

Village at Berkeley Lakes..............  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Village East...........................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and L.J. Melody & Company of
                                         Texas, LP, as Sub-Servicer

Walgreens-Idlewild.....................  Sub-Servicing Agreement dated as of
                                         December 1, 2005, among GMAC Commercial
                                         Mortgage Corporation, as Master
                                         Servicer, and Laurette Capital LLC, as
                                         Sub-Servicer

                                    EXHIBIT S

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

                 Class A-SB Planned Principal Balance Schedule

   Date          Principal Balance              Date          Principal Balance
----------       -----------------           ----------       -----------------
12/28/2005         88,067,000.00              9/12/2010         88,067,000.00
 1/12/2006         88,067,000.00             10/12/2010         88,067,000.00
 2/12/2006         88,067,000.00             11/12/2010         88,066,616.30
 3/12/2006         88,067,000.00             12/12/2010         86,470,343.10
 4/12/2006         88,067,000.00              1/12/2011         84,963,379.83
 5/12/2006         88,067,000.00              2/12/2011         83,449,424.56
 6/12/2006         88,067,000.00              3/12/2011         81,420,580.38
 7/12/2006         88,067,000.00              4/12/2011         79,890,174.89
 8/12/2006         88,067,000.00              5/12/2011         78,183,913.15
 9/12/2006         88,067,000.00              6/12/2011         76,638,485.06
10/12/2006         88,067,000.00              7/12/2011         74,917,617.56
11/12/2006         88,067,000.00              8/12/2011         73,357,028.78
12/12/2006         88,067,000.00              9/12/2011         71,789,198.03
 1/12/2007         88,067,000.00             10/12/2011         70,046,549.49
 2/12/2007         88,067,000.00             11/12/2011         68,463,352.11
 3/12/2007         88,067,000.00             12/12/2011         66,705,763.31
 4/12/2007         88,067,000.00              1/12/2012         65,107,058.02
 5/12/2007         88,067,000.00              2/12/2012         63,500,933.10
 6/12/2007         88,067,000.00              3/12/2012         61,554,751.89
 7/12/2007         88,067,000.00              4/12/2012         59,932,132.75
 8/12/2007         88,067,000.00              5/12/2012         58,136,216.00
 9/12/2007         88,067,000.00              6/12/2012         56,497,726.48
10/12/2007         88,067,000.00              7/12/2012         54,686,379.70
11/12/2007         88,067,000.00              8/12/2012         53,031,873.86
12/12/2007         88,067,000.00              9/12/2012         51,369,688.25
 1/12/2008         88,067,000.00             10/12/2012         49,715,182.41
 2/12/2008         88,067,000.00             11/12/2012         48,281,601.28
 3/12/2008         88,067,000.00             12/12/2012         46,848,316.91
 4/12/2008         88,067,000.00              1/12/2013         45,421,738.38
 5/12/2008         88,067,000.00              2/12/2013         43,988,454.01
 6/12/2008         88,067,000.00              3/12/2013         42,127,544.86
 7/12/2008         88,067,000.00              4/12/2013         40,678,774.99
 8/12/2008         88,067,000.00              5/12/2013         39,083,400.78
 9/12/2008         88,067,000.00              6/12/2013         37,620,320.66
10/12/2008         88,067,000.00              7/12/2013         36,011,032.54
11/12/2008         88,067,000.00              8/12/2013         34,533,509.12
12/12/2008         88,067,000.00              9/12/2013         33,049,039.70
 1/12/2009         88,067,000.00             10/12/2013         31,418,954.68
 2/12/2009         88,067,000.00             11/12/2013         29,919,843.08
 3/12/2009         88,067,000.00             12/12/2013         28,275,521.40
 4/12/2009         88,067,000.00              1/12/2014         26,761,631.48
 5/12/2009         88,067,000.00              2/12/2014         25,240,624.11
 6/12/2009         88,067,000.00              3/12/2014         23,300,107.75
 7/12/2009         88,067,000.00              4/12/2014         21,762,826.04
 8/12/2009         88,067,000.00              5/12/2014         20,081,391.39
 9/12/2009         88,067,000.00              6/12/2014         18,528,976.43
10/12/2009         88,067,000.00              7/12/2014         16,832,827.65
11/12/2009         88,067,000.00              8/12/2014         15,265,138.70
12/12/2009         88,067,000.00              9/12/2014         13,690,078.66
 1/12/2010         88,067,000.00             10/12/2014         11,971,911.96
 2/12/2010         88,067,000.00             11/12/2014         10,381,367.34
 3/12/2010         88,067,000.00             12/12/2014          8,648,144.91
 4/12/2010         88,067,000.00              1/12/2015          7,041,971.72
 5/12/2010         88,067,000.00              2/12/2015          5,428,245.97
 6/12/2010         88,067,000.00              3/12/2015          3,403,589.11
 7/12/2010         88,067,000.00              4/12/2015          1,772,755.12
 8/12/2010         88,067,000.00              5/12/2015                   -

                                    EXHIBIT T

   LIST OF SERVICED MORTGAGE LOANS REQUIRING OPERATIONS AND MAINTENANCE PLANS

Glendale Galleria

Four Forest Plaza

Glen Lakes Health Plaza

Valley View Medical Building

Holiday Hills Village

Meadows of Chantilly

Samaritan Medical Tower

College Park Apartments

8 Penn Center

Daisy Ridge Apartments

Casa Alberta Apartments

Golden Terrace

Abbey Apartments

16260 Ventura Boulevard

Lone Hill Shopping Center

255 Brown Street

Harbour Center

DFW East-West

      DFW West

      DFW East

Forest Park Apartments

Commerce Pointe

Sherwood Mesa Shopping Center

Regency Park Apartments

Fox Lake Town Center

Villa Cajon MHP

Park Lane & Roundgrove Centers

      Roundgrove Center

      Park Lane Center

Tinton Falls Professional Building

County Fair Shopping Center

Sunrise Village Apartments

Williamsville Commons

Village East

Riverside Apartments

Ample Storage

                                    EXHIBIT U

              FORM OF MLMT SERIES 2005-CKI1 MASTER SERVICER NOTICE

                                                                          [Date]

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri 64105
Attention: Merrill Lynch Mortgage Trust Series 2005-CKI1

Re: Amended and Restated Co-Lender Agreement, dated as of November 16, 2005 (the "Glendale Galleria A/B/C Co-Lender Agreement"), between Merrill Lynch Mortgage Lending, Inc., as Lead Lender, Allstate Life Insurance Company, as Note B Holder and Teachers Insurance and Annuity Association of America., as Note C Holder, and Note A Intercreditor Agreement, dated as of November 16, 2005 (the "Glendale Galleria Note A Intercreditor Agreement", together with the Glendale Galleria A/B/C Co-Lender Agreement, the "Glendale Galleria Co-Lender Agreement"), between Merrill Lynch Mortgage Lending, Inc., as Note A-1 Holder, and Merrill Lynch Mortgage Lending, Inc. as Note A-2 Holder, relating to the Glendale Galleria Trust Mortgage Loan

Ladies and Gentlemen:

            This notice is being delivered to you pursuant to Section 3.02(g) of the Pooling and Servicing Agreement, dated as of December 1, 2005 (the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "Master Servicer"), LNR Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee (the "Trustee"), and LaSalle Bank National Association as certificate administrator, which Agreement relates to the issuance of the Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement.

            Notice is hereby given that as of December 28, 2005, the Closing Date under the Agreement, the Trustee is the holder of the Glendale Galleria Trust Mortgage Loan (as defined in the Agreement), which is identified as "Note A-2" under the Glendale Galleria Co-Lender Agreement, and, in that capacity, the Trustee assumes the rights and obligations of the "Note A-2 Holder" under the Glendale Galleria Co-Lender Agreement.

            You are hereby directed to remit to the Master Servicer all amounts payable to the Note A-2 Holder under the Glendale Galleria Co-Lender Agreement and the Pooling and Servicing Agreement, dated as of December 1, 2005, between Merrill Lynch Mortgage Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer and as J.E. Robert Company Inc., as special servicer, LaSalle Bank, N.A., as trustee, and ABM AMRO Bank N.V., as fiscal agent (the "MLMT Series 2005-MCP1 Pooling and Servicing Agreement"), to the following account:

            Account: [Collection Account]

            Account #: [_______]

            Title: [GMAC Commercial Mortgage Corporation, as Master Servicer for Wells Fargo Bank, N.A., as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2005-LC1, Commercial Mortgage Pass-Through Certificates, Series 2005-LC1]

            Location: [Bank Name]

            You are hereby further directed to forward, deliver, or otherwise make available to the Master Servicer, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Note A-2 Holder under (i) the Glendale Galleria Co-Lender Agreement, and (ii) the MLMT Series 2005-CKI1 Pooling and Servicing Agreement, to the following: [address/facsimile/email address/telephone number].

            Please also be advised that the Controlling Class Representative (as identified under Section 3.25(a) of the Agreement and initially, [ ]) is entitled to exercise any rights and powers of the Trustee, in its capacity as Note A-2 Holder, under [Section 9] of the Glendale Galleria Co-Lender Agreement and [Section 6.12(h)] of the MLMT Series 2005-CIK1 Pooling and Servicing Agreement.

                                    Very truly yours,

                                    LaSalle Bank National Association,
                                     as Certificate Administrator

                                    By: _____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT V

   LIST OF MERRILL TRUST MORTGAGE LOANS WITH LATE PAYMENT CHARGES DUE PRIOR TO
                 EXPIRATION OF THEIR PAYMENT DATE GRACE PERIODS

                                      None.